                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-86366

The information in this prospectus supplement and the prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This prospectus supplement and prospectus are not an offering to sell these securiteis and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 18, 2002)

                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST
                                    2002-TOP8
                                    as Issuer
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                            as Mortgage Loan Sellers

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-TOP8

                             ----------------------

         Bear Stearns Commercial Mortgage Securities Inc. is offering selected classes of its Series 2002-TOP8 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 120 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2002-TOP8 Certificates are not obligations of Bear Stearns Commercial Mortgage Securities Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

                             ----------------------

         Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-25 of this prospectus supplement and page 7 of the prospectus.

                             ----------------------

           Characteristics of the certificates offered to you include:

                             ----------------------

                                                                                  PASS-THROUGH
                     APPROXIMATE INITIAL                                              RATE                        RATINGS
      CLASS          CERTIFICATE BALANCE      INITIAL PASS-THROUGH RATE           DESCRIPTION                   (FITCH/S&P)
----------------    ----------------------   ---------------------------        ----------------              --------------
CLASS A-1               $185,535,000                    ____%                         FIXED                       AAA/AAA
CLASS A-2               $538,794,000                    ____%                         FIXED                       AAA/AAA
CLASS B                  $25,267,000                    ____%                         FIXED                        AA/AA
CLASS C                  $28,426,000                    ____%                         FIXED                         A/A

                                                 ----------------------

         The certificate balances are approximate and may vary by up to 5%.

                             ----------------------

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from Bear Stearns Commercial Mortgage Securities Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about October __, 2002. Bear Stearns Commercial Mortgage Securities Inc. expects to receive from this offering approximately $________, plus accrued interest from the cut-off date, before deducting expenses payable by Bear Stearns Commercial Mortgage Securities Inc.

                             ----------------------

BEAR, STEARNS & CO. INC.                                         MORGAN STANLEY
GOLDMAN, SACHS & CO.                        WELLS FARGO BROKERAGE SERVICES, LLC

                               September __, 2002

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

        Commercial Mortgage Pass-Through Certificates, Series 2002-TOP8
                      Geographic Overview of Mortgage Pool

OREGON
3 properties
$4,278,826
0.5% of total

NEVADA
2 properties
$7,881,005
0.9% of total

NORTHERN CALIFORNIA
13 properties
$80,389,743
9.5% of total

CALIFORNIA
37 properties
$216,719,914
25.7% of total

SOUTHERN CALIFORNIA
24 properties
$136,330,171
16.2% of total

IDAHO
1 property
$2,834,066
0.3% of total

ARIZONA
1 property
$13,164,354
1.6% of total

MONTANA
1 property
$547,243
0.1% of total

COLORADO
7 properties
$30,338,878
3.6% of total

MISSOURI
2 properties
$3,068,276
0.4% of total

KANSAS
1 property
$3,323,799
0.4% of total

MINNESOTA
2 properties
$4,351,724
0.5% of total

TEXAS
8 properties
$46,278,829
5.5% of total

WISCONSIN
1 property
$5,523,127
0.7% of total

OKLAHOMA
2 properties
$3,984,189
0.5% of total

ILLINOIS
2 properties
$7,440,205
0.9% of total

MISSISSIPPI
1 property
$947,138
0.1% of total

INDIANA
1 property
$1,895,506
0.2% of total


TENNESSEE
1 property
$6,686,380
0.8% of total

MICHIGAN
3 properties
$10,920,526
1.3% of total

FLORIDA
4 properties
$14,852,007
1.8% of total

OHIO
2 properties
$7,481,169
0.9% of total

NEW YORK
15 properties
$138,181,200
16.4% of total

NEW HAMPSHIRE
3 properties
$24,751,731
2.9% of total

NORTH CAROLINA
5 properties
$22,624,932
2.7% of total

SOUTH CAROLINA
1 property
$1,046,497
0.1% of total

GEORGIA
2 properties
$11,169,176
1.3% of total

VIRGINIA
5 properties
$80,653,949
9.6% of total

MASSACHUSETTS
4 properties
$6,955,645
0.8% of total

CONNECTICUT
3 properties
$7,132,850
0.8% of total

NEW JERSEY
6 properties
$121,018,741
14.4% of total

DELAWARE
1 property
$24,364,267
2.9% of total

MARYLAND
3 properties
$11,827,254
1.4% of total

            Pictures of the following properties have been omitted:

[ONE SEAPORT PLAZA, New York, NY]          [SUNSET TOWERS, West Hollywood, CA]

[SKYWAY TERRACE APARTMENTS, San Jose, CA]  [PRINCETON SHOPPING CENTER, Township of Princeton, NJ]

[DULLES TOWN CROSSING, Sterling, VA]

            Pictures of the following properties have been omitted:

                                           [TRIQUEST BUSINESS CENTER, Irvine, CA]

[80 PARK PLAZA, Newark, NJ]                [FLUSHING PLAZA, Flushing, NY]

                                           [COX COMMUNICATIONS, Herndon, VA]

[LITTLE FALLS OFFICE CENTER, Christiana Hundred, DE]

The pass-through rates on the Class A-1, Class A-2, Class B and Class C Certificates will be fixed at the respective per annum rates set forth on the cover. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Bear Stearns Commercial Mortgage Securities Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2002-TOP8 Certificates are not obligations of Bear Stearns Commercial Mortgage Securities Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

                         ------------------------------

         Bear Stearns Commercial Mortgage Securities Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS...........................S-3
Executive Summary.................................S-6
Summary of Prospectus Supplement..................S-7
     What You Will Own............................S-7
     Relevant Parties and Dates...................S-7
     Offered Certificates.........................S-9
     Information About the Mortgage Pool.........S-17
     Additional Aspects of Certificates..........S-22
Risk Factors.....................................S-25
Description Of The Offered Certificates..........S-55
     General.....................................S-55
     Certificate Balances........................S-56
     Pass-Through Rates..........................S-58
     Distributions...............................S-60
     Optional Termination........................S-65
     Advances....................................S-66
     Reports to Certificateholders; Available
        Information..............................S-67
     Example of Distributions....................S-71
     The Trustee and the Fiscal Agent............S-71
     f, Certificate Registrar and
        Authenticating Agent.....................S-72
     Expected Final Distribution Date; Rated
        Final Distribution Date..................S-72
     Amendments to the Pooling and Servicing
        Agreement................................S-73
Yield, Prepayment And Maturity Considerations....S-74
     General.....................................S-74
     Pass-Through Rates..........................S-74
     Rate and Timing of Principal Payments.......S-75
     Unpaid Distributable Certificate Interest...S-76
     Losses and Shortfalls.......................S-76
     Relevant Factors............................S-76
     Weighted Average Life.......................S-77
Description of the Mortgage Pool.................S-80
     General.....................................S-80
     Material Terms and Characteristics of the
         Mortgage Loans..........................S-80
     The One Seaport Plaza Pari Passu Loan.......S-84
     Assessments of Property Value and Condition.S-85
     Environmental Insurance.....................S-86
     Additional Mortgage Loan Information........S-87
     Standard Hazard Insurance...................S-89
     The Sellers.................................S-90
     Sale of the Mortgage Loans..................S-90
     Representations and Warranties..............S-91
     Repurchases and Other Remedies..............S-93
     Changes In Mortgage Pool Characteristics....S-93
Servicing Of The Mortgage Loans..................S-94
     General.....................................S-94
     The Master Servicer and Special Servicer....S-96
     The Master Servicer.........................S-96
     Events of Default...........................S-96
     The Special Servicer........................S-97
     The Operating Adviser.......................S-99
     Mortgage Loan Modifications.................S-99
     Sale of Defaulted Mortgage Loans...........S-100
     Foreclosures...............................S-101
Material Federal Income Tax Consequences........S-102
     General....................................S-102
     Original Issue Discount and Premium........S-103
     Additional Considerations..................S-104
Legal Aspects Of Mortgage Loans.................S-105
     California.................................S-105
ERISA Considerations............................S-105
     Plan Assets................................S-106
     Special Exemption Applicable to the
        Offered Certificates....................S-106
     Insurance Company General Accounts.........S-108
     General Investment Considerations..........S-109
Legal Investment................................S-109
Use Of Proceeds.................................S-109
Plan Of Distribution............................S-110
Legal Matters...................................S-111
Ratings.........................................S-111
Glossary Of Terms...............................S-112
APPENDIX  I - Mortgage Pool
     Information (Tables).........................I-1
APPENDIX II - Certain Characteristics
     Of The Mortgage Loans.......................II-1

APPENDIX III - Significant
     Loan Summaries.............................III-1
APPENDIX IV - Term Sheet..........................T-1
APPENDIX V - Form of Statement to
     Certificateholders...........................V-1
SCHEDULE A - Rates Used in Determination
     of Class X Pass-Through Rates................A-1

                                EXECUTIVE SUMMARY

            This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

------------------------------------------------------------------------------------------------------------------------
                                APPROXIMATE      APPROXIMATE                    APPROXIMATE
                                  INITIAL          INITIAL                      PERCENT OF      WEIGHTED     PRINCIPAL
 APPROXIMATE                    CERTIFICATE     PASS-THROUGH      RATINGS          TOTAL         AVERAGE      WINDOW
CREDIT SUPPORT     CLASS          BALANCE           RATE        (FITCH/S&P)    CERTIFICATES    LIFE (YRS.)   (MONTHS)
------------------------------------------------------------------------------------------------------------------------
Offered Certificates:
------------------------------------------------------------------------------------------------------------------------
   14.000%      CLASS A-1      $185,535,000        ____%          AAA/AAA        22.029%          5.70         1-110
------------------------------------------------------------------------------------------------------------------------
   14.000%      CLASS A-2      $538,794,000        ____%          AAA/AAA        63.971%          9.75       110-119
------------------------------------------------------------------------------------------------------------------------
   11.000%      CLASS B        $ 25,267,000        ____%           AA/AA          3.000%          9.96       119-125
------------------------------------------------------------------------------------------------------------------------
    7.625%      CLASS C        $ 28,426,000        ____%            A/A           3.375%         11.61       125-156
------------------------------------------------------------------------------------------------------------------------
Certificates not offered pursuant to this Prospectus Supplement:
------------------------------------------------------------------------------------------------------------------------
    6.500%      CLASS D        $  9,475,000        ____%           A-/A-          1.125%         13.02       156-156
------------------------------------------------------------------------------------------------------------------------
    5.125%      CLASS E        $ 11,581,000        ____%         BBB+/BBB+        1.375%         13.02       156-156
------------------------------------------------------------------------------------------------------------------------
    4.375%      CLASS F        $  6,317,000        ____%          BBB/BBB         0.750%         13.02       156-156
------------------------------------------------------------------------------------------------------------------------
    3.875%      CLASS G        $  4,211,000        ____%         BBB-/BBB-        0.500%         13.02       156-156
------------------------------------------------------------------------------------------------------------------------
__________      CLASSES H-O       ___________      _______       _________        ________      ________     ________
------------------------------------------------------------------------------------------------------------------------
__________      CLASS X-1         ___________      _______        AAA/AAA         ________      ________     ________
------------------------------------------------------------------------------------------------------------------------
__________      CLASS X-2         ___________      _______        AAA/AAA         ________      ________     ________
------------------------------------------------------------------------------------------------------------------------

o The notional amount of the Class X-1 Certificates initially will be $842,243,398 and the notional amount of the Class X-2 Certificates initially will be $775,603,000.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class B and Class C Certificates presented in the table are fixed at their respective per annum rates set forth above.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; (iii) payment in full on the "anticipated repayment date" or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the Glossary of Terms.

o Each Class X Certificate is an investment unit consisting of multiple REMIC regular interests.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by Bear Stearns Commercial
                                            Mortgage Securities Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust.
                                            The trust's assets will primarily be 120 mortgage loans secured by first mortgage liens on 130 commercial, manufactured housing community and multifamily properties.


TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through Certificates, Series 2002-TOP8.


MORTGAGE POOL.............................  The mortgage pool consists of 120 mortgage loans with an aggregate principal balance of all mortgage loans as of October 1, 2002, of approximately
                                            $842,243,398, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                            As of October 1, 2002, the balances of the mortgage loans in the mortgage pool ranged from approximately $437,001 to approximately $64,776,182 and the mortgage loans had an approximate average balance of $7,018,695.


                           RELEVANT PARTIES AND DATES


ISSUER....................................  Bear Stearns Commercial Mortgage Securities Trust 2002-TOP8.


DEPOSITOR.................................  Bear Stearns Commercial Mortgage Securities Inc.


MASTER SERVICER...........................  Wells Fargo Bank, National Association.


SPECIAL SERVICER..........................  Wells Fargo Bank, National Association.


PRIMARY SERVICERS.........................  Principal Capital Management, LLC with respect to those mortgage loans sold to the trust by Principal Commercial Funding, LLC and John Hancock Real
                                            Estate Finance, Inc. with respect to those mortgage loans sold by it to the trust. In addition, Wells Fargo Bank, National Association will act as primary servicer with respect to those mortgage loans sold to the trust by
                                            Wells Fargo Bank, National Association, Morgan Stanley Dean Witter Mortgage
                                            Capital Inc. and Bear Stearns Commercial Mortgage, Inc.


TRUSTEE...................................  LaSalle Bank National Association, a national banking association.


FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.


                                         S-7

PAYING AGENT..............................  Wells Fargo Bank Minnesota, National Association, which will also act as the certificate registrar. See "Description of the Certificates--The Paying
                                            Agent" in this prospectus supplement.


OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be Insignia Financial Services, Inc.


SELLERS...................................  Principal Commercial Funding, LLC, as to 25 mortgage loans, representing
                                            28.5% of the initial outstanding pool balance.

                                            Wells Fargo Bank, National Association, as to 43 mortgage loans, representing 26.4% of the initial outstanding pool balance.

                                            Morgan Stanley Dean Witter Mortgage Capital Inc., as to 23 mortgage loans, representing 21.9% of the initial outstanding pool balance.

                                            Bear Stearns Commercial Mortgage, Inc., as to 18 mortgage loans, representing 13.3% of the initial outstanding pool balance.

                                            John Hancock Real Estate Finance, Inc., as to 11 mortgage loans, representing 9.8% of the initial outstanding pool balance.


UNDERWRITERS..............................  Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs
                                            & Co. and Wells Fargo Brokerage Services, LLC.


CUT-OFF DATE..............................  October 1, 2002. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in October 2002 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on October 1, 2002, not the actual day on which such scheduled payments were due.


CLOSING DATE..............................  On or about October __, 2002.


DISTRIBUTION DATE.........................  The 15th day of each month, or, if such 15th day is not a business day, the business day immediately following such 15th day, commencing in November
                                            2002.


RECORD DATE...............................  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                                              -------------------------------------------------------------------
EXPECTED FINAL DISTRIBUTION DATES........            Class A-1                 December 15, 2011
                                              -------------------------------------------------------------------
                                                     Class A-2                 September 15, 2012
                                              -------------------------------------------------------------------
                                                      Class B                  March 15, 2013
                                              -------------------------------------------------------------------
                                                      Class C                  October 15, 2015
                                              -------------------------------------------------------------------

                                            The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates,


                                        S-8



                                            repurchases or prepayments of the mortgage loans after the initial issuance of the certificates. Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates.


RATED FINAL DISTRIBUTION DATE.............  As to each class of certificates, the distribution date in August 2038.



                              OFFERED CERTIFICATES


GENERAL...................................  Bear Stearns Commercial Mortgage Securities Inc. is offering the following four (4) classes of its Series 2002-TOP8 Commercial Mortgage Pass-Through
                                            Certificates:

                                            o Class A-l

                                            o Class A-2

                                            o Class B

                                            o Class C

                                            The entire series will consist of a total of twenty (20) classes, the following sixteen (16) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class D,
                                            Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
                                            Class N, Class O, Class R-I, Class R-II and Class R-III.


CERTIFICATE BALANCE.......................  Your  certificates will have the approximate  aggregate initial  certificate balance  presented in the chart below and this balance  below may vary by up to 5%:

                                             -------------------------------------------------------------------------
                                                   Class A-1                 $185,535,000 Certificate Balance
                                             -------------------------------------------------------------------------
                                                   Class A-2                 $538,794,000 Certificate Balance
                                             -------------------------------------------------------------------------
                                                    Class B                   $25,267,000 Certificate Balance
                                             -------------------------------------------------------------------------
                                                    Class C                   $28,426,000 Certificate Balance
                                             -------------------------------------------------------------------------

                                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                                            The Class X-1 Certificates and the Class X-2 Certificates, which are private certificates, will not have certificate balances; each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class
                                            X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates)
                                            outstanding from time to time.

                                            The notional amount of the Class X-2 Certificates will equal:

                                            o   during the period from the Closing Date through and including the distribution date occurring in October 2004, the sum of (a) the lesser of $135,740,000 and the certificate balance of the Class A-1
                                                Certificates outstanding from time to time and (b) the aggregate of


                                      S-9



                                                the certificate balances of the Class A-2, Class B, Class C, Class D,
                                                Class E, Class F, Class G, Class H, Class J and Class K Certificates
                                                outstanding from time to time;

                                            o   during the period following the distribution date occurring in October
                                                2004 through and including the distribution date occurring in October
                                                2005, the sum of (a) the lesser of $94,908,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time and
                                                (b) the aggregate of the certificate balances of the Class A-2, Class B,
                                                Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the lesser of $44,000 and the certificate balance of the Class H Certificates outstanding from time to time;

                                            o   during the period following the distribution date occurring in October
                                                2005 through and including the distribution date occurring in October
                                                2006, the sum of (a) the lesser of $56,219,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b)
                                                the aggregate of the certificate balances of the Class A-2, Class B,
                                                Class C and Class D Certificates outstanding from time to time and (c)
                                                the lesser of $6,931,000 and the certificate balance of the Class E
                                                Certificates outstanding from time to time;

                                            o   during the period following the distribution date occurring in October
                                                2006 through and including the distribution date occurring in October
                                                2007, the sum of (a) the lesser of $2,111,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b)
                                                the aggregate of the certificate balances of the Class A-2, Class B and
                                                Class C Certificates outstanding from time to time and (c) the lesser of
                                                $2,378,000 and the certificate balance of the Class D Certificates outstanding from time to time;

                                            o   during the period following the distribution date occurring in October
                                                2007 through and including the distribution date occurring in October
                                                2008, the sum of (a) the lesser of $506,913,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b)
                                                the certificate balance of the Class B Certificates outstanding from time to time and (c) the lesser of $18,142,000 and the certificate balance of the Class C Certificates outstanding from time to time;

                                            o   during the period following the distribution date occurring in October
                                                2008 through and including the distribution date occurring in October
                                                2009, the sum of (a) the lesser of $474,553,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b)
                                                the certificate balance of the Class B Certificates outstanding from time to time and (c) the lesser of $6,461,000 and the certificate balance of the Class C Certificates outstanding from time to time;

                                            o   during the period following the distribution date occurring in October
                                                2009 through and including the distribution date occurring in October
                                                2010, the sum of (a) the lesser of $433,338,000 and the certificate balance of the Class A-2 certificates outstanding from





                                    S-10





                                                time to time and (b) the lesser of $20,984,000 and the certificate balance of the Class B certificates outstanding from time to time; and

                                            o   following the distribution date occurring in October 2010, $0.

                                            Accordingly, the notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any class of certificates
                                            (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III
                                            Certificates) outstanding from time to time. The notional amount of the
                                            Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any component and any class of Certificates included in the calculation of the notional amount for the Class X-2 Certificates on such distribution date, as described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in October 2010.


PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the initial pass-through rates for each class of offered certificates:

                                             -------------------------------------------------------------------------
                                                   Class A-1                          ___% (Fixed)
                                             -------------------------------------------------------------------------
                                                   Class A-2                          ___% (Fixed)
                                             -------------------------------------------------------------------------
                                                    Class B                           ___% (Fixed)
                                             -------------------------------------------------------------------------
                                                    Class C                           ___% (Fixed)
                                             -------------------------------------------------------------------------

                                            Interest on your certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                            The pass-through rates for the Class A-1, Class A-2, Class B and Class C
                                            Certificates presented in the table are fixed at their respective per annum rates set forth above.

                                            The weighted average net mortgage rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate, the special servicing stand-by fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not reflect any default interest rate.
                                            The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when



                                                          S-11


                                            calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month.

                                            The pass-through rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately __% per annum.

                                            The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates")
                                            at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance Certificates. In general, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates;
                                            provided that, if a portion, but not all, of the certificate balance of any particular class of Principal Balance Certificates is identified under
                                            "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class X-1
                                            Certificates for purposes of calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent one or more other separate components of the Class
                                            X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before
                                            October 2010, on any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related distribution date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                            o   if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates, and if such certificate balance also constitutes, in its entirety, a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A attached hereto and (ii) the pass-through rate for such distribution date for such class of Principal Balance Certificates;

                                            o   if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance
                                                Certificates, and if such designated portion of such certificate balance also constitutes a component of the total notional amount of the Class
                                                X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on




                                        S-12





                                                Schedule A attached hereto and (ii) the pass-through rate for such distribution date for such class of Principal Balance Certificates;

                                            o   if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates, and if such certificate balance does not, in whole or in part, also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1
                                                Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance
                                                Certificates; and

                                            o   if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance
                                                Certificates, and if such designated portion of such certificate balance does not also constitute a component of the total notional amount of the
                                                Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates.

                                            For any distribution date occurring after October 2010, all or a portion of the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class
                                            X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates. Under no circumstances will the
                                            Class X-1 Strip Rate be less than zero.

                                            The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately __% per annum. The pass-through rate applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in October 2010 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of
                                            Principal Balance Certificates. If all or a designated portion of the certificate balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the total notional amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before October 2010, on any particular component of the total notional amount






                                         S-13





                                            of the Class X-2 Certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                            o   the lesser of (a) the rate per annum corresponding to such distribution date as set forth on Schedule A attached hereto and (b) the weighted average net mortgage rate for such distribution date, over

                                            o   the pass-through rate for such distribution date for the class of
                                                Principal Balance Certificates whose certificate balance, or a designated portion thereof, comprises such component.

                                            Under no circumstances will the Class X-2 Strip Rate be less than zero.

                                            The pass-through rates applicable to the Class D, Class E and Class F
                                            Certificates will equal __%, __% and __% per annum, respectively. The pass-through rate applicable to the Class G Certificates will, at all times, equal the lesser of __% per annum and the weighted average net mortgage rate. The pass-through rate applicable to Class H, Class J, Class K, Class
                                            L, Class M, Class N and Class O Certificates will equal __% per annum.


DISTRIBUTIONS


     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS............... On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                                Step l/Class A and Class X: To interest on Classes A-1, A-2, X-1 and
                                            X-2, pro rata, in accordance with their interest entitlements.

                                                Step 2/Class A: To the extent of amounts then required to be distributed as principal, (i) first, to the Class A-1 Certificates, until the Class A-1
                                            Certificates are reduced to zero and (ii) second, to the Class A-2
                                            Certificates, until the Class A-2 Certificates are reduced to zero. If the principal amount of each class of certificates other than Classes A-1 and
                                            A-2 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1 and
                                            A-2, pro rata.

                                                Step 3/Class A and Class X: To reimburse Classes A-1 and A-2 and, in respect of interest only, Classes X-1 and X-2, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                                Step 4/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                Step 5/Class C: To Class C in a manner analogous to the Class B allocations of Step 4.


                                         S-14


                                                Step 6/Subordinate Private Certificates: To these certificates in the amounts and order of priority described in this prospectus supplement.

                                            Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered
                                            Certificates-Distributions" in this prospectus supplement.

     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS......... A description of the interest entitlement payable to each Class can be found in "Description of the Offered Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of the master servicer, the trustee and the fiscal agent to reimbursement for payment of non-recoverable advances will be prior to your right to receive distributions of principal or interest.

                                            The Class X Certificates will not be entitled to principal distributions.
                                            The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                                            o   the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the Pooling and Servicing Agreement)
                                                during the related collection period;

                                            o   all principal prepayments and the principal portion of balloon payments received during the related collection period;

                                            o   the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned"; and

                                            o   the principal portion of proceeds of mortgage loan repurchases received during the related collection period.

     C.  PREPAYMENT
            PREMIUMS/YIELD MAINTENANCE
            CHARGES.......................  The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the
                                            Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

                                        S-15


SUBORDINATION


     A.  GENERAL..........................  The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than certain excess interest in connection with any hyperamortizing loan) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any hyperamortizing loan) are allocated is depicted in ascending order.

                                                             ------------------------------
                                                                 Class A-l, Class A-2,
                                                                    Class X-1* and
                                                                      Class X-2*
                                                             ------------------------------

                                                             ------------------------------
                                                                        Class B
                                                             ------------------------------

                                                             ------------------------------
                                                                        Class C
                                                             ------------------------------

                                                             ------------------------------
                                                                      Classes D-O
                                                             ------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS A HOLDER OF
                                            OFFERED CERTIFICATES.

                                            *Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class X-1 or Class X-2 Certificates.
                                            However, any loan losses will reduce the notional amount of the Class X-1
                                            Certificates and loan losses allocated to any component and any class of
                                            Certificates included in the calculation of the notional amount for the
                                            Class X-2 Certificates will reduce the notional amount of the Class X-2
                                            Certificates.


     B.  SHORTFALLS IN
            AVAILABLE FUNDS...............  The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

                                            o   shortfalls resulting from compensation which the special servicer is entitled to receive;

                                            o   shortfalls resulting from interest on advances made by the master servicer, the trustee or the fiscal agent, to the extent not covered by default interest and late payment charges paid by the borrower; and

                                            o   shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated, extraordinary or default-related expenses of the trust.

                                            Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset such shortfalls) will



                                          S-16





                                            be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements as described herein.


                       INFORMATION ABOUT THE MORTGAGE POOL


CHARACTERISTICS OF THE MORTGAGE POOL


     A.  GENERAL..........................  All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of October 1, 2002. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in October 2002 have been deemed received on October
                                            1, 2002.

     B.  PRINCIPAL BALANCES...............  The trust's primary assets will be 120 mortgage loans with an aggregate principal balance as of October 1, 2002 of approximately $842,243,398. It is possible that the aggregate mortgage loan balance will vary by up to 5%. As of October 1, 2002, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $437,001 to approximately
                                            $64,776,182 and the mortgage loans had an approximate average balance of
                                            $7,018,695.

     C.  FEE SIMPLE/LEASEHOLD.............  One hundred sixteen (116) mortgaged properties, representing 97.2% of the initial outstanding pool balance, are subject to a first mortgage lien on a fee simple estate in an income-producing real property.

                                            Three (3) mortgaged properties, representing 2.2% of the initial outstanding pool balance, are subject to a first mortgage lien on a leasehold interest in an income-producing real property.

                                            One (1) mortgaged property, representing 0.6% of the initial outstanding pool balance, is subject to a first mortgage lien on both a fee and a leasehold interest in an income-producing real property.

     D.  PROPERTY TYPES...................  The following  table shows how the mortgage  loans are secured by collateral which is distributed among different types of properties.

                                             -------------------------------------------------------------------------
                                                                                                        Number of
                                                                       Percentage of Initial            Mortgaged
                                                Property Type         Outstanding Pool Balance         Properties
                                             -------------------------------------------------------------------------
                                             Office                            37.8%                       26
                                             -------------------------------------------------------------------------
                                             Retail                            30.6%                       43
                                             -------------------------------------------------------------------------
                                             Industrial                        13.8%                       27
                                             -------------------------------------------------------------------------
                                             Multifamily                       11.6%                       22
                                             -------------------------------------------------------------------------
                                             Other                              3.2%                        4
                                             -------------------------------------------------------------------------
                                             Self Storage                       2.2%                        6
                                             -------------------------------------------------------------------------
                                             Manufactured                       0.8%                        2
                                             Housing Community
                                             -------------------------------------------------------------------------

     E.  PROPERTY LOCATION................  The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the geographic areas with the highest concentrations of mortgaged properties, are as described in the table below:

                                             -------------------------------------------------------------------------
                                                                                                          Number of
                                                                             Percentage of Initial        Mortgaged
                                            Geographic Areas               Outstanding Pool Balance       Properties
                                            --------------------------------------------------------------------------
                                            California                               25.7%                    37
                                            --------------------------------------------------------------------------
                                               Southern                              16.2%                    24
                                            --------------------------------------------------------------------------
                                               Northern                               9.5%                    13
                                            --------------------------------------------------------------------------
                                            New York                                 16.4%                    15
                                            --------------------------------------------------------------------------
                                            New Jersey                               14.4%                    6
                                            --------------------------------------------------------------------------
                                            Virginia                                  9.6%                    5
                                            --------------------------------------------------------------------------
                                            Texas                                     5.5%                    8
                                            --------------------------------------------------------------------------


                                            The remaining mortgaged properties are located throughout 26 other states.
                                            None of these states has a concentration of mortgaged properties that represents security for more than 5.0% of the aggregate principal balance of the mortgage loans, as of October 1, 2002.

     F.  OTHER MORTGAGE
            LOAN FEATURES.................  As of October 1, 2002, the mortgage loans had the following characteristics:

                                            o   No scheduled payment of principal and interest on any mortgage loan was thirty days or more past due, and no mortgage loan had been thirty days or more delinquent in the past year.

                                            o   Four (4) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three (3) largest groups represent 2.8%, 1.3% and 0.4% respectively, of the initial outstanding pool balance. See Appendix II attached hereto.

                                            o   Thirty-two (32) of the mortgaged properties, representing 15.4% of the initial outstanding pool balance, are each 100% leased to a single tenant.

                                            o    All of the mortgage loans bear interest at fixed rates.

                                            o   No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any hyperamortizing loan after the applicable anticipated repayment date for such loan).

                                          S-18




     G.  BALLOON LOANS....................  As of October 1, 2002, the mortgage loans had the following additional characteristics:

                                            o   One hundred thirteen (113) of the mortgage loans, representing 94.7% of the initial outstanding pool balance, are "balloon loans." For purposes of this prospectus supplement, we consider a mortgage loan to be a
                                                "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date.

                                            o   The remaining seven (7) mortgage loans, representing 5.3% of the initial outstanding pool balance, are fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated maturity dates.

     H.  INTEREST ONLY LOANS..............  As of October 1, 2002, the mortgage loans had the following additional characteristics:

                                            o   Two (2) mortgage loans, representing 2.3% of the initial outstanding pool balance, provide for monthly payments of interest only for their entire respective terms.

                                            o   Two (2) mortgage loans, representing 1.8% of the initial outstanding pool balance, provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS....................  As of October 1, 2002, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                            o   One hundred five (105) mortgage loans, representing 87.5% of the initial outstanding pool balance, prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                            o   Eleven (11) mortgage loans, representing 9.8% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for prepayment premiums or yield maintenance charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

                                            o   Three (3) mortgage loans, representing 1.8% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct,



                                          S-19




                                                non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                            o   One (1) mortgage loan, representing 0.8% of the initial outstanding pool balance, prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period provides for prepayment premiums or yield maintenance charges calculated on the basis of the greater of a yield maintenance formula and 3% of the amount prepaid.

                                            With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                                            o   Four (4) mortgage loans, representing 3.5% of the initial outstanding pool balance, permit the release of a mortgaged property from the lien of the mortgage, if there is a defeasance of a portion of the mortgage loan in connection with such release.

                                            o   One (1) mortgage loan, representing 1.0% of the initial outstanding pool balance, prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period permits the borrower to partially prepay up to 33.33% of the total loan balance, subject to a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

                                            o   Two (2) mortgage loans, representing 0.1% of the initial outstanding pool balance, permit the release of a mortgaged property from the lien of the mortgage, subject to the payment of a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

                                            o   Notwithstanding the above, the mortgage loans generally provide for a maximum period commencing one (1) to seven (7) payment dates prior to and including the maturity date during which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

                                            See Appendix II attached hereto for specific yield maintenance provisions with respect to the prepayment and defeasance provisions set forth above.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.........  As of October 1, 2002, the mortgage loans had the following additional characteristics:

           I.   MORTGAGE INTEREST
                RATES                       Mortgage interest rates ranging from 5.880% per annum to 8.770% per annum, and a weighted average mortgage interest rate of 6.987% per annum;

           II.  REMAINING TERMS             Remaining terms to scheduled maturity ranging from 57 months to 239 months, and a weighted average remaining term to scheduled maturity of 123 months;

           III. REMAINING
                AMORTIZATION TERMS          Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from 71




                                         S-20





                                            months to 360 months, and a weighted average remaining amortization term of
                                            328 months;

           IV.  LOAN-TO-VALUE RATIOS        Loan-to-value ratios ranging from 14.3% to 78.4% and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 60.8%; and

            V.  DEBT SERVICE
                COVERAGE RATIOS             Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.17x to 5.17x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.68x.

ADVANCES

     A.  PRINCIPAL AND
             INTEREST ADVANCES............  Subject to a recoverability determination described in this prospectus supplement, the master servicer is required to advance delinquent monthly mortgage loan payments for those mortgage loans that are part of the trust.
                                            The master servicer will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer also is not required to advance prepayment or yield maintenance premiums, excess interest or balloon payments. With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If this type of advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.

                                            For an REO Property, the advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.

     B.  SERVICING ADVANCES...............  Subject to a recoverability determination described in this prospectus supplement, the master servicer, trustee and fiscal agent may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents.

     C.  INTEREST ON ADVANCES.............  All advances made by the master servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The
                                            Wall Street Journal.

     D.  BACK-UP ADVANCES.................  If the master servicer fails to make a required advance, the trustee will be required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.

     E.  RECOVERABILITY...................  None of the master servicer, the trustee nor the fiscal agent will be obligated to make any advance if it reasonably determines that such advance would not be recoverable in accordance with the servicing standard and the trustee and the fiscal agent may rely on any such determination made by the master servicer.

                                           S-21



     F.  ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT.....  The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount of interest required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                                            See "Description of the Offered Certificates - Advances" in this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES


RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Fitch Ratings, Inc. and Standard & Poor's Ratings
                                            Services, a division of The McGraw-Hill Companies, Inc.

                                             -----------------------------------------------------------------------
                                                                                               Ratings
                                                            Class                             Fitch/S&P
                                             -----------------------------------------------------------------------
                                             Classes A-1 and A-2                               AAA/AAA
                                             -----------------------------------------------------------------------
                                             Class B                                            AA/AA
                                             -----------------------------------------------------------------------
                                             Class C                                             A/A
                                             -----------------------------------------------------------------------

                                            A rating agency may lower or withdraw a security rating at any time.

                                            See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 2% of the initial outstanding pool balance, the holders of a majority of the controlling class, the master servicer and any holder of a majority interest in the Class R-I
                                            Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

DENOMINATIONS.............................  The Class A-1 and Class A-2 Certificates will be offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.


                                                                            S-22

REGISTRATION, CLEARANCE
   AND SETTLEMENT.........................  Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name.
                                            You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository
                                            Trust Company, Clearstream Banking or Euroclear.

                                            You may hold your certificates through:

                                            o   The Depository Trust Company in the United States; or

                                            o   Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                                            We may elect to terminate the book-entry system through The Depository Trust
                                            Company with respect to all or any portion of any class of the certificates offered to you.

                                            We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company,
                                            Clearstream Banking or Euroclear on or about the closing date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as three separate "real estate mortgage investment conduits"--REMIC I, REMIC II and
                                            REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence "regular interests" in
                                            REMIC III.

                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o   The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                            o   Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                            o   We anticipate that the offered certificates will not be issued with original issue discount.

                                            See "Material Federal Income Tax Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under "ERISA
                                            Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by




                                         S-23



                                            persons investing assets of employee benefit plans or individual retirement accounts.


LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related securities"
                                            for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended.

                                            For purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS           Payments under the mortgage loans
                                            are not insured or guaranteed by any
                                            governmental entity or mortgage
                                            insurer. Accordingly, the sources
                                            for repayment of your certificates
                                            are limited to amounts due with
                                            respect to the mortgage loans.

                                            You should consider all of the
                                            mortgage loans to be nonrecourse
                                            loans. Even in those cases where
                                            recourse to a borrower or guarantor
                                            is permitted under the related loan
                                            documents, we have not necessarily
                                            undertaken an evaluation of the
                                            financial condition of any of these
                                            persons. If a default occurs, the
                                            lender's remedies generally are
                                            limited to foreclosing against the
                                            specific properties and other assets
                                            that have been pledged to secure the
                                            loan. Such remedies may be
                                            insufficient to provide a full
                                            return on your investment. Payment
                                            of amounts due under a mortgage loan
                                            prior to its maturity or anticipated
                                            repayment date is dependent
                                            primarily on the sufficiency of the
                                            net operating income of the related
                                            mortgaged property. Payment of those
                                            mortgage loans that are balloon
                                            loans at maturity or on its
                                            anticipated repayment date is
                                            primarily dependent upon the
                                            borrower's ability to sell or
                                            refinance the property for an amount
                                            sufficient to repay the loan.

                                            In limited circumstances, Principal
                                            Commercial Funding, LLC, Wells Fargo
                                            Bank, National Association, Morgan
                                            Stanley Dean Witter Mortgage Capital
                                            Inc., Bear Stearns Commercial
                                            Mortgage, Inc. and John Hancock Real
                                            Estate Finance, Inc., each as
                                            mortgage loan seller, may be
                                            obligated to repurchase or replace a
                                            mortgage loan that it sold to Bear
                                            Stearns Commercial Mortgage
                                            Securities Inc. if the applicable
                                            seller's representations and
                                            warranties concerning that mortgage
                                            loan are materially breached or if
                                            there are material defects in the
                                            documentation for that mortgage
                                            loan. However, there can be no
                                            assurance that any of these entities
                                            will be in a financial position to
                                            effect a repurchase or substitution.
                                            The representations and warranties
                                            address the characteristics of the
                                            mortgage loans and mortgaged
                                            properties as of the date of
                                            issuance of the certificates. They
                                            do not relieve you or the trust of
                                            the risk of defaults and losses on
                                            the mortgage loans.

THE REPAYMENT OF A COMMERCIAL MORTGAGE
LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by
                                            various types of income-producing
                                            commercial, multifamily and
                                            manufactured housing community
                                            properties. Commercial lending is
                                            generally thought to expose a lender
                                            to greater risk than one-to-four
                                            family residential lending because,
                                            among other things, it typically
                                            involves larger loans.

                                            One hundred fourteen (114) mortgage
                                            loans, representing 96.4% of the
                                            initial outstanding pool balance,
                                            were originated within twelve (12)
                                            months prior to the cut-off date.
                                            Consequently, these mortgage loans
                                            do not have a long-standing payment
                                            history.

                                            The repayment of a commercial
                                            mortgage loan is typically dependent
                                            upon the ability of the applicable
                                            property to produce cash flow. Even
                                            the liquidation value of a
                                            commercial property is determined,
                                            in substantial part, by the amount
                                            of the property's cash flow (or its
                                            potential to generate cash flow).
                                            However, net operating income and
                                            cash flow can be volatile and may be
                                            insufficient to cover debt service
                                            on the loan at any given time.

                                            The net operating income, cash flow
                                            and property value of the mortgaged
                                            properties may be adversely affected
                                            by any one or more of the following
                                            factors:

                                            o   the age, design and construction
                                                quality of the property;

                                            o   perceptions regarding the
                                                safety, convenience and
                                                attractiveness of the property;

                                            o   the proximity and attractiveness
                                                of competing properties;

                                            o   the adequacy of the property's
                                                management and maintenance;

                                            o   increases in operating expenses
                                                at the property and in relation
                                                to competing properties;

                                            o   an increase in the capital
                                                expenditures needed to maintain
                                                the property or make
                                                improvements;

                                            o   the dependence upon a single
                                                tenant, or a concentration of
                                                tenants in a particular business
                                                or industry;

                                            o   a decline in the financial
                                                condition of a major tenant;

                                            o   an increase in vacancy rates;
                                                and

                                            o   a decline in rental rates as
                                                leases are renewed or entered
                                                into with new tenants.

                                            Other factors are more general in
                                            nature, such as:

                                            o    national, regional or local
                                                 economic conditions (including
                                                 plant closings, military base
                                                 closings, industry slowdowns
                                                 and unemployment rates);

                                            o   local real estate conditions
                                                (such as an oversupply of
                                                competing properties, rental
                                                space or multifamily housing);

                                            o   demographic factors;

                                            o   decreases in consumer
                                                confidence;

                                            o   changes in consumer tastes and
                                                preferences; and

                                            o   retroactive changes in building
                                                codes.

                                            The volatility of net operating
                                            income will be influenced by many of
                                            the foregoing factors, as well as
                                            by:

                                            o   the length of tenant leases;

                                            o   the creditworthiness of tenants;

                                            o   the level of tenant defaults;

                                            o   the ability to convert an
                                                unsuccessful property to an
                                                alternative use;

                                            o   new construction in the same
                                                market as the mortgaged
                                                property;

                                            o   rent control laws;

                                            o   the number and diversity of
                                                tenants;

                                            o   the rate at which new rentals
                                                occur; and

                                            o   the property's operating
                                                leverage (which is the
                                                percentage of total property
                                                expenses in relation to
                                                revenue), the ratio of fixed
                                                operating expenses to those that
                                                vary with revenues, and the
                                                level of capital expenditures
                                                required to maintain the
                                                property and to retain or
                                                replace tenants.

                                            A decline in the real estate market
                                            or in the financial condition of a
                                            major tenant will tend to have a
                                            more immediate effect on the net
                                            operating income of properties with
                                            short-term revenue sources (such as
                                            short-term or month-to-month leases)
                                            and may lead to higher rates of
                                            delinquency or defaults under
                                            mortgage loans secured by such
                                            properties.

CONVERTING COMMERCIAL PROPERTIES TO
ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               Some of the mortgaged properties may
                                            not be readily convertible to
                                            alternative uses if those properties
                                            were to become unprofitable for any
                                            reason. This is because:

                                            o   converting commercial properties
                                                to alternate uses or converting
                                                single-tenant commercial
                                                properties to multi-tenant
                                                properties generally requires
                                                substantial capital
                                                expenditures; and

                                            o   zoning or other restrictions
                                                also may prevent alternative
                                                uses.

                                            The liquidation value of a mortgaged
                                            property not readily convertible to
                                            an alternative use may be
                                            substantially less than would be the
                                            case if the mortgaged property were
                                            readily adaptable to other uses. If
                                            this type of mortgaged property were
                                            liquidated and a lower liquidation
                                            value were obtained, less funds
                                            would be available for distributions
                                            on your certificates.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED
EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                            Various factors may adversely affect
                                            the value of the mortgaged
                                            properties without affecting the
                                            properties' current net operating
                                            income. These factors include, among
                                            others:

                                            o   changes in governmental
                                                regulations, fiscal policy,
                                                zoning or tax laws;

                                            o   potential environmental
                                                legislation or liabilities or
                                                other legal liabilities;

                                            o   proximity and attractiveness of
                                                competing properties;

                                            o   new construction of competing
                                                properties in the same market;

                                            o   convertibility of a property to
                                                an alternative use;

                                            o   the availability of refinancing;
                                                and

                                            o   changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK
THAT CASH FLOW WILL BE INTERRUPTED
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                           A deterioration in the financial
                                            condition of a tenant can be
                                            particularly significant if a
                                            mortgaged property is leased to a
                                            single or large tenant or a small
                                            number of tenants, because rent
                                            interruptions by a tenant may cause
                                            the borrower to default on its
                                            obligations to the lender.
                                            Thirty-two (32) of the mortgaged
                                            properties, representing 15.4% of
                                            the initial outstanding pool
                                            balance, are leased to single
                                            tenants, and in some cases the
                                            tenant is related to the borrower.
                                            Mortgaged properties leased to a
                                            single tenant or a small number of
                                            tenants also are more susceptible to
                                            interruptions of cash flow if a
                                            tenant fails to renew its lease or
                                            defaults under its lease. This is so
                                            because:

                                            o   the financial effect of the
                                                absence of rental income may be
                                                severe;

                                            o   more time may be required to
                                                re-lease the space; and

                                            o   substantial capital costs may be
                                                incurred to make the space
                                                appropriate for replacement
                                                tenants.

                                            Another factor that you should
                                            consider is that retail, industrial
                                            and office properties also may be
                                            adversely affected if there is a
                                            concentration of tenants or of
                                            tenants in the same or similar
                                            business or industry.

                                            For further information with respect
                                            to tenant concentrations, see
                                            Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN HIGHER
RE-LEASING COSTS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES
                                            If a mortgaged property has multiple
                                            tenants, re-leasing costs and costs
                                            of enforcing remedies against
                                            defaulting tenants may be more
                                            frequent than in the case of
                                            mortgaged properties with fewer
                                            tenants, thereby reducing the cash
                                            flow available for debt service
                                            payments. These costs may cause a
                                            borrower to default in its
                                            obligations to a lender which could
                                            reduce cash flow available for debt
                                            service payments. Multi-tenanted
                                            mortgaged properties also may
                                            experience higher continuing vacancy
                                            rates and greater volatility in
                                            rental income and expenses.

RE-LEASING RISKS                            Repayment of mortgage loans secured
                                            by retail, office and industrial
                                            properties will be affected by the
                                            expiration of leases and the ability
                                            of the related borrowers and
                                            property managers to renew the
                                            leases or to relet the space on
                                            comparable terms. Certain mortgaged
                                            properties may be leased in whole or
                                            in part to government sponsored
                                            tenants who have the right to cancel
                                            their leases at any time because of
                                            lack of appropriations.

                                            Even if vacated space is
                                            successfully relet, the costs
                                            associated with reletting, including
                                            tenant improvements and leasing
                                            commissions, could be substantial
                                            and could reduce cash flow from the
                                            related mortgaged properties.
                                            Forty-five (45) of the mortgaged
                                            properties, representing
                                            approximately 45.6% of the initial
                                            outstanding pool balance (excluding
                                            multifamily, manufactured housing
                                            community, self storage properties,
                                            and ground leased land properties),
                                            as of the cut-off date have reserves
                                            for tenant improvements and leasing
                                            commissions which may serve to
                                            defray such costs. There can be no
                                            assurances, however, that the funds
                                            (if any) held in such reserves for
                                            tenant improvements and leasing
                                            commissions will be sufficient to
                                            cover any of the costs and expenses
                                            associated with tenant improvements
                                            or leasing commission obligations.
                                            In addition, if a tenant defaults in
                                            its obligations to a borrower, the
                                            borrower may incur substantial costs
                                            and experience significant delays
                                            associated with enforcing rights and
                                            protecting its investment, including
                                            costs incurred in renovating or
                                            reletting the property.

THE CONCENTRATION OF LOANS WITH THE
SAME OR RELATED BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES  The effect of mortgage pool loan losses will be more severe:

                                            o   if the pool is comprised of a
                                                small number of loans, each with
                                                a relatively large principal
                                                amount; or

                                            o   if the losses relate to loans
                                                that account for a
                                                disproportionately large
                                                percentage of the pool's
                                                aggregate principal balance of
                                                all mortgage loans.

                                            Four (4) groups of mortgage loans,
                                            are made to the same borrower or
                                            borrowers related through common
                                            ownership and where, in general, the
                                            related mortgaged properties are
                                            commonly managed. The related
                                            borrower concentrations of the three
                                            (3) largest groups represent 2.8%,
                                            1.3% and 0.4% respectively of the
                                            initial outstanding pool balance.

                                            The largest mortgage loan represents
                                            7.7% of the initial outstanding pool
                                            balance. The ten largest mortgage
                                            loans in the aggregate represent
                                            37.4% of the initial outstanding
                                            pool balance. Each of the other
                                            mortgage loans represents less than
                                            1.7% of the initial outstanding pool
                                            balance.

A CONCENTRATION OF LOANS WITH THE SAME
PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS WHICH
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgaged
                                            property types also can pose
                                            increased risks. A concentration of
                                            mortgage loans secured by the same
                                            property type can increase the risk
                                            that a decline in a particular
                                            industry will have a
                                            disproportionately large impact on
                                            the pool of mortgage loans. The
                                            following property types represent
                                            the indicated percentage of the
                                            initial outstanding pool balance:

                                            o   office properties represent
                                                37.8%;

                                            o   retail properties represent
                                                30.6%;

                                            o   industrial properties represent
                                                13.8%;

                                            o   multifamily properties represent
                                                11.6%;

                                            o   other properties represent 3.2%;

                                            o   self storage properties
                                                represent 2.2%; and

                                            o   manufactured housing community
                                                properties represent 0.8%.

A CONCENTRATION OF MORTGAGED PROPERTIES
IN A LIMITED NUMBER OF LOCATIONS MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES
                                            Concentrations of mortgaged
                                            properties in geographic areas may
                                            increase the risk that adverse
                                            economic or other developments or a
                                            natural disaster or act of terrorism
                                            affecting a particular region of the
                                            country could increase the frequency
                                            and severity of losses on mortgage
                                            loans secured by the properties. In
                                            the past, several regions of the
                                            United States have experienced
                                            significant real estate downturns at
                                            times when other regions have not.
                                            Regional economic declines or
                                            adverse conditions in regional real
                                            estate markets could adversely
                                            affect the income from, and market
                                            value of, the mortgaged properties
                                            located in the region. Other
                                            regional factors--e.g., earthquakes,
                                            floods or hurricanes or changes in
                                            governmental rules or fiscal
                                            policies--also may adversely affect
                                            those mortgaged properties.

                                            The mortgaged properties are located
                                            throughout 31 states. In particular,
                                            investors should note that
                                            approximately 25.7% of the mortgaged
                                            properties, based on the initial
                                            outstanding pool balance, are
                                            located in California. Mortgaged
                                            properties located in California may
                                            be more susceptible to some types of
                                            special hazards that may not be
                                            covered by insurance (such as
                                            earthquakes) than properties located
                                            in
                                            other parts of the country. The
                                            mortgage loans generally do not
                                            require any borrowers to maintain
                                            earthquake insurance.

                                            In addition, 16.4%, 14.4%, 9.6%, and
                                            5.5% of the mortgaged properties,
                                            based on the initial outstanding
                                            pool balance, are located in New
                                            York, New Jersey, Virginia, and
                                            Texas, respectively, and
                                            concentrations of mortgaged
                                            properties, in each case,
                                            representing less than 5.0% of the
                                            initial outstanding pool balance,
                                            also exist in several other states.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES                  Twenty-six (26) of the mortgaged
                                            properties, representing 37.8% of
                                            the initial outstanding pool
                                            balance, are office properties.

                                            A large number of factors affect the
                                            value of these office properties,
                                            including:

                                            o   the quality of an office
                                                building's tenants;

                                            o   the diversity of an office
                                                building's tenants (or reliance
                                                on a single or dominant tenant);

                                            o   the physical attributes of the
                                                building in relation to
                                                competing buildings, e.g., age,
                                                condition, design, location,
                                                access to transportation and
                                                ability to offer certain
                                                amenities, such as sophisticated
                                                building systems;

                                            o   the desirability of the area as
                                                a business location;

                                            o   the strength and nature of the
                                                local economy (including labor
                                                costs and quality, tax
                                                environment and quality of life
                                                for employees); and

                                            o    certain office properties have
                                                 tenants that are technology and
                                                 internet start-up companies.
                                                 Technology and internet
                                                 start-up companies have
                                                 recently experienced a variety
                                                 of circumstances that tend to
                                                 make their businesses
                                                 relatively volatile. Many of
                                                 those companies have little or
                                                 no operating history, their
                                                 owners and management are often
                                                 inexperienced and such
                                                 companies may be heavily
                                                 dependent on obtaining venture
                                                 capital financing. In addition,
                                                 technology and internet
                                                 start-up companies often
                                                 require significant build-out
                                                 related to special technology
                                                 which may adversely affect the
                                                 ability of the landlord to
                                                 relet the properties. The
                                                 relative instability of these
                                                 tenants may have an adverse
                                                 impact on certain of the
                                                 properties.

                                            Moreover, the cost of refitting
                                            office space for a new tenant is
                                            often higher than the cost of
                                            refitting other types of property.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES                  Forty-three (43) of the mortgaged
                                            properties, representing 30.6% of
                                            the initial outstanding pool
                                            balance, are retail properties. The
                                            quality and success of a retail
                                            property's tenants significantly
                                            affect the
                                            property's value. The success of
                                            retail properties can be adversely
                                            affected by local competitive
                                            conditions and changes in consumer
                                            spending patterns. A borrower's
                                            ability to make debt service
                                            payments can be adversely affected
                                            if rents are based on a percentage
                                            of the tenant's sales and sales
                                            decline.

                                            An "anchor tenant" is
                                            proportionately larger in size and
                                            is vital in attracting customers to
                                            a retail property, whether or not it
                                            is part of the mortgaged property.
                                            Thirty-one (31) of the mortgaged
                                            properties, securing 25.4% of the
                                            initial outstanding pool balance,
                                            are properties considered by the
                                            applicable mortgage loan seller to
                                            be leased to or are adjacent to or
                                            are occupied by anchor tenants.

                                            The presence or absence of an anchor
                                            store in a shopping center also can
                                            be important because anchor stores
                                            play a key role in generating
                                            customer traffic and making a center
                                            desirable for other tenants.
                                            Consequently, the economic
                                            performance of an anchored retail
                                            property will be adversely affected
                                            by:

                                            o   an anchor store's failure to
                                                renew its lease;

                                            o   termination of an anchor store's
                                                lease;

                                            o   the bankruptcy or economic
                                                decline of an anchor store or
                                                self-owned anchor or the parent
                                                company thereof; or

                                            o   the cessation of the business of
                                                an anchor store at the shopping
                                                center, even if, as a tenant, it
                                                continues to pay rent.

                                            There may be retail properties with
                                            anchor stores that are permitted to
                                            cease operating at any time if
                                            certain other stores are not
                                            operated at those locations.
                                            Furthermore, there may be non-anchor
                                            tenants that are permitted to offset
                                            all or a portion of their rent or to
                                            terminate their leases if certain
                                            anchor stores are either not
                                            operated or fail to meet certain
                                            business objectives.

                                            Retail properties also face
                                            competition from sources outside a
                                            given real estate market. For
                                            example, all of the following
                                            compete with more traditional retail
                                            properties for consumer dollars:
                                            factory outlet centers, discount
                                            shopping centers and clubs,
                                            catalogue retailers, home shopping
                                            networks, internet web sites and
                                            telemarketing. Continued growth of
                                            these alternative retail outlets,
                                            which often have lower operating
                                            costs, could adversely affect the
                                            rents collectible at the retail
                                            properties included in the mortgage
                                            pool, as well as the income from,
                                            and market value of, the mortgaged
                                            properties. Moreover, additional
                                            competing retail properties may be
                                            built in the areas where the retail
                                            properties are located, which could
                                            adversely affect the rents
                                            collectible at the retail properties
                                            included in the mortgage pool, as
                                            well as the income from, and market
                                            value of, the mortgaged properties.

A LARGE CONCENTRATION OF INDUSTRIAL
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES              Twenty-seven (27) of the mortgaged
                                            properties, representing 13.8% of
                                            the initial outstanding pool
                                            balance, are industrial properties.
                                            Various factors may adversely affect
                                            the economic performance of these
                                            industrial properties, which could
                                            adversely affect payments on your
                                            certificates, including:

                                            o   reduced demand for industrial
                                                space because of a decline in a
                                                particular industry segment;

                                            o   increased supply of competing
                                                industrial space because of
                                                relative ease in constructing
                                                buildings of this type;

                                            o   a property becoming functionally
                                                obsolete;

                                            o   insufficient supply of labor to
                                                meet demand;

                                            o   changes in access to the
                                                property, energy prices,
                                                strikes, relocation of highways
                                                or the construction of
                                                additional highways;

                                            o   location of the property in
                                                relation to access to
                                                transportation;

                                            o   suitability for a particular
                                                tenant;

                                            o   building design and
                                                adaptability;

                                            o   a change in the proximity of
                                                supply sources; and

                                            o   environmental hazards.

A LARGE CONCENTRATION OF MULTIFAMILY
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES             Twenty-two (22) of the mortgaged
                                            properties, representing 11.6% of
                                            the initial outstanding pool
                                            balance, are multifamily properties.

                                            A large number of factors may affect
                                            the value and successful operation
                                            of these multifamily properties,
                                            including:

                                            o   the physical attributes of the
                                                apartment building, such as its
                                                age, appearance and construction
                                                quality;

                                            o   the location of the property;

                                            o   the ability of management to
                                                provide adequate maintenance and
                                                insurance;

                                            o   the types of services and
                                                amenities provided at the
                                                property;

                                            o   the property's reputation;

                                            o   the level of mortgage interest
                                                rates and favorable income and
                                                economic conditions (which may
                                                encourage tenants to purchase
                                                rather than rent housing);

                                            o   the presence of competing
                                                properties;

                                            o   adverse local or national
                                                economic conditions which may
                                                limit the rent that may be
                                                charged and which may result in
                                                increased vacancies;

                                            o   the tenant mix (such as tenants
                                                being predominantly students or
                                                military personnel or employees
                                                of a particular business);

                                            o   state and local regulations
                                                (which may limit the ability to
                                                increase rents); and

                                            o   government assistance/rent
                                                subsidy programs (which may
                                                influence tenant mobility).

TENANT BANKRUPTCY MAY ADVERSELY AFFECT
THE INCOME PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               The bankruptcy or insolvency of a
                                            major tenant, or a number of smaller
                                            tenants, in retail, industrial and
                                            office properties may adversely
                                            affect the income produced by the
                                            property. Under the federal
                                            bankruptcy code, a tenant/debtor has
                                            the option of affirming or rejecting
                                            any unexpired lease. If the tenant
                                            rejects the lease, the landlord's
                                            claim for breach of the lease would
                                            be a general unsecured claim against
                                            the tenant, absent collateral
                                            securing the claim. The claim would
                                            be limited to the unpaid rent under
                                            the lease for the periods prior to
                                            the bankruptcy petition, or earlier
                                            surrender of the leased premises,
                                            plus the rent under the lease for
                                            the greater of one year, or 15%, not
                                            to exceed three years, of the
                                            remaining term of such lease and the
                                            actual amount of the recovery could
                                            be less than the amount of the
                                            claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Various environmental laws may make
                                            a current or previous owner or
                                            operator of real property liable for
                                            the costs of removal or remediation
                                            of hazardous or toxic substances on,
                                            under or adjacent to such property.
                                            Those laws often impose liability
                                            whether or not the owner or operator
                                            knew of, or was responsible for, the
                                            presence of the hazardous or toxic
                                            substances. For example, certain
                                            laws impose liability for release of
                                            asbestos-containing materials into
                                            the air or require the removal or
                                            containment of asbestos-containing
                                            materials. In some states,
                                            contamination of a property may give
                                            rise to a lien on the property to
                                            assure payment of the costs of
                                            cleanup. In some states, this lien
                                            has priority over the lien of a
                                            pre-existing mortgage. Additionally,
                                            third parties may seek recovery from
                                            owners or operators of real
                                            properties for cleanup costs,
                                            property damage or personal injury
                                            associated with releases of, or
                                            other exposure to hazardous
                                            substances related to the
                                            properties.

                                            The owner's liability for any
                                            required remediation generally is
                                            not limited by law and could,
                                            accordingly, exceed the value of the
                                            property and/or the aggregate assets
                                            of the owner. The presence of
                                            hazardous or toxic substances also
                                            may adversely affect the owner's
                                            ability to refinance the property or
                                            to sell the property to a third
                                            party. The presence of, or strong
                                            potential for contamination by,
                                            hazardous substances consequently
                                            can have a materially adverse effect
                                            on the value of the property and a
                                            borrower's ability to repay its
                                            mortgage loan.

                                            In addition, under certain
                                            circumstances, a lender (such as the
                                            trust) could be liable for the costs
                                            of responding to an environmental
                                            hazard.


ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Except for mortgaged properties
                                            securing mortgage loans that are the
                                            subject of a secured creditor
                                            impaired property policy, all of the
                                            mortgaged properties securing the
                                            mortgage loans have been subject to
                                            environmental site assessments, or
                                            in some cases an update of a
                                            previous assessment, in connection
                                            with the origination or
                                            securitization of the loans. In some
                                            cases a Phase II site assessment was
                                            also performed. The applicable
                                            mortgage loan seller has either (a)
                                            represented that with respect to the
                                            mortgaged properties securing the
                                            mortgage loans that were not the
                                            subject of an environmental site
                                            assessment within eighteen months
                                            prior to the cut-off date (i) no
                                            hazardous material is present on the
                                            mortgaged property and (ii) the
                                            mortgaged property is in material
                                            compliance with all applicable
                                            federal, state and local laws
                                            pertaining to hazardous materials or
                                            environmental hazards, in each case
                                            subject to limitations of
                                            materiality and the other
                                            qualifications set forth in the
                                            representation, or (b) provided
                                            secured creditor impaired property
                                            policies providing coverage for
                                            certain losses that may arise from
                                            adverse environmental conditions
                                            that may exist at the related
                                            mortgaged property. In all cases,
                                            the environmental site assessment
                                            was a Phase I environmental
                                            assessment. These reports generally
                                            did not disclose the presence or
                                            risk of environmental contamination
                                            that is considered material and
                                            adverse to the interests of the
                                            holders of the certificates;
                                            however, in certain cases, these
                                            assessments did reveal conditions
                                            that resulted in requirements that
                                            the related borrowers establish
                                            operations and maintenance plans,
                                            monitor the mortgaged property or
                                            nearby properties, abate or
                                            remediate the condition, and/or
                                            provide additional security such as
                                            letters of credit, reserves or
                                            stand-alone secured creditor
                                            impaired property policies.

                                            Twenty-two (22) mortgaged
                                            properties, representing 4.6% of the
                                            initial outstanding pool balance,
                                            are the subject of a group secured
                                            creditor impaired property policy
                                            providing coverage for certain
                                            losses that may arise from adverse
                                            environmental conditions that may
                                            exist at the related mortgaged
                                            properties. Fourteen (14) mortgaged
                                            properties, representing 7.4% of the
                                            initial outstanding pool balance,
                                            have the benefit of stand-alone
                                            secured creditor impaired property
                                            policies that provide coverage for
                                            selected environmental matters with
                                            respect to the related property. We
                                            describe these policies under
                                            "Description of the Mortgage
                                            Pool--Environmental Insurance" in
                                            this prospectus supplement.
                                            Generally, environmental site
                                            assessments were not performed with
                                            respect to those mortgaged
                                            properties covered by the group
                                            secured creditor impaired property
                                            policy.

                                            We cannot assure you, however, that
                                            the environmental assessments
                                            revealed all existing or potential
                                            environmental risks or that all
                                            adverse environmental conditions
                                            have been completely abated or
                                            remediated or that any reserves,
                                            insurance or operations and
                                            maintenance plans will be sufficient
                                            to remediate the environmental
                                            conditions. Moreover, we cannot
                                            assure you that:

                                            o   future laws, ordinances or
                                                regulations will not impose any
                                                material environmental
                                                liability; or

                                            o   the current environmental
                                                condition of the mortgaged
                                                properties will not be adversely
                                                affected by tenants or by the
                                                condition of land or operations
                                                in the vicinity of the mortgaged
                                                properties (such as underground
                                                storage tanks).

                                            Portions of some of the mortgaged
                                            properties securing the mortgage
                                            loans may include tenants which
                                            operate as on-site dry-cleaners and
                                            gasoline stations. Both types of
                                            operations involve the use and
                                            storage of hazardous substances,
                                            leading to an increased risk of
                                            liability to the tenant, the
                                            landowner and, under certain
                                            circumstances, a lender (such as the
                                            trust) under environmental laws.
                                            Dry-cleaners and gasoline station
                                            operators may be required to obtain
                                            various environmental permits and
                                            licenses in connection with their
                                            operations and activities and comply
                                            with various environmental laws,
                                            including those governing the use
                                            and storage of hazardous substances.
                                            These operations incur ongoing costs
                                            to comply with environmental laws
                                            governing, among other things,
                                            containment systems and underground
                                            storage tank systems. In addition,
                                            any liability to borrowers under
                                            environmental laws, including in
                                            connection with releases into the
                                            environment of gasoline,
                                            dry-cleaning solvents or other
                                            hazardous substances from
                                            underground storage tank systems or
                                            otherwise, could adversely impact
                                            the related borrower's ability to
                                            repay the related mortgage loan.

                                            Before the special servicer acquires
                                            title to a mortgaged property on
                                            behalf of the trust or assumes
                                            operation of the property, it must
                                            obtain an environmental assessment
                                            of the property, or rely on a recent
                                            environmental assessment. This
                                            requirement will decrease the
                                            likelihood that the trust will
                                            become liable under any
                                            environmental law. However, this
                                            requirement may effectively preclude
                                            foreclosure until a satisfactory
                                            environmental assessment is
                                            obtained, or until any required
                                            remedial action is thereafter taken.
                                            There is accordingly some risk that
                                            the mortgaged property will decline
                                            in value while this assessment is
                                            being obtained. Moreover, we cannot
                                            assure you that this requirement
                                            will effectively insulate the trust
                                            from potential liability under
                                            environmental laws. Any such
                                            potential liability could
                                            reduce or delay payments to
                                            certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS
LOAN ON ITS MATURITY DATE, YOU MAY
EXPERIENCE A LOSS                           One hundred thirteen (113) mortgage
                                            loans, representing 94.7% of the
                                            initial outstanding pool balance,
                                            are balloon loans. For purposes of
                                            this prospectus supplement, we
                                            consider a mortgage loan to be a
                                            "balloon loan" if its principal
                                            balance is not scheduled to be fully
                                            or substantially amortized by the
                                            loan's respective anticipated
                                            repayment date (in the case of a
                                            hyperamortizing loan) or maturity
                                            date. We cannot assure you that each
                                            borrower will have the ability to
                                            repay the principal balance
                                            outstanding on the pertinent date.
                                            Balloon loans involve greater risk
                                            than fully amortizing loans because
                                            borrower's ability to repay the loan
                                            on its Anticipated Repayment Date or
                                            stated maturity date typically will
                                            depend upon its ability either to
                                            refinance the loan or to sell the
                                            mortgaged property at a price
                                            sufficient to permit repayment. A
                                            borrower's ability to achieve either
                                            of these goals will be affected by a
                                            number of factors, including:

                                            o   the availability of, and
                                                competition for, credit for
                                                commercial real estate projects;

                                            o   prevailing interest rates;

                                            o   the fair market value of the
                                                related mortgaged property;

                                            o   the borrower's equity in the
                                                related mortgaged property;

                                            o   the borrower's financial
                                                condition;

                                            o   the operating history and
                                                occupancy level of the mortgaged
                                                property;

                                            o   tax laws; and

                                            o   prevailing general and regional
                                                economic conditions.

                                            The availability of funds in the
                                            credit markets fluctuates over time.

                                            Principal Commercial Funding, LLC,
                                            Wells Fargo Bank, National
                                            Association, Morgan Stanley Dean
                                            Witter Mortgage Capital Inc., Bear
                                            Stearns Commercial Mortgage, Inc.
                                            and John Hancock Real Estate
                                            Finance, Inc., each as a mortgage
                                            loan seller, and their respective
                                            affiliates are not under any
                                            obligation to refinance any mortgage
                                            loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE
CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES                One (1) mortgage loan, representing
                                            7.6% of the initial outstanding pool
                                            balance, currently has additional
                                            financing in place which is secured
                                            by the mortgaged property related to
                                            such mortgage loan. Such mortgage
                                            loan is Mortgage Loan No. 2 (the
                                            "One Seaport Plaza Pari Passu Loan")
                                            described under "The One Seaport
                                            Plaza Pari Passu Loan."

                                            Three (3) mortgage loans,
                                            representing 3.2% of the initial
                                            outstanding pool balance, currently
                                            have additional financing in place
                                            which is not secured by the
                                            mortgaged property related to such
                                            mortgage loan.

                                            Two (2) mortgage loans, representing
                                            0.8% of the initial outstanding pool
                                            balance, permit the borrower to
                                            enter into additional subordinate
                                            financing that is secured by the
                                            mortgaged property, provided that
                                            certain debt service coverage ratio
                                            and loan-to-value tests are
                                            satisfied.

                                            Seven (7) mortgage loans,
                                            representing 1.7% of the initial
                                            outstanding pool balance, permit the
                                            borrower to enter into additional
                                            financing that is not secured by the
                                            mortgaged property (or to retain
                                            unsecured debt existing at the time
                                            of the origination of such loan)
                                            and/or permit the owners of the
                                            borrower to enter into financing
                                            that is secured by a pledge of
                                            equity interests in the borrower. In
                                            general, borrowers that have not
                                            agreed to certain special purpose
                                            covenants in the related mortgage
                                            loan documents may also be permitted
                                            to incur additional financing that
                                            is not secured by the mortgaged
                                            property.

                                            We make no representation as to
                                            whether any other secured
                                            subordinate financing currently
                                            encumbers any mortgaged property or
                                            whether a third-party holds debt
                                            secured by a pledge of equity
                                            interest in a related borrower. Debt
                                            that is incurred by the owner of
                                            equity in one or more borrowers and
                                            is secured by a guaranty of the
                                            borrower or by a pledge of the
                                            equity ownership interests in such
                                            borrowers effectively reduces the
                                            equity owners' economic stake in the
                                            related mortgaged property. The
                                            existence of such debt may reduce
                                            cash flow on the related borrower's
                                            mortgaged property after the payment
                                            of debt service and
                                            may increase the likelihood that the
                                            owner of a borrower will permit the
                                            value or income producing potential
                                            of a mortgaged property to suffer by
                                            not making capital infusions to
                                            support the mortgaged property.

                                            Generally all of the mortgage loans
                                            also permit the related borrower to
                                            incur other unsecured indebtedness,
                                            including but not limited to trade
                                            payables, in the ordinary course of
                                            business and to incur indebtedness
                                            secured by equipment or other
                                            personal property located at the
                                            mortgaged property.

                                            When a mortgage loan borrower, or
                                            its constituent members, also has
                                            one or more other outstanding loans,
                                            even if the loans are subordinated
                                            or are mezzanine loans not directly
                                            secured by the mortgaged property,
                                            the trust is subjected to the
                                            following additional risks. For
                                            example, the borrower may have
                                            difficulty servicing and repaying
                                            multiple loans. Also, the existence
                                            of another loan generally will make
                                            it more difficult for the borrower
                                            to obtain refinancing of the
                                            mortgage loan and may thus
                                            jeopardize the borrower's ability to
                                            repay any balloon payment due under
                                            the mortgage loan at maturity.
                                            Moreover, the need to service
                                            additional debt may reduce the cash
                                            flow available to the borrower to
                                            operate and maintain the mortgaged
                                            property.

                                            Additionally, if the borrower, or
                                            its constituent members, are
                                            obligated to another lender, actions
                                            taken by other lenders could impair
                                            the security available to the trust.
                                            If a junior lender files an
                                            involuntary bankruptcy petition
                                            against the borrower, or the
                                            borrower files a voluntary
                                            bankruptcy petition to stay
                                            enforcement by a junior lender, the
                                            trust's ability to foreclose on the
                                            property will be automatically
                                            stayed, and principal and interest
                                            payments might not be made during
                                            the course of the bankruptcy case.
                                            The bankruptcy of a junior lender
                                            also may operate to stay foreclosure
                                            by the trust.

                                            Further, if another loan secured by
                                            the mortgaged property is in
                                            default, the other lender may
                                            foreclose on the mortgaged property,
                                            absent an agreement to the contrary,
                                            thereby causing a delay in payments
                                            and/or an involuntary repayment of
                                            the mortgage loan prior to maturity.
                                            The trust may also be subject to the
                                            costs and administrative burdens of
                                            involvement in foreclosure
                                            proceedings or related litigation.

                                            For further information with respect
                                            to subordinate and other financing,
                                            see Appendix II.

BANKRUPTCY PROCEEDINGS RELATING TO A
BORROWER CAN RESULT IN DISSOLUTION OF
THE BORROWER AND THE ACCELERATION OF
THE RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT REPAYMENT OF
THE RELATED MORTGAGE LOAN                   Under the federal bankruptcy code,
                                            the filing of a bankruptcy petition
                                            by or against a borrower will stay
                                            the commencement or continuation of
                                            a foreclosure action. In addition,
                                            if a court determines that the value
                                            of the mortgaged property is less
                                            than the principal balance of the
                                            mortgage loan it secures, the court
                                            may reduce the amount of secured
                                            indebtedness to the then-current
                                            value of the mortgaged property.
                                            Such an action would make the lender
                                            a general unsecured creditor for the
                                            difference between the then-current
                                            value and the amount of its
                                            outstanding mortgage indebtedness. A
                                            bankruptcy court also may:

                                            o   grant a debtor a reasonable time
                                                to cure a payment default on a
                                                mortgage loan;

                                            o   reduce monthly payments due
                                                under a mortgage loan;

                                            o   change the rate of interest due
                                                on a mortgage loan; or

                                            o   otherwise alter the mortgage
                                                loan's repayment schedule.

                                            Additionally, the trustee of the
                                            borrower's bankruptcy or the
                                            borrower, as debtor in possession,
                                            has special powers to avoid,
                                            subordinate or disallow debts. In
                                            some circumstances, the claims of
                                            the mortgage lender may be
                                            subordinated to financing obtained
                                            by a debtor-in-possession subsequent
                                            to its bankruptcy.

                                            The filing of a bankruptcy petition
                                            will also stay the lender from
                                            enforcing a borrower's assignment of
                                            rents and leases. The federal
                                            bankruptcy code also may interfere
                                            with the trustee's ability to
                                            enforce any lockbox requirements.
                                            The legal proceedings necessary to
                                            resolve these issues can be time
                                            consuming and costly and may
                                            significantly delay or reduce the
                                            lender's receipt of rents. A
                                            bankruptcy court may also permit
                                            rents otherwise subject to an
                                            assignment and/or lock-box
                                            arrangement to be used by the
                                            borrower to maintain the mortgaged
                                            property or for other court
                                            authorized expenses.

                                            As a result of the foregoing, the
                                            recovery with respect to borrowers
                                            in bankruptcy proceedings may be
                                            significantly delayed, and the
                                            aggregate amount ultimately
                                            collected may be substantially less
                                            than the amount owed.

                                            A number of the borrowers under the
                                            mortgage loans are limited or
                                            general partnerships. Under some
                                            circumstances, the bankruptcy of a
                                            general partner of the partnership
                                            may result in the dissolution of
                                            that partnership. The dissolution of
                                            a borrower partnership, the winding
                                            up of its affairs and the
                                            distribution of its assets could
                                            result in an early repayment of the
                                            related mortgage loan.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               While many of the borrowers have
                                            agreed to certain special purpose
                                            covenants to limit the bankruptcy
                                            risk arising from activities
                                            unrelated to the operation of the
                                            property, some borrowers are not
                                            special purpose entities, and these
                                            borrowers and their owners generally
                                            do not have an independent director
                                            whose consent would be required to
                                            file a bankruptcy petition on behalf
                                            of such borrower. One of the
                                            purposes of an independent director
                                            is to avoid a bankruptcy petition
                                            filing that is intended solely to
                                            benefit a borrower's affiliate and
                                            is not justified by the borrower's
                                            own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES
IS DEPENDENT UPON SUCCESSFUL MANAGEMENT     The successful operation
                                            of a real estate project depends
                                            upon the property manager's
                                            performance and viability. The
                                            property manager is generally
                                            responsible for:

                                            o   responding to changes in the
                                                local market;

                                            o   planning and implementing the
                                                rental structure;

                                            o   operating the property and
                                                providing building services;

                                            o   managing operating expenses; and

                                            o   assuring that maintenance and
                                                capital improvements are carried
                                                out in a timely fashion.

                                            Properties deriving revenues
                                            primarily from short-term sources
                                            are generally more management-
                                            intensive than properties leased to
                                            creditworthy tenants under long-term
                                            leases.

                                            A property manager, by controlling
                                            costs, providing appropriate service
                                            to tenants and seeing to property
                                            maintenance and general upkeep, can
                                            improve cash flow, reduce vacancy,
                                            leasing and repair costs and
                                            preserve building value. On the
                                            other hand, management errors can,
                                            in some cases, impair short-term
                                            cash flow and the long-term
                                            viability of an income producing
                                            property.

                                            We make no representation or
                                            warranty as to the skills of any
                                            present or future managers.
                                            Additionally, we cannot assure you
                                            that the property managers will be
                                            in a financial condition to fulfill
                                            their management responsibilities
                                            throughout the terms of their
                                            respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE
CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                              Provisions requiring yield
                                            maintenance charges or lockout
                                            periods may not be enforceable in
                                            some states and under federal
                                            bankruptcy law. Provisions requiring
                                            yield maintenance charges also may
                                            be interpreted as constituting the
                                            collection of interest for usury
                                            purposes. Accordingly, we cannot
                                            assure you that the obligation to
                                            pay any yield maintenance charge
                                            will be enforceable. Also, we cannot
                                            assure you that foreclosure proceeds
                                            will be sufficient to pay an
                                            enforceable yield maintenance
                                            charge.

                                            Additionally, although the
                                            collateral substitution provisions
                                            related to defeasance do not have
                                            the same effect on the
                                            certificateholders as prepayment, we
                                            cannot assure you that a court would
                                            not interpret those provisions as
                                            requiring a yield maintenance
                                            charge. In certain jurisdictions,
                                            those collateral substitution
                                            provisions might be deemed
                                            unenforceable under applicable law
                                            or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS
THAT COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The mortgage loans generally do not
                                            require the related borrower to
                                            cause rent and other payments to be
                                            made into a lock box account
                                            maintained on behalf of the
                                            mortgagee. If rental payments are
                                            not
                                            required to be made directly into a
                                            lock box account, there is a risk
                                            that the borrower will divert such
                                            funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES
MAY BE INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Although many of the mortgage loans
                                            require that funds be put aside for
                                            specific reserves, certain mortgage
                                            loans do not require any reserves.
                                            Furthermore, we cannot assure you
                                            that any reserve amounts will be
                                            sufficient to cover the actual costs
                                            of the items for which the reserves
                                            were established. We also cannot
                                            assure you that cash flow from the
                                            properties will be sufficient to
                                            fully fund the ongoing monthly
                                            reserve requirements.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged
                                            property generally insures a lender
                                            against risks relating to a lender
                                            not having a first lien with respect
                                            to a mortgaged property, and in some
                                            cases can insure a lender against
                                            specific other risks. The protection
                                            afforded by title insurance depends
                                            on the ability of the title insurer
                                            to pay claims made upon it. We
                                            cannot assure you that:

                                            o   a title insurer will have the
                                                ability to pay title insurance
                                                claims made upon it;

                                            o   the title insurer will maintain
                                                its present financial strength;
                                                or

                                            o   a title insurer will not contest
                                                claims made upon it.

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND BUILDING
CODE REQUIREMENTS AND USE RESTRICTIONS
COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Noncompliance with zoning and
                                            building codes may cause the
                                            borrower to experience cash flow
                                            delays and shortfalls that would
                                            reduce or delay the amount of
                                            proceeds available for distributions
                                            on your certificates. The mortgage
                                            loan sellers have taken steps to
                                            establish that the use and operation
                                            of the mortgaged properties securing
                                            the mortgage loans are in compliance
                                            in all material respects with all
                                            applicable zoning, land-use and
                                            building ordinances, rules,
                                            regulations, and orders. Evidence of
                                            this compliance may be in the form
                                            of legal opinions, confirmations
                                            from government officials, title
                                            policy endorsements and/or
                                            representations by the related
                                            borrower in the related mortgage
                                            loan documents. These steps may not
                                            have revealed all possible
                                            violations.

                                            Some violations of zoning, land use
                                            and building regulations may be
                                            known to exist at any particular
                                            mortgaged property, but the mortgage
                                            loan sellers generally do not
                                            consider those defects known to them
                                            to be material. In some cases, the
                                            use, operation and/or structure of a
                                            mortgaged property constitutes a
                                            permitted nonconforming use and/or
                                            structure as a result of changes in
                                            zoning laws after such mortgaged
                                            properties were constructed and the
                                            structure may not be rebuilt to its
                                            current state or be used for its
                                            current purpose if a material
                                            casualty event occurs. Insurance
                                            proceeds may not be sufficient to
                                            pay the mortgage loan in full if a
                                            material casualty event were to
                                            occur, or the mortgaged property, as
                                            rebuilt for a conforming use, may
                                            not generate sufficient income to
                                            service the mortgage loan and the
                                            value of the mortgaged property or
                                            its revenue producing potential may
                                            not be the same as it was before the
                                            casualty. If a mortgaged property
                                            could not be rebuilt to its current
                                            state or its current use were no
                                            longer permitted due to building
                                            violations or changes in zoning or
                                            other regulations, then the borrower
                                            might experience cash flow delays
                                            and shortfalls or be subject to
                                            penalties that would reduce or delay
                                            the amount of proceeds available for
                                            distributions on your certificates.

                                            Certain mortgaged properties may be
                                            subject to use restrictions pursuant
                                            to reciprocal easement or operating
                                            agreements which could limit the
                                            borrower's right to operate certain
                                            types of facilities within a
                                            prescribed radius. These limitations
                                            could adversely affect the ability
                                            of the borrower to lease the
                                            mortgaged property on favorable
                                            terms.

CONDEMNATIONS WITH RESPECT TO MORTGAGED
PROPERTIES SECURING THE MORTGAGE LOANS
COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           From time to time, there may be
                                            condemnations pending or threatened
                                            against one or more of the mortgaged
                                            properties. There can be no
                                            assurance that the proceeds payable
                                            in connection with a total
                                            condemnation will be sufficient to
                                            restore the related mortgaged
                                            property or to satisfy the remaining
                                            indebtedness of the related mortgage
                                            loan. The occurrence of a partial
                                            condemnation may have a material
                                            adverse effect on the continued use
                                            of the affected mortgaged property,
                                            or on an affected borrower's ability
                                            to meet its obligations under the
                                            related mortgage loan. Therefore, we
                                            cannot assure you that the
                                            occurrence of any condemnation will
                                            not have a negative impact upon the
                                            distributions on your certificates.

IMPACT OF RECENT EVENTS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                             On September 11, 2001, the United
                                            States was subjected to multiple
                                            terrorist attacks, resulting in the
                                            loss of many lives and massive
                                            property damage and destruction in
                                            New York City, the Washington D.C.
                                            area and Pennsylvania. As a result,
                                            there has been considerable
                                            uncertainty in the world financial
                                            markets. The full impact of these
                                            events on financial markets is not
                                            yet known but could include, among
                                            other things, increased volatility
                                            in the price of securities,
                                            including the certificates.
                                            According to publicly available
                                            reports, the financial markets are
                                            in part responding to uncertainty
                                            with regard to the scope, nature and
                                            timing of current and possible
                                            future military responses led by the
                                            United States, as well as
                                            disruptions in air travel,
                                            substantial losses by various
                                            companies including airlines,
                                            insurance providers and aircraft
                                            makers, the need for heightened
                                            security across the country and
                                            decreases in consumer confidence
                                            that could cause a general slowdown
                                            in economic growth.

                                            The terrorist attacks may also
                                            adversely affect the revenues or
                                            costs of operation of the mortgaged
                                            properties. It is possible that any
                                            further terrorist attacks could (i)
                                            lead to damage to one or more of the
                                            mortgaged properties, (ii) result in
                                            higher costs for insurance premiums,
                                            particularly for large mortgaged
                                            properties, which could adversely
                                            affect the cash flow at such
                                            mortgaged properties, or (iii)
                                            impact leasing patterns or shopping
                                            patterns which could adversely
                                            impact leasing revenue, retail
                                            traffic and percentage rent. In
                                            particular, the decrease in air
                                            travel may have a negative effect on
                                            certain of the mortgaged properties,
                                            including hotel mortgaged properties
                                            and those mortgaged properties in
                                            tourist areas which could reduce the
                                            ability of such mortgaged properties
                                            to generate cash flow. As a result,
                                            the ability of the mortgaged
                                            properties to generate cash flow may
                                            be adversely affected. These
                                            disruptions and uncertainties could
                                            materially and adversely affect the
                                            value of, and your ability to
                                            resell, your certificates.

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE PROPERTY MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                The mortgaged properties may suffer
                                            casualty losses due to risks that
                                            are not covered by insurance
                                            (including acts of terrorism) or for
                                            which insurance coverage is not
                                            adequate or available at
                                            commercially reasonable rates. In
                                            addition, some of the mortgaged
                                            properties are located in California
                                            and in other coastal areas of
                                            certain states, which are areas that
                                            have historically been at greater
                                            risk of acts of nature, including
                                            earthquakes, hurricanes and floods.
                                            The mortgage loans generally do not
                                            require borrowers to maintain
                                            earthquake, hurricane or flood
                                            insurance and we cannot assure you
                                            that borrowers will attempt or be
                                            able to obtain adequate insurance
                                            against such risks.

                                            Moreover, if reconstruction or major
                                            repairs are required following a
                                            casualty, changes in laws that have
                                            occurred since the time of original
                                            construction may materially impair
                                            the borrower's ability to effect
                                            such reconstruction or major repairs
                                            or may materially increase the cost
                                            thereof.

                                            In light of the September 11, 2001
                                            terrorist attacks in New York City,
                                            the Washington, D.C. area and
                                            Pennsylvania, the comprehensive
                                            general liability and business
                                            interruption or rent loss insurance
                                            policies required by typical
                                            mortgage loans, which are generally
                                            subject to periodic renewals during
                                            the term of the related mortgage
                                            loans, have been affected. According
                                            to publicly available reports,
                                            recent delays in federal legislation
                                            have put pressure on commercial
                                            insurers to withdraw from lines of
                                            business that are viewed as exposing
                                            them to terrorism risks and have
                                            resulted in some insurers sending
                                            provisional notices of nonrenewal to
                                            commercial customers. Most state
                                            regulators have permitted insurance
                                            carriers admitted in their states to
                                            exclude terrorism risks from
                                            coverage under certain lines of
                                            commercial insurance. Insurance
                                            carriers in those states where
                                            regulators have not allowed an
                                            exclusion for terrorism risks may
                                            withdraw from offering those lines
                                            and such withdrawals could further
                                            decrease the availability and
                                            increase the cost of insurance
                                            required with respect to mortgaged
                                            properties. There can be no
                                            certainty that insurance policies
                                            which are renewed will continue to
                                            provide coverage for terrorist
                                            attacks. The insurance policies on
                                            certain mortgaged properties may be
                                            renewed without such coverage and it
                                            is expected that other mortgaged
                                            properties may be similarly affected
                                            in the future.

                                            The mortgage loan sellers have
                                            informed the Depositor that they are
                                            aware of six (6) mortgaged
                                            properties securing six (6) mortgage
                                            loans, representing 8.6% of the
                                            initial outstanding pool balance,
                                            which are covered by insurance
                                            policies that specifically exclude
                                            terrorism coverage.

                                            The September 11, 2001 terrorist
                                            attacks have also caused many
                                            reinsurance companies (which assume
                                            some of the risk of policies sold by
                                            primary insurers) to indicate that
                                            they intend to eliminate coverage
                                            for acts of terrorism from their
                                            reinsurance. Without that
                                            reinsurance coverage, primary
                                            insurance companies would have to
                                            assume that risk themselves, which
                                            may cause them to eliminate such
                                            coverage in their policies, increase
                                            the amount of deductible for acts of
                                            terrorism or charge higher premiums
                                            for such coverage. In order to
                                            offset this risk, casualty insurance
                                            associations have proposed a
                                            terrorism reinsurance pool that
                                            would be backed by the federal
                                            government. However, this proposal
                                            has been met with skepticism by
                                            legislators and others and even if
                                            such proposals are instituted it is
                                            unclear what acts will fall under
                                            the category of "terrorism" as
                                            opposed to "acts of war" or "natural
                                            disasters," which may not be
                                            covered.

                                            If such casualty losses are not
                                            covered by standard casualty
                                            insurance policies, then in the
                                            event of a casualty from an act of
                                            terrorism, the amount available to
                                            make distributions on your
                                            certificates could be reduced.

CLAIMS UNDER BLANKET INSURANCE POLICIES
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Some of the mortgaged properties are
                                            covered by blanket insurance
                                            policies which also cover other
                                            properties of the related borrower
                                            or its affiliates. In the event that
                                            such policies are drawn on to cover
                                            losses on such other properties, the
                                            amount of insurance coverage
                                            available under such policies may
                                            thereby be reduced and could be
                                            insufficient to cover each mortgaged
                                            property's insurable risks.

PROPERTY INSPECTIONS AND ENGINEERING
REPORTS MAY NOT REFLECT ALL CONDITIONS
THAT REQUIRE REPAIR ON THE
PROPERTY Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY REFLECT THE
VALUE OF THE MORTGAGED PROPERTIES           A FIRREA appraisal was conducted in
                                            respect of each mortgaged property
                                            in connection with the origination
                                            or securitization of the related
                                            mortgage loan. The resulting
                                            estimates of value are the basis of
                                            the October 1, 2002 loan-to-value
                                            ratios referred to in this
                                            prospectus supplement. Those
                                            estimates represent the analysis and
                                            opinion of the person performing the
                                            appraisal or market analysis and are
                                            not guarantees of present or future
                                            values. The appraiser may have
                                            reached a different conclusion of
                                            value than the conclusion that would
                                            be reached by a different appraiser
                                            appraising the same property.
                                            Moreover, the values of the
                                            mortgaged properties may have
                                            changed significantly since the
                                            appraisal or market study was
                                            performed. In addition, appraisals
                                            seek to establish the amount a
                                            typically motivated buyer would pay
                                            a typically motivated seller. Such
                                            amount could be significantly higher
                                            than the amount obtained from the
                                            sale of a mortgaged property under a
                                            distress or liquidation sale. The
                                            estimates of value reflected in the
                                            appraisals and the related
                                            loan-to-value ratios are presented
                                            for illustrative purposes only in
                                            Appendix I and Appendix II hereto.
                                            In each case the estimate presented
                                            is the one set forth in the most
                                            recent appraisal available to us as
                                            of October 1, 2002, although we
                                            generally have not obtained updates
                                            to the appraisals. There is no
                                            assurance that the appraised values
                                            indicated accurately reflect past,
                                            present or future market values of
                                            the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               As principal payments or prepayments
                                            are made on mortgage loans, the
                                            remaining mortgage pool may be
                                            subject to increased concentrations
                                            of property types, geographic
                                            locations and other pool
                                            characteristics of the mortgage
                                            loans and the mortgaged properties,
                                            some of which may be unfavorable.
                                            Classes of certificates that have a
                                            lower payment priority are more
                                            likely to be exposed to this
                                            concentration risk than are
                                            certificate classes with a higher
                                            payment priority. This occurs
                                            because realized losses are
                                            allocated to the class outstanding
                                            at any time with the lowest payment
                                            priority and principal on the
                                            certificates entitled to principal
                                            is generally payable in sequential
                                            order or alphabetical order, with
                                            such classes generally not being
                                            entitled to receive principal until
                                            the preceding class or classes
                                            entitled to receive principal have
                                            been retired.

SUBORDINATION OF SOME CERTIFICATES MAY
AFFECT THE TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus
                                            supplement, the rights of the
                                            holders of each class of subordinate
                                            certificates to receive payments of
                                            principal and interest otherwise
                                            payable on their certificates will
                                            be subordinated to such rights of
                                            the holders of the more senior
                                            certificates having an earlier
                                            alphabetical class designation.
                                            Losses on the mortgage loans will be
                                            allocated to the Class O, Class N,
                                            Class M, Class L, Class K, Class J,
                                            Class H, Class G, Class F, Class E,
                                            Class D, Class C and Class B
                                            Certificates, in that order,

                                            reducing amounts otherwise payable
                                            to each class. Any remaining losses
                                            would then be allocated or cause
                                            shortfalls to the Class A-1
                                            Certificates and the Class A-2
                                            Certificates, pro rata, and, solely
                                            with respect to losses of interest,
                                            to the Class X Certificates, in
                                            proportion to the amounts of
                                            interest or principal payable
                                            thereon.

THE OPERATION OF THE MORTGAGED PROPERTY
FOLLOWING FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        If the trust acquires a mortgaged
                                            property as a result of a
                                            foreclosure or deed in lieu of
                                            foreclosure, the special servicer
                                            will generally retain an independent
                                            contractor to operate the property.
                                            Any net income from operations other
                                            than qualifying "rents from real
                                            property", or any rental income
                                            based on the net profits derived by
                                            any person from such property or
                                            allocable to a non-customary
                                            service, will subject the trust to a
                                            federal tax on such income at the
                                            highest marginal corporate tax rate,
                                            which is currently 35%, and, in
                                            addition, possible state or local
                                            tax. In this event, the net proceeds
                                            available for distribution on your
                                            certificates will be reduced. The
                                            special servicer may permit the
                                            trust to earn such above described
                                            "net income from foreclosure
                                            property" but only if it determines
                                            that the net after-tax benefit to
                                            certificateholders is greater than
                                            under another method of operating or
                                            leasing the mortgaged property.

STATE LAWS APPLICABLE TO FORECLOSURE
ACTIONS MAY AFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES               Some states, including California,
                                            have laws prohibiting more than one
                                            "judicial action" to enforce a
                                            mortgage obligation. Some courts
                                            have construed the term "judicial
                                            action" broadly. In the case of any
                                            mortgage loan secured by mortgaged
                                            properties located in multiple
                                            states, the master servicer or
                                            special servicer may be required to
                                            foreclose first on mortgaged
                                            properties located in states where
                                            these "one action" rules apply (and
                                            where non-judicial foreclosure is
                                            permitted) before foreclosing on
                                            properties located in states where
                                            judicial foreclosure is the only
                                            permitted method of foreclosure. As
                                            a result, the ability to realize
                                            upon the mortgage loans may be
                                            limited by the application of state
                                            laws.

THE BANKRUPTCY OR INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        Four (4) groups of mortgage loans,
                                            the 3 largest of which represent
                                            2.8%, 1.3% and 0.4% respectively, of
                                            the initial outstanding pool
                                            balance, were made to borrowers that
                                            are affiliated through common
                                            ownership of partnership or other
                                            equity interests and where, in
                                            general, the related mortgaged
                                            properties are commonly managed.

                                            The bankruptcy or insolvency of any
                                            such borrower or respective
                                            affiliate could have an adverse
                                            effect on the operation of all of
                                            the related mortgaged properties and
                                            on the ability of such related
                                            mortgaged properties to produce
                                            sufficient cash flow to make
                                            required payments on the related
                                            mortgage loans. For example, if a
                                            person that owns or controls several
                                            mortgaged properties experiences
                                            financial difficulty at one such
                                            property, it could defer maintenance
                                            at one or
                                            more other mortgaged properties in
                                            order to satisfy current expenses
                                            with respect to the mortgaged
                                            property experiencing financial
                                            difficulty, or it could attempt to
                                            avert foreclosure by filing a
                                            bankruptcy petition that might have
                                            the effect of interrupting monthly
                                            payments for an indefinite period on
                                            all the related mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS THAT
COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In certain jurisdictions, if tenant
                                            leases are subordinate to the liens
                                            created by the mortgage and do not
                                            contain attornment provisions which
                                            require the tenant to recognize a
                                            successor owner, following
                                            foreclosure, as landlord under the
                                            lease, the leases may terminate upon
                                            the transfer of the property to a
                                            foreclosing lender or purchaser at
                                            foreclosure. Not all leases were
                                            reviewed to ascertain the existence
                                            of these provisions. Accordingly, if
                                            a mortgaged property is located in
                                            such a jurisdiction and is leased to
                                            one or more desirable tenants under
                                            leases that are subordinate to the
                                            mortgage and do not contain
                                            attornment provisions, such
                                            mortgaged property could experience
                                            a further decline in value if such
                                            tenants' leases were terminated.
                                            This is particularly likely if such
                                            tenants were paying above-market
                                            rents or could not be replaced.

                                            Some of the leases at the mortgaged
                                            properties securing the mortgage
                                            loans included in the trust may not
                                            be subordinate to the related
                                            mortgage. If a lease is not
                                            subordinate to a mortgage, the trust
                                            will not possess the right to
                                            dispossess the tenant upon
                                            foreclosure of the mortgaged
                                            property unless it has otherwise
                                            agreed with the tenant. If the lease
                                            contains provisions inconsistent
                                            with the mortgage, for example,
                                            provisions relating to application
                                            of insurance proceeds or
                                            condemnation awards, or which could
                                            affect the enforcement of the
                                            lender's rights, for example, a
                                            right of first refusal to purchase
                                            the property, the provisions of the
                                            lease will take precedence over the
                                            provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY
BUSINESS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               There may be pending or threatened
                                            legal proceedings against the
                                            borrowers and managers of the
                                            mortgaged properties and their
                                            respective affiliates arising out of
                                            their ordinary business. We cannot
                                            assure you that any such litigation
                                            would not have a material adverse
                                            effect on your certificates.

RISKS RELATING TO COMPLIANCE WITH THE
AMERICANS WITH DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES
                                            Under the Americans with
                                            Disabilities Act of 1990, public
                                            accommodations are required to meet
                                            certain federal requirements related
                                            to access and use by disabled
                                            persons. Borrowers may incur costs
                                            complying with the Americans with
                                            Disabilities Act. In addition,
                                            noncompliance could result in the
                                            imposition of fines by the federal
                                            government or an award of damages to
                                            private litigants. If a borrower
                                            incurs such costs or fines, the
                                            amount available to pay debt service
                                            would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various
                                            certificateholders. The special
                                            servicer is given considerable
                                            latitude in determining whether and
                                            in what manner to liquidate or
                                            modify defaulted mortgage loans. The
                                            operating adviser will have the
                                            right to replace the special
                                            servicer upon satisfaction of
                                            certain conditions set forth in the
                                            pooling and servicing agreement. At
                                            any given time, the operating
                                            adviser will be controlled generally
                                            by the holders of the most
                                            subordinate, or, if the certificate
                                            principal balance thereof is less
                                            than 25% of its original certificate
                                            balance, the next most subordinate,
                                            class of certificates, that is, the
                                            controlling class, outstanding from
                                            time to time, and such holders may
                                            have interests in conflict with
                                            those of the holders of the other
                                            certificates. For instance, the
                                            holders of certificates of the
                                            controlling class might desire to
                                            mitigate the potential for loss to
                                            that class from a troubled mortgage
                                            loan by deferring enforcement in the
                                            hope of maximizing future proceeds.
                                            However, the interests of the trust
                                            may be better served by prompt
                                            action, since delay followed by a
                                            market downturn could result in less
                                            proceeds to the trust than would
                                            have been realized if earlier action
                                            had been taken.

                                            The master servicer, any primary
                                            servicer, the special servicer or an
                                            affiliate of any of them may acquire
                                            certain of the most subordinated
                                            certificates, including those of the
                                            initial controlling class. Under
                                            such circumstances, the master
                                            servicer, a primary servicer and the
                                            special servicer may have interests
                                            that conflict with the interests of
                                            the other holders of the
                                            certificates. However, the pooling
                                            and servicing agreement and the
                                            primary servicing agreements each
                                            provide that the mortgage loans are
                                            to be serviced in accordance with
                                            the servicing standard and without
                                            regard to ownership of any
                                            certificates by the master servicer,
                                            the primary servicers or the special
                                            servicer, as applicable. The initial
                                            special servicer will be Wells Fargo
                                            Bank, National Association; the
                                            initial operating adviser will be
                                            Insignia Financial Services, Inc.

                                            Conflicts between borrowers and
                                            property managers. It is likely that
                                            many of the property managers of the
                                            mortgaged properties, or their
                                            affiliates, manage additional
                                            properties, including properties
                                            that may compete with the mortgaged
                                            properties. Affiliates of the
                                            managers, and managers themselves,
                                            also may own other properties,
                                            including competing properties. The
                                            managers of the mortgaged properties
                                            may accordingly experience conflicts
                                            of interest in the management of
                                            such mortgaged properties.

                                            Conflicts between the trust and
                                            sellers. The activities of the
                                            sellers may involve properties which
                                            are in the same markets as the
                                            mortgaged properties underlying the
                                            certificates. In such case, the
                                            interests of each of the sellers or
                                            such affiliates may differ from, and
                                            compete with, the interests of the
                                            trust, and decisions made with
                                            respect to those assets may
                                            adversely affect the amount and
                                            timing of distributions with respect
                                            to the certificates. Conflicts of
                                            interest may arise between the trust
                                            and each of the sellers or their
                                            affiliates that engage in the
                                            acquisition, development, operation,
                                            financing and disposition of real
                                            estate if such sellers acquire any
                                            certificates. In particular, if
                                            certificates held by a seller are
                                            part of a class that is or becomes
                                            the controlling class the seller as
                                            part of the holders of the
                                            controlling class
                                            would have the ability to influence
                                            certain actions of the special
                                            servicer under circumstances where
                                            the interests of the trust conflict
                                            with the interests of the seller or
                                            its affiliates as acquirors,
                                            developers, operators, financers or
                                            sellers of real estate related
                                            assets.

                                            The sellers or their affiliates may
                                            acquire a portion of the
                                            certificates. Under such
                                            circumstances, they may become the
                                            controlling class, and as such have
                                            interests that may conflict with
                                            their interests as a seller of the
                                            mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your
                                            certificates will depend, in
                                            significant part, upon the rate and
                                            timing of principal payments on the
                                            mortgage loans. For this purpose,
                                            principal payments include both
                                            voluntary prepayments, if permitted,
                                            and involuntary prepayments, such as
                                            prepayments resulting from casualty
                                            or condemnation of mortgaged
                                            properties, defaults and
                                            liquidations by borrowers, or
                                            repurchases as a result of a
                                            seller's breach of representations
                                            and warranties or material defects
                                            in a mortgage loan's documentation.

                                            The investment performance of your
                                            certificates may vary materially and
                                            adversely from your expectations if
                                            the actual rate of prepayment is
                                            higher or lower than you anticipate.

                                            Voluntary prepayments under some of
                                            the mortgage loans require payment
                                            of a prepayment premium or a yield
                                            maintenance charge unless the
                                            prepayment occurs within generally
                                            one (1) to seven (7) payments prior
                                            to and including the anticipated
                                            repayment date or the stated
                                            maturity date, as the case may be.
                                            Nevertheless, we cannot assure you
                                            that the related borrowers will
                                            refrain from prepaying their
                                            mortgage loans due to the existence
                                            of a prepayment premium or a yield
                                            maintenance charge or the amount of
                                            such premium or charge will be
                                            sufficient to compensate you for
                                            shortfalls in payments on your
                                            certificates on account of such
                                            prepayments. We also cannot assure
                                            you that involuntary prepayments
                                            will not occur. The rate at which
                                            voluntary prepayments occur on the
                                            mortgage loans will be affected by a
                                            variety of factors, including:

                                            o   the terms of the mortgage loans;

                                            o   the length of any prepayment
                                                lockout period;

                                            o   the level of prevailing interest
                                                rates;

                                            o   the availability of mortgage
                                                credit;

                                            o    the applicable yield
                                                 maintenance charges or
                                                 prepayment premiums and the
                                                 ability of the master servicer,
                                                 primary servicer or special
                                                 servicer to enforce the related
                                                 provisions;

                                            o   the failure to meet requirements
                                                for release of escrows/reserves
                                                that result in a prepayment;

                                            o   the occurrence of casualties or
                                                natural disasters; and

                                            o   economic, demographic, tax or
                                                legal factors.

                                            Generally, no yield maintenance
                                            charge or prepayment premium will be
                                            required for prepayments in
                                            connection with a casualty or
                                            condemnation unless an event of
                                            default has occurred. In addition,
                                            if a
                                            seller repurchases any mortgage loan
                                            from the trust due to the breach of
                                            a representation or warranty, the
                                            repurchase price paid will be passed
                                            through to the holders of the
                                            certificates with the same effect as
                                            if the mortgage loan had been
                                            prepaid in part or in full, except
                                            that no yield maintenance charge or
                                            prepayment premium will be payable.
                                            Such a repurchase may, therefore,
                                            adversely affect the yield to
                                            maturity on your certificates.

                                            Although all of the mortgage loans
                                            have prepayment protection in the
                                            form of lockout periods, defeasance
                                            provisions, yield maintenance
                                            provisions and/or prepayment premium
                                            provisions, there can be no
                                            assurance that borrowers will
                                            refrain from prepaying mortgage
                                            loans due to the existence of a
                                            yield maintenance charge or
                                            prepayment premium or that
                                            involuntary prepayments or
                                            repurchases will not occur.

                                            Also, the description in the
                                            mortgage notes of the method of
                                            calculation of prepayment premiums
                                            and yield maintenance charges is
                                            complex and subject to legal
                                            interpretation and it is possible
                                            that another person would interpret
                                            the methodology differently from the
                                            way we did in estimating an assumed
                                            yield to maturity on your
                                            certificates as described in this
                                            prospectus supplement. See Appendix
                                            II attached hereto for a description
                                            of the various pre-payment
                                            provisions.

THE YIELD ON YOUR CERTIFICATE WILL BE
AFFECTED BY THE PRICE AT WHICH THE
CERTIFICATE WAS PURCHASED AND THE RATE,
TIMING AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                            The yield on any certificate will
                                            depend on (1) the price at which
                                            such certificate is purchased by you
                                            and (2) the rate, timing and amount
                                            of distributions on your
                                            certificate. The rate, timing and
                                            amount of distributions on any
                                            certificate will, in turn, depend
                                            on, among other things:

                                            o   the interest rate for such
                                                certificate;

                                            o   the rate and timing of
                                                principal payments (including
                                                principal prepayments) and
                                                other principal collections
                                                (including loan purchases in
                                                connection with breaches of
                                                representations and warranties)
                                                on or in respect of the
                                                mortgage loans and the extent
                                                to which such amounts are to be
                                                applied or otherwise result in
                                                a reduction of the certificate
                                                balance of such certificate;

                                            o   the rate, timing and severity of
                                                losses on or in respect of the
                                                mortgage loans or unanticipated
                                                expenses of the trust;

                                            o   the timing and severity of any
                                                interest shortfalls resulting
                                                from prepayments to the extent
                                                not offset by a reduction in
                                                master servicer compensation as
                                                described in this prospectus
                                                supplement;

                                            o   the timing and severity of any
                                                reductions in the appraised
                                                value of any mortgaged property
                                                in a manner that has an effect
                                                on the amount of advancing
                                                required on the related
                                                mortgage loan; and

                                            o   the method of calculation of
                                                prepayment premiums and yield
                                                maintenance charges and the
                                                extent to which prepayment
                                                premiums and yield maintenance
                                                charges are collected and, in
                                                turn, distributed on such
                                                certificate.

                                            In addition, any change in the
                                            weighted average life of a
                                            certificate may adversely affect
                                            yield. Prepayments resulting in a
                                            shortening of weighted average lives
                                            of certificates may be made at a
                                            time of lower interest rates when
                                            you may be unable to reinvest the
                                            resulting payment of principal at a
                                            rate comparable to the effective
                                            yield anticipated when making the
                                            initial investment in certificates.
                                            Delays and extensions resulting in a
                                            lengthening of the weighted average
                                            lives of the certificates may occur
                                            at a time of higher interest rates
                                            when you may have been able to
                                            reinvest principal payments that
                                            would otherwise have been received
                                            by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of delinquencies
                                            or defaults on the mortgage loans
                                            could affect the following aspects
                                            of the offered certificates:

                                            o   the aggregate amount of
                                                distributions on them;

                                            o   their yields to maturity;

                                            o   their rates of principal
                                                payments; and

                                            o   their weighted average lives.

                                            The rights of holders of each class
                                            of subordinate certificates to
                                            receive payments of principal and
                                            interest otherwise payable on their
                                            certificates will be subordinated to
                                            such rights of the holders of the
                                            more senior certificates having an
                                            earlier alphabetical class
                                            designation. Losses on the mortgage
                                            loans will be allocated to the Class
                                            O, Class N, Class M, Class L, Class
                                            K, Class J, Class H, Class G, Class
                                            F, Class E, Class D, Class C and
                                            Class B Certificates, in that order,
                                            reducing amounts otherwise payable
                                            to each class. Any remaining losses
                                            would then be allocated to the Class
                                            A-1 Certificates and the Class A-2
                                            Certificates, pro rata and, with
                                            respect to interest losses only, the
                                            Class X Certificates based on their
                                            respective entitlements.

                                            If losses on the mortgage loans
                                            exceed the aggregate certificate
                                            balance of the classes of
                                            certificates subordinated to a
                                            particular class, that particular
                                            class will suffer a loss equal to
                                            the full amount of that excess up to
                                            the outstanding certificate balance
                                            of such class.

                                            If you calculate your anticipated
                                            yield based on assumed rates of
                                            default and losses that are lower
                                            than the default rate and losses
                                            actually experienced and such losses
                                            are allocable to your certificates,
                                            your actual yield to maturity will
                                            be lower than the assumed yield.
                                            Under extreme scenarios, such yield
                                            could be negative. In general, the
                                            earlier a loss borne by your
                                            certificates occurs, the greater the
                                            effect on your yield to maturity.

                                            Additionally, delinquencies and
                                            defaults on the mortgage loans may
                                            significantly delay the receipt of
                                            distributions by you on your
                                            certificates, unless advances are
                                            made to cover delinquent payments or
                                            the subordination of another class
                                            of certificates fully offsets the
                                            effects of any such delinquency or
                                            default.

                                            Also, if the related borrower does
                                            not repay a mortgage loan with a
                                            hyperamortization feature by its
                                            anticipated repayment date, the
                                            effect will be to increase the
                                            weighted average life of your
                                            certificates and may reduce your
                                            yield to maturity.

COMPENSATION TO THE MASTER SERVICER,
THE SPECIAL SERVICER AND THE TRUSTEE
MAY HAVE AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR CERTIFICATES
                                            To the extent described in this
                                            prospectus supplement, the master
                                            servicer, the trustee or the fiscal
                                            agent will be entitled to receive
                                            interest at the "Prime Rate" on
                                            unreimbursed advances they have made
                                            with respect to defaulted monthly
                                            payments or that are made with
                                            respect to the preservation and
                                            protection of the related mortgaged
                                            property. This interest will
                                            generally accrue from the date on
                                            which the related advance is made or
                                            the related expense is incurred to
                                            the date of reimbursement. This
                                            interest may be offset in part by
                                            default interest and late payment
                                            charges paid by the borrower or by
                                            certain other amounts. In addition,
                                            under certain circumstances,
                                            including delinquencies in the
                                            payment of principal and interest, a
                                            mortgage loan will be serviced by
                                            the special servicer, and the
                                            special servicer is entitled to
                                            compensation for special servicing
                                            activities. The right to receive
                                            interest on advances and special
                                            servicing compensation is senior to
                                            the rights of certificateholders to
                                            receive distributions. The payment
                                            of interest on advances and the
                                            payment of compensation to the
                                            special servicer may result in
                                            shortfalls in amounts otherwise
                                            distributable on certificates.

LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Three (3) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 2.2% of the initial
                                            outstanding pool balance, are
                                            subject to first mortgage liens on
                                            leasehold interests under ground
                                            leases. One (1) mortgaged property,
                                            securing mortgage loans representing
                                            0.6% of the initial outstanding pool
                                            balance, is subject to a first
                                            mortgage lien on both a fee and a
                                            leasehold in an income-producing
                                            real property.

                                            Leasehold mortgage loans are subject
                                            to certain risks not associated with
                                            mortgage loans secured by a lien on
                                            the fee estate of the borrower. The
                                            most significant of these risks is
                                            that if the borrower's leasehold
                                            were to be terminated upon a lease
                                            default, the lender would lose its
                                            security. Generally, each related
                                            ground lease requires the lessor to
                                            give the lender notice of the
                                            borrower's defaults under the ground
                                            lease and an opportunity to cure
                                            them, permits the leasehold interest
                                            to be assigned to the lender or the
                                            purchaser at a foreclosure sale, in
                                            some cases only upon the consent of
                                            the lessor, and contains certain
                                            other protective provisions
                                            typically included in a
                                            "mortgageable" ground lease.

                                            Upon the bankruptcy of a lessor or a
                                            lessee under a ground lease, the
                                            debtor entity has the right to
                                            assume or reject the lease. If a
                                            debtor lessor rejects the lease, the
                                            lessee has the right to remain in
                                            possession of its leased premises
                                            for the rent otherwise payable under
                                            the lease for the term of the lease
                                            (including renewals). If a debtor
                                            lessee/borrower rejects any or all
                                            of the lease, the leasehold lender
                                            could succeed to the
                                            lessee/borrower's position under the
                                            lease only if the lessor
                                            specifically grants the lender such
                                            right. If both the lessor and the
                                            lessee/borrowers are involved in
                                            bankruptcy proceedings, the trustee
                                            may be unable to enforce the
                                            bankrupt lessee/borrower's right to
                                            refuse to treat a ground lease
                                            rejected by a bankrupt lessor as
                                            terminated. In such
                                            circumstances, a lease could be
                                            terminated notwithstanding lender
                                            protection provisions contained
                                            therein or in the mortgage.

                                            Most of the ground leases securing
                                            the mortgaged properties provide
                                            that the ground rent payable
                                            thereunder increases during the term
                                            of the lease. These increases may
                                            adversely affect the cash flow and
                                            net income of the borrower from the
                                            mortgaged property.

THE SELLERS OF THE MORTGAGE LOANS ARE
SUBJECT TO BANKRUPTCY OR INSOLVENCY
LAWS THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE LOANS             In the event of the insolvency of
                                            any seller, it is possible the
                                            trust's right to payment from or
                                            ownership of the mortgage loans
                                            could be challenged, and if such
                                            challenge were successful, delays or
                                            reductions in payments on your
                                            certificates could occur.

                                            Based upon opinions of counsel that
                                            the conveyance of the mortgage loans
                                            would generally be respected in the
                                            event of insolvency of the sellers,
                                            which opinions are subject to
                                            various assumptions and
                                            qualifications, the sellers believe
                                            that such a challenge will be
                                            unsuccessful, but there can be no
                                            assurance that a bankruptcy trustee,
                                            if applicable, or other interested
                                            party will not attempt to assert
                                            such a position. Even if actions
                                            seeking such results were not
                                            successful, it is possible that
                                            payments on the certificates would
                                            be delayed while a court resolves
                                            the claim.

LIMITED LIQUIDITY AND MARKET VALUE MAY
ADVERSELY EFFECT PAYMENTS ON YOUR
CERTIFICATES                                Your certificates will not be listed
                                            on any securities exchange or traded
                                            on any automated quotation systems
                                            of any registered securities
                                            association, and there is currently
                                            no secondary market for the
                                            certificates. While Bear, Stearns &
                                            Co. Inc., Morgan Stanley & Co.
                                            Incorporated, Goldman, Sachs & Co.
                                            and Wells Fargo Brokerage Services,
                                            LLC each currently intends to make a
                                            secondary market in the
                                            certificates, none of them is
                                            obligated to do so. Accordingly, you
                                            may not have an active or liquid
                                            secondary market for your
                                            certificates, which could result in
                                            a substantial decrease in the market
                                            value of your certificates. The
                                            market value of your certificates
                                            also may be affected by many other
                                            factors, including then-prevailing
                                            interest rates. Furthermore, you
                                            should be aware that the market for
                                            securities of the same type as the
                                            certificates has in the past been
                                            volatile and offered very limited
                                            liquidity.

WEIGHTED AVERAGE COUPON RATE ENTAIL
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The interest rates on one or more
                                            classes of certificates may be based
                                            on a weighted average of the
                                            mortgage loan interest rates net of
                                            the administrative cost rate, which
                                            is calculated based upon the
                                            respective principal balances of the
                                            mortgage loans. Alternatively, the
                                            interest rate on one or more classes
                                            of the certificates may be capped at
                                            such weighted average rate. This
                                            weighted average rate is further
                                            described in this prospectus
                                            supplement under the definition of
                                            "Weighted Average Net Mortgage
                                            Rate." Any class of certificates
                                            which is either fully or partially
                                            based upon the weighted average net
                                            mortgage rate
                                            may be adversely affected by
                                            disproportionate principal payments,
                                            prepayments, defaults and other
                                            unscheduled payments on the mortgage
                                            loans. Because some mortgage loans
                                            will amortize their principal more
                                            quickly than others, the rate may
                                            fluctuate over the life of those
                                            classes of your certificates.

                                            In general, mortgage loans with
                                            relatively high mortgage interest
                                            rates are more likely to prepay than
                                            mortgage loans with relatively low
                                            mortgage interest rates. For
                                            instance, varying rates of
                                            unscheduled principal payments on
                                            mortgage loans which have interest
                                            rates above the weighted average net
                                            mortgage rate may have the effect of
                                            reducing the interest rate of your
                                            certificates.


         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

         The Series 2002-TOP8 Commercial Mortgage Pass-Through Certificates will be issued on or about October __, 2002 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

o certain rights of Bear Stearns Commercial Mortgage Securities Inc. under, or assigned to Bear Stearns Commercial Mortgage Securities Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

         The certificates will be issued on or about October __, 2002 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after October 1, 2002.

o    The certificates will consist of various classes, to be designated as:

     o    the Class A-1 Certificates and the Class A-2 Certificates;

     o    the Class X-1 Certificates and the Class X-2 Certificates;

     o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, and the Class O Certificates; and

     o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B and Class C Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through the relevant depositaries of Clearstream Banking and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class B and Class C Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                        APPROXIMATE
                              INITIAL AGGREGATE      PERCENT OF INITIAL          RATINGS            APPROXIMATE
             CLASS           CERTIFICATE BALANCE        POOL BALANCE           (FITCH/S&P)         CREDIT SUPPORT
             -----           -------------------        ------------           -----------         --------------
      Class A-1                                             22.029%                                    14.000%
                                $185,535,000                                     AAA/AAA
      Class A-2                                             63.971%                                    14.000%
                                $538,794,000                                     AAA/AAA
      Class B                                                3.000%                                    11.000%
                                $ 25,267,000                                      AA/AA
      Class C                                                3.375%                                     7.625%
                                $ 28,426,000                                       A/A

         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by the principal portion of any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

o during the period from the Closing Date through and including the Distribution Date occurring in October 2004, the sum of (a) the lesser of $135,740,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

o during the period following the Distribution Date occurring in October 2004 through and including the Distribution Date occurring in October 2005, the sum of (a) the lesser of $94,908,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and
         (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the lesser of $44,000 and the Certificate Balance of the Class H Certificates outstanding from time to time;

o during the period following the Distribution Date occurring in October 2005 through and including the Distribution Date occurring in October 2006, the sum of (a) the lesser of $56,219,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C and Class D Certificates outstanding from time to time and
         (c) the lesser of $6,931,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

o during the period following the Distribution Date occurring in October 2006 through and including the Distribution Date occurring in October 2007, the sum of (a) the lesser of $2,111,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balances of the Class A-2, Class B and Class C Certificates outstanding from time to time and (c) the lesser of $2,378,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

o during the period following the Distribution Date occurring in October 2007 through and including the Distribution Date occurring in October 2008, the sum of (a) the lesser of $506,913,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
         (b) the Certificate Balance of the Class B Certificates outstanding from time to time and (c) the lesser of $18,142,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

o during the period following the Distribution Date occurring in October 2008 through and including the Distribution Date occurring in October 2009, the sum of (a) the lesser of $474,553,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
         (b) the Certificate Balance of the Class B Certificates outstanding from time to time and (c) the lesser of $6,461,000 and the Certificate Balance of the Class C Certificates outstanding from time to time; and

o during the period following the Distribution Date occurring in October 2009 through and including the Distribution Date occurring in October 2010, the sum of (a) the lesser of $433,338,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time and
         (b) the lesser of $20,984,000 and the Certificate Balance of the Class B Certificates outstanding from time to time; and

o        following the Distribution Date occurring in October 2010, $0.

         Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in October 2010. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $842,243,398 and $775,603,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B and Class C Certificates for each Distribution Date will be equal to __%, __%, __% and __% per annum, respectively.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately __% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before October 2010, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

    o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

    o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

    o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
         (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

    o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.


         For any Distribution Date occurring after October 2010, the Certificate Balance of each class of Principal Balance Certificates will constitute one or more separate components of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately __% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in October 2010 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before October 2010, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

    o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

    o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

         Under no circumstances will the Class X-2 Strip Rate be less than zero.

         The Pass-Through Rates applicable to the Class D, Class E and Class F Certificates will equal __%, __% and __% per annum, respectively. The Pass-Through Rate applicable to the Class G Certificates will, at all times, equal the lesser of __% per annum and the Weighted Average Net Mortgage Rate. The Pass-Through Rate applicable to the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will be equal to __% per annum.

         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in November 2002. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

         (i) to the holders of the Class A-1, Class A-2, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

         (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

         (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

         (iv) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

          (v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

          (vi) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

          (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

          (viii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

          (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

          (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

          (xi) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1 Certificates and Class A-2 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1 Certificates and Class A-2 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class D Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

         (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

         (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

         Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before ______, __% of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and __% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the

Distribution Date in ______, any of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

         No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Special Servicing Stand-by Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least three consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain -- at the Operating Adviser's expense -- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

         The One Seaport Plaza Pari Passu Loan is subject to provisions in the 2002-IQ2 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the 2002-IQ2 Pooling and Servicing Agreement in respect of the One Seaport Plaza Pari Passu Loan will proportionately reduce the 2002-IQ2 Master Servicer's or the 2002-IQ2 Trustee's, as the case may be, obligation to make P&I Advances in respect of that mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 Certificates and Class A-2 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

         In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or a primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

         The holders of a majority of the controlling class, the master servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 2% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or make any P&I Advances on a B Note.

         The 2002-IQ2 Master Servicer is obligated to make Advances with respect to the One Seaport Plaza Pari Passu Loan to the extent set forth in the 2002-IQ2 Pooling and Servicing Agreement.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and Primary Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o   any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property.

         The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Nonrecoverable Advances

         The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer, the operating adviser, the Rating Agencies, the paying agent and us and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

                  (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

                  (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and
                           (B) Prepayment Premiums or Yield Maintenance Charges;

                  (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

                  (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                           (A)      delinquent 30 to 59 days,

                           (B)      delinquent 60 to 89 days,

                           (C)      delinquent 90 days or more,

                           (D) as to which foreclosure proceedings have been commenced, or

                           (E) as to which bankruptcy proceedings have been commenced;

                  (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

                  (vi)     as of the related Determination Date:

                           (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                           (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

                  (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

                  (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

                  (ix) the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

                  (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers and the special servicer and the holders of the rights to Excess Servicing Fees;

                  (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses;

                  (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

                  (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

                  (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

         (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Bear Stearns Commercial Mortgage Securities Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Bear Stearns Commercial Mortgage Securities Inc. and anyone Bear Stearns Commercial Mortgage Securities Inc. or any Underwriter reasonably designates, the special servicer, the Rating Agencies, and any Certificateholder.

         The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer and the depositor, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Bear Stearns Commercial Mortgage Securities Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o   the Pooling and Servicing Agreement and any amendments thereto;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o   all officer's certificates delivered to the paying agent since the Closing
    Date;

o   all accountants' reports delivered to the paying agent since the Closing
    Date;

o   the mortgage loan files;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent or trustee upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and Bear Stearns Commercial Mortgage Securities Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in October 2002:

                 The close of business on
                 October 1                            (A)      Cut-off Date.

                 October 31                           (B)      Record Date for all Classes of Certificates.

                 October 2 - November 7               (C)      The Collection Period. The master servicer
                                                               receives Scheduled Payments due after the
                                                               Cut-off Date and any Principal Prepayments made
                                                               after the Cut-off Date and on or prior to
                                                               November 7.

                 November 7                           (D)      Determination Date.

                 November 14                          (E)      Master Servicer Remittance Date.

                 November 15                          (F)      Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to November 7, 2002 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" by Fitch (and if the Trustee is rated "AA-" by Fitch, a short-term rating of at least "F-1+" in the case of Fitch), and "AA-" by S&P, provided that, if the Fiscal Agent is rated at least "AA-" by Fitch (and if the Fiscal Agent is rated "AA-" by Fitch, a short-term rating of at least "F-1+" in the case of Fitch), and "AA-" by S&P, then the Trustee must be rated not less than "A-" by Fitch and "A-" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP8. As of June 30, 2002, the trustee had assets of approximately $58.4 billion. See "Description of the Agreements--Duties of the Trustee", "Description of the Agreements--Matters Regarding the Trustee" and "Description of the Pooling and Servicing Agreement--Resignation and Removal of the Trustee" in the prospectus.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2002, the fiscal agent had consolidated assets of approximately $601.4 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "AA" by Fitch and "AA" by S&P. On Friday, September 13, 2002, Moody's Investors Service lowered to "Aa3" from "Aa2" the long-term senior unsecured debt ratings of ABN AMRO Bank N.V. The long-term unsecured debt rating of LaSalle Bank National Association was not lowered by Moody's. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is an affiliate of the master servicer and special servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

         The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such

Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is the Distribution Date in August 2038.

         The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

o   to cure any ambiguity;

o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC for the purposes of federal income tax law (or comparable provisions of state income tax law);

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

o to amend any provision thereof to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

o any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o no such amendment may eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

o adversely affect the status of any REMIC for federal income tax purposes, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay an ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 and Class X-2 Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such Class; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2 and Class X Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o   summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
--------------------------              ----------    ----------    ---------    ---------    --------
Closing Date                               100%         100%          100%         100%         100%
October 2003                                94%          94%          94%           94%          94%
October 2004                                88%          88%          88%           88%          88%
October 2005                                82%          82%          82%           82%          82%
October 2006                                75%          75%          75%           75%          75%
October 2007                                55%          55%          55%           55%          55%
October 2008                                47%          47%          47%           47%          47%
October 2009                                39%          39%          39%           39%          39%
October 2010                                28%          27%          27%           26%          21%
October 2011                                8%           7%            6%           4%           0%
October 2012                                0%           0%            0%           0%           0%
Weighted average life (years)              5.70         5.70          5.69         5.68         5.62




           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
--------------------------              ----------    ----------    ---------    ---------    --------
Closing Date                               100%         100%          100%         100%         100%
October 2003                               100%         100%          100%         100%         100%
October 2004                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%          99%
October 2012                                0%           0%            0%           0%           0%
Weighted average life (years)              9.75         9.74          9.73         9.71         9.53

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           25%          50%           75%         100%
--------------------------              ----------    ----------    ---------    ---------    --------
Closing Date                               100%         100%          100%         100%         100%
October 2003                               100%         100%          100%         100%         100%
October 2004                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                                8%           8%            8%           8%           8%
October 2013                                0%           0%            0%           0%           0%
Weighted average life (years)              9.96         9.96          9.96         9.96         9.92



           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
--------------------------              ----------    ----------    ---------    ---------    --------
Closing Date                               100%         100%          100%         100%         100%
October 2003                               100%         100%          100%         100%         100%
October 2004                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                                53%          53%          53%           53%          53%
October 2014                                34%          34%          34%           34%          34%
October 2015                                0%           0%            0%           0%           0%
Weighted average life (years)              11.61        11.59        11.57         11.56        11.51

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of one hundred twenty (120) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $842,243,398 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $437,001 to $64,776,182, and the mortgage loans have an average Cut-off Date Balance of $7,018,695. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between April 17, 2000 and August 31, 2002. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

         One hundred sixteen (116) mortgaged properties, representing 97.2% of the Initial Pool Balance, are evidenced by a mortgage note and are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in one or more income-producing mortgaged properties. Three (3) mortgaged properties, securing mortgage loans representing 2.2% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in one or more income-producing real properties. One (1) mortgaged property, representing 0.6% of the Initial Pool Balance, is subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both a fee and a leasehold interest in an income-producing real property.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than any ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred ten (110) mortgage loans, representing 91.1% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Ten (10) mortgage loans, representing 8.9% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

         The mortgage loans consist of the following property types:

         o Office - Twenty-six (26) of the mortgaged properties, which secure 37.8% of the Initial Pool Balance, are office properties;

         o Retail - Forty-three (43) of the mortgaged properties, which secure 30.6% of the Initial Pool Balance, are retail properties;

         o Industrial - Twenty-seven (27) of the mortgaged properties, which secure 13.8% of the Initial Pool Balance, are industrial properties;

         o Multifamily - Twenty-two (22) of the mortgaged properties, which secure 11.6% of the Initial Pool Balance, are multifamily properties;

         o Other - Four (4) of the mortgaged properties, which secure 3.2% of the Initial Pool Balance, are another property type;

         o Self Storage - Six (6) of the mortgaged properties, which secure 2.2% of the Initial Pool Balance, are self storage properties; and

         o Manufactured Housing Community - Two (2) of the mortgaged properties, which secure 0.8% of the Initial Pool Balance, are manufactured housing community properties.

Property Location

         The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, New York, New Jersey, Virginia and Texas.

         o Thirty-seven (37) mortgaged properties, representing security for 25.7% of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, twenty-four (24) of such mortgaged properties, representing security for 16.2% of the Initial Pool Balance, are located in Southern California, and thirteen (13) mortgaged properties, representing security for 9.5% of the Initial Pool Balance, are located in Northern California;

         o Fifteen (15) mortgaged properties, representing security for 16.4% of the Initial Pool Balance are located in New York;

         o Six (6) mortgaged properties, representing security for 14.4% of the Initial Pool Balance are located in New Jersey;

         o Five (5) mortgaged properties, representing security for 9.6% of the Initial Pool Balance are located in Virginia; and

         o Eight (8) mortgaged properties, representing security for 5.5% of the Initial Pool Balance are located in Texas.

Due Dates

         One hundred seventeen (117) of the mortgage loans, representing 98.7% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. Three (3) mortgage loans, representing 1.3% of the Initial Pool Balance, have a Due Date on the 10th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges including one hundred fifteen (115) of the mortgage loans, representing 96.3% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of 0 to 5 days, three (3) mortgage loans, representing 1.8% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 15 days, one (1) mortgage loan, representing 1.7% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 7 days and one (1) mortgage loan, representing 0.3% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 10 days.

Amortization

         The mortgage loans have the following amortization features:


         o One hundred thirteen (113) of the mortgage loans, representing 94.7% of the Initial Pool Balance, are Balloon Loans. Three (3) of those mortgage loans, representing 0.6% of the Initial Pool Balance, have amortization schedules that change during their respective loan term. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

         o The seven (7) remaining mortgage loans, representing 5.3% of the Initial Pool Balance of the mortgage loans as of October 1, 2002 are fully amortizing and each is expected to have less than 5% of the original principal balance outstanding as of its respective stated maturity date.

Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

         o One hundred five (105) of the mortgage loans, representing 87.5% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

         o Eleven (11) of the mortgage loans, representing 9.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         o Three (3) of the mortgage loans, representing 1.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

         o One (1) mortgage loan, representing 0.8% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period and thereafter provides for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 3% of the amount prepaid.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

         o Four (4) of the mortgage loans, representing 3.5% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

         o One (1) mortgage loan, representing 1.0% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period permits the borrower to partially prepay up to 33.33% of the total loan balance, subject to a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         o Two (2) of the mortgage loans, representing 0.1% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage, subject to the payment of a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         o Notwithstanding the foregoing, the mortgage loans generally provide for a period of one (1) to seven (7) payments prior to and including the maturity date or Anticipated Repayment Date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         One (1) mortgage loan, representing 7.6% of the Initial Pool Balance, currently has additional financing in place which is secured by the mortgaged property related to such mortgage loan. See "The One Seaport Plaza Pari Passu Loan" in this prospectus supplement.

         Three (3) mortgage loans, representing 3.2% of the Initial Pool Balance, currently have additional financing in place which is not secured by the mortgaged property related to such mortgage loan.

         Two (2) mortgage loans, representing 0.8% of the Initial Pool Balance, permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value tests are satisfied.

         Seven (7) mortgage loans, representing 1.7% of the Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral; Property Substitution

         Eleven (11) mortgage loans, representing 18.0% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

         Two (2) mortgage loans, representing 1.9% of the Initial Pool Balance, permit the substitution of one of the related mortgaged properties in accordance with the conditions set forth in the related mortgage loan documents.

THE ONE SEAPORT PLAZA PARI PASSU LOAN

         With respect to Mortgage Loan No. 2 (the "One Seaport Plaza Pari Passu Loan"), representing 7.6% of the Initial Pool Balance, the related mortgaged property also secures separate promissory notes (the "2002-IQ2 Mortgage Loan" and the "Companion Loan") that are not assets of the trust. The 2002-IQ2 Mortgage Loan had an original principal balance of $61,000,000 and is owned by the trust fund established pursuant to the 2002-IQ2 Pooling and Servicing Agreement. As of the Cut-off date, the Companion Loan has an outstanding principal balance of $64,837,580 and was held by Morgan Stanley Dean Witter Mortgage Capital Inc. or its affiliate, which may sell or transfer the Companion Loan at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The 2002-IQ2 Mortgage Loan and the Companion Loan have the same interest rate, maturity date and amortization term as the One Seaport Plaza Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the One Seaport Plaza Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the Companion Loan.

         The holders of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides for the following:

o the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

o the 2002-IQ2 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the One Seaport Plaza

         Pari Passu Loan, the 2002-IQ2 Mortgage Loan or the Companion Loan will be effected in accordance with the 2002-IQ2 Pooling and Servicing Agreement), provided that the holder of the Companion Loan may in certain circumstances appoint the special servicer with respect to the 2002-IQ2 Mortgage Loan;

o all payments, proceeds and other recoveries on or in respect of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and/or the Companion Loan (in each case, subject to the rights of the master servicer, the related special servicer, the Depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the 2002-IQ2 Pooling and Servicing Agreement) will be applied to the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

o the transfer of the ownership of the Companion Loan to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

         Under the 2002-IQ2 Pooling and Servicing Agreement, the servicing and administration of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan, and the Companion Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2002-IQ2 Pooling and Servicing Agreement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         In the case of twenty-two (22) mortgaged properties, representing 4.6% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of $3,492,379. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

         In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

          o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

          o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

          o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policy also does not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead-based paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed $4,375,000 and the total claims under the group policy is subject to a maximum of $14,250,000. There is no deductible under the policy.

         The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends eight years beyond the terms of the respective mortgage loans.

         The secured creditor impaired property policy will be issued by American International Specialty Lines Insurance Company or an affiliate thereof.

         In the case of fourteen (14) mortgaged properties, representing 7.4% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects of Mortgage Loans" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan, and the Companion Loan.

                  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                  Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan, and the Companion Loan.

                  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

                  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

         o    the outstanding principal balance of the related mortgage loan;
              and

         o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability.

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is reasonably available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard. See "Risk Factors--The Absence Of

Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

Principal Commercial Funding, LLC

         PCF is a wholly owned subsidiary of Principal Capital Management, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515) 248-3944.

Wells Fargo Bank, National Association

         A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans - The Master Servicer and Special Servicer - Master Servicer" in this prospectus supplement.

Morgan Stanley Dean Witter Mortgage Capital Inc.

         MSDWMC is a subsidiary of Morgan Stanley Dean Witter & Co. and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSDWMC Loans was originated or purchased by MSDWMC, and all of the MSDWMC Loans were underwritten by MSDWMC underwriters. The principal offices of MSDWMC are located at 1585 Broadway, New York, New York 10036. MSDWMC's telephone number is (212) 761-4700.

Bear Stearns Commercial Mortgage, Inc.

         BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's telephone number is (212) 272-2000.

John Hancock Real Estate Finance, Inc.

         JHREF is a wholly-owned subsidiary of John Hancock Subsidiaries LLC, which is a wholly-owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

         JHREF presently has six offices across the country. Each of the JHREF Loans was underwritten and closed by JHREF. JHREF underwrote its mortgage loans at its headquarters in Boston, Massachusetts. The principal offices of JHREF are located at 200 Clarendon Street, 56th Floor, Boston, Massachusetts 02117. JHREF's telephone number is (617) 572-8716.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to Bear Stearns Commercial Mortgage Securities Inc., and Bear Stearns Commercial Mortgage Securities Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

         (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to Bear Stearns Commercial Mortgage Securities Inc., and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

         (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

         (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

         (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Bear Stearns Commercial Mortgage Securities Inc. and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

         (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

         o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

         o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

         o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and any Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or a Primary Servicer, as the case may be.

         Any such interest of the master servicer, the special servicer or a Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or a Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or a Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         On the Closing Date, the master servicer will enter into an agreement with each of the Primary Servicers under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of any Primary Servicers. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

         o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

         o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

         o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as primary servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

         Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates-- Advances--Servicing Advances" in this prospectus supplement.

         The Primary Servicers, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust against any loss, liability, or expense incurred in connection with any legal action relating to the pooling and servicing agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the pooling and servicing agreement.

         With respect to the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan or the Companion Loan will be effected in accordance with the 2002-IQ2 Pooling and Servicing Agreement), provided that the holder of the Companion Loan may in certain circumstances appoint the special servicer with respect to the 2002-IQ2 Mortgage Loan.

THE MASTER SERVICER AND SPECIAL SERVICER

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer and as special servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is an affiliate of Wells Fargo Bank Minnesota, National Association, the paying agent and certificate registrar and Wells Fargo Brokerage Services, LLC, one of the underwriters.

         Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

         As of June 30, 2002, Wells Fargo was responsible for servicing approximately 4,439 commercial and multifamily mortgage loans, totaling approximately $28.8 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the Pooling and Servicing Agreement.

         The related Master Servicing Fee will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth, fifth, sixth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Bear Stearns Commercial Mortgage Securities Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Bear Stearns Commercial Mortgage Securities Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of a Primary Servicer under a primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

         Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of Default described in the fifth, sixth or tenth bullet of the definition thereof, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer, will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer, will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

         The special servicer will be entitled to receive:

         o     a Special Servicing Fee;

         o     a Special Servicing Stand-by Fee;

         o     a Workout Fee; and

         o     a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to consult with the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the previous paragraphs.

         In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

         o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two years or less;

         o any foreclosure or comparable conversion of the ownership of a mortgaged property;

         o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

         o any determination to bring an REO Property into compliance with applicable environmental laws;

         o any acceptance of substitute or additional collateral for a mortgage loan;

         o    any acceptance of a discounted payoff;

         o    any waiver of a "due on sale" or "due on encumbrance" clause;

         o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

         o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan).

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

         o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

         o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

         o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

         o extend the maturity date of any Specially Serviced Mortgage Loan; and/or

         o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

         In no event, however, will the special servicer be permitted to:

         o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

         o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions-- Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment); provided, that for so long as Wells Fargo Bank, National Association is the special servicer, it may not exercise such Option with respect to any WFB Loans. The Option Purchase Price for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, or (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off).

FORECLOSURES

         The special servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

         If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft, counsel to Bear Stearns Commercial Mortgage Securities Inc., will deliver its opinion generally to the effect that, assuming:

         o    the making of proper elections;

         o the accuracy of all representations made with respect to the mortgage loans;

         o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof; and

         o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III and (3) the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III.

         The offered certificates will be REMIC Regular Certificates issued by REMIC III. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. Obligations.

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the

Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code generally only in the proportion which the REMIC's assets consist of loans secured by an interest in real property which is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Certain Classes of offered certificates may be issued with premium depending on the price at which such Classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity. In addition, for purposes of calculating OID, any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular

Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates-- Acquisition Premium" and "--Sale or Exchange of Regular Certificates" in the prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such certificates.

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         As explained under "Material Federal Income Tax Consequences-Federal Income Tax Consequences for REMIC Certificates--Tax-Related Restrictions on Transfers of REMIC Residual Certificates-Noneconomic Residual Interests" in the prospectus, transfers of a noneconomic REMIC Residual Certificate are disregarded for tax purposes if the transferor either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future, (2) the transferee represents to the transferor that (i) it understands that, as the holder of the noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person and (3) either (i) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of (a) the present value of any consideration given to the transferee to acquire the noneconomic REMIC Residual Certificate, (b) the present value of the expected future distributions on the noneconomic REMIC Residual Certificate and (c) the present value of the anticipated tax savings associated with holding the noneconomic REMIC Residual Certificate as the REMIC generates losses (assuming that the transferor pays tax at the highest corporate rate (or in certain circumstances, the corporate alternative minimum tax rate) and that present values are computed using a discount rate equal to the federal short-term rate and the compounding period used by the transferee) or (ii)(a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

         Under certain circumstances, as described under the headings "Material Federal Income Tax Consequences--Reporting Requirements and Backup Withholding" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates. The Economic Growth and Tax Relief Reconciliation Act of 2001 has replaced the 31% backup withholding rate with rates less than or equal to 31%, and the actual backup withholding rate that will apply to a particular payment will depend on when such payment is made.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--and "State and Other Tax Considerations" in the prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 25.7% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.


                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of Bear Stearns Commercial Mortgage Securities Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions--" within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

         o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

         o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

         o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch Ratings, S&P or Moody's Investors Service, Inc.;

         o the trustee cannot be an affiliate of any member of the Restricted Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, each Primary Servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

         o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Bear Stearns Commercial Mortgage Securities Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Bear Stearns Commercial Mortgage Securities Inc. expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Bear Stearns Commercial Mortgage Securities Inc., the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Bear Stearns Commercial Mortgage Securities Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC. Subject to the terms and conditions set forth in the Underwriting Agreement, Bear Stearns Commercial Mortgage Securities Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Bear Stearns Commercial Mortgage Securities Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.


              UNDERWRITERS                 CLASS A-1       CLASS A-2        CLASS B         CLASS C
-----------------------------------      ------------    ------------    ------------   --------------
Bear, Stearns & Co. Inc.                 $__________     $__________     $__________     $__________

Morgan Stanley & Co. Incorporated        $__________     $__________     $__________     $__________

Goldman, Sachs & Co.                     $__________     $__________     $__________     $__________

Wells Fargo Brokerage Services, LLC      $__________     $__________     $__________     $__________

     Total...................            $185,535,000    $538,794,000    $25,267,000     $28,426,000

         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated and will act as co-lead managers and co-bookrunners with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Bear Stearns Commercial Mortgage Securities Inc. from the sale of the offered certificates, before deducting expenses payable by Bear Stearns Commercial Mortgage Securities Inc., will be approximately $___________, plus accrued interest.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by Bear Stearns Commercial Mortgage Securities Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about October __, 2002, which is the ___ business day following the date of pricing of the certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of Bear, Stearns & Co. Inc., an Underwriter and Bear Stearns Commercial Mortgage Securities Inc., a seller.

                                  LEGAL MATTERS

         The validity of the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, and by Latham & Watkins, New York, New York, and material federal income tax consequences of investing in the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft. Certain legal matters will be passed upon for the underwriters by Latham & Watkins and by Cadwalader, Wickersham & Taft. Certain legal matters will be passed upon for Wells Fargo Bank, National Association by Sidley Austin Brown & Wood LLP, New York, New York, for Principal Commercial Funding, LLC by Dechert, New York, New York, for Bear Stearns Commercial Mortgage Inc. by Cadwalader, Wickersham & Taft, for Morgan Stanley Dean Witter Mortgage Capital Inc. by Latham & Watkins, and for John Hancock Real Estate Finance, Inc. by Cadwalader, Wickersham & Taft.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                                                FITCH             S&P
--------------------------------------------      -------------     ----------
Class A-1..................................           AAA              AAA
Class A-2..................................           AAA              AAA
Class B....................................           AA                AA
Class C....................................            A                A

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Bear Stearns Commercial Mortgage Securities Inc. to do so may be lower than the ratings assigned thereto at the request of Bear Stearns Commercial Mortgage Securities Inc.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

         "A/B Mortgage Loan" means, each mortgage loan, if any, designated as an A/B Mortgage Loan on Appendix II of this prospectus supplement. There are no A/B Mortgage Loans in the trust.

         "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

         "Accrued Certificate Interest" means, in respect of each class of Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee Rate, the Special Servicing Stand-by Fee Rate and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement (and in the case of the One Seaport Plaza Pari Passu Loan, the One Seaport Plaza Pari Passu Loan Servicing Fee Rate and any other trustee fee rate payable therefrom) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

o    the sum of:

o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan. There are no ARD Loans in the trust.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

                  o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

                  o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

                  o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

                  o   amounts deposited in the Certificate Account in error;

                  o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; and

                  o in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement;

         (2) to the extent not already included in clause (1), any P&I Advances made, any advances made by the 2002-IQ2 Master Servicer, the 2002-IQ2 Fiscal Agent or the 2002-IQ2 Trustee in respect of the One Seaport Plaza Pari Passu Loan, and any Compensating Interest Payments paid with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or anticipated repayment date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or

Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and
(ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

         "B Note" means, with respect to any A/B Mortgage Loan, the mortgage note not included in the trust.

         "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

         "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement .

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means a Person in whose name a certificate is registered in the certificate registrar.

         "Certificate Owner" means a Person acquiring an interest in an offered certificate.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates and the Class A-2 Certificates.

         "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

         "Clearstream Banking" means Clearstream Banking, societe anonyme.

         "Closing Date" means October __, 2002.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Companion Loan" means the mortgage loan secured by the One Seaport Plaza Pari Passu Mortgage on a pari passu basis with the One Seaport Plaza Pari Passu Loan and the 2002-IQ2 Mortgage Loan.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note) during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of such mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note) during the same Collection Period but such Compensating Interest shall not in any event exceed the portion of the Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties.

         "Compensating Interest Payment" means any payment of Compensating Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note, and with respect to the mortgaged property securing the 2002-IQ2 Mortgage Loan, the One Seaport Plaza Pari Passu Loan, and the Companion Loan, only the portion of such amounts payable to the holder of the One Seaport Plaza Pari Passu Loan.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means October 1, 2002. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in October 2002 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on October 1, 2002, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

         "Depositor" means, Bear Stearns Commercial Mortgage Securities Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 5th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

     o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

     o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicers on its behalf) pursuant to the Pooling and Servicing Agreement.

         "Euroclear" means The Euroclear System.

         "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates;

o the master servicer has been downgraded to a servicer rating level below CMS3, or its then equivalent, by Fitch;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the master servicer is removed from S&P's approved servicer list and the ratings then assigned by S&P to any class or classes of Certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

         "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a Principal
Prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo and JHREF that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

         "Excess Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

o any interest paid to the master servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

o all Special Servicer Compensation (other than the Special Servicing Stand-by Fee) payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, the Primary Servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Fitch"  means Fitch Ratings.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $842,243,398.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan or B Note, and with respect to the mortgaged property securing the 2002-IQ2 Mortgage Loan, the One Seaport Plaza Pari Passu Loan, and the Companion Loan only the portion of such amounts payable to the holder of the One Seaport Plaza Pari Passi Loan, excluding, in each case, any amounts required to be paid to the related borrower, excluding, in each case, any amounts required to be paid to the related borrower.

         "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interested Party" means the special servicer, the master servicer, Bear Stearns Commercial Mortgage Securities Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

         "JHREF" means John Hancock Real Estate Finance, Inc.

         "JHREF Loans" means the mortgage loans that were originated or purchased by JHREF and sold by JHREF to the depositor pursuant to the related mortgage loan purchase agreement.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property; provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan by a mortgage loan seller due to the breach of a representation and warranty or document defect, such fee will only be paid by the applicable mortgage loan seller if such loan is repurchased after the date that is 180 days after the applicable mortgage loan seller receives notice of the breach causing the repurchase.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or B Note or related REO Property, net of expenses and any related Advances and interest thereon. With respect to the One Seaport Plaza Pari Passu Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of the One Seaport Plaza Pari Passu Loan.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any B Note.

         "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the One Seaport Plaza Pari Passu
Loan) and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Money Term" means, with respect to any mortgage loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

         "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy thereof.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Bear Stearns Commercial Mortgage Securities Inc. and the respective seller, as the case may be.

         "Mortgage Pool" means the one hundred twenty (120) mortgage loans with an aggregate principal balance, as of October 1, 2002, of approximately $842,243,398, which may vary by up to 5%.

         "MSDWMC" means Morgan Stanley Dean Witter Mortgage Capital Inc.

         "MSDWMC Loans" means the mortgage loans that were originated or purchased by MSDWMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2003) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

         "NWAC Rate" - See "Weighted Average Net Mortgage Rate."

         "OID" means original issue discount.

         "One Seaport Plaza Pari Passu Loan" means Mortgage Loan No. 2 which is secured on a pari passu basis with the 2002-IQ2 Mortgage Loan and the Companion Loan pursuant to the One Seaport Plaza Pari Passu Mortgage.

         "One Seaport Plaza Pari Passu Loan Servicing Fee Rate" mean the servicing fee applicable to the One Seaport Plaza Pari Passu Loan pursuant to the 2002-IQ2 Pooling and Servicing Agreement.

         "One Seaport Plaza Pari Passu Mortgage" means the mortgage securing the 2002-IQ2 Mortgage Loan, the Companion Loan and the One Seaport Plaza Pari Passu Loan.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees and Primary Servicing Fees), other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

         "PCF" means Principal Commercial Funding, LLC.

         "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

         "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of October 1, 2002, between Bear Stearns Commercial Mortgage Securities Inc., as depositor, Wells Fargo, as master servicer, Wells Fargo, as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Primary Servicing Fee, the Special Servicing Stand-by Fee, the One Seaport Plaza Pari Passu Loan Servicing Fee (in the case of the One Seaport Plaza Pari Passu Loan), any trustee fee payable in connection with the One Seaport Plaza Pari Passu Loan, and Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Stand-by Fee, the One Seaport Plaza Pari Passu Loan Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Stand-by Fee, the One Seaport Plaza Pari Passu Loan Servicing Fee and trustee fee payable in connection with the One Seaport Plaza Pari Passu Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

         "Prepayment Premium" means, with respect to any mortgage loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan or B Note.

         "Primary Servicer" means each of Principal Capital Management, LLC and John Hancock Real Estate Finance, Inc, as applicable.

         "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

         "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B Note or its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any B Note or its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

         "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan or B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan or B Note in advance of its scheduled Due Date.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and/or (if applicable) its related B Note or the related REO Property (including any Servicing Advances, Advance Interest related to such mortgage loan and/or (if applicable) its related B Note and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, Bear Stearns Commercial Mortgage Securities Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Fitch and S&P.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan or B Note that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to the One Seaport Plaza Pari Passu Loan (if the 2002-IQ2 Special Servicer has foreclosed upon the mortgaged property secured by the One Seaport Plaza Pari Passu Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of the One Seaport Plaza Pari Passu Loan.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Scheduled Payment" means, in general, for any mortgage loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" of any mortgage loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any B Note) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of such B Note, the holder of the B Note) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans and B Note, and in the case of the A Note and the B Note, the related intercreditor agreement and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and any B Note or, if a mortgage loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note, the maximization of recovery thereon to the Certificateholders and the holder of the related B Note, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note, in the case of any A/B Mortgage Loan and its related B Note); and without regard to:

         i. any other relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower;

         ii. the ownership of any certificate by the master servicer or the special servicer, as the case may be, or any affiliate thereof;

         iii.  the master servicer's obligation to make Advances; and

         iv. the right of the master servicer (or any affiliate thereof) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan or B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan (other than an A/B Mortgage Loan) as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan or B Note as to which the master servicer or Operating Adviser has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer or Operating Adviser, materially and adversely affects the interests of the Certificateholders or the holder of any related B Note and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan or B Note as to which, in the judgment of the master servicer or Operating Adviser, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or Operating Adviser is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related B Note (as the case may be); or

o with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month),
     (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Special Servicer Stand-by Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement; o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan; provided, that in the first month in which such Special Servicing Fee is payable, it will be reduced by any Special Servicing Stand-by Fee paid to the special servicer with respect to such mortgage loan during the previous 12-month period.

         "Special Servicing Stand-by Fee" means with respect to any Distribution Date and each mortgage loan other than the mortgage loans identified as Mortgage Loans Nos. 1, 2, 3, 4, 6, 8, and 10 on Appendix II to this prospectus supplement, the amount accrued on the outstanding Scheduled Principal Balance of such mortgage loan for such Distribution Date at the Special Servicing Stand-by Fee Rate.

         "Special Servicing Stand-by Fee Rate" means 0.003% per annum, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month.

         "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is October 8, 2002;

o distributions on the certificates are made on the 15th day of each month, commencing in November, 2002;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, Class N Certificates and the Class O Certificates.

         "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

         "2002-IQ2 Fiscal Agent" means the "fiscal agent" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

         "2002-IQ2 Master Servicer" means the "master servicer" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is ORIX Capital Markets, LLC.

         "2002-IQ2 Mortgage Loan" means the mortgage loan secured by the One Seaport Plaza Pari Passu Mortgage on a pari passu basis with the One Seaport Plaza Pari Passu Loan and the Companion Loan. The 2002-IQ2 Mortgage Loan is included in a trust created in connection with the issuance of Morgan Stanley Dean Witter Capital I Inc.'s Commercial Mortgage Pass-Through Certificates, Series 2002-IQ2.

         "2002-IQ2 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of June 1, 2002, among Morgan Stanley Dean Witter Capital I Inc., as depositor, the 2002-IQ2 Master Servicer, the 2002-IQ2 Special Servicer, the 2002-IQ2 Trustee and the 2002-IQ2 Fiscal Agent.

         "2002-IQ2 Special Servicer" means the "special servicer" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is Lend Lease Asset Management, L.P.

         "2002-IQ2 Trustee" means the "trustee" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association, a national banking association.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriters" means Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

         "Underwriting Agreement" means that agreement, dated September __, 2002, entered into by Bear Stearns Commercial Mortgage Securities Inc., Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

         "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360

Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "WFB Loans" means the mortgage loans that were originated by Wells Fargo or its affiliates.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY     WEIGHTED
                                                                          AGGREGATE        AGGREGATE      AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN SELLER                                          MORTGAGE LOANS      BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------------------
Principal Commercial Funding, LLC                          25           240,402,554             28.5        7.046
Wells Fargo Bank, N.A.                                     43           222,497,284             26.4        6.642
Morgan Stanley Dean Witter Mortgage Capital Inc.           23           184,336,415             21.9        7.342
Bear Stearns Commercial Mortgage, Inc.                     18           112,239,846             13.3        6.887
John Hancock Real Estate Finance, Inc.                     11            82,767,300              9.8        7.088
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    120          $842,243,398            100.0%       6.987%
=====================================================================================================================
------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                      WEIGHTED     WEIGHTED
                                                         AVERAGE      WEIGHTED         AVERAGE      AVERAGE
                                                       REMAINING       AVERAGE    CUT-OFF DATE      BALLOON
LOAN SELLER                                           TERM (MOS.)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------
Principal Commercial Funding, LLC                            128          1.59            61.1         50.1
Wells Fargo Bank, N.A.                                       126          1.93            54.6         42.6
Morgan Stanley Dean Witter Mortgage Capital Inc.             115          1.56            65.4         56.3
Bear Stearns Commercial Mortgage, Inc.                       132          1.58            61.2         42.7
John Hancock Real Estate Finance, Inc.                       103          1.62            66.0         59.9
------------------------------------------------------------------------------------------------------------
TOTAL:                                                       123          1.68X           60.8%        49.4%
============================================================================================================


CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                                              AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED        AVERAGE    AVERAGE
                              NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)   MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1 - 1,000,000                      12         9,077,151           1.1      7.588          117       1.98           42.5       32.0
1,000,001 - 2,000,000              13        21,160,652           2.5      7.151          117       2.03           51.1       39.8
2,000,001 - 3,000,000              17        43,232,020           5.1      7.058          116       1.70           57.8       45.7
3,000,001 - 4,000,000              14        48,904,951           5.8      7.327          115       1.49           64.2       54.5
4,000,001 - 5,000,000              16        72,555,143           8.6      7.048          125       1.80           61.8       50.2
5,000,001 - 6,000,000               3        16,894,123           2.0      7.211          112       1.74           60.2       51.7
6,000,001 - 7,000,000              10        68,123,367           8.1      6.994          123       1.57           63.2       49.8
7,000,001 - 8,000,000               7        52,309,487           6.2      6.928          126       1.46           65.2       49.4
8,000,001 - 9,000,000               4        33,945,942           4.0      7.229          117       1.58           62.3       42.2
9,000,001 - 10,000,000              5        48,350,579           5.7      7.179          127       1.53           63.2       51.0
10,000,001 - 15,000,000            11       140,436,475          16.7      7.016          121       1.69           61.0       50.6
15,000,001 - 20,000,000             3        53,896,647           6.4      6.699          118       2.05           53.9       46.6
20,000,001 - 25,000,000             1        24,364,267           2.9      6.955          118       1.40           74.7       65.3
25,000,001 >=                       4       208,992,594          24.8      6.798          129       1.68           59.5       49.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            120      $842,243,398         100.0%     6.987%         123       1.68X          60.8%      49.4%
===================================================================================================================================

Minimum: $437,001
Maximum: $64,776,182
Average: $7,018,695

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY    WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                                              AGGREGATE     AGGREGATE     AVERAGE      AVERAGE   WEIGHTED        AVERAGE    AVERAGE
                          NUMBER OF        CUT-OFF DATE  CUT-OFF DATE    MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
STATE                MORTGAGE PROPERTIES     BALANCE ($)   BALANCE (%)    RATE (%)  TERM (MOS.)   DSCR (X)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Southern California           24            136,330,171          16.2       7.002          116       1.70           61.7       51.6
Northern California           13             80,389,743           9.5       6.884          136       2.00           48.4       34.6
New York                      15            138,181,200          16.4       7.206          123       1.82           59.9       47.0
New Jersey                     6            121,018,741          14.4       6.986          136       1.55           56.1       44.3
Virginia                       5             80,653,949           9.6       6.308          107       1.73           65.3       57.7
Texas                          8             46,278,829           5.5       7.026          117       1.41           70.3       60.4
Colorado                       7             30,338,878           3.6       7.091          118       1.53           64.9       55.4
New Hampshire                  3             24,751,731           2.9       6.769          124       1.67           56.4       45.1
Delaware                       1             24,364,267           2.9       6.955          118       1.40           74.7       65.3
North Carolina                 5             22,624,932           2.7       7.695          141       1.50           64.6       51.4
Florida                        4             14,852,007           1.8       6.947          114       1.56           66.9       56.1
Arizona                        1             13,164,354           1.6       7.700          110       1.60           62.1       55.6
Maryland                       3             11,827,254           1.4       6.978          140       2.22           52.7       42.9
Georgia                        2             11,169,176           1.3       7.236          116       1.28           76.6       66.7
Michigan                       3             10,920,526           1.3       6.729          117       1.89           56.5       47.0
Nevada                         2              7,881,005           0.9       7.461          105       1.28           72.7       58.6
Ohio                           2              7,481,169           0.9       6.890          117       1.72           59.1       51.3
Illinois                       2              7,440,205           0.9       6.730          118       1.45           71.4       62.0
Connecticut                    3              7,132,850           0.8       7.088          117       1.47           66.4       56.8
Massachusetts                  4              6,955,645           0.8       6.650          178       1.32           56.5        1.4
Tennessee                      1              6,686,380           0.8       7.090          117       1.35           76.9       67.5
Wisconsin                      1              5,523,127           0.7       7.180          104       1.34           72.7       59.9
Minnesota                      2              4,351,724           0.5       6.937          115       1.98           46.5       37.4
Oregon                         3              4,278,826           0.5       7.114          118       1.77           50.4       40.7
Oklahoma                       2              3,984,189           0.5       7.459          110       1.60           59.7       44.8
Kansas                         1              3,323,799           0.4       6.960          117       1.51           63.9       51.4
Missouri                       2              3,068,276           0.4       7.701          131       1.38           61.0       37.5
Idaho                          1              2,834,066           0.3       7.060          115       1.89           54.5       44.1
Indiana                        1              1,895,506           0.2       6.800          118       1.68           61.1       48.9
South Carolina                 1              1,046,497           0.1       8.090          114       1.70           61.4       55.3
Mississippi                    1                947,136           0.1       7.510          117       1.89           54.1       44.2
Montana                        1                547,243           0.1       7.670           93       1.27           30.9       24.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       130           $842,243,398         100.0%      6.987%         123       1.68X          60.8%      49.4%
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


PROPERTY TYPES

-------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY    WEIGHTED      WEIGHTED
                                                           AGGREGATE        AGGREGATE     AVERAGE       AVERAGE
                                      NUMBER OF         CUT-OFF DATE     CUT-OFF DATE    MORTGAGE     REMAINING
PROPERTY TYPE                    MORTGAGE PROPERTIES      BALANCE ($)      BALANCE (%)    RATE (%)   TERM (MOS.)
-------------------------------------------------------------------------------------------------------------------
Office
     Urban                                7             193,627,205             23.0       7.098           135
     Suburban                            15             115,237,710             13.7       6.957           111
     Medical                              4               9,474,326              1.1       6.999           116
-------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                           26            $318,339,241             37.8%      7.044%          126
Retail
     Anchored                            20             190,206,886             22.6       6.824           127
     Unanchored                          12              43,582,767              5.2       7.353           123
     Free Standing                        8              19,394,670              2.3       7.102           117
     Shadow Anchored                      3               4,187,470              0.5       7.117           117
-------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                           43            $257,371,793             30.6%      6.939%          125
Industrial
     Warehouse                           12              56,931,314              6.8       7.069           121
     Light Industrial                     6              32,108,414              3.8       6.946           115
     Flex Industrial                      9              27,551,154              3.3       7.041           117
-------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                           27            $116,590,881             13.8%      7.029%          119
Multifamily
     Garden                              18              74,996,789              8.9       6.977           116
     Low-Rise                             4              22,585,054              2.7       6.525           116
-------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                           22             $97,581,843             11.6%      6.872%          116
Other
     Land                                 3              19,082,176              2.3       6.722           116
     Theater                              1               8,106,780              1.0       7.130           117
-------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                            4             $27,188,956              3.2%      6.844%          116
Self Storage
     Self Storage                         6              18,846,898              2.2       7.201           117
-------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                            6             $18,846,898              2.2%      7.201%          117
Manufactured Housing Community
     Manufactured Housing Community       2               6,323,787              0.8       7.010           116
-------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                            2              $6,323,787              0.8%      7.010%          116
-------------------------------------------------------------------------------------------------------------------
     Total:                             130            $842,243,398            100.0%      6.987%          123
===================================================================================================================
----------------------------------------------------------------------------
                                                       WEIGHTED    WEIGHTED
                                      WEIGHTED          AVERAGE     AVERAGE
                                       AVERAGE     CUT-OFF DATE     BALLOON
PROPERTY TYPE                          DSCR (X)          LTV (%)     LTV (%)
----------------------------------------------------------------------------
Office
     Urban                               1.64             57.6        44.0
     Suburban                            1.57             65.6        57.4
     Medical                             1.66             56.9        47.0
----------------------------------------------------------------------------
     SUBTOTAL:                           1.61X            60.5%       48.9%
Retail
     Anchored                            1.72             61.6        48.9
     Unanchored                          1.67             60.8        50.3
     Free Standing                       1.55             62.0        50.3
     Shadow Anchored                     1.67             61.4        49.6
----------------------------------------------------------------------------
     SUBTOTAL:                           1.69X            61.5%       49.2%
Industrial
     Warehouse                           1.62             60.8        46.6
     Light Industrial                    1.53             66.3        56.5
     Flex Industrial                     1.84             58.8        49.6
----------------------------------------------------------------------------
     SUBTOTAL:                           1.65X            61.8%       50.0%
Multifamily
     Garden                              1.52             67.3        58.0
     Low-Rise                            2.71             38.9        32.9
----------------------------------------------------------------------------
     SUBTOTAL:                           1.79X            60.7%       52.2%
Other
     Land                                1.97             52.8        44.4
     Theater                             1.46             61.0        42.2
----------------------------------------------------------------------------
     SUBTOTAL:                           1.81X            55.2%       43.7%
Self Storage
     Self Storage                        1.85             59.8        49.5
----------------------------------------------------------------------------
     SUBTOTAL:                           1.85X            59.8%       49.5%
Manufactured Housing Community
     Manufactured Housing Community      1.67             59.7        50.7
----------------------------------------------------------------------------
     SUBTOTAL:                           1.67X            59.7%       50.7%
----------------------------------------------------------------------------
     Total:                              1.68x            60.8%       49.4%
============================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                                               AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED        AVERAGE    AVERAGE
                               NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)           MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
5.880 - 6.500                          9     155,146,657          18.4      6.222          118       1.95           57.2       48.6
6.501 - 7.000                         41     324,959,191          38.6      6.820          129       1.67           59.2       46.3
7.001 - 7.500                         47     199,190,709          23.7      7.203          122       1.57           63.6       50.4
7.501 - 8.000                         19     136,055,573          16.2      7.649          119       1.58           63.1       54.3
8.001 - 8.500                          2      12,311,092           1.5      8.116          107       1.55           64.3       54.2
8.501 - 8.770                          2      14,580,176           1.7      8.761          102       1.26           73.5       65.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               120    $842,243,398         100.0%     6.987%         123       1.68X          60.8%      49.4%
====================================================================================================================================


Minimum: 5.880%
Maximum: 8.770%
Weighted Average: 6.987%

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                                               AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED        AVERAGE    AVERAGE
ORIGINAL TERM TO               NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)      MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                 2      22,350,000           2.7      6.584           57       1.74           71.6       70.8
61 - 120                             107     677,721,965          80.5      7.003          116       1.70           62.2       53.2
121 - 180                             10     128,399,003          15.2      7.004          157       1.50           53.6       30.9
181 - 240                              1      13,772,430           1.6      6.670          239       1.97           43.2        1.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               120    $842,243,398         100.0%     6.987%         123       1.68X          60.8%      49.4%
====================================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 127 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
REMAINING TERM TO               NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)       MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                 2       22,350,000           2.7      6.584           57       1.74          71.6       70.8
61 - 120                             108      687,265,745          81.6      7.011          116       1.70          62.2       53.2
121 - 180                              9      118,855,224          14.1      6.960          161       1.50          52.7       29.1
181 - 240                              1       13,772,430           1.6      6.670          239       1.97          43.2        1.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               120     $842,243,398         100.0%     6.987%         123       1.68X         60.8%      49.4%
====================================================================================================================================

Minimum: 57 mos.
Maximum: 239 mos.
Weighted Average: 123 mos.

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
ORIGINAL                        NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
AMORTIZATION TERM (MOS.)     MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
     Interest Only                     2       19,150,000           2.3      6.666           72       2.43          57.1       57.1
     61 - 120                          2        1,189,072           0.1      7.670           93       1.27          30.9       24.7
     121 - 180                         3        6,351,285           0.8      6.940          116       1.83          45.5       21.5
     181 - 240                         2       10,398,303           1.2      7.223          115       1.44          62.4       43.5
     241 - 300                        43      214,217,057          25.4      6.995          132       1.61          56.1       43.0
     301 - 360                        61      546,234,843          64.9      7.003          116       1.68          64.1       56.1
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                            113     $797,540,560          94.7%     6.996%         119       1.67X         61.6%      52.1%
FULLY AMORTIZING LOANS
     61 - 120                          1        2,134,513           0.3      6.324          115       2.69          14.4        0.3
     121 - 180                         5       28,795,895           3.4      6.937          178       1.50          51.7        1.4
     181 - 240                         1       13,772,430           1.6      6.670          239       1.97          43.2        1.6
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                              7      $44,702,839           5.3%     6.825%         194       1.70X         47.3%       1.4%
------------------------------------------------------------------------------------------------------------------------------------
Total:                               120     $842,243,398         100.0%     6.987%         123       1.68X         60.8%      49.4%
====================================================================================================================================

Minimum: 86 mos.
Maximum: 360 mos.
Weighted Average: 332 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY   WEIGHTED    WEIGHTED                 WEIGHTED   WEIGHTED
                                                 AGGREGATE     AGGREGATE    AVERAGE     AVERAGE   WEIGHTED       AVERAGE    AVERAGE
REMAINING                        NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
AMORTIZATION TERM (MOS.)      MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
     Interest Only                       2      19,150,000           2.3      6.666          72       2.43          57.1       57.1
     61 - 120                            2       1,189,072           0.1      7.670          93       1.27          30.9       24.7
     121 - 180                           3       6,351,285           0.8      6.940         116       1.83          45.5       21.5
     181 - 240                           3      13,988,587           1.7      7.468         109       1.37          64.7       45.6
     241 - 300                          43     214,217,057          25.4      6.995         132       1.61          56.1       43.0
     301 - 360                          60     542,644,558          64.4      6.995         116       1.68          64.1       56.1
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                              113    $797,540,560          94.7%     6.996%        119       1.67X         61.6%      52.1%
FULLY AMORTIZING LOANS
     61 - 120                            1       2,134,513           0.3      6.324         115       2.69          14.4        0.3
     121 - 180                           5      28,795,895           3.4      6.937         178       1.50          51.7        1.4
     181 - 240                           1      13,772,430           1.6      6.670         239       1.97          43.2        1.6
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                7     $44,702,839           5.3%     6.825%        194       1.70X         47.3%       1.4%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 120    $842,243,398         100.0%     6.987%        123       1.68x         60.8%      49.4%
====================================================================================================================================

Minimum: 71 mos.
Maximum: 360 mos.
Weighted Average: 328 mos.

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                              PERCENT BY   WEIGHTED    WEIGHTED                 WEIGHTED   WEIGHTED
                                                 AGGREGATE     AGGREGATE    AVERAGE     AVERAGE   WEIGHTED       AVERAGE    AVERAGE
DEBT SERVICE                     NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
COVERAGE RATIO (X)            MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
<= 1.25                                  4      24,963,310           3.0      8.319         102       1.23          73.9       65.4
1.26 - 1.35                             21      92,724,132          11.0      7.082         120       1.32          70.8       56.4
1.36 - 1.45                             14     175,974,460          20.9      6.988         137       1.41          62.0       47.6
1.46 - 1.55                             17      84,604,180          10.0      7.112         119       1.51          66.8       55.4
1.56 - 1.65                             15     137,041,526          16.3      7.382         119       1.62          63.3       53.8
1.66 - 1.75                              9      64,220,256           7.6      7.108          96       1.70          63.3       56.5
1.76 - 1.85                             10     103,605,069          12.3      6.351         121       1.78          59.0       48.0
1.91 >=                                 30     159,110,466          18.9      6.680         129       2.30          46.4       36.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 120    $842,243,398         100.0%     6.987%        123       1.68X         60.8%      49.4%
====================================================================================================================================

Minimum: 1.17x
Maximum: 5.17x
Weighted Average: 1.68x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS
-----------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY  WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                                AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED        AVERAGE    AVERAGE
                                NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
05.1 - 15.0                         2           3,425,333           0.4     6.641          116      3.62           14.4        4.5
15.1 - 25.0                         4           6,906,170           0.8     6.969          115      4.09           21.3       20.2
25.1 - 35.0                         3           3,330,355           0.4     7.181          107      1.83           30.7       18.2
35.1 - 45.0                         9          59,445,597           7.1     6.555          149      2.28           41.6       26.1
45.1 - 55.0                        27         181,369,665          21.5     6.890          138      1.73           49.9       34.4
55.1 - 65.0                        31         249,740,257          29.7     6.841          121      1.68           62.0       50.6
65.1 - 75.0                        39         306,138,949          36.3     7.242          112      1.48           70.1       61.5
75.1 - 85.0                         5          31,887,071           3.8     7.056          117      1.31           76.8       67.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            120        $842,243,398         100.0%    6.987%         123      1.68X          60.8%      49.4%
===================================================================================================================================

Minimum: 14.3%
Maximum: 78.4%
Weighted Average: 60.8%


BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY  WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                                AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED        AVERAGE    AVERAGE
BALLOON                         NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
0.1 - 25.0                         17          63,243,763           7.5     6.863          175      2.11           42.2        6.9
25.1 - 35.0                         5          85,468,521          10.1     6.752          146      1.71           47.8       34.5
35.1 - 45.0                        25         123,146,793          14.6     6.898          121      1.93           50.3       40.7
45.1 - 55.0                        26         201,423,696          23.9     6.740          117      1.72           62.0       52.0
55.1 - 65.0                        37         272,026,046          32.3     7.247          117      1.51           68.2       59.5
65.1 - 75.0                        10          96,934,578          11.5     7.172          101      1.43           74.7       67.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            120        $842,243,398         100.0%    6.987%         123      1.68X          60.8%      49.4%
===================================================================================================================================

Minimum: 0.3%
Maximum: 72.6%
Weighted Average: 49.4%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                OCT-02         OCT-03        OCT-04        OCT-05          OCT-06          OCT-07
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                             100.00%        100.00%       100.00%       95.48%          94.74%          89.95%
Greater of YM and 1.00% (2)(3)          0.00%          0.00%         0.00%        4.52%            4.54%           9.34%
Greater of YM and 3.00% (2)(3)          0.00%          0.00%         0.00%        0.00%            0.72%           0.71%
Open                                    0.00%          0.00%         0.00%        0.00%            0.00%           0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%       100.00%      100.00%          100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $842,243,398   $831,651,881  $820,551,520  $808,460,078    $795,480,103    $759,435,247
% Initial Pool Balance                 100.00%        98.74%        97.42%        95.99%          94.45%          90.17%
------------------------------------------------------------------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)       OCT-08         OCT-09        OCT-10        OCT-11          OCT-12          OCT-13
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                             89.96%         89.97%        88.14%        87.01%          86.24%          96.75%
Greater of YM and 1.00% (2)(3)          9.37%          9.40%         9.48%        9.11%           10.46%           0.00%
Greater of YM and 3.00% (2)(3)          0.67%          0.63%         0.58%        0.54%            3.30%           3.25%
Open                                    0.00%          0.00%         1.80%        3.33%            0.00%           0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%       100.00%      100.00%          100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $744,663,703   $728,676,533  $708,075,611  $671,200,231     $94,552,951     $79,410,994
% Initial Pool Balance                 88.41%         86.52%        84.07%        79.69%          11.23%           9.43%
------------------------------------------------------------------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)       OCT-14         OCT-15
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                             97.29%         93.95%
Greater of YM and 1.00% (2)(3)          0.00%          0.00%
Greater of YM and 3.00% (2)(3)          2.71%          6.05%
Open                                    0.00%          0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding             $73,778,156    $22,700,542
% Initial Pool Balance                  8.76%          2.70%
------------------------------------------------------------------------------------------------------------------------------------

Notes:   (1)   The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
         (2)   See Appendix II for a description of the Yield Maintenance.
         (3)   Mortgage Loan No. 7, Sunset Towers, Mortgage Loan No. 9, Cox
               Communications, Mortgage Loan No. 18, Wal-Mart Plaza, Mortgage
               Loan No. 29, Warner Center Office, Mortgage Loan No. 38, Stimson
               Industrial Park, Mortgage Loan No. 41, 577 Winters Avenue,
               Mortgage Loan Nos. 43-46, McClellan Highway Portfolio, Mortgage
               Loan No. 54, Tustin Village Apartments, Mortgage Loan No. 57,
               16250 W. Glendale Drive, Mortgage Loan No. 62, Village Shopping
               Center, Mortgage Loan No. 76, Murphy Canyon Office Building,
               Mortgage Loan No. 81, Orange T&C-Mens Wearhouse, Mortgage Loan
               No. 86, Iliff Plaza Shopping Center, Mortgage Loan No. 94,
               Bedford Place Apartments, Mortgage Loan No. 96, North Ranch
               Business Park, have been modeled as Yield Maintenance after their lockout periods (if any).

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE       MORTGAGE
  LOAN NO.       LOAN SELLER(1)             PROPERTY NAME(2)
-------------------------------------------------------------------------------------------------------------------------------
      1          PCF                        80 Park Plaza
      2          MSDWMC                     One Seaport Plaza
      3          WFB                        Dulles Town Crossing
      4          PCF                        Flushing Plaza
      5          BSCMI                      Little Falls Office Center
      6          MSDWMC                     Princeton Shopping Center
      7          JHREF                      Sunset Towers
      8          WFB                        Skyway Terrace Apartments
      9          JHREF                      Cox Communications
     10          WFB                        TriQuest Business Center
     11          PCF                        Veterans Square
     12          WFB                        Sunrise Festival I & II
     13          MSDWMC                     7650 West Latham Street
     14          BSCMI                      Ralph's Conejo Valley Plaza
     15          PCF                        St. Andrews Apartments - Phase II
     16          WFB                        Peppertree Industrial Park
     17          BSCMI                      Commerce Center Office
     18          JHREF                      Wal-Mart Plaza
     19          PCF                        St. Andrews Apartments - Phase I
     20          WFB                        Cabazon Outlets
     21          BSCMI                      Bells Gardens Marketplace
     22          MSDWMC                     Macy's - Sacramento, CA
     23          PCF                        Hedgemore Plaza
     24          MSDWMC                     Boulders VIII Office Building
     25          BSCMI                      27 West 20th Street
     26          MSDWMC                     Carolina Industrial Portfolio - 3099 Finger Mill Road
     27          MSDWMC                     Carolina Industrial Portfolio - 4301 Wilkinson Boulevard
     28          MSDWMC                     Carolina Industrial Portfolio - 712 North Main Street
     29          JHREF                      Warner Center Office
     30          MSDWMC                     2474 Forest Avenue
     31          WFB                        Crossroads Corporate Center
     32          WFB                        Charter Square Shopping Center
     33          MSDWMC                     The Centre on Plum Creek
     34          PCF                        500 Kennedy Drive
     35          BSCMI                      150 West 28th Street
     36          PCF                        North Academy III
     37          WFB                        IntegraColor
     38          JHREF                      Stimson Industrial Park
     39          WFB                        Norman Industrial Metals
     40          PCF                        Highland Orchard Apartments
     41          PCF                        577 Winters Avenue
     42          PCF                        Hunters Ridge Apartment Complex
     43          BSCMI                      McClellan Industrial Portfolio - 290 McClellan Highway
     44          BSCMI                      McClellan Industrial Portfolio - 230-240 McClellan Highway
     45          BSCMI                      McClellan Industrial Portfolio - 370 McClellan Highway
     46          BSCMI                      McClellan Industrial Portfolio - 310 McClellan Highway
     47          MSDWMC                     Brandywine Portfolio - 80 Skyline Drive
     48          MSDWMC                     Brandywine Portfolio - 120 Express Street
     49          MSDWMC                     Brandywine Portfolio - 10 Skyline Drive
     50          MSDWMC                     Brandywine Portfolio - 11 Commercial Street
     51          MSDWMC                     Brandywine Portfolio - 111 Ames Court
     52          MSDWMC                     Brandywine Portfolio - 2 Engineers Lane/180 Central Avenue
     53          PCF                        The Ashton at West Hills Apartments
     54          JHREF                      Tustin Village Apartments
     55          WFB                        Polycom Office Buildng
     56          PCF                        Shores Shopping Center
     57          PCF                        16250 W. Glendale Drive
     58          PCF                        West Tower Plaza
     59          WFB                        Morton Village Shopping Center
     60          WFB                        Encino Valley Shopping Center
     61          WFB                        Redondo Hermosa Mini Storage
     62          JHREF                      Village Shopping Center
     63          PCF                        Shadow Hill II Apartments
     64          MSDWMC                     Coral Plaza
     65          MSDWMC                     Hartwick Building
     66          PCF                        Woodland Heights Apartments
     67          WFB                        Tharco Industrial Building
     68          PCF                        Ulster Terrace
     69          BSCMI                      EZ Storage Chatsworth
     70          BSCMI                      Shoppes of Bethesda
     71          WFB                        Dartford Square Townhomes
     72          WFB                        Spice Island Drive
     73          PCF                        CVS/Pharmacy and Starbucks
     74          PCF                        Baypointe at the Argyle Commerce Center
     75          PCF                        3375 Mitchell Lane
     76          JHREF                      Murphy Canyon Office Building
     77          PCF                        39300 Country Club Drive
     78          MSDWMC                     1000 Franklin Avenue
     79          MSDWMC                     498 South Boulder Highway
     80          MSDWMC                     Twin Fountains Plaza
     81          JHREF                      Orange T&C-Mens Wearhouse
     82          WFB                        Harding Plaza Shopping Center
     83          WFB                        Hillcrest Mobile Estates
     84          BSCMI                      Walgreens Wichita
     85          PCF                        Lock-N-Key Ministorage
     86          JHREF                      lliff Plaza Shopping Center
     87          PCF                        6975 South Congress Avenue
     88          BSCMI                      Walgreens El Paso
     89          PCF                        Annapolis Extra Storage
     90          MSDWMC                     1300 Iroquois Drive
     91          MSDWMC                     162  Kings Highway
     92          WFB                        Happy Valley Mobile Home Park
     93          BSCMI                      Eckerd - Fort Worth
     94          JHREF                      Bedford Place Apartments
     95          MSDWMC                     Park Plaza Medical
     96          WFB                        North Ranch Business Park
     97          WFB                        Garden Square Apartments
     98          WFB                        Broadway Fox Bldg.
     99          BSCMI                      Eckerd - St. Joseph
    100          MSDWMC                     Witchduck One/BB&T Office
    101          MSDWMC                     Oak Brook Shopping Center
    102          BSCMI                      539-541 Burnside Avenue
    103          WFB                        South Valley Medical Pavilion
    104          WFB                        York Avenue Ground Lease
    105          BSCMI                      High Ridge Road SC
    106          BSCMI                      Eckerd - Midlothian
    107          BSCMI                      Arlington Square Shopping Center
    108          WFB                        Willamette Valley Industrial Park
    109          WFB                        Slauson Avenue
    110          WFB                        Stardust Villa Apartments
    111          WFB                        New Seasons Market
    112          MSDWMC                     1 Elm Street
    113          BSCMI                      Eckerd - Yukon
    114          WFB                        White Bear Manor Apartments
    115          MSDWMC                     USA Storage
    116          WFB                        Broadway Royale Apartments
    117          WFB                        Harvey Street
    118          MSDWMC                     Devon Portfolio - 5435 Blanding Boulevard
    119          MSDWMC                     Devon Portfolio - 600 Fee Street
    120          WFB                        Cinema Drive
    121          WFB                        CVS Pharmacy
    122          WFB                        Martin Center
    123          WFB                        Barney Ford Plaza
    124          WFB                        Stratford Manor Apartments
    125          WFB                        Villa Quixote Apartments
    126          WFB                        Timber Ridge Apartments
    127          WFB                        Coves Plaza
    128          WFB                        Bridgeford Apartments
    129          WFB                        Oasis Apartments
    130          WFB                        Northview Apartments

                                            Totals and Weighted Averages:

-----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO.  STREET ADDRESS                                                        CITY                          STATE     ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------
      1     80 Park Plaza                                                         Newark                          NJ        07102
      2     199 Water Street                                                      New York City                   NY        10038
      3     45415-45460 Dulles Crossing Plaza, 45575-45633 Dulles Eastern Plaza   Sterling                        VA        20166
      4     41 - 61 Kissena Boulevard                                             Flushing                        NY        11375
      5     2711 and 2751 Centerville Road                                        Christiana Hundred              DE        19808
      6     301 North Harrison Street                                             Township of Princeton           NJ        08540
      7     8730 Sunset Boulevard                                                 West Hollywood                  CA        90069
      8     4501 Snell Road                                                       San Jose                        CA        95136
      9     3080 Centerville                                                      Herndon                         VA        20171
     10     15375 Barranca Parkway                                                Irvine                          CA        92618
     11     540 New York Avenue                                                   Lyndhurst                       NJ        07071
     12     7900-7975 Sunrise Blvd. & 6302-6434 Greenback Lane                    Citrus Heights                  CA        95610
     13     7650 West Latham Street                                               Phoenix                         AZ        85043
     14     12332 Moorpark Road                                                   Thousand Oaks                   CA        91360
     15     3040 FM 518                                                           Pearland                        TX        77584
     16     30640 - 30880 San Clemente Street                                     Hayward                         CA        94544
     17     135, 195, 210, 215 & 230 Commerce Way                                 Portsmouth                      NH        03801
     18     1458 Lake Shore Road                                                  Gilford                         NH        03249
     19     3030 FM 518                                                           Pearland                        TX        77584
     20     48750 Seminole Drive                                                  Cabazon                         CA        92230
     21     6801-7131 Eastern Avenue                                              Bell Gardens                    CA        90201
     22     600 K Street                                                          Sacramento                      CA        95814
     23     4701 Hedgemore Drive                                                  Charlotte                       NC        28209
     24     7300 Beaufont Springs Drive                                           Richmond                        VA        23225
     25     27 West 20th Street                                                   New York                        NY        10011
     26     3099 Finger Mill Road                                                 Lincolnton                      NC        28092
     27     4301 Wilkinson Boulevard                                              Charlotte                       NC        28208
     28     712 North Main Street                                                 Mauldin                         SC        29662
     29     21800 Burbank Boulevard                                               Woodland Hills                  CA        91367
     30     2474 Forest Avenue                                                    Staten Island                   NY        10303
     31     3150 Brunswick Pike                                                   Lawrenceville                   NJ        08648
     32     34101 - 34185 Fremont Boulevard                                       Fremont                         CA        94555
     33     834 Perry Street                                                      Castle Rock                     CO        80104
     34     500 Kennedy Drive                                                     Sayerville                      NJ        08872
     35     150 West 28th Street                                                  New York                        NY        10001
     36     7214, 7344 & 7390 North Academy Boulevard                             Colorado Springs                CO        80920
     37     3638, 3717 Executive Blvd. & 3210 Innovation Way                      Mesquite                        TX        75149
     38     16017, 16057, 16077, & 16125 East Valley Boulevard                    City of Industry                CA        91745
     39     8300-8354 San Fernando Rd.                                            Sun Valley                      CA        91352
     40     1190 Millcrest Walk                                                   Conyers                         GA        30012
     41     577 Winters Avenue                                                    Paramus                         NJ        07652
     42     5224 Hunters Ridge Drive                                              New Port Richey                 FL        34655
     43     290 McClellan Highway                                                 Boston                          MA        02128
     44     230-240 McClellan Highway                                             Boston                          MA        02128
     45     370 McClellan Highway                                                 Boston                          MA        02128
     46     310 McClellan Highway                                                 Boston                          MA        02128
     47     80 Skyline Drive                                                      Plainview                       NY        11803
     48     120 Express Street                                                    Plainview                       NY        11803
     49     10 Skyline Drive                                                      Plainview                       NY        11803
     50     11 Commercial Street                                                  Plainview                       NY        11803
     51     111 Ames Court                                                        Plainview                       NY        11803
     52     180 Central Avenue                                                    Farmingdale                     NY        11735
     53     505 Buckeye Drive                                                     Knoxville                       TN        37919
     54     15701 Village Way                                                     Tustin                          CA        92680
     55     4750 Willow Road                                                      Pleasanton                      CA        94588
     56     31123 Harper Avenue                                                   Saint Clair Shores              MI        48082
     57     16250 W. Glendale Drive                                               New Berlin                      WI        53151
     58     8900 West Broad Street                                                Richmond                        VA        23294
     59     998-1064 Old Country Road                                             Plainview                       NY        11803
     60     17915 - 17979 Ventura Boulevard                                       Encino                          CA        91316
     61     777 North Francisca Avenue                                            Redondo Beach                   CA        90277
     62     101-117 Town and Country Drive                                        Danville                        CA        94526
     63     4071 Sharon Park Lane                                                 Sharonville                     OH        45241
     64     4710 West 95th Street                                                 Oak Lawn                        IL        60453
     65     4321 Hartwick Road                                                    College Park                    MD        20746
     66     810 Lawndale Drive                                                    Reidsville                      NC        27320
     67     11600 Los Nietos Road                                                 Santa Fe Springs                CA        90670
     68     4955 South Ulster Street                                              Denver                          CO        80237
     69     9420 DeSoto Avenue                                                    Chatsworth                      CA        91311
     70     4910-4983 Hampden Lane/4915-4945 Elm Street                           Bethesda                        MD        20814
     71     1100  S. Cherry Stree                                                 Tomball                         TX        77375
     72     1095 Spice Island Drive                                               Sparks                          NV        89431
     73     2830 North Druid Hills Road                                           Atlanta                         GA        30329
     74     6600 & 8601 Youngerman Circle                                         Jacksonville                    FL        32244
     75     3375 Mitchell Lane                                                    Boulder                         CO        80301
     76     5095 Murphy Canyon Road                                               San Diego                       CA        92123
     77     39300 Country Club Drive                                              Farmington Hills                MI        48334
     78     1000 Franklin Avenue                                                  Garden City                     NY        11530
     79     498 South Boulder Highway                                             Henderson                       NV        89015
     80     9717 N. Lamar Boulevard                                               Austin                          TX        78753
     81     745 South Main Street                                                 Orange                          CA        92868
     82     206-214 North Harding Boulevard                                       Roseville                       CA        95678
     83     33600 Calimesa Blvd                                                   Yucaipa                         CA        92399
     84     1330 North Woodlawn Street                                            Wichita                         KS        67203
     85     1576 Kipling Street                                                   Lakewood                        CO        80215
     86     15200-15290 East lliff Avenue                                         Denver                          CO        80114
     87     6975 South Congress Avenue                                            Lantana                         FL        33462
     88     North Loop  and Yarborough Drive                                      El Paso                         TX        79915
     89     2107 West Street                                                      Annapolis                       MD        21401
     90     1300 Iroquois Drive                                                   Naperville                      IL        60563
     91     162 Kings Highway North                                               Westport                        CT        06880
     92     323 North 44th Street                                                 Nampa                           ID        83687
     93     2603 West Berry Street                                                Fort Worth                      TX        76109
     94     600-620 Turney Road                                                   Bedford                         OH        44146
     95     3605 Alamo Street                                                     Simi Valley                     CA        93065
     96     2955, 65, 75, 85 E. Hillcrest Drive                                   Thousand Oaks                   CA        91362
     97     1212 Washington Memorial Drive                                        St. Cloud                       MN        56301
     98     1101-1111 Broadway & 1453 11th Street                                 Santa Monica                    CA        90401
     99     930 Belt Highway                                                      St. Joseph                      MO        64506
    100     5101 Cleveland Street                                                 Virginia Beach                  VA        23462
    101     2201 West Edmond Road                                                 Edmond                          OK        73003
    102     539-541 Burnside Avenue                                               East Hartford                   CT        06108
    103     9460 No Name Uno Road                                                 Gilroy                          CA        95020
    104     1520-28 York Avenue                                                   New York                        NY        10025
    105     1003 High Ridge Road                                                  Stamford                        CT        06905
    106     100 East Highway 287                                                  Midlothian                      TX        76065
    107     10th Street and Arlington Ave.                                        Indianapolis                    IN        46219
    108     3915 & 3925 Fairview Industrial Drive SE                              Salem                           OR        97302
    109     4411 W. Slauson Avenue                                                Los Angeles                     CA        90043
    110     1712 Carver Road                                                      Modesto                         CA        95350
    111     1214 SE Tacoma Street                                                 Portland                        OR        97202
    112     1 Elm Street                                                          Tuckahoe                        NY        10707
    113     100 West Vandament Avenue                                             Yukon                           OK        73099
    114     1810-1820 Birch Street                                                White Bear Lake                 MN        55110
    115     205 Plaistow Road                                                     Plaistow                        NH        03865
    116     1626 W. Catalpa Dr.                                                   Anaheim                         CA        92801
    117     5169 Harvey Street                                                    Norton Shores                   MI        49444
    118     5435 Blanding Boulevard                                               Jacksonville                    FL        32244
    119     600 Fee Street                                                        Helena                          MT        97006
    120     23340 Cinema Drive                                                    Santa Clarita                   CA        91355
    121     240 Sparta Road                                                       North Wilkesboro                NC        28659
    122     30651 Thousand Oaks Boulevard                                         Agoura Hills                    CA        91301
    123     220 South Main Street                                                 Breckenridge                    CO        80424
    124     4555 Holly Drive                                                      Jackson                         MS        39206
    125     400 - 408 E. Mission Ave.                                             Escondido                       CA        92025
    126     155 NE Kane Drive                                                     Gresham                         OR        97030
    127     NW 5561-5577 Barry Road                                               Kansas City                     MO        64154
    128     3709 Bridgeford Lane                                                  Modesto                         CA        95356
    129     2127 Peach Avenue                                                     Clovis                          CA        93612
    130     1749 North Olive Avenue                                               Turlock                         CA        95380


---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO.    PROPERTY TYPE                            PROPERTY SUB-TYPE                          UNITS/SF         YEAR BUILT
---------------------------------------------------------------------------------------------------------------------------------
      1       Office                                   Urban                                        955,924           1980
      2       Office                                   Urban                                      1,097,668           1984
      3       Retail                                   Anchored                                     737,588           2001
      4       Office                                   Urban                                        243,092           1973
      5       Office                                   Suburban                                     191,380           1988
      6       Retail                                   Anchored                                     228,679           1957
      7       Office                                   Urban                                         75,235         1960/1967
      8       Multifamily                              Low-Rise                                         348           1991
      9       Office                                   Suburban                                      94,170           2002
     10       Industrial                               Flex Industrial                              205,060        1989 - 1990
     11       Retail                                   Anchored                                     109,250           2000
     12       Retail                                   Anchored                                     220,330        1975 & 1999
     13       Industrial                               Warehouse                                    620,219           1996
     14       Retail                                   Anchored                                      97,568           1972
     15       Multifamily                              Garden                                           236           2000
     16       Industrial                               Warehouse                                    484,458         1990-1991
     17       Office                                   Suburban                                     233,953           1986
     18       Retail                                   Anchored                                     187,587           1991
     19       Multifamily                              Garden                                           236           1999
     20       Retail                                   Anchored                                      63,133           2001
     21       Other                                    Land                                         159,831           1990
     22       Retail                                   Anchored                                     205,000           1979
     23       Office                                   Suburban                                     139,971           1981
     24       Office                                   Suburban                                     120,665           2000
     25       Office                                   Urban                                        100,800           1908
     26       Industrial                               Warehouse                                    272,788           1996
     27       Industrial                               Warehouse                                    120,200           1952
     28       Industrial                               Warehouse                                     72,600           1988
     29       Office                                   Suburban                                      58,616           1986
     30       Other                                    Theater                                       70,000           2001
     31       Office                                   Suburban                                     100,276           1991
     32       Retail                                   Anchored                                      73,196           1986
     33       Retail                                   Anchored                                     120,333           1985
     34       Industrial                               Warehouse                                    183,000           2002
     35       Office                                   Urban                                        111,616           1927
     36       Retail                                   Unanchored                                    46,963           2001
     37       Industrial                               Light Industrial                             358,987      1961/1972/1975
     38       Industrial                               Light Industrial                             239,300      1973/1981-1983
     39       Industrial                               Light Industrial                             138,500           2002
     40       Multifamily                              Garden                                           182           1985
     41       Other                                    Land                                          90,126         2000/2001
     42       Multifamily                              Garden                                           206         1998-2000
     43       Industrial                               Warehouse                                     25,500           1980
     44       Industrial                               Warehouse                                     22,564           1980
     45       Industrial                               Warehouse                                     20,301           1986
     46       Industrial                               Warehouse                                     16,175           1980
     47       Industrial                               Flex Industrial                               29,521           1961
     48       Industrial                               Flex Industrial                               27,729           1962
     49       Industrial                               Flex Industrial                               22,562           1960
     50       Industrial                               Flex Industrial                               17,548           1962
     51       Industrial                               Flex Industrial                               18,000           1961
     52       Industrial                               Flex Industrial                               21,700           1960
     53       Multifamily                              Garden                                           297           1973
     54       Multifamily                              Garden                                           120           1966
     55       Office                                   Suburban                                      50,375           2002
     56       Retail                                   Anchored                                     176,330         1954/1996
     57       Industrial                               Light Industrial                             159,509         1983/1986
     58       Retail                                   Unanchored                                    78,054           1984
     59       Retail                                   Anchored                                     115,639           1959
     60       Retail                                   Anchored                                      70,465           1963
     61       Self Storage                             Self Storage                                  58,774           1999
     62       Retail                                   Unanchored                                    67,538           1977
     63       Multifamily                              Garden                                           222         1972-1974
     64       Retail                                   Unanchored                                    49,882           1985
     65       Office                                   Suburban                                      52,835           1965
     66       Multifamily                              Garden                                           120           2001
     67       Industrial                               Warehouse                                    107,740           1976
     68       Retail                                   Unanchored                                    19,720           2001
     69       Self Storage                             Self Storage                                   1,130           1987
     70       Retail                                   Unanchored                                    35,322           1992
     71       Multifamily                              Garden                                           124         1998-1999
     72       Industrial                               Warehouse                                    181,600           1989
     73       Retail                                   Anchored                                      12,480           2002
     74       Industrial                               Flex Industrial                               95,124           1988
     75       Office                                   Suburban                                      53,783         1981/2001
     76       Office                                   Suburban                                      38,047           1986
     77       Industrial                               Light Industrial                              49,065           1992
     78       Office                                   Suburban                                      35,157           1960
     79       Retail                                   Anchored                                      59,400           1979
     80       Retail                                   Anchored                                      46,213           1984
     81       Retail                                   Unanchored                                    13,730           1998
     82       Retail                                   Anchored                                      81,953           1975
     83       Manufactured Housing Community           Manufactured Housing Community                   181           1973
     84       Retail                                   Free Standing                                 15,120           2001
     85       Self Storage                             Self Storage                                  72,571           2000
     86       Retail                                   Unanchored                                    75,497           1980
     87       Retail                                   Free Standing                                 15,035           2002
     88       Retail                                   Free Standing                                 14,490           2002
     89       Self Storage                             Self Storage                                  68,629      1985/1989/1992
     90       Office                                   Suburban                                      37,616           1985
     91       Office                                   Medical                                       13,771           1973
     92       Manufactured Housing Community           Manufactured Housing Community                   263           1988
     93       Retail                                   Free Standing                                 12,738           2002
     94       Multifamily                              Garden                                           115           1985
     95       Office                                   Medical                                       22,436           1992
     96       Industrial                               Flex Industrial                               58,761           1988
     97       Multifamily                              Low-Rise                                         120           1986
     98       Office                                   Suburban                                      14,884           1976
     99       Retail                                   Free Standing                                 10,908           1999
    100       Office                                   Suburban                                      30,070           1984
    101       Retail                                   Unanchored                                    42,815           1982
    102       Multifamily                              Garden                                            76           1964
    103       Office                                   Medical                                       32,959           1991
    104       Other                                    Land                                             272           1972
    105       Retail                                   Unanchored                                     8,881           1996
    106       Retail                                   Free Standing                                 12,739           2000
    107       Retail                                   Shadow Anchored                               61,572           1962
    108       Industrial                               Light Industrial                              60,000         1995/1997
    109       Self Storage                             Self Storage                                  60,601           1942
    110       Multifamily                              Garden                                           105           1972
    111       Retail                                   Anchored                                      15,340           1940
    112       Office                                   Medical                                       19,063           1929
    113       Retail                                   Free Standing                                 11,354           2001
    114       Multifamily                              Low-Rise                                          72           1964
    115       Self Storage                             Self Storage                                  44,825           1986
    116       Multifamily                              Low-Rise                                         116           1962
    117       Retail                                   Shadow Anchored                               10,500           2001
    118       Retail                                   Anchored                                      53,820           1978
    119       Retail                                   Anchored                                      27,522           1978
    120       Retail                                   Shadow Anchored                                9,950           2001
    121       Retail                                   Free Standing                                 10,125           1999
    122       Retail                                   Unanchored                                     9,710           1978
    123       Office                                   Urban                                          4,989           2001
    124       Multifamily                              Garden                                            96           1975
    125       Multifamily                              Garden                                            78           1969
    126       Multifamily                              Garden                                            32           1974
    127       Retail                                   Unanchored                                    15,276           1986
    128       Multifamily                              Garden                                            75           1972
    129       Multifamily                              Garden                                            60           1973
    130       Multifamily                              Garden                                            50           1972


--------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                      PERCENT       PERCENT LEASED
  LOAN NO.       YEAR RENOVATED                LEASED(3)        AS OF DATE(3)        SECURITY TYPE(4)          LIEN POSITION
--------------------------------------------------------------------------------------------------------------------------------
      1                NAP                      100.0%          06/18/2002           Fee                           First
      2                NAP                      100.0%          04/01/2002           Fee                           First
      3                NAP                       99.0%          07/05/2002           Fee                           First
      4          1984/1995/1997                 100.0%          07/15/2002           Fee                           First
      5                NAP                       91.6%          08/01/2002           Fee                           First
      6               1992                       99.2%          06/06/2002           Fee                           First
      7               1998                       87.5%          07/01/2002           Fee                           First
      8                NAP                       96.6%          04/03/2002           Fee                           First
      9                NAP                      100.0%          05/10/2002           Fee                           First
     10                NAP                       92.7%          06/20/2002           Fee                           First
     11                NAP                      100.0%          06/27/2002           Fee                           First
     12             1995/2001                    93.3%          06/01/2002           Fee                           First
     13               2001                      100.0%          11/28/2001           Fee                           First
     14               1984                      100.0%          05/01/2002           Fee                           First
     15                NAP                       93.6%          05/29/2002           Fee                           First
     16                NAP                       94.8%          08/01/2002           Fee                           First
     17               1998                       94.5%          08/02/2002           Fee                           First
     18                NAP                       96.2%          06/20/2002           Fee                           First
     19                NAP                       95.8%          05/29/2002           Fee                           First
     20                NAP                      100.0%          06/01/2002           Fee                           First
     21                NAP                      100.0%          03/04/2002           Fee                           First
     22                NAP                      100.0%          03/01/2001           Leasehold                     First
     23                NAP                       96.5%          06/20/2002           Fee                           First
     24                NAP                      100.0%          03/13/2002           Fee                           First
     25                NAP                       97.5%          06/18/2002           Fee                           First
     26                NAP                      100.0%          03/01/2002           Fee                           First
     27               1992                      100.0%          03/01/2002           Fee                           First
     28               1994                      100.0%          03/01/2002           Fee                           First
     29               2000                      100.0%          04/26/2002           Fee                           First
     30                NAP                      100.0%          06/20/2002           Leasehold                     First
     31                NAP                       90.3%          07/01/2002           Fee                           First
     32                NAP                      100.0%          05/08/2002           Fee                           First
     33                NAP                       95.7%          08/08/2002           Fee                           First
     34                NAP                      100.0%          07/25/2002           Fee                           First
     35               2002                       95.4%          06/18/2002           Fee                           First
     36                NAP                      100.0%          06/24/2002           Fee                           First
     37        1973/1980/1987/1995              100.0%          07/08/2002           Fee                           First
     38                NAP                      100.0%          05/15/2002           Fee                           First
     39                NAP                      100.0%          07/01/2002           Fee                           First
     40               2001                       92.9%          04/25/2002           Fee                           First
     41                NAP                      100.0%          06/21/2002           Fee                           First
     42                NAP                      100.0%          03/14/2002           Fee                           First
     43                NAP                      100.0%          02/28/2002           Fee                           First
     44               1999                      100.0%          07/31/2002           Fee                           First
     45                NAP                      100.0%          02/28/2002           Fee                           First
     46                NAP                      100.0%          02/28/2002           Fee                           First
     47                NAP                      100.0%          05/31/2002           Fee                           First
     48                NAP                      100.0%          05/31/2002           Fee                           First
     49                NAP                      100.0%          05/31/2002           Fee                           First
     50                NAP                      100.0%          05/31/2002           Fee                           First
     51                NAP                      100.0%          05/31/2002           Fee                           First
     52                NAP                      100.0%          05/31/2002           Fee                           First
     53               1998                       96.0%          06/07/2002           Fee                           First
     54                NAP                       96.7%          04/26/2002           Fee                           First
     55                NAP                      100.0%          08/08/2002           Fee                           First
     56               1996                      100.0%          06/14/2002           Fee                           First
     57                NAP                      100.0%          05/02/2002           Fee                           First
     58             1999-2000                    93.2%          04/12/2002           Fee                           First
     59               1996                      100.0%          06/03/2002           Fee                           First
     60             1996-2001                    98.4%          08/27/2002           Fee / Leasehold               First
     61                NAP                       98.6%          04/30/2002           Fee                           First
     62               1998                       94.4%          05/22/2002           Fee                           First
     63                NAP                       95.5%          05/28/2002           Fee                           First
     64                NAP                       90.7%          05/28/2002           Fee                           First
     65               1995                       97.7%          07/01/2002           Fee                           First
     66                NAP                       96.7%          04/30/2002           Fee                           First
     67               1982                      100.0%          06/28/2002           Fee                           First
     68                NAP                      100.0%          06/07/2002           Fee                           First
     69                NAP                       93.0%          04/22/2002           Fee                           First
     70                NAP                      100.0%          05/01/2002           Fee                           First
     71                NAP                       96.0%          07/09/2002           Fee                           First
     72                NAP                      100.0%          06/25/2002           Fee                           First
     73                NAP                      100.0%          05/03/2002           Fee                           First
     74                NAP                       97.5%          04/26/2002           Fee                           First
     75                NAP                      100.0%          06/04/2002           Fee                           First
     76                NAP                       86.2%          06/15/2002           Fee                           First
     77                NAP                      100.0%          05/22/2002           Fee                           First
     78               2001                       92.4%          06/01/2002           Fee                           First
     79               1999                      100.0%          04/12/2002           Fee                           First
     80                NAP                      100.0%          03/07/2002           Fee                           First
     81                NAP                      100.0%          07/09/2002           Fee                           First
     82                NAP                       97.6%          07/26/2002           Fee                           First
     83                NAP                       89.5%          05/17/2002           Fee                           First
     84                NAP                      100.0%          04/26/2002           Fee                           First
     85                NAP                       88.3%          07/12/2002           Fee                           First
     86               2001                      100.0%          06/05/2002           Fee                           First
     87                NAP                      100.0%          04/29/2002           Fee                           First
     88                NAP                      100.0%          02/01/2002           Fee                           First
     89                NAP                       85.3%          06/13/2002           Fee                           First
     90                NAP                       92.3%          07/01/2002           Fee                           First
     91               1989                      100.0%          05/01/2002           Fee                           First
     92               1994                       97.0%          03/01/2002           Fee                           First
     93                NAP                      100.0%          08/01/2002           Fee                           First
     94                NAP                       93.9%          06/04/2002           Fee                           First
     95                NAP                      100.0%          04/15/2002           Fee                           First
     96                NAP                      100.0%          06/10/2002           Fee                           First
     97               2001                       97.5%          04/26/2002           Fee                           First
     98               1994                      100.0%          04/03/2002           Fee                           First
     99                NAP                      100.0%          08/01/2002           Fee                           First
    100               2001                       96.5%          06/25/2002           Fee                           First
    101               1992                      100.0%          06/30/2002           Fee                           First
    102               1999                      100.0%          05/14/2002           Fee                           First
    103               2000                       97.1%          04/09/2002           Fee                           First
    104                NAP                      100.0%          04/10/2002           Fee                           First
    105               2001                      100.0%          04/01/2002           Fee                           First
    106                NAP                      100.0%          08/01/2002           Fee                           First
    107                NAP                      100.0%          07/02/2002           Fee                           First
    108                NAP                      100.0%          07/01/2002           Fee                           First
    109               1985                       89.6%          06/19/2002           Fee                           First
    110                NAP                       98.1%          02/28/2002           Fee                           First
    111               2000                      100.0%          07/11/2002           Fee                           First
    112               1992                      100.0%          07/01/2002           Fee                           First
    113                NAP                      100.0%          08/01/2002           Fee                           First
    114               2001                       98.6%          05/10/2002           Fee                           First
    115               1997                       80.1%          05/31/2002           Fee                           First
    116                NAP                       99.1%          05/30/2002           Fee                           First
    117                NAP                      100.0%          06/30/2002           Fee                           First
    118               2000                      100.0%          06/05/2001           Leasehold                     First
    119               1983                      100.0%          06/05/2001           Fee                           First
    120                NAP                      100.0%          04/17/2002           Fee                           First
    121                NAP                      100.0%          06/05/2002           Fee                           First
    122                NAP                      100.0%          02/28/2002           Fee                           First
    123                NAP                      100.0%          04/02/2002           Fee                           First
    124             2000-2002                    93.8%          05/08/2002           Fee                           First
    125                NAP                      100.0%          05/30/2002           Fee                           First
    126               2002                       93.8%          05/14/2002           Fee                           First
    127                NAP                       85.6%          03/25/2002           Fee                           First
    128                NAP                       97.3%          03/21/2002           Fee                           First
    129                NAP                       98.3%          03/21/2002           Fee                           First
    130                NAP                      100.0%          03/21/2002           Fee                           First


----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE        RELATED                 ORIGINAL        CUT-OFF DATE      CUT-OFF DATE BALANCE                   FIRST PAYMENT
  LOAN NO.     BORROWER LIST              BALANCE           BALANCE(5)            PER UNIT OR SF   NOTE DATE         DATE (P&I)
----------------------------------------------------------------------------------------------------------------------------------
      1             NAP                 $65,000,000        $64,776,182                       $68   06/19/2002        08/01/2002
      2             NAP                 $64,000,000        $63,840,080                      $173   05/17/2002        07/01/2002
      3             NAP                 $49,500,000        $49,449,581                       $67   08/29/2002        10/01/2002
      4             NAP                 $31,000,000        $30,926,752                      $127   06/21/2002        08/01/2002
      5             NAP                 $24,400,000        $24,364,267                      $127   08/01/2002        09/01/2002
      6             NAP                 $20,000,000        $19,967,372                       $87   07/30/2002        09/01/2002
      7             NAP                 $17,000,000        $16,986,765                      $226   08/05/2002        10/01/2002
      8             NAP                 $17,000,000        $16,942,510                   $48,685   05/15/2002        07/01/2002
      9             NAP                 $14,150,000        $14,150,000                      $150   06/28/2002           NAP
     10             NAP                 $14,000,000        $13,979,273                       $68   06/05/2002        09/01/2002
     11             NAP                 $14,000,000        $13,842,196                      $127   11/08/2000        01/01/2001
     12             NAP                 $13,800,000        $13,772,430                       $63   07/24/2002        10/01/2002
     13             NAP                 $13,250,000        $13,164,354                       $21   12/01/2001        01/01/2002
     14             NAP                 $13,000,000        $12,981,168                      $133   07/03/2002        09/01/2002
     15             19                  $12,000,000        $11,964,330                   $50,696   05/29/2002        07/01/2002
     16             NAP                 $12,000,000        $11,906,700                       $25   01/22/2002        03/01/2002
     17             NAP                 $11,750,000        $11,733,687                       $50   08/31/2002        10/01/2002
     18             NAP                 $11,500,000        $11,482,004                       $61   07/25/2002        09/01/2002
     19             15                  $11,494,500        $11,460,333                   $48,561   05/29/2002        07/01/2002
     20             NAP                 $10,000,000         $9,987,239                      $158   08/01/2002        10/01/2002
     21             NAP                 $10,000,000         $9,984,980                       $62   07/02/2002        09/01/2002
     22          118, 119                $9,691,000         $9,543,779                       $47   08/01/2001        09/10/2001
     23             NAP                  $9,500,000         $9,461,526                       $68   05/01/2002        07/01/2002
     24             NAP                  $9,400,000         $9,373,054                       $78   05/15/2002        07/01/2002
     25             NAP                  $9,000,000         $8,918,355                       $88   06/24/2002        08/01/2002
     26             NAP                  $5,850,000         $5,830,482                       $19   03/26/2002        05/01/2002
     27             NAP                  $1,850,000         $1,843,828                       $19   03/26/2002        05/01/2002
     28             NAP                  $1,050,000         $1,046,497                       $19   03/26/2002        05/01/2002
     29             NAP                  $8,200,000         $8,200,000                      $140   06/20/2002        08/01/2004
     30             NAP                  $8,150,000         $8,106,780                      $116   06/28/2002        08/01/2002
     31             NAP                  $8,000,000         $7,987,100                       $80   07/22/2002        09/01/2002
     32             NAP                  $8,000,000         $7,965,967                      $109   05/15/2002        07/01/2002
     33             NAP                  $7,500,000         $7,493,047                       $62   08/23/2002        10/01/2002
     34             NAP                  $7,500,000         $7,483,208                       $41   06/25/2002        09/01/2002
     35             NAP                  $7,250,000         $7,183,914                       $64   06/24/2002        08/01/2002
     36             NAP                  $7,150,000         $7,126,581                      $152   06/19/2002        08/01/2002
     37             NAP                  $7,080,000         $7,069,669                       $20   07/08/2002        09/01/2002
     38             NAP                  $7,000,000         $7,000,000                       $29   07/16/2002        09/01/2006
     39             NAP                  $7,000,000         $6,983,292                       $50   07/02/2002        09/01/2002
     40             NAP                  $7,000,000         $6,980,610                   $38,355   05/28/2002        07/01/2002
     41             NAP                  $7,000,000         $6,962,682                       $77   03/21/2002        05/01/2002
     42             NAP                  $7,000,000         $6,958,529                   $33,779   04/25/2002        06/01/2002
     43             NAP                  $2,031,500         $2,018,628                       $82   07/16/2002        09/01/2002
     44             NAP                  $1,860,000         $1,848,214                       $82   07/16/2002        09/01/2002
     45             NAP                  $1,819,000         $1,807,474                       $82   07/16/2002        09/01/2002
     46             NAP                  $1,289,500         $1,281,329                       $82   07/16/2002        09/01/2002
     47             NAP                  $1,586,667         $1,583,617                       $50   06/07/2002        08/01/2002
     48             NAP                  $1,586,667         $1,583,617                       $50   06/07/2002        08/01/2002
     49             NAP                  $1,057,777         $1,055,744                       $50   06/07/2002        08/01/2002
     50             NAP                    $906,667           $904,924                       $50   06/07/2002        08/01/2002
     51             NAP                    $831,111           $829,514                       $50   06/07/2002        08/01/2002
     52             NAP                    $831,111           $829,514                       $50   06/07/2002        08/01/2002
     53             NAP                  $6,700,000         $6,686,380                   $22,513   06/07/2002        08/01/2002
     54             NAP                  $6,500,000         $6,488,863                   $54,074   07/22/2002        09/01/2002
     55             NAP                  $6,325,000         $6,320,436                      $125   07/15/2002        10/01/2002
     56             NAP                  $6,000,000         $5,986,548                       $34   06/18/2002        08/01/2002
     57             NAP                  $5,550,000         $5,523,127                       $35   05/08/2002        07/01/2002
     58             NAP                  $5,400,000         $5,384,448                       $69   04/17/2002        06/01/2002
     59             NAP                  $5,000,000         $5,000,000                       $43   04/10/2002           NAP
     60             NAP                  $5,000,000         $5,000,000                       $71   07/17/2002        11/01/2002
     61             NAP                  $5,000,000         $4,987,118                       $85   05/01/2002        07/01/2002
     62             NAP                  $5,000,000         $4,986,030                       $74   05/30/2002        07/01/2002
     63             NAP                  $4,700,000         $4,685,827                   $21,107   05/28/2002        07/01/2002
     64             NAP                  $4,600,000         $4,592,496                       $92   07/30/2002        09/01/2002
     65             NAP                  $4,500,000         $4,493,560                       $85   07/24/2002        09/01/2002
     66             NAP                  $4,500,000         $4,491,044                   $37,425   06/05/2002        08/01/2002
     67             NAP                  $4,425,000         $4,409,879                       $41   06/18/2002        08/01/2002
     68             NAP                  $4,350,000         $4,343,274                      $220   07/03/2002        09/01/2002
     69             NAP                  $4,350,000         $4,339,617                    $3,840   07/15/2002        09/01/2002
     70             NAP                  $4,350,000         $4,339,617                      $123   07/26/2002        09/01/2002
     71             NAP                  $4,300,000         $4,296,405                   $34,648   08/05/2002        10/01/2002
     72             NAP                  $4,300,000         $4,290,720                       $24   06/25/2002        08/01/2002
     73             NAP                  $4,200,000         $4,188,566                      $336   05/03/2002        07/01/2002
     74             NAP                  $4,125,000         $4,110,989                       $43   04/30/2002        06/01/2002
     75             NAP                  $4,000,000         $3,992,207                       $74   06/07/2002        08/01/2002
     76             NAP                  $3,950,000         $3,940,105                      $104   05/03/2002        07/01/2002
     77             NAP                  $3,750,000         $3,736,740                       $76   06/05/2002        08/01/2002
     78             NAP                  $3,600,000         $3,590,725                      $102   05/21/2002        07/01/2002
     79             NAP                  $4,400,000         $3,590,285                       $60   04/17/2000        06/01/2000
     80             NAP                  $3,600,000         $3,578,892                       $77   03/07/2002        05/01/2002
     81             NAP                  $3,550,000         $3,545,318                      $258   07/24/2002        09/01/2002
     82             NAP                  $3,500,000         $3,492,379                       $43   07/25/2002        09/01/2002
     83             NAP                  $3,500,000         $3,489,721                   $19,280   05/21/2002        07/01/2002
     84             NAP                  $3,335,000         $3,323,799                      $220   06/11/2002        08/01/2002
     85             NAP                  $3,200,000         $3,195,737                       $44   07/18/2002        09/01/2002
     86             NAP                  $3,200,000         $3,192,874                       $42   06/10/2002        08/01/2002
     87             NAP                  $3,150,000         $3,140,659                      $209   04/24/2002        07/01/2002
     88             NAP                  $3,100,000         $3,095,509                      $214   07/09/2002        09/01/2002
     89             NAP                  $3,000,000         $2,994,077                       $44   06/19/2002        08/01/2002
     90             NAP                  $2,850,000         $2,847,710                       $76   08/21/2002        10/01/2002
     91             NAP                  $2,850,000         $2,845,719                      $207   07/26/2002        09/01/2002
     92             NAP                  $2,850,000         $2,834,066                   $10,776   04/18/2002        06/01/2002
     93             NAP                  $2,828,000         $2,819,537                      $221   07/30/2002        09/01/2002
     94             NAP                  $2,800,000         $2,795,342                   $24,307   07/22/2002        09/01/2002
     95             NAP                  $2,800,000         $2,794,172                      $125   06/13/2002        08/01/2002
     96             NAP                  $2,700,000         $2,673,962                       $46   06/14/2002        08/01/2002
     97             NAP                  $2,675,000         $2,659,357                   $22,161   04/25/2002        06/01/2002
     98             NAP                  $2,500,000         $2,486,467                      $167   04/01/2002        06/01/2002
     99             NAP                  $2,340,000         $2,330,295                      $214   06/27/2002        08/01/2002
    100             NAP                  $2,300,000         $2,296,867                       $76   07/02/2002        09/01/2002
    101             NAP                  $2,350,000         $2,291,523                       $54   07/27/2001        09/01/2001
    102             NAP                  $2,250,000         $2,239,786                   $29,471   05/17/2002        07/01/2002
    103             NAP                  $2,175,000         $2,141,283                       $65   04/02/2002        06/01/2002
    104             NAP                  $2,200,000         $2,134,513                    $7,847   04/10/2002        06/01/2002
    105             NAP                  $2,050,000         $2,047,344                      $231   07/24/2002        09/01/2002
    106             NAP                  $2,000,000         $1,994,152                      $157   07/23/2002        09/01/2002
    107             NAP                  $1,900,000         $1,895,506                       $31   07/03/2002        09/01/2002
    108             NAP                  $1,800,000         $1,795,586                       $30   06/13/2002        09/01/2002
    109             NAP                  $1,800,000         $1,794,308                       $30   06/10/2002        08/01/2002
    110        128, 129, 130             $1,800,000         $1,787,731                   $17,026   03/18/2002        05/01/2002
    111             NAP                  $1,700,000         $1,696,360                      $111   07/05/2002        09/01/2002
    112             NAP                  $1,700,000         $1,693,151                       $89   03/20/2002        05/01/2002
    113             NAP                  $1,700,000         $1,692,666                      $149   05/22/2002        07/01/2002
    114             NAP                  $1,700,000         $1,692,368                   $23,505   05/01/2002        07/01/2002
    115             NAP                  $1,550,000         $1,536,040                       $34   06/24/2002        08/01/2002
    116             125                  $1,295,000         $1,290,820                   $11,128   05/07/2002        08/01/2002
    117             NAP                  $1,200,000         $1,197,238                      $114   06/25/2002        09/01/2002
    118           22, 119                  $731,000           $641,829                       $15   07/10/2001        08/10/2001
    119           22, 118                  $633,000           $547,243                       $15   07/10/2001        08/10/2001
    120             NAP                  $1,100,000         $1,094,726                      $110   04/10/2002        06/01/2002
    121             NAP                  $1,000,000           $998,052                       $99   05/23/2002        08/01/2002
    122             NAP                  $1,000,000           $995,282                      $103   04/08/2002        06/01/2002
    123             NAP                  $1,000,000           $995,157                      $199   03/29/2002        06/01/2002
    124             NAP                    $950,000           $947,136                    $9,866   05/24/2002        08/01/2002
    125             116                    $900,000           $897,095                   $11,501   05/03/2002        08/01/2002
    126             NAP                    $790,000           $786,879                   $24,590   05/01/2002        07/01/2002
    127             NAP                    $750,000           $737,981                       $48   03/04/2002        05/01/2002
    128        110, 129, 130               $576,000           $572,074                    $7,628   03/18/2002        05/01/2002
    129        110, 128, 130               $525,000           $521,422                    $8,690   03/18/2002        05/01/2002
    130        110, 128, 129               $440,000           $437,001                    $8,740   03/18/2002        05/01/2002

                                       $845,883,500       $842,243,398


--------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE     FIRST PAYMENT                             GRACE                       LOCKBOX       LOCKBOX       ORIGINAL TERM
  LOAN NO.       DATE (IO)          MATURITY DATE        PERIOD        ARD LOAN       STATUS        TYPE          TO MATURITY
--------------------------------------------------------------------------------------------------------------------------------
      1             NAP              10/01/2015            0              No         In Place       Hard              159
      2             NAP              06/01/2012            2              No         In Place       Hard              120
      3             NAP              09/01/2012            5              No        Springing       Hard              120
      4             NAP              07/01/2012            5              No        Springing       Hard              120
      5             NAP              08/01/2012            5              No        Springing       Hard              120
      6             NAP              08/01/2012            5              No         In Place       Hard              120
      7             NAP              09/01/2012            5              No           None          NAP              120
      8             NAP              06/01/2012            5              No           None          NAP              120
      9         08/01/2002           07/01/2007            7              No           None          NAP               60
     10             NAP              08/01/2012            5              No           None          NAP              120
     11             NAP              12/01/2010            0              No           None          NAP              120
     12             NAP              09/01/2022            5              No           None          NAP              240
     13             NAP              12/01/2011            5              No           None          NAP              120
     14             NAP              08/01/2012            5              No           None          NAP              120
     15             NAP              06/01/2012            0              No           None          NAP              120
     16             NAP              02/01/2012            5              No           None          NAP              120
     17             NAP              09/01/2012            5              No           None          NAP              120
     18             NAP              08/01/2013            5              No           None          NAP              132
     19             NAP              06/01/2012            0              No           None          NAP              120
     20             NAP              09/01/2012            5              No           None          NAP              120
     21             NAP              08/01/2012            5              No           None          NAP              120
     22             NAP              11/10/2011            0              No         In Place       Hard              123
     23             NAP              06/01/2017           15              No           None          NAP              180
     24             NAP              06/01/2012            5              No        Springing       Soft              120
     25             NAP              07/01/2017            5              No           None          NAP              180
     26             NAP              04/01/2012            5              No           None          NAP              120
     27             NAP              04/01/2012            5              No           None          NAP              120
     28             NAP              04/01/2012            5              No           None          NAP              120
     29         08/01/2002           07/01/2007            5              No           None          NAP               60
     30             NAP              07/01/2012            5              No           None          NAP              120
     31             NAP              08/01/2012            5              No           None          NAP              120
     32             NAP              06/01/2012            5              No           None          NAP              120
     33             NAP              09/01/2012            5              No           None          NAP              120
     34             NAP              08/01/2012            0              No           None          NAP              120
     35             NAP              07/01/2017            5              No           None          NAP              180
     36             NAP              07/01/2012            0              No           None          NAP              120
     37             NAP              08/01/2012            5              No         In Place       Hard              120
     38         09/01/2002           08/01/2012            5              No           None          NAP              120
     39             NAP              08/01/2012            5              No           None          NAP              120
     40             NAP              06/01/2012            0              No           None          NAP              120
     41             NAP              04/01/2012            5              No           None          NAP              120
     42             NAP              05/01/2012            0              No           None          NAP              120
     43             NAP              08/01/2017            5              No           None          NAP              180
     44             NAP              08/01/2017            5              No           None          NAP              180
     45             NAP              08/01/2017            5              No           None          NAP              180
     46             NAP              08/01/2017            5              No           None          NAP              180
     47             NAP              07/01/2012            5              No           None          NAP              120
     48             NAP              07/01/2012            5              No           None          NAP              120
     49             NAP              07/01/2012            5              No           None          NAP              120
     50             NAP              07/01/2012            5              No           None          NAP              120
     51             NAP              07/01/2012            5              No           None          NAP              120
     52             NAP              07/01/2012            5              No           None          NAP              120
     53             NAP              07/01/2012            0              No           None          NAP              120
     54             NAP              08/01/2012            5              No           None          NAP              120
     55             NAP              09/01/2012            5              No        Springing       Hard              120
     56             NAP              07/01/2012            0              No           None          NAP              120
     57             NAP              06/01/2011            0              No           None          NAP              108
     58             NAP              05/01/2012            0              No           None          NAP              120
     59         06/01/2002           05/01/2012            5              No           None          NAP              120
     60             NAP              10/01/2017            5              No           None          NAP              180
     61             NAP              06/01/2012            5              No           None          NAP              120
     62             NAP              06/01/2012            5              No           None          NAP              120
     63             NAP              06/01/2012            0              No           None          NAP              120
     64             NAP              08/01/2012            5              No           None          NAP              120
     65             NAP              08/01/2012            5              No           None          NAP              120
     66             NAP              07/01/2012           15              No           None          NAP              120
     67             NAP              07/01/2012            5              No           None          NAP              120
     68             NAP              08/01/2012            0              No           None          NAP              120
     69             NAP              08/01/2012            5              No           None          NAP              120
     70             NAP              08/01/2017            5              No           None          NAP              180
     71             NAP              09/01/2012            5              No           None          NAP              120
     72             NAP              07/01/2012            5              No           None          NAP              120
     73             NAP              06/01/2012            0              No           None          NAP              120
     74             NAP              05/01/2012            0              No           None          NAP              120
     75             NAP              07/01/2012            0              No           None          NAP              120
     76             NAP              06/01/2012            5              No           None          NAP              120
     77             NAP              07/01/2012            0              No           None          NAP              120
     78             NAP              06/01/2012            5              No           None          NAP              120
     79             NAP              05/01/2010            5              No           None          NAP              120
     80             NAP              04/01/2012            5              No           None          NAP              120
     81             NAP              08/01/2012            5              No           None          NAP              120
     82             NAP              08/01/2012            5              No           None          NAP              120
     83             NAP              06/01/2012            5              No           None          NAP              120
     84             NAP              07/01/2012            5              No           None          NAP              120
     85             NAP              08/01/2012            0              No           None          NAP              120
     86             NAP              07/01/2012            5              No           None          NAP              120
     87             NAP              06/01/2012            0              No           None          NAP              120
     88             NAP              08/01/2012            5              No           None          NAP              120
     89             NAP              07/01/2012            0              No           None          NAP              120
     90             NAP              09/01/2012            5              No         In Place       Soft              120
     91             NAP              08/01/2012            5              No        Springing       Hard              120
     92             NAP              05/01/2012            5              No           None          NAP              120
     93             NAP              08/01/2012            5              No         In Place       Hard              120
     94             NAP              08/01/2012            5              No           None          NAP              120
     95             NAP              07/01/2012            5              No           None          NAP              120
     96             NAP              07/01/2012            5              No           None          NAP              120
     97             NAP              05/01/2012            5              No           None          NAP              120
     98             NAP              05/01/2012            5              No           None          NAP              120
     99             NAP              07/01/2012            5              No         In Place       Hard              120
    100             NAP              08/01/2012            5              No         In Place       Soft              120
    101             NAP              08/01/2011            5              No        Springing       Hard              120
    102             NAP              06/01/2012           10              No           None          NAP              120
    103             NAP              05/01/2012            5              No           None          NAP              120
    104             NAP              05/01/2012            5              No           None          NAP              120
    105             NAP              08/01/2012            5              No           None          NAP              120
    106             NAP              08/01/2012            5              No         In Place       Hard              120
    107             NAP              08/01/2012            5              No           None          NAP              120
    108             NAP              08/01/2012            5              No           None          NAP              120
    109             NAP              07/01/2012            5              No           None          NAP              120
    110             NAP              04/01/2012            5              No           None          NAP              120
    111             NAP              08/01/2012            5              No           None          NAP              120
    112             NAP              04/01/2012            5              No           None          NAP              120
    113             NAP              06/01/2012            5              No         In Place       Hard              120
    114             NAP              06/01/2012            5              No           None          NAP              120
    115             NAP              07/01/2012            5              No           None          NAP              120
    116             NAP              07/01/2012            5              No           None          NAP              120
    117             NAP              08/01/2012            5              No           None          NAP              120
    118             NAP              07/10/2010            0              No         In Place       Hard              108
    119             NAP              07/10/2010            0              No         In Place       Hard              108
    120             NAP              05/01/2012            5              No           None          NAP              120
    121             NAP              07/01/2012           15              No           None          NAP              120
    122             NAP              05/01/2012            5              No           None          NAP              120
    123             NAP              05/01/2012            5              No           None          NAP              120
    124             NAP              07/01/2012            5              No           None          NAP              120
    125             NAP              07/01/2012            5              No           None          NAP              120
    126             NAP              06/01/2012            5              No           None          NAP              120
    127             NAP              04/01/2017            5              No           None          NAP              180
    128             NAP              04/01/2012            5              No           None          NAP              120
    129             NAP              04/01/2012            5              No           None          NAP              120
    130             NAP              04/01/2012            5              No           None          NAP              120

                                                                                                                      127

----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE      REMAINING TERM         ORIGINAL            REMAINING         MORTGAGE            MONTHLY               MONTHLY
  LOAN NO.       TO MATURITY        AMORT. TERM(6)        AMORT. TERM          RATE           PAYMENT (P&I)        PAYMENT (IO)(7)
----------------------------------------------------------------------------------------------------------------------------------
      1              156                  300                 297             6.830%             $452,382                NAP
      2              116                  360                 356             7.620%             $452,768                NAP
      3              119                  360                 359             5.880%             $292,969                NAP
      4              117                  360                 357             6.500%             $195,941                NAP
      5              118                  360                 358             6.955%             $161,597                NAP
      6              118                  360                 358             6.500%             $126,414                NAP
      7              119                  360                 359             7.260%             $116,085                NAP
      8              116                  360                 356             6.370%             $106,002                NAP
      9               57                  IO                  IO              6.580%                  NAP            $77,589
     10              118                  360                 358             6.910%              $92,298                NAP
     11               98                  360                 338             8.770%             $110,338                NAP
     12              239                  240                 239             6.670%             $104,275                NAP
     13              110                  360                 350             7.700%              $94,467                NAP
     14              118                  360                 358             7.000%              $86,489                NAP
     15              116                  360                 356             6.920%              $79,193                NAP
     16              112                  360                 352             6.000%              $71,946                NAP
     17              119                  300                 299             6.250%              $77,511                NAP
     18              130                  360                 358             7.250%              $78,450                NAP
     19              116                  360                 356             6.920%              $75,857                NAP
     20              119                  300                 299             6.790%              $69,344                NAP
     21              118                  360                 358             6.850%              $65,526                NAP
     22              109                  300                 286             7.550%              $71,931                NAP
     23              176                  300                 296             7.670%              $71,258                NAP
     24              116                  360                 356             7.070%              $62,981                NAP
     25              177                  180                 177             7.065%              $81,222                NAP
     26              114                  360                 354             8.090%              $43,293                NAP
     27              114                  360                 354             8.090%              $13,691                NAP
     28              114                  360                 354             8.090%               $7,771                NAP
     29               57                  360                 360             6.590%              $52,316            $45,657
     30              117                  240                 237             7.130%              $63,824                NAP
     31              118                  360                 358             6.550%              $50,829                NAP
     32              116                  300                 296             7.410%              $58,652                NAP
     33              119                  360                 359             6.370%              $46,766                NAP
     34              118                  300                 298             7.100%              $53,488                NAP
     35              177                  180                 177             7.015%              $65,226                NAP
     36              117                  300                 297             7.090%              $50,946                NAP
     37              118                  360                 358             6.970%              $46,961                NAP
     38              118                  360                 360             7.160%              $47,326            $42,347
     39              118                  300                 298             6.750%              $48,364                NAP
     40              116                  360                 356             7.210%              $47,563                NAP
     41              114                  360                 354             6.660%              $44,984                NAP
     42              115                  300                 295             6.750%              $48,364                NAP
     43              178                  180                 178             6.650%              $17,864                NAP
     44              178                  180                 178             6.650%              $16,356                NAP
     45              178                  180                 178             6.650%              $15,996                NAP
     46              178                  180                 178             6.650%              $11,340                NAP
     47              117                  360                 357             7.300%              $10,878                NAP
     48              117                  360                 357             7.300%              $10,878                NAP
     49              117                  360                 357             7.300%               $7,252                NAP
     50              117                  360                 357             7.300%               $6,216                NAP
     51              117                  360                 357             7.300%               $5,698                NAP
     52              117                  360                 357             7.300%               $5,698                NAP
     53              117                  360                 357             7.090%              $44,981                NAP
     54              118                  360                 358             6.790%              $42,332                NAP
     55              119                  360                 359             7.640%              $44,833                NAP
     56              117                  360                 357             6.710%              $38,756                NAP
     57              104                  300                 296             7.180%              $39,866                NAP
     58              115                  360                 355             7.800%              $38,873                NAP
     59              115                  IO                  IO              6.910%                  NAP            $29,192
     60              180                  180                 180             6.750%              $44,245                NAP
     61              116                  360                 356             7.500%              $34,961                NAP
     62              116                  360                 356             7.850%              $36,167                NAP
     63              116                  360                 356             6.860%              $30,829                NAP
     64              118                  360                 358             6.500%              $29,075                NAP
     65              118                  360                 358             7.050%              $30,090                NAP
     66              117                  360                 357             7.170%              $30,454                NAP
     67              117                  300                 297             6.870%              $30,909                NAP
     68              118                  336                 334             7.520%              $31,068                NAP
     69              118                  300                 298             6.750%              $30,055                NAP
     70              178                  300                 298             6.750%              $30,055                NAP
     71              119                  360                 359             6.900%              $28,320                NAP
     72              117                  360                 357             6.860%              $28,205                NAP
     73              116                  360                 356             7.280%              $28,737                NAP
     74              115                  360                 355             7.180%              $27,944                NAP
     75              117                  360                 357             7.250%              $27,287                NAP
     76              116                  360                 356             7.610%              $27,917                NAP
     77              117                  300                 297             6.690%              $25,767                NAP
     78              116                  360                 356             7.500%              $25,172                NAP
     79               91                  360                 201             8.180%              $32,839                NAP
     80              114                  300                 294             7.890%              $27,524                NAP
     81              118                  360                 358             7.380%              $24,531                NAP
     82              118                  300                 298             7.250%              $25,298                NAP
     83              116                  360                 356             6.970%              $23,215                NAP
     84              117                  300                 297             6.960%              $23,486                NAP
     85              118                  360                 358             7.340%              $22,025                NAP
     86              117                  360                 357             7.530%              $22,441                NAP
     87              116                  360                 356             6.930%              $20,809                NAP
     88              118                  360                 358             7.000%              $20,624                NAP
     89              117                  360                 357             7.200%              $20,364                NAP
     90              119                  360                 359             7.100%              $19,153                NAP
     91              118                  360                 358             6.850%              $18,675                NAP
     92              115                  300                 295             7.060%              $20,252                NAP
     93              118                  264                 262             7.050%              $21,111                NAP
     94              118                  360                 358             6.940%              $18,516                NAP
     95              117                  360                 357             7.000%              $18,628                NAP
     96              117                  180                 177             6.850%              $24,043                NAP
     97              115                  300                 295             6.820%              $18,600                NAP
     98              115                  300                 295             7.230%              $18,038                NAP
     99              117                  264                 261             7.420%              $18,006                NAP
    100              118                  360                 358             7.250%              $15,690                NAP
    101              106                  240                 226             7.550%              $19,003                NAP
    102              116                  300                 296             7.060%              $15,989                NAP
    103              115                  180                 175             6.910%              $19,440                NAP
    104              115                  120                 115             6.324%              $24,784                NAP
    105              118                  360                 358             7.450%              $14,264                NAP
    106              118                  264                 262             7.200%              $15,116                NAP
    107              118                  300                 298             6.800%              $13,187                NAP
    108              118                  300                 298             6.600%              $12,266                NAP
    109              117                  300                 297             7.270%              $13,034                NAP
    110              114                  300                 294             7.088%              $12,823                NAP
    111              118                  300                 298             7.340%              $12,386                NAP
    112              114                  360                 354             7.360%              $11,724                NAP
    113              116                  300                 296             7.335%              $12,381                NAP
    114              116                  300                 296             7.120%              $12,146                NAP
    115              117                  180                 177             7.140%              $14,053                NAP
    116              117                  300                 297             7.165%               $9,290                NAP
    117              118                  300                 298             6.950%               $8,443                NAP
    118               93                   93                  78             7.670%              $10,425                NAP
    119               93                   86                  71             7.670%               $9,571                NAP
    120              115                  300                 295             7.850%               $8,381                NAP
    121              117                  360                 357             7.250%               $6,822                NAP
    122              115                  300                 295             7.930%               $7,672                NAP
    123              115                  300                 295             7.800%               $7,586                NAP
    124              117                  300                 297             7.510%               $7,027                NAP
    125              117                  300                 297             7.165%               $6,456                NAP
    126              116                  300                 296             7.800%               $5,993                NAP
    127              174                  180                 174             8.590%               $7,425                NAP
    128              114                  300                 294             7.088%               $4,103                NAP
    129              114                  300                 294             7.088%               $3,740                NAP
    130              114                  300                 294             7.088%               $3,135                NAP

                     123                  332                 328             6.987%


----------------------------------------------------------------------------------------------------------------------
  MORTGAGE      UNDERWRITABLE       UNDERWRITABLE           NOI             NCF            CUT-OFF DATE       BALLOON
  LOAN NO.           NOI              CASH FLOW            DSCR(8)         DSCR(8)              LTV             LTV
----------------------------------------------------------------------------------------------------------------------
      1           $8,063,513          $7,795,669            1.49            1.44               50.1%           35.0%
      2          $27,759,060         $26,426,502            1.72            1.64               65.4%           58.1%
      3           $6,400,672          $6,177,168            1.82            1.76               64.7%           54.9%
      4           $5,330,159          $4,953,338            2.27            2.11               58.4%           50.4%
      5           $2,894,639          $2,708,737            1.49            1.40               74.7%           65.3%
      6           $2,981,292          $2,741,179            1.97            1.81               59.6%           51.5%
      7           $2,512,333          $2,320,484            1.80            1.67               62.3%           54.0%
      8           $3,572,712          $3,441,158            2.81            2.71               38.8%           33.4%
      9           $1,633,704          $1,619,578            1.75            1.74               69.7%           69.7%
     10           $2,638,584          $2,423,325            2.38            2.19               48.6%           42.4%
     11           $1,691,887          $1,650,170            1.28            1.25               74.8%           69.0%
     12           $2,682,457          $2,461,616            2.14            1.97               43.2%            1.6%
     13           $2,059,165          $1,811,077            1.82            1.60               62.1%           55.6%
     14           $1,613,430          $1,588,638            1.55            1.53               70.2%           61.4%
     15           $1,377,494          $1,330,294            1.45            1.40               73.9%           64.6%
     16           $2,085,552          $1,862,361            2.42            2.16               45.8%           39.2%
     17           $1,952,980          $1,686,856            2.10            1.81               45.0%           35.3%
     18           $1,602,105          $1,433,277            1.70            1.52               67.5%           57.2%
     19           $1,340,324          $1,293,124            1.47            1.42               70.7%           61.9%
     20           $1,674,291          $1,570,121            2.01            1.89               54.6%           43.5%
     21           $1,112,300          $1,112,300            1.41            1.41               68.9%           60.0%
     22           $1,252,230          $1,221,480            1.45            1.42               64.0%           52.6%
     23           $1,330,868          $1,162,903            1.56            1.36               63.9%           42.3%
     24           $1,352,030          $1,183,099            1.79            1.57               64.6%           56.7%
     25           $1,506,279          $1,384,604            1.55            1.42               52.8%            1.5%
     26             $954,464            $891,723            1.83            1.70               61.4%           55.3%
     27             $290,926            $263,280            1.83            1.70               61.4%           55.3%
     28             $178,195            $163,675            1.83            1.70               61.4%           55.3%
     29           $1,021,394            $947,538            1.86            1.73               74.9%           72.6%
     30           $1,178,654          $1,119,854            1.54            1.46               61.0%           42.2%
     31           $1,182,352            $993,247            1.94            1.63               63.9%           55.2%
     32           $1,009,130            $941,563            1.43            1.34               66.4%           54.2%
     33             $818,466            $759,503            1.46            1.35               77.2%           66.4%
     34             $892,103            $834,440            1.39            1.30               69.8%           56.3%
     35           $1,373,993          $1,234,151            1.76            1.58               47.3%            1.3%
     36             $989,586            $944,033            1.62            1.54               63.1%           50.9%
     37           $1,037,843            $858,709            1.84            1.52               68.2%           59.7%
     38             $897,736            $822,381            1.77            1.62               68.6%           64.3%
     39             $876,426            $821,151            1.51            1.41               63.5%           50.7%
     40             $776,848            $723,340            1.36            1.27               78.4%           69.1%
     41           $1,368,778          $1,368,778            2.54            2.54               41.4%           35.5%
     42             $927,079            $885,879            1.60            1.53               70.6%           56.6%
     43             $299,949            $285,995            1.39            1.32               56.5%            1.4%
     44             $262,391            $249,795            1.39            1.32               56.5%            1.4%
     45             $270,621            $255,748            1.39            1.32               56.5%            1.4%
     46             $190,506            $181,655            1.39            1.32               56.5%            1.4%
     47             $187,787            $171,515            1.47            1.34               75.4%           66.5%
     48             $170,575            $156,392            1.47            1.34               75.4%           66.5%
     49             $122,475            $110,276            1.47            1.34               75.4%           66.5%
     50             $120,344            $111,481            1.47            1.34               75.4%           66.5%
     51             $104,055             $94,269            1.47            1.34               75.4%           66.5%
     52             $118,764            $105,970            1.47            1.34               75.4%           66.5%
     53             $801,395            $727,145            1.48            1.35               76.9%           67.5%
     54             $868,322            $832,322            1.71            1.64               52.3%           44.8%
     55             $987,729            $917,354            1.84            1.71               46.9%           41.7%
     56           $1,055,653            $961,944            2.27            2.07               49.5%           43.0%
     57             $732,132            $638,685            1.53            1.34               72.7%           59.9%
     58             $890,897            $828,455            1.91            1.78               59.2%           52.9%
     59           $1,642,281          $1,533,580            4.69            4.38               21.6%           21.6%
     60           $1,013,715            $933,345            1.91            1.76               49.5%            1.3%
     61             $624,342            $615,525            1.49            1.47               71.8%           63.7%
     62             $748,955            $710,319            1.73            1.64               60.8%           53.4%
     63             $750,021            $691,635            2.03            1.87               52.7%           46.0%
     64             $502,994            $464,086            1.44            1.33               74.1%           64.0%
     65             $640,765            $533,510            1.77            1.48               72.5%           63.5%
     66             $520,076            $496,076            1.42            1.36               74.9%           65.8%
     67             $534,629            $490,179            1.44            1.32               74.7%           60.0%
     68             $551,255            $519,665            1.48            1.39               68.4%           59.0%
     69             $810,357            $796,839            2.25            2.21               47.7%           38.1%
     70           $1,043,367          $1,011,033            2.89            2.80               36.2%           22.7%
     71             $465,048            $437,768            1.37            1.29               71.4%           62.2%
     72             $523,461            $467,705            1.55            1.38               74.0%           64.6%
     73             $447,803            $444,811            1.30            1.29               73.5%           62.7%
     74             $589,549            $534,548            1.76            1.59               72.1%           63.5%
     75             $645,160            $577,439            1.97            1.76               51.7%           45.6%
     76             $453,648            $406,470            1.35            1.21               75.2%           66.9%
     77             $571,419            $524,808            1.85            1.70               63.3%           50.5%
     78             $412,654            $377,256            1.37            1.25               71.8%           63.7%
     79             $503,067            $462,675            1.28            1.17               71.2%           51.5%
     80             $486,301            $436,853            1.47            1.32               70.2%           58.2%
     81             $393,820            $383,935            1.34            1.30               69.5%           61.4%
     82             $619,823            $555,900            2.04            1.83               47.3%           38.3%
     83             $429,722            $418,426            1.54            1.50               64.0%           56.1%
     84             $427,770            $425,502            1.52            1.51               63.9%           51.4%
     85             $405,491            $394,648            1.53            1.49               68.0%           60.0%
     86             $575,443            $509,761            2.14            1.89               51.5%           44.9%
     87             $414,375            $412,120            1.66            1.65               59.3%           51.8%
     88             $342,216            $340,043            1.38            1.37               72.0%           63.0%
     89             $620,332            $610,040            2.54            2.50               46.8%           41.2%
     90             $410,674            $379,662            1.79            1.65               67.0%           58.7%
     91             $313,773            $289,424            1.40            1.29               71.1%           62.0%
     92             $481,478            $458,492            1.98            1.89               54.5%           44.1%
     93             $395,930            $378,416            1.56            1.49               62.3%           46.3%
     94             $355,917            $327,167            1.60            1.47               69.9%           60.1%
     95             $323,055            $291,182            1.45            1.30               69.9%           61.2%
     96             $551,098            $485,095            1.91            1.68               49.1%           22.7%
     97             $471,409            $435,409            2.11            1.95               48.6%           39.0%
     98             $361,218            $341,997            1.67            1.58               63.1%           51.3%
     99             $306,613            $292,686            1.42            1.35               64.7%           48.8%
    100             $306,617            $266,835            1.63            1.42               67.6%           59.5%
    101             $334,616            $307,186            1.47            1.35               67.4%           48.2%
    102             $331,233            $309,041            1.73            1.61               64.0%           51.7%
    103             $576,230            $499,476            2.47            2.14               30.6%           14.6%
    104             $801,210            $801,210            2.69            2.69               14.4%            0.3%
    105             $271,668            $264,684            1.59            1.55               62.5%           55.3%
    106             $286,278            $272,380            1.58            1.50               60.4%           45.1%
    107             $307,069            $265,665            1.94            1.68               61.1%           48.9%
    108             $326,172            $294,872            2.22            2.00               47.3%           37.5%
    109             $290,823            $281,733            1.86            1.80               62.3%           50.6%
    110             $328,275            $290,055            2.13            1.88               43.7%           35.4%
    111             $271,217            $261,616            1.82            1.76               51.1%           41.5%
    112             $349,029            $317,575            2.48            2.26               44.6%           39.5%
    113             $301,594            $287,280            2.03            1.93               49.3%           40.2%
    114             $317,707            $296,107            2.18            2.03               43.1%           34.8%
    115             $286,322            $279,598            1.70            1.66               60.2%           28.9%
    116             $610,749            $575,949            5.48            5.17               14.3%           11.5%
    117             $166,760            $158,385            1.65            1.56               70.4%           56.5%
    118             $166,950            $158,877            1.32            1.27               30.9%           24.7%
    119             $149,997            $145,868            1.32            1.27               30.9%           24.7%
    120             $185,318            $178,225            1.84            1.77               52.1%           43.1%
    121             $161,544            $159,924            1.97            1.95               49.9%           44.0%
    122             $164,646            $152,210            1.79            1.65               52.8%           43.8%
    123             $151,362            $140,564            1.66            1.54               56.9%           47.0%
    124             $191,987            $159,696            2.28            1.89               54.1%           44.2%
    125             $255,525            $232,125            3.30            3.00               19.1%           15.4%
    126             $101,790             $92,190            1.42            1.28               56.2%           46.4%
    127             $150,755            $130,655            1.69            1.47               49.2%            1.9%
    128             $203,771            $179,479            4.14            3.64               19.1%           15.4%
    129             $111,422             $91,322            2.48            2.03               37.2%           30.2%
    130             $153,707            $137,448            4.09            3.65               24.6%           19.9%

                                                            1.79            1.68               60.8%           49.4%


---------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE      BALLOON       APPRAISED   VALUATION                                                                    LEASE
  LOAN NO.     BALANCE         VALUE       DATE(9)    LARGEST TENANT(10)                                         EXPIRATION DATE
---------------------------------------------------------------------------------------------------------------------------------
      1      $45,232,745   $129,300,000  04/02/2002   PSE&G                                                         09/30/2015
      2      $56,802,974   $290,000,000  05/01/2002   Prudential Securities, Inc.                                   12/31/2014
      3      $41,912,653    $76,400,000  08/13/2002   Wal-Mart                                                      04/30/2021
      4      $26,728,729    $53,000,000  05/03/2002   Time Warner Entertainment                                     04/14/2022
      5      $21,291,826    $32,600,000  06/04/2002   WMB Holdings, Inc.                                            10/31/2010
      6      $17,239,112    $33,500,000  06/11/2002   Princeton Market (dba McCaffrey's)                            12/01/2012
      7      $14,703,229    $27,250,000  06/06/2002   Acacia Soundbreak Studio                                      08/07/2005
      8      $14,600,622    $43,700,000  04/09/2002   NAP                                                              NAP
      9      $14,150,000    $20,300,000  05/23/2002   CoxCom, Inc.                                                  05/31/2017
     10      $12,202,102    $28,750,000  04/26/2002   Mosaic Retail Solutions                                       01/14/2007
     11      $12,756,684    $18,500,000  06/12/2002   Shoprite (Inserra)                                            03/31/2025
     12         $501,847    $31,890,000  04/25/2002   Marshalls                                                     10/31/2005
     13      $11,780,771    $21,200,000  09/28/2001   PETsMART                                                      12/31/2021
     14      $11,357,443    $18,500,000  04/26/2002   Ralph's Grocery                                               03/29/2019
     15      $10,462,009    $16,200,000  04/25/2002   NAP                                                              NAP
     16      $10,192,628    $26,000,000  12/14/2001   General Electric                                              07/31/2007
     17       $9,203,506    $26,100,000  05/31/2002   Liberty Mutual                                                05/31/2003
     18       $9,716,128    $17,000,000  06/18/2002   Wal Mart                                                      04/30/2012
     19      $10,021,297    $16,200,000  04/25/2002   NAP                                                              NAP
     20       $7,969,434    $18,300,000  07/12/2002   Adidas                                                        01/31/2009
     21       $8,701,897    $14,500,000  04/11/2002   Food 4 Less                                                   08/01/2015
     22       $7,839,297    $14,910,000  03/01/2001   Macy's (Federated Western Properties)                         10/31/2011
     23       $6,255,992    $14,800,000  03/23/2002   Parsons Communications Group Inc.                             03/31/2012
     24       $8,227,585    $14,500,000  04/02/2002   Columbia HCA Healthcare                                       01/31/2008
     25         $251,171    $16,900,000  05/03/2002   West Side Club, Inc.                                          09/30/2006
     26       $5,251,196     $9,500,000  01/22/2002   Heafner Tire Group, Inc.                                      03/31/2022
     27       $1,660,635     $2,900,000  01/22/2002   Heafner Tire Group, Inc.                                      03/31/2022
     28         $942,522     $1,800,000  01/22/2002   Heafner Tire Group, Inc.                                      03/31/2022
     29       $7,944,338    $10,950,000  11/28/2001   Oakmont Mortgage                                              04/30/2005
     30       $5,606,504    $13,300,000  04/25/2002   United Artists Theatre Circuit                                08/31/2016
     31       $6,905,166    $12,500,000  06/10/2002   Pennsylvania National Mutual                                  10/31/2007
     32       $6,499,033    $12,000,000  12/18/2001   Albertsons                                                    01/31/2012
     33       $6,440,522     $9,700,000  07/16/2002   Safeway                                                       03/31/2025
     34       $6,035,750    $10,725,000  05/28/2002   Sara Max Apprarel Group, Inc                                  08/24/2007
     35         $200,339    $15,200,000  05/03/2002   Yick Fung Fur, Ltd.                                           01/31/2003
     36       $5,754,413    $11,300,000  05/16/2002   David's Bridal, Inc                                           07/31/2011
     37       $6,180,563    $10,360,000  03/27/2002   IntegraColor                                                  06/30/2022
     38       $6,562,632    $10,200,000  05/31/2002   The Red Wing Company                                          11/30/2005
     39       $5,572,465    $11,000,000  07/01/2002   Norman Industrial Materials, Inc.                             06/30/2007
     40       $6,149,155     $8,900,000  04/22/2002   NAP                                                              NAP
     41       $5,969,803    $16,800,000  02/19/2002   Home Depot USA                                                01/31/2022
     42       $5,574,537     $9,850,000  03/05/2002   NAP                                                              NAP
     43          $51,618     $3,700,000  05/24/2002   BAX Global                                                    10/31/2004
     44          $47,261     $3,100,000  05/24/2002   Mol Logistics                                                 04/30/2004
     45          $46,219     $3,300,000  05/24/2002   Air Canada                                                    03/31/2004
     46          $32,765     $2,200,000  05/24/2002   GEO Logistics                                                 07/31/2006
     47       $1,397,470     $2,100,000  03/04/2002   Scientific Cell Company, Inc                                  08/31/2010
     48       $1,397,470     $2,100,000  03/04/2002   Tyz-all Plastics, Inc.                                        11/30/2008
     49         $931,647     $1,400,000  03/04/2002   Shore Pharmaceutical                                          06/30/2005
     50         $798,558     $1,200,000  03/04/2002   Shore Pharaceuticals                                          06/30/2005
     51         $732,008     $1,100,000  03/04/2002   Centroid, Inc.                                                04/30/2005
     52         $732,008     $1,100,000  03/04/2002   Yaleet Inc                                                    05/14/2005
     53       $5,869,231     $8,700,000  05/06/2002   NAP                                                              NAP
     54       $5,560,809    $12,400,000  06/21/2002   NAP                                                              NAP
     55       $5,615,342    $13,475,000  03/04/2002   Polycom                                                       05/14/2012
     56       $5,203,186    $12,100,000  05/22/2002   Kroger                                                        12/31/2017
     57       $4,555,950     $7,600,000  04/08/2002   ABB Automation, Inc.                                          08/31/2010
     58       $4,815,681     $9,100,000  04/01/2002   Gold's Gym                                                    07/31/2012
     59       $5,000,000    $23,200,000  01/12/2002   Food Parada dba ShopRite                                      04/30/2017
     60         $129,301    $10,100,000  05/31/2002   Petco                                                         01/31/2008
     61       $4,424,575     $6,950,000  10/04/2001   NAP                                                              NAP
     62       $4,380,077     $8,200,000  03/22/2002   Bally's Total Fitness Corporation d/b/a Pinnacle Fitness      06/01/2007
     63       $4,091,096     $8,890,000  04/18/2002   NAP                                                              NAP
     64       $3,964,995     $6,200,000  07/01/2002   Working Class Uniforms                                        12/31/2005
     65       $3,936,572     $6,200,000  06/05/2002   UM Best Manufacturing Practices Center for Excelle            10/31/2005
     66       $3,950,214     $6,000,000  04/24/2002   NAP                                                              NAP
     67       $3,537,101     $5,900,000  05/28/2002   Tharco Corporation                                            04/30/2010
     68       $3,746,203     $6,350,000  05/14/2002   Quays Restaurat Group, LLC                                    01/01/2007
     69       $3,462,889     $9,100,000  05/02/2002   NAP                                                              NAP
     70       $2,728,966    $12,000,000  06/07/2002   Rocky's Video                                                 12/01/2003
     71       $3,746,274     $6,020,000  04/18/2002   NAP                                                              NAP
     72       $3,744,034     $5,800,000  06/10/2002   Valco Logistics, Inc.                                         12/31/2004
     73       $3,575,468     $5,700,000  04/01/2002   Revco Discount Drug Centers, Inc.                             01/31/2023
     74       $3,622,072     $5,700,000  03/21/2002   Jax Reman, L.L.C.                                             06/30/2004
     75       $3,518,536     $7,720,000  05/30/2002   Wild Oats Markets                                             08/31/2006
     76       $3,504,944     $5,240,000  04/02/2002   Bowne Global Solutions                                        07/31/2007
     77       $2,980,604     $5,900,000  05/09/2002   Alfa Romeo, Inc. Fiat Auto                                    05/31/2007
     78       $3,185,695     $5,000,000  04/08/2002   Travelex                                                      03/01/2011
     79       $2,594,888     $5,040,000  04/03/2002   Big Lots Stores                                               06/18/2009
     80       $2,966,145     $5,100,000  01/24/2002   Walgreens                                                     02/28/2005
     81       $3,131,917     $5,100,000  05/15/2002   Men's Wearhouse                                               09/30/2008
     82       $2,829,575     $7,390,000  06/18/2002   Pic N Save Stores (Big Lots)                                  12/31/2011
     83       $3,055,451     $5,450,000  04/09/2002   NAP                                                              NAP
     84       $2,673,299     $5,200,000  05/09/2002   Walgreen's                                                    02/28/2021
     85       $2,820,287     $4,700,000  06/29/2002   NAP                                                              NAP
     86       $2,784,241     $6,200,000  04/29/2002   Better Bodies Gym                                             02/28/2013
     87       $2,747,004     $5,300,000  04/03/2002   Walgreens                                                     04/30/2027
     88       $2,708,313     $4,300,000  05/09/2002   Walgreens                                                     01/31/2077
     89       $2,635,514     $6,400,000  05/15/2002   NAP                                                              NAP
     90       $2,496,042     $4,250,000  03/11/2002   Law Title                                                     12/31/2003
     91       $2,480,040     $4,000,000  06/01/2002   Internal Medicine Associates of Westport                      01/31/2018
     92       $2,291,680     $5,200,000  11/07/2001   NAP                                                              NAP
     93       $2,094,156     $4,525,000  03/25/2002   Eckerd Drug                                                   08/25/2020
     94       $2,403,957     $4,000,000  06/20/2002   NAP                                                              NAP
     95       $2,447,039     $4,000,000  04/16/2002   Community Med. Grp.                                           08/31/2008
     96       $1,235,535     $5,450,000  05/17/2002   Shape Change Technol                                          07/31/2004
     97       $2,134,970     $5,475,000  03/18/2002   NAP                                                              NAP
     98       $2,020,728     $3,940,000  02/28/2002   B.D. Fox & Friends, Inc.                                      12/31/2012
     99       $1,755,077     $3,600,000  03/21/2002   Eckerd Drug                                                   01/27/2019
    100       $2,022,447     $3,400,000  05/05/2002   Branch Banking and Trust                                      04/30/2006
    101       $1,639,663     $3,400,000  05/01/2001   Eckerd Drug                                                   06/19/2005
    102       $1,808,565     $3,500,000  04/08/2002   NAP                                                              NAP
    103       $1,023,105     $7,000,000  03/13/2002   Fritter & Schultz Physical Therapy                            01/31/2006
    104          $42,452    $14,800,000  03/11/2002   NAP                                                              NAP
    105       $1,811,754     $3,275,000  05/12/2002   Vitamin Shoppe Ind., Inc.                                     03/31/2011
    106       $1,488,513     $3,300,000  03/20/2002   Eckerd Drug                                                   12/22/2019
    107       $1,514,905     $3,100,000  04/08/2002   Save-A-Lot                                                    06/30/2008
    108       $1,426,128     $3,800,000  05/14/2002   G-Tech Corporation                                            10/31/2004
    109       $1,456,638     $2,880,000  05/14/2002   NAP                                                              NAP
    110       $1,448,146     $4,090,000  02/06/2002   NAP                                                              NAP
    111       $1,378,100     $3,320,000  06/14/2002   New Seasons Market                                            07/31/2020
    112       $1,499,130     $3,800,000  02/05/2002   All-Shure Physical Therapy                                    09/14/2004
    113       $1,377,942     $3,430,000  03/20/2002   Eckerd Drug                                                   11/03/2020
    114       $1,368,987     $3,930,000  04/01/2002   NAP                                                              NAP
    115         $736,223     $2,550,000  04/02/2002   NAP                                                              NAP
    116       $1,044,630     $9,050,000  04/15/2002   NAP                                                              NAP
    117         $961,268     $1,700,000  05/23/2002   Pages in Time (Scrapbook)                                     07/31/2006
    118         $517,281     $1,800,000  03/01/2001   Albertson's                                                   12/31/2003
    119         $431,838     $2,050,000  03/01/2001   Albertson's                                                   12/31/2003
    120         $905,620     $2,100,000  03/23/2002   Petie Pies                                                    03/09/2018
    121         $879,635     $2,000,000  05/02/2002   CVS Pharmacy                                                  01/31/2020
    122         $825,194     $1,885,000  03/15/2002   Larry's Convenient Mart                                       01/14/2007
    123         $822,100     $1,750,000  02/10/2002   RE/MAX                                                        09/30/2006
    124         $774,337     $1,750,000  04/09/2002   NAP                                                              NAP
    125         $725,997     $4,700,000  04/08/2002   NAP                                                              NAP
    126         $649,189     $1,400,000  04/15/2002   NAP                                                              NAP
    127          $27,923     $1,500,000  01/02/2002   Guy Gronniger, D.D.S.                                         10/31/2010
    128         $463,407     $3,000,000  02/06/2002   NAP                                                              NAP
    129         $422,375     $1,400,000  02/07/2002   NAP                                                              NAP
    130         $353,992     $1,775,000  02/06/2002   NAP                                                              NAP


-------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                           LEASE
  LOAN NO.    % NSF    SECOND LARGEST TENANT(10)                                EXPIRATION DATE              % NSF
-------------------------------------------------------------------------------------------------------------------
      1       97.9%    PNC Bank                                                   06/30/2005                  2.1%
      2       48.7%    Lloyd's TSB                                                01/01/2004                 19.8%
      3       20.0%    Lowe's                                                     03/31/2021                 18.3%
      4       29.3%    VNS Home Care                                              11/30/2004                 19.5%
      5       34.6%    Coventry Health Care of Delaware                           05/14/2005                 12.1%
      6       19.2%    Eckerd/Thrift Drug                                         02/28/2007                  8.6%
      7       25.2%    Broadcast Music Inc                                        07/31/2008                 16.2%
      8         NAP    NAP                                                            NAP                      NAP
      9      100.0%    NAP                                                            NAP                      NAP
     10        8.1%    England & Assoc.                                           06/30/2003                  5.9%
     11       62.6%    Frank's Nursery                                            11/02/2010                 21.3%
     12       15.3%    Staples                                                    09/30/2013                 10.9%
     13      100.0%    NAP                                                            NAP                      NAP
     14       61.1%    Joann Fabrics                                              01/31/2010                 30.7%
     15         NAP    NAP                                                            NAP                      NAP
     16       23.3%    Bay Area Garment                                           05/30/2007                 22.1%
     17       24.7%    New Market International                                   06/30/2003                 20.1%
     18       37.2%    Shop n Save                                                11/30/2011                 26.9%
     19         NAP    NAP                                                            NAP                      NAP
     20       16.4%    Reebok                                                     06/30/2006                 14.4%
     21       33.1%    Rite Aid                                                   05/31/2010                 11.8%
     22      100.0%    NAP                                                            NAP                      NAP
     23       62.2%    Charlotte-Mecklenburg Hospital Authority                   05/12/2006                 11.3%
     24       77.1%    Swedish Match North America                                03/31/2011                 22.6%
     25       11.7%    Postworks, LLC                                             04/30/2005                  5.8%
     26      100.0%    NAP                                                            NAP                      NAP
     27      100.0%    NAP                                                            NAP                      NAP
     28      100.0%    NAP                                                            NAP                      NAP
     29       22.0%    21st Century Insurance                                     07/31/2003                 17.4%
     30      100.0%    NAP                                                            NAP                      NAP
     31       19.8%    Gilbane Building Co.                                       10/31/2008                 19.0%
     32       55.1%    Century 21- Oliver, Jackson Assoc.                         11/30/2006                  6.8%
     33       56.1%    Carpet Castle                                              06/30/2006                  4.7%
     34       56.4%    Enchante Accessories, Inc                                  06/30/2012                 43.6%
     35        4.5%    Prestige Care, Inc.                                        12/31/2003                  4.5%
     36       19.2%    Aaron Brothers, Inc                                        02/28/2013                 12.9%
     37      100.0%    NAP                                                            NAP                      NAP
     38       48.2%    Supercare, Inc.                                            07/31/2007                 29.7%
     39      100.0%    NAP                                                            NAP                      NAP
     40         NAP    NAP                                                            NAP                      NAP
     41      100.0%    NAP                                                            NAP                      NAP
     42         NAP    NAP                                                            NAP                      NAP
     43      100.0%    NAP                                                            NAP                      NAP
     44       53.2%    Yusen Air and Sea                                          06/30/2007                 46.8%
     45       81.8%    Interport Freight Services, Inc.                           08/31/2006                  9.1%
     46      100.0%    NAP                                                            NAP                      NAP
     47       28.7%    Aviarms Support Corp.                                      02/28/2005                 27.4%
     48       55.4%    Henderson & Bodwell                                        09/30/2002                 44.6%
     49       39.0%    RMA Home Services                                          04/30/2007                 29.1%
     50      100.0%    NAP                                                            NAP                      NAP
     51       45.0%    Technic, Inc.                                              05/31/2006                 41.0%
     52      100.0%    NAP                                                            NAP                      NAP
     53         NAP    NAP                                                            NAP                      NAP
     54         NAP    NAP                                                            NAP                      NAP
     55      100.0%    NAP                                                            NAP                      NAP
     56       34.2%    Burlington Coat Factory                                    01/31/2004                 23.8%
     57      100.0%    NAP                                                            NAP                      NAP
     58       34.2%    Pasta Luna                                                 10/31/2004                  7.0%
     59       32.2%    CVS Morton Village                                         01/31/2007                  7.3%
     60       28.0%    $.99 Only Store                                            01/31/2010                 18.2%
     61         NAP    NAP                                                            NAP                      NAP
     62       24.0%    Discovery Counseling                                       06/01/2004                  6.4%
     63         NAP    NAP                                                            NAP                      NAP
     64       21.4%    Healthsouth Orthopedic                                     08/31/2004                 15.5%
     65       22.6%    UM Continuing Education                                    01/21/2005                 13.0%
     66         NAP    NAP                                                            NAP                      NAP
     67      100.0%    NAP                                                            NAP                      NAP
     68       23.9%    Breads of the World, L.L.C.                                09/30/2011                 23.3%
     69         NAP    NAP                                                            NAP                      NAP
     70       14.2%    Andalucia                                                  11/30/2003                 10.2%
     71         NAP    NAP                                                            NAP                      NAP
     72       21.1%    Don Hoban Co.                                              03/31/2007                 15.9%
     73       87.2%    Starbucks                                                  04/30/2012                 12.8%
     74       52.8%    ITT Educational Services, Inc.                             08/31/2005                 34.6%
     75      100.0%    NAP                                                            NAP                      NAP
     76       30.9%    Ricoh Business System                                      09/14/2003                 18.5%
     77      100.0%    NAP                                                            NAP                      NAP
     78       49.1%    O'Reilly & Marsh                                           12/31/2008                 17.8%
     79       54.5%    24 Hour Fitness                                            01/31/2017                 45.5%
     80       25.9%    La Hacienda Market Co.                                     03/23/2005                 13.1%
     81       32.8%    Fidelity Federal                                           12/20/2008                 27.1%
     82       29.3%    Sherwin Williams                                           04/30/2005                  7.9%
     83         NAP    NAP                                                            NAP                      NAP
     84      100.0%    NAP                                                            NAP                      NAP
     85         NAP    NAP                                                            NAP                      NAP
     86       52.2%    Chambers Wine and Liquors                                  07/31/2005                 18.4%
     87      100.0%    NAP                                                            NAP                      NAP
     88      100.0%    NAP                                                            NAP                      NAP
     89         NAP    NAP                                                            NAP                      NAP
     90       13.3%    Data Structures                                            12/31/2002                  9.6%
     91       44.9%    Mark I Oestreicher                                         01/31/2008                 11.6%
     92         NAP    NAP                                                            NAP                      NAP
     93      100.0%    NAP                                                            NAP                      NAP
     94         NAP    NAP                                                            NAP                      NAP
     95       40.4%    Southern California Orthopedic                             02/28/2012                 25.3%
     96       19.7%    d/b/a Conejo Awards                                        02/28/2004                  5.5%
     97         NAP    NAP                                                            NAP                      NAP
     98      100.0%    NAP                                                            NAP                      NAP
     99      100.0%    NAP                                                            NAP                      NAP
    100       60.8%    Sonalysts, Inc.                                            04/30/2005                  9.5%
    101       20.2%    Sun Capsule                                                08/31/2004                 16.9%
    102         NAP    NAP                                                            NAP                      NAP
    103       21.0%    Gilroy Family Medical Group, Inc                           01/31/2006                 12.7%
    104         NAP    NAP                                                            NAP                      NAP
    105       58.2%    High Ridge Copy, Inc.                                      08/31/2007                 27.6%
    106      100.0%    NAP                                                            NAP                      NAP
    107       24.4%    Furniture Land                                             09/30/2004                 16.2%
    108       20.7%    Masons Supply                                              12/31/2005                 20.6%
    109         NAP    NAP                                                            NAP                      NAP
    110         NAP    NAP                                                            NAP                      NAP
    111      100.0%    NAP                                                            NAP                      NAP
    112       17.9%    Dr. Marc Rabuse                                            12/31/2004                 13.9%
    113      100.0%    NAP                                                            NAP                      NAP
    114         NAP    NAP                                                            NAP                      NAP
    115         NAP    NAP                                                            NAP                      NAP
    116         NAP    NAP                                                            NAP                      NAP
    117       30.9%    Maggie's Gourmet                                           08/30/2006                 19.1%
    118      100.0%    NAP                                                            NAP                      NAP
    119      100.0%    NAP                                                            NAP                      NAP
    120       31.1%    Concerto Salon & Spa                                       09/20/2006                 28.2%
    121      100.0%    NAP                                                            NAP                      NAP
    122       25.2%    Shore d/b/a Photographics                                  05/31/2005                 14.3%
    123      100.0%    NAP                                                            NAP                      NAP
    124         NAP    NAP                                                            NAP                      NAP
    125         NAP    NAP                                                            NAP                      NAP
    126         NAP    NAP                                                            NAP                      NAP
    127       19.6%    Wells Fargo Financial                                      04/30/2003                 15.7%
    128         NAP    NAP                                                            NAP                      NAP
    129         NAP    NAP                                                            NAP                      NAP
    130         NAP    NAP                                                            NAP                      NAP


-----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                            LEASE                       INSURANCE              TAX
  LOAN NO.   THIRD LARGEST TENANT(10)                            EXPIRATION DATE     % NSF     ESCROW IN PLACE     ESCROW IN PLACE
-----------------------------------------------------------------------------------------------------------------------------------
      1      Restaurant Associates                                 06/30/2003         0.0%           Yes                 Yes
      2      Reuters America, Inc.                                 06/30/2005         9.1%           No                  Yes
      3      SAM's                                                 03/31/2021        18.3%           No                  Yes
      4      Health Insurance Plan                                 12/31/2004        11.7%           Yes                 Yes
      5      Gunnip & Company                                      05/30/2009         8.4%           Yes                 Yes
      6      Yardville Supply Company/ACE                          11/30/2011         5.7%           No                  Yes
      7      Young & Rubicam                                       08/31/2004        14.6%           No                  Yes
      8      NAP                                                       NAP             NAP           No                   No
      9      NAP                                                       NAP             NAP           No                   No
     10      I-Source                                              11/30/2004         3.9%           Yes                 Yes
     11      Blockbuster Video                                     08/31/2008         4.5%           Yes                 Yes
     12      Old Navy                                              11/30/2010        10.4%           Yes                 Yes
     13      NAP                                                       NAP             NAP           No                   No
     14      Bank of America                                       10/31/2010         9.4%           Yes                 Yes
     15      NAP                                                       NAP             NAP           No                  Yes
     16      Esco                                                  06/30/2003        12.4%           Yes                 Yes
     17      Citizens Security                                     05/31/2008         9.3%           Yes                 Yes
     18      TJX Home Goods                                        01/31/2012        10.7%           No                  Yes
     19      NAP                                                       NAP             NAP           No                  Yes
     20      Club Monaco                                           10/31/2006        13.4%           Yes                 Yes
     21      Factory 2-U                                           10/14/2002         6.7%           No                   No
     22      NAP                                                       NAP             NAP           No                   No
     23      Risk Management Alternatives, Inc                     03/31/2004         4.5%           Yes                 Yes
     24      April & John Stilwell (cafeteria)                     03/31/2004         0.3%           No                  Yes
     25      Intermix, Inc.                                        04/30/2005         3.4%           Yes                 Yes
     26      NAP                                                       NAP             NAP           No                   No
     27      NAP                                                       NAP             NAP           No                   No
     28      NAP                                                       NAP             NAP           No                   No
     29      Realty Bancorp                                        08/09/2008        11.9%           Yes                 Yes
     30      NAP                                                       NAP             NAP           No                   No
     31      Ramco Systems Corp.                                   01/31/2005        10.5%           No                   No
     32      3D Tile International Inc.                            09/30/2005         5.8%           Yes                 Yes
     33      J.C. Flicks Videos                                    12/31/2004         4.2%           Yes                 Yes
     34      NAP                                                       NAP             NAP           No                  Yes
     35      Fisher & Page , Ltd.                                  05/31/2004         3.7%           No                  Yes
     36      Beauty Brands, Inc                                    05/31/2011        12.6%           Yes                 Yes
     37      NAP                                                       NAP             NAP           No                   No
     38      Security Paper Tube, Inc.                             08/31/2004        22.1%           No                  Yes
     39      NAP                                                       NAP             NAP           Yes                 Yes
     40      NAP                                                       NAP             NAP           Yes                 Yes
     41      NAP                                                       NAP             NAP           No                  Yes
     42      NAP                                                       NAP             NAP           Yes                 Yes
     43      NAP                                                       NAP             NAP           No                  Yes
     44      NAP                                                       NAP             NAP           No                  Yes
     45      Unigroup Worldwide                                    10/31/2006         9.1%           No                  Yes
     46      NAP                                                       NAP             NAP           No                  Yes
     47      Gentiva Health Services                               02/28/2003        27.1%           Yes                 Yes
     48      NAP                                                       NAP             NAP           Yes                 Yes
     49      Tomra Metro LLC                                       04/30/2005        25.4%           Yes                 Yes
     50      NAP                                                       NAP             NAP           Yes                 Yes
     51      International Bonded Couriers                         11/30/2003        13.0%           Yes                 Yes
     52      NAP                                                       NAP             NAP           Yes                 Yes
     53      NAP                                                       NAP             NAP           Yes                 Yes
     54      NAP                                                       NAP             NAP           No                  Yes
     55      NAP                                                       NAP             NAP           Yes                 Yes
     56      Fashion Bug                                           01/31/2006         7.4%           No                  Yes
     57      NAP                                                       NAP             NAP           No                   No
     58      Calico Corners Fabries for Your Home                  08/31/2004         6.8%           Yes                 Yes
     59      Blockbuster #36873                                    01/31/2005         4.3%           No                   No
     60      Chosen Foods                                          02/28/2009        13.6%           No                  Yes
     61      NAP                                                       NAP             NAP           Yes                 Yes
     62      Stamper's Warehouse                                   06/01/2003         5.7%           No                  Yes
     63      NAP                                                       NAP             NAP           Yes                 Yes
     64      Kinko's                                               05/31/2010        14.9%           Yes                 Yes
     65      Fraunhofer Center for Experimental Software Engine    08/31/2005        11.2%           Yes                 Yes
     66      NAP                                                       NAP             NAP           Yes                 Yes
     67      NAP                                                       NAP             NAP           Yes                 Yes
     68      AT&T Wireless                                         09/30/2006        21.3%           Yes                 Yes
     69      NAP                                                       NAP             NAP           No                   No
     70      Hofberg's                                             06/30/2006         8.5%           Yes                 Yes
     71      NAP                                                       NAP             NAP           Yes                 Yes
     72      Bonanza Nut & Bolt (Hodell-Natco)                     01/31/2007        15.9%           Yes                 Yes
     73      NAP                                                       NAP             NAP           Yes                 Yes
     74      Tripalay Dental Laboratory                            02/28/2006         5.7%           Yes                 Yes
     75      NAP                                                       NAP             NAP           No                  Yes
     76      Gene Foster/Majorie Boughton                          06/30/2003        14.4%           No                  Yes
     77      NAP                                                       NAP             NAP           Yes                 Yes
     78      Jaron Group                                           05/31/2007        10.0%           No                  Yes
     79      NAP                                                       NAP             NAP           No                  Yes
     80      Twin Dragons                                          08/31/2004        13.0%           Yes                 Yes
     81      AribaGrill                                            04/30/2009        16.8%           Yes                 Yes
     82      Roger Dunn Golf                                       07/31/2007         7.9%           Yes                 Yes
     83      NAP                                                       NAP             NAP           Yes                 Yes
     84      NAP                                                       NAP             NAP           No                   No
     85      NAP                                                       NAP             NAP           No                  Yes
     86      Village Inn Pancake House                             02/28/2005         6.6%           No                  Yes
     87      NAP                                                       NAP             NAP           No                   No
     88      NAP                                                       NAP             NAP           No                   No
     89      NAP                                                       NAP             NAP           Yes                 Yes
     90      Midland Insurance                                     09/30/2003         8.6%           Yes                 Yes
     91      Greenwich Eye Center                                  01/31/2008        10.2%           Yes                 Yes
     92      NAP                                                       NAP             NAP           Yes                 Yes
     93      NAP                                                       NAP             NAP           No                   No
     94      NAP                                                       NAP             NAP           No                  Yes
     95      Donald J. Sutherlin                                   08/31/2005         8.5%           No                  Yes
     96      d/b/a Printmate                                       08/31/2003         4.9%           Yes                 Yes
     97      NAP                                                       NAP             NAP           Yes                 Yes
     98      NAP                                                       NAP             NAP           No                   No
     99      NAP                                                       NAP             NAP           No                   No
    100      Baker and McNiff                                      11/30/2002         7.4%           Yes                 Yes
    101      FF&S Enterprises                                      03/31/2003        11.3%           Yes                 Yes
    102      NAP                                                       NAP             NAP           Yes                 Yes
    103      California Emergency Physicians                       05/31/2003         7.5%           Yes                 Yes
    104      NAP                                                       NAP             NAP           No                   No
    105      LA Weight Loss Centers, Inc.                          09/30/2006        14.2%           Yes                 Yes
    106      NAP                                                       NAP             NAP           No                   No
    107      Dollar General                                        04/30/2008        12.7%           Yes                 Yes
    108      Suntory Water                                         01/31/2006        16.7%           No                   No
    109      NAP                                                       NAP             NAP           Yes                 Yes
    110      NAP                                                       NAP             NAP           Yes                 Yes
    111      NAP                                                       NAP             NAP           Yes                 Yes
    112      Southern Westchester Dermatology                      01/09/2004        11.9%           Yes                 Yes
    113      NAP                                                       NAP             NAP           No                   No
    114      NAP                                                       NAP             NAP           Yes                 Yes
    115      NAP                                                       NAP             NAP           Yes                 Yes
    116      NAP                                                       NAP             NAP           No                   No
    117      DOC Optics                                            07/31/2006        19.1%           Yes                 Yes
    118      NAP                                                       NAP             NAP           No                   No
    119      NAP                                                       NAP             NAP           No                   No
    120      Trader Joe's                                          09/20/2009        26.7%           Yes                 Yes
    121      NAP                                                       NAP             NAP           No                   No
    122      Ameci Pizza                                           08/01/2007        10.4%           No                   No
    123      NAP                                                       NAP             NAP           Yes                 Yes
    124      NAP                                                       NAP             NAP           Yes                 Yes
    125      NAP                                                       NAP             NAP           No                   No
    126      NAP                                                       NAP             NAP           Yes                 Yes
    127      Primerica                                             05/31/2005        13.1%           Yes                 Yes
    128      NAP                                                       NAP             NAP           Yes                 Yes
    129      NAP                                                       NAP             NAP           Yes                 Yes
    130      NAP                                                       NAP             NAP           Yes                 Yes

                                                                                                    50.1%               83.3%

-------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE     CAPITAL EXPENDITURE           TI/LC                       OTHER                          SPRINGING
  LOAN NO.     ESCROW IN PLACE(11)    ESCROW IN PLACE(12)        ESCROW DESCRIPTION(13)           ESCROW DESCRIPTION(14)
-------------------------------------------------------------------------------------------------------------------------------
      1                 No                     No                         NAP                             TI/LC
      2                 No                    Yes                    IDA Unit Taxes                     Insurance
      3                 No                     No                         NAP                   Insurance, Cap Ex, TI/LC
      4                Yes                    Yes               Elevator / Lobby Upgrade                   NAP
      5                Yes                    Yes                         NAP                              NAP
      6                Yes                    Yes                         NAP                           Insurance
      7                 No                    Yes                         NAP                       Insurance, Cap Ex
      8                 No                     No                         NAP                              NAP
      9                 No                     No                         NAP               RE Tax, Insurance, Cap Ex, TI/LC
     10                 No                     No                         NAP                              NAP
     11                 No                     No                         NAP                              NAP
     12                 No                     No                         NAP                              NAP
     13                 No                     No                         NAP               RE Tax, Insurance, Cap Ex, TI/LC
     14                Yes                     No               TI and Ralph's Holdback                   TI/LC
     15                Yes                     No                         NAP                              NAP
     16                 No                     No                         NAP                              NAP
     17                Yes                     No                    Tenant Escrow                         NAP
     18                 No                    Yes                         NAP                   Insurance, Cap Ex, TI/LC
     19                Yes                     No                         NAP                              NAP
     20                Yes                     No                         NAP                              NAP
     21                 No                     No                         NAP                       RE Tax, Insurance
     22                 No                     No                         NAP                       RE Tax, Insurance
     23                Yes                    Yes                         NAP                              NAP
     24                Yes                    Yes                         NAP                             TI/LC
     25                 No                     No                         NAP                            Cap Ex
     26                 No                     No               Tenant Security Deposit     RE Tax, Insurance, Cap Ex, TI/LC
     27                 No                     No               Tenant Security Deposit     RE Tax, Insurance, Cap Ex, TI/LC
     28                 No                     No               Tenant Security Deposit     RE Tax, Insurance, Cap Ex, TI/LC
     29                Yes                    Yes                         NAP                              NAP
     30                Yes                    Yes                         NAP                              NAP
     31                 No                    Yes                         NAP                         Cap Ex, TI/LC
     32                Yes                    Yes                         NAP                              NAP
     33                Yes                     No                         NAP                             TI/LC
     34                 No                    Yes              Lien Waivers and Free Rent                  NAP
     35                 No                     No                         NAP                       Insurance, Cap Ex
     36                 No                    Yes                         NAP                              NAP
     37                 No                     No                         NAP               RE Tax, Insurance, Cap Ex, TI/LC
     38                 No                    Yes                         NAP                              NAP
     39                 No                     No                         NAP                              NAP
     40                Yes                     No                         NAP                              NAP
     41                 No                     No                         NAP                              NAP
     42                Yes                     No                         NAP                              NAP
     43                 No                     No                         NAP                       Insurance, Cap Ex
     44                 No                     No                         NAP                       Insurance, Cap Ex
     45                 No                     No                         NAP                       Insurance, Cap Ex
     46                 No                     No                         NAP                       Insurance, Cap Ex
     47                Yes                    Yes                         NAP                         Cap Ex, TI/LC
     48                Yes                    Yes                         NAP                         Cap Ex, TI/LC
     49                Yes                    Yes                         NAP                         Cap Ex, TI/LC
     50                Yes                    Yes                         NAP                         Cap Ex, TI/LC
     51                Yes                    Yes                         NAP                         Cap Ex, TI/LC
     52                Yes                    Yes                         NAP                         Cap Ex, TI/LC
     53                Yes                     No                         NAP                              NAP
     54                 No                     No                         NAP                              NAP
     55                Yes                     No                         NAP                             TI/LC
     56                 No                     No                         NAP                              NAP
     57                 No                     No                         NAP                             TI/LC
     58                Yes                    Yes                         NAP                              NAP
     59                 No                     No                         NAP                              NAP
     60                 No                     No                         NAP                              NAP
     61                Yes                     No                         NAP                              NAP
     62                Yes                     No                         NAP                              NAP
     63                 No                     No                         NAP                            Cap Ex
     64                Yes                    Yes                         NAP                             TI/LC
     65                Yes                    Yes                         NAP                              NAP
     66                 No                     No                         NAP                              NAP
     67                Yes                    Yes                         NAP                              NAP
     68                 No                    Yes                         NAP                              NAP
     69                 No                     No                         NAP                   RE Tax, Insurance, Cap Ex
     70                Yes                     No                         NAP                              NAP
     71                Yes                     No                         NAP                              NAP
     72                 No                    Yes                         NAP                              NAP
     73                 No                     No                         NAP                              NAP
     74                Yes                    Yes                         NAP                              NAP
     75                 No                     No                         NAP                             TI/LC
     76                Yes                    Yes                         NAP                             TI/LC
     77                Yes                    Yes                         NAP                              NAP
     78                Yes                    Yes                         NAP                              NAP
     79                Yes                     No                         NAP                              NAP
     80                Yes                    Yes                         NAP                              NAP
     81                Yes                    Yes                         NAP                              NAP
     82                 No                     No                         NAP                              NAP
     83                 No                     No                         NAP                              NAP
     84                 No                     No                         NAP                   RE Tax, Insurance, Cap Ex
     85                 No                     No                         NAP                              NAP
     86                 No                    Yes                         NAP                              NAP
     87                 No                     No                         NAP                              NAP
     88                 No                     No                         NAP                   RE Tax, Insurance, Cap Ex
     89                 No                     No                         NAP                              NAP
     90                Yes                    Yes                         NAP                         Cap Ex, TI/LC
     91                Yes                     No                         NAP                              NAP
     92                 No                     No                         NAP                              NAP
     93                 No                     No                         NAP                   RE Tax, Insurance, Cap Ex
     94                Yes                     No                         NAP                              NAP
     95                Yes                    Yes                         NAP                              NAP
     96                 No                    Yes                         NAP                              NAP
     97                 No                     No                         NAP                              NAP
     98                 No                     No                         NAP                   RE Tax, Insurance, TI/LC
     99                 No                     No                         NAP                   RE Tax, Insurance, Cap Ex
    100                Yes                    Yes                         NAP                              NAP
    101                Yes                    Yes                         NAP                              NAP
    102                Yes                     No                         NAP                              NAP
    103                 No                     No                         NAP                              NAP
    104                 No                     No                         NAP                              NAP
    105                Yes                    Yes                         NAP                              NAP
    106                 No                     No                         NAP                   RE Tax, Insurance, Cap Ex
    107                Yes                    Yes                    Tenant Escrow                         NAP
    108                 No                     No                         NAP                              NAP
    109                Yes                     No                         NAP                              NAP
    110                 No                     No                         NAP                              NAP
    111                Yes                    Yes                         NAP                              NAP
    112                Yes                    Yes                         NAP                              NAP
    113                 No                     No                         NAP                   RE Tax, Insurance, Cap Ex
    114                 No                     No                         NAP                              NAP
    115                 No                     No                         NAP                            Cap Ex
    116                 No                     No                         NAP                              NAP
    117                Yes                    Yes                         NAP                              NAP
    118                 No                     No                 Debt Service Reserve              RE Tax, Insurance
    119                 No                     No                         NAP                       RE Tax, Insurance
    120                 No                     No                         NAP                              NAP
    121                 No                     No                         NAP                              NAP
    122                 No                     No                         NAP                             TI/LC
    123                 No                    Yes                         NAP                              NAP
    124                 No                     No                         NAP                              NAP
    125                 No                     No                         NAP                              NAP
    126                 No                     No                         NAP                              NAP
    127                 No                     No                         NAP                              NAP
    128                 No                     No                         NAP                              NAP
    129                 No                     No                         NAP                              NAP
    130                 No                     No                         NAP                              NAP

                      36.8%                  38.3%


-----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE   INITIAL CAPITAL EXPENDITURE     MONTHLY CAPITAL EXPENDITURE     CURRENT CAPITAL EXPENDITURE            INITIAL TI/LC
  LOAN NO.         ESCROW REQUIREMENT(15)          ESCROW REQUIREMENT(16)              ESCROW BALANCE(17)   ESCROW REQUIREMENT(18)
-----------------------------------------------------------------------------------------------------------------------------------
      1                               $0                              $0                              $0                       $0
      2                               $0                              $0                              $0              $15,000,000
      3                               $0                              $0                              $0                       $0
      4                         $690,000                          $5,064                        $695,064                       $0
      5                           $3,190                          $3,190                          $3,190                  $12,500
      6                               $0                          $3,240                              $0                       $0
      7                               $0                              $0                              $0                 $300,000
      8                               $0                              $0                              $0                       $0
      9                               $0                              $0                              $0                       $0
     10                               $0                              $0                              $0                       $0
     11                               $0                              $0                              $0                       $0
     12                               $0                              $0                              $0                       $0
     13                               $0                              $0                              $0                       $0
     14                             $395                            $395                            $395                       $0
     15                               $0                          $2,557                          $5,114                       $0
     16                               $0                              $0                              $0                       $0
     17                           $2,924                          $2,924                          $2,924                       $0
     18                               $0                              $0                              $0                   $2,500
     19                               $0                          $2,557                          $5,114                       $0
     20                               $0                            $789                              $0                       $0
     21                               $0                              $0                              $0                       $0
     22                               $0                              $0                              $0                       $0
     23                         $529,909                              $0                        $530,508                 $800,000
     24                               $0                          $2,011                          $4,022                       $0
     25                               $0                              $0                              $0                       $0
     26                               $0                              $0                              $0                       $0
     27                               $0                              $0                              $0                       $0
     28                               $0                              $0                              $0                       $0
     29                               $0                            $975                            $975                       $0
     30                               $0                            $875                            $875                       $0
     31                               $0                              $0                              $0                 $100,000
     32                               $0                          $1,450                          $1,450                       $0
     33                               $0                          $1,504                              $0                       $0
     34                               $0                              $0                              $0                       $0
     35                               $0                              $0                              $0                       $0
     36                               $0                              $0                              $0                       $0
     37                               $0                              $0                              $0                       $0
     38                               $0                              $0                              $0                   $2,500
     39                               $0                              $0                              $0                       $0
     40                         $218,200                          $4,550                        $227,300                       $0
     41                               $0                              $0                              $0                       $0
     42                         $150,000                              $0                        $150,000                       $0
     43                               $0                              $0                              $0                       $0
     44                               $0                              $0                              $0                       $0
     45                               $0                              $0                              $0                       $0
     46                               $0                              $0                              $0                       $0
     47                          $44,917                              $0                         $44,960                  $29,167
     48                          $44,917                              $0                         $44,960                  $29,167
     49                          $29,944                              $0                         $29,973                  $19,444
     50                          $25,667                              $0                         $25,691                  $16,667
     51                          $23,528                              $0                         $23,550                  $15,278
     52                          $23,528                              $0                         $23,550                  $15,278
     53                         $128,339                          $6,188                        $134,527                       $0
     54                               $0                              $0                              $0                       $0
     55                               $0                            $840                              $0                       $0
     56                               $0                              $0                              $0                       $0
     57                               $0                              $0                              $0                       $0
     58                               $0                          $1,301                          $3,903                       $0
     59                               $0                              $0                              $0                       $0
     60                               $0                              $0                              $0                       $0
     61                               $0                            $735                            $735                       $0
     62                           $1,530                          $1,530                          $4,590                       $0
     63                               $0                              $0                              $0                       $0
     64                               $0                            $624                              $0                       $0
     65                               $0                            $881                              $0                       $0
     66                               $0                              $0                              $0                       $0
     67                               $0                            $897                            $897                       $0
     68                               $0                              $0                              $0                       $0
     69                               $0                              $0                              $0                       $0
     70                             $484                            $484                            $484                       $0
     71                               $0                          $2,273                              $0                       $0
     72                               $0                              $0                              $0                       $0
     73                               $0                              $0                              $0                       $0
     74                          $75,000                              $0                         $75,000                 $250,000
     75                               $0                              $0                              $0                       $0
     76                             $515                            $515                          $1,546                 $750,000
     77                               $0                            $613                            $613                       $0
     78                           $8,565                            $615                          $9,810                  $50,000
     79                               $0                            $738                         $19,926                       $0
     80                               $0                            $578                          $2,315                   $3,417
     81                               $0                            $225                              $0                       $0
     82                               $0                              $0                              $0                       $0
     83                               $0                              $0                              $0                       $0
     84                               $0                              $0                              $0                       $0
     85                               $0                              $0                              $0                       $0
     86                               $0                              $0                              $0                   $2,700
     87                               $0                              $0                              $0                       $0
     88                               $0                              $0                              $0                       $0
     89                               $0                              $0                              $0                       $0
     90                          $50,000                              $0                         $50,000                 $150,000
     91                               $0                            $232                              $0                       $0
     92                               $0                              $0                              $0                       $0
     93                               $0                              $0                              $0                       $0
     94                          $57,500                              $0                         $57,500                       $0
     95                               $0                            $359                            $359                       $0
     96                               $0                              $0                              $0                  $50,000
     97                               $0                              $0                              $0                       $0
     98                               $0                              $0                              $0                       $0
     99                               $0                              $0                              $0                       $0
    100                               $0                            $501                              $0                       $0
    101                               $0                            $535                          $6,422                       $0
    102                           $1,849                          $1,849                          $3,699                       $0
    103                               $0                              $0                              $0                       $0
    104                               $0                              $0                              $0                       $0
    105                             $111                            $111                            $111                     $550
    106                               $0                              $0                              $0                       $0
    107                             $770                            $770                            $770                   $2,750
    108                               $0                              $0                              $0                       $0
    109                               $0                            $758                            $758                       $0
    110                               $0                              $0                              $0                       $0
    111                               $0                            $192                              $0                       $0
    112                               $0                            $318                          $1,272                       $0
    113                               $0                              $0                              $0                       $0
    114                               $0                              $0                              $0                       $0
    115                               $0                              $0                              $0                       $0
    116                               $0                              $0                              $0                       $0
    117                               $0                            $131                              $0                       $0
    118                               $0                              $0                              $0                       $0
    119                               $0                              $0                              $0                       $0
    120                               $0                              $0                              $0                       $0
    121                               $0                              $0                              $0                       $0
    122                               $0                              $0                              $0                       $0
    123                               $0                              $0                              $0                       $0
    124                               $0                              $0                              $0                       $0
    125                               $0                              $0                              $0                       $0
    126                               $0                              $0                              $0                       $0
    127                               $0                              $0                              $0                       $0
    128                               $0                              $0                              $0                       $0
    129                               $0                              $0                              $0                       $0
    130                               $0                              $0                              $0                       $0

                              $2,111,781                         $56,873                      $2,194,851              $17,601,917


------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE           MONTHLY TI/LC              CURRENT TI/LC    ENVIRONMENTAL            INTEREST
  LOAN NO.   ESCROW REQUIREMENT(19)         ESCROW BALANCE(20)     INSURANCE           ACCRUAL METHOD            SEASONING(21)
------------------------------------------------------------------------------------------------------------------------------
      1                         $0                         $0          No                Actual/360                         3
      2                         $0                         $0          No                Actual/360                         4
      3                         $0                         $0          No                Actual/360                         1
      4                    $40,500                    $40,500          No                Actual/360                         3
      5                    $12,500                    $12,500          No                Actual/360                         2
      6                     $3,333                         $0          No                Actual/360                         2
      7                         $0                   $300,000          No                  30/360                           1
      8                         $0                         $0          No                Actual/360                         4
      9                         $0                         $0          No                  30/360                           3
     10                         $0                         $0          No                Actual/360                         2
     11                         $0                         $0   Yes - Individual         Actual/360                        22
     12                         $0                         $0          No                Actual/360                         1
     13                         $0                         $0          No                Actual/360                        10
     14                         $0                         $0          No                Actual/360                         2
     15                         $0                         $0          No                Actual/360                         4
     16                         $0                         $0          No                Actual/360                         8
     17                         $0                         $0          No                Actual/360                         1
     18                     $2,500                     $2,500          No                  30/360                           2
     19                         $0                         $0          No                Actual/360                         4
     20                         $0                         $0          No                Actual/360                         1
     21                         $0                         $0   Yes - Individual         Actual/360                         2
     22                         $0                         $0   Yes - Individual         Actual/360                        14
     23                     $5,000                   $810,904          No                Actual/360                         4
     24                    $12,569                    $25,138          No                Actual/360                         4
     25                         $0                         $0          No                Actual/360                         3
     26                         $0                         $0          No                Actual/360                         6
     27                         $0                         $0          No                Actual/360                         6
     28                         $0                         $0          No                Actual/360                         6
     29                     $5,190                     $5,190          No                Actual/360                         3
     30                     $4,167                     $4,167          No                Actual/360                         3
     31                    $12,500                         $0          No                Actual/360                         2
     32                     $4,167                     $4,167          No                Actual/360                         4
     33                         $0                         $0          No                Actual/360                         1
     34                     $3,813                         $0          No                Actual/360                         2
     35                         $0                         $0          No                Actual/360                         3
     36                     $1,750                   $201,750          No                Actual/360                         3
     37                         $0                         $0          No                Actual/360                         2
     38                     $2,500                     $2,501          No                Actual/360                         2
     39                         $0                         $0          No                Actual/360                         2
     40                         $0                         $0          No                Actual/360                         4
     41                         $0                         $0          No                  30/360                           6
     42                         $0                         $0          No                Actual/360                         5
     43                         $0                     $3,468   Yes - Individual         Actual/360                         2
     44                         $0                     $4,161   Yes - Individual         Actual/360                         2
     45                         $0                     $3,418   Yes - Individual         Actual/360                         2
     46                         $0                     $2,442   Yes - Individual         Actual/360                         2
     47                         $0                    $29,194          No                Actual/360                         3
     48                         $0                    $29,194          No                Actual/360                         3
     49                         $0                    $19,463          No                Actual/360                         3
     50                         $0                    $16,683          No                Actual/360                         3
     51                         $0                    $15,292          No                Actual/360                         3
     52                         $0                    $15,292          No                Actual/360                         3
     53                         $0                         $0          No                Actual/360                         3
     54                         $0                         $0          No                  30/360                           2
     55                         $0                         $0          No                Actual/360                         1
     56                         $0                         $0   Yes - Individual         Actual/360                         3
     57                         $0                         $0          No                  30/360                           4
     58                     $4,166                    $12,498          No                Actual/360                         5
     59                         $0                         $0   Yes - Individual         Actual/360                         5
     60                         $0                         $0          No                Actual/360                         0
     61                         $0                         $0          No                Actual/360                         4
     62                         $0                         $0          No                  30/360                           4
     63                         $0                         $0          No                Actual/360                         4
     64                     $2,083                         $0          No                Actual/360                         2
     65                     $6,604                         $0          No                Actual/360                         2
     66                         $0                         $0          No                Actual/360                         3
     67                     $2,367                     $2,367          No                Actual/360                         3
     68                     $1,200                         $0          No                Actual/360                         2
     69                         $0                         $0          No                Actual/360                         2
     70                         $0                         $0   Yes - Individual         Actual/360                         2
     71                         $0                         $0          No                Actual/360                         1
     72                     $3,000                         $0          No                Actual/360                         3
     73                         $0                         $0          No                Actual/360                         4
     74                         $0                   $250,000          No                Actual/360                         5
     75                         $0                         $0          No                Actual/360                         3
     76                         $0                   $753,026          No                Actual/360                         4
     77                     $4,167                     $4,167          No                Actual/360                         3
     78                     $2,927                    $39,469          No                Actual/360                         4
     79                         $0                         $0          No                Actual/360                        29
     80                     $6,333                    $28,806          No                Actual/360                         6
     81                       $575                         $0          No                Actual/360                         2
     82                         $0                         $0     Yes - Group            Actual/360                         2
     83                         $0                         $0     Yes - Group            Actual/360                         4
     84                         $0                         $0   Yes - Individual         Actual/360                         3
     85                         $0                         $0          No                Actual/360                         2
     86                     $2,700                     $5,401          No                  30/360                           3
     87                         $0                         $0          No                Actual/360                         4
     88                         $0                         $0          No                Actual/360                         2
     89                         $0                         $0          No                Actual/360                         3
     90                         $0                   $150,000          No                Actual/360                         1
     91                         $0                         $0          No                Actual/360                         2
     92                         $0                         $0     Yes - Group            Actual/360                         5
     93                         $0                         $0          No                Actual/360                         2
     94                         $0                         $0          No                  30/360                           2
     95                     $2,405                     $2,405          No                Actual/360                         3
     96                         $0                    $50,000     Yes - Group              30/360                           3
     97                         $0                         $0     Yes - Group            Actual/360                         5
     98                         $0                         $0     Yes - Group            Actual/360                         5
     99                         $0                         $0          No                Actual/360                         3
    100                     $2,917                         $0          No                Actual/360                         2
    101                     $1,750                    $13,890          No                Actual/360                        14
    102                         $0                    $27,713          No                Actual/360                         4
    103                         $0                         $0     Yes - Group            Actual/360                         5
    104                         $0                         $0     Yes - Group            Actual/360                         5
    105                       $550                       $550          No                Actual/360                         2
    106                         $0                         $0          No                Actual/360                         2
    107                     $2,750                     $2,750   Yes - Individual         Actual/360                         2
    108                         $0                         $0     Yes - Group            Actual/360                         2
    109                         $0                         $0     Yes - Group            Actual/360                         3
    110                         $0                         $0          No                Actual/360                         6
    111                       $608                         $0     Yes - Group            Actual/360                         2
    112                     $1,589                     $6,356          No                Actual/360                         6
    113                         $0                         $0          No                Actual/360                         4
    114                         $0                         $0     Yes - Group            Actual/360                         4
    115                         $0                         $0          No                Actual/360                         3
    116                         $0                         $0     Yes - Group            Actual/360                         3
    117                       $567                         $0     Yes - Group            Actual/360                         2
    118                         $0                         $0   Yes - Individual         Actual/360                        15
    119                         $0                         $0   Yes - Individual         Actual/360                        15
    120                         $0                         $0     Yes - Group            Actual/360                         5
    121                         $0                         $0     Yes - Group            Actual/360                         3
    122                         $0                         $0     Yes - Group            Actual/360                         5
    123                       $850                     $1,700     Yes - Group            Actual/360                         5
    124                         $0                         $0     Yes - Group            Actual/360                         3
    125                         $0                         $0     Yes - Group            Actual/360                         3
    126                         $0                         $0     Yes - Group            Actual/360                         4
    127                         $0                         $0     Yes - Group            Actual/360                         6
    128                         $0                         $0          No                Actual/360                         6
    129                         $0                         $0          No                Actual/360                         6
    130                         $0                         $0          No                Actual/360                         6

                          $160,597                 $2,899,022                                                               4

--------------------------------------------------------------------------------------------------------------------------------
                                    PREPAYMENT CODE(22)
  MORTGAGE    ----------------------------------------------------------------      YM                ADMINISTRATIVE   MORTGAGE
  LOAN NO.     LO     DEF        DEF/YM1.00        YM3.00     YM1.00     Open   Formula(23)            Cost Rate(24)   LOAN NO.
--------------------------------------------------------------------------------------------------------------------------------
      1        27     128                                                   4                               3.310          1
      2        28      88                                                   4                               5.270          2
      3        25      91                                                   4                               3.310          3
      4        27      89                                                   4                               3.310          4
      5        48      69                                                   3                               4.610          5
      6        26      90                                                   4                               3.310          6
      7        60                                                 57        3        A                      9.010          7
      8        35      81                                                   4                               3.310          8
      9        36                                                 21        3        A                      9.410          9
     10        35      81                                                   4                               3.310         10
     11        46      70                                                   4                               3.610         11
     12        35     201                                                   4                               3.610         12
     13        34      82                                                   4                               3.610         13
     14        26      93                                                   1                               7.610         14
     15        28      88                                                   4                               3.610         15
     16        36      80                                                   4                               3.610         16
     17        47      72                                                   1                               7.610         17
     18        60                                                 69        3        A                     10.110         18
     19        28      88                                                   4                               3.610         19
     20        35      81                                                   4                               3.610         20
     21        47      72                                                   1                               3.610         21
     22        38      78                                                   7                               3.610         22
     23        28     148                                                   4                               3.610         23
     24        28      88                                                   4                               3.610         24
     25        35     144                                                   1                               7.610         25
     26        30      86                                                   4                               3.610         26
     27        30      86                                                   4                               3.610         27
     28        30      86                                                   4                               3.610         28
     29        36                                                 21        3        A                     10.810         29
     30        27      89                                                   4                               3.610         30
     31        36      80                                                   4                               3.610         31
     32        35      81                                                   4                               3.610         32
     33        25      91                                                   4                               3.610         33
     34        26      90                                                   4                               3.610         34
     35        35     144                                                   1                               7.610         35
     36        27      89                                                   4                               3.610         36
     37        26      90                                                   4                               3.610         37
     38        60                                                 57        3        A                     11.010         38
     39        35      81                                                   4                               3.610         39
     40        28      88                                                   4                               3.610         40
     41        30                        86                                 4        B                      3.610         41
     42        29      87                                                   4                               3.610         42
     43        47                                     132                   1        C                      3.610         43
     44        47                                     132                   1        C                      3.610         44
     45        47                                     132                   1        C                      3.610         45
     46        47                                     132                   1        C                      3.610         46
     47        27      89                                                   4                               3.610         47
     48        27      89                                                   4                               3.610         48
     49        27      89                                                   4                               3.610         49
     50        27      89                                                   4                               3.610         50
     51        27      89                                                   4                               3.610         51
     52        27      89                                                   4                               3.610         52
     53        27      89                                                   4                               3.610         53
     54        60                                                 57        3        A                     11.110         54
     55        35      81                                                   4                               3.610         55
     56        27      89                                                   4                               3.610         56
     57        28                        76                                 4        B                      3.610         57
     58        29      87                                                   4                               3.610         58
     59        35      81                                                   4                               3.610         59
     60        35     141                                                   4                               5.610         60
     61        35      81                                                   4                               3.610         61
     62        60                                                 57        3        A                     11.610         62
     63        28      88                                                   4                               3.610         63
     64        26      90                                                   4                               3.610         64
     65        26      90                                                   4                               3.610         65
     66        27      89                                                   4                               3.610         66
     67        35      81                                                   4                               5.610         67
     68        26      90                                                   4                               3.610         68
     69        47      71                                                   2                               3.610         69
     70        47     132                                                   1                               3.610         70
     71        35      81                                                   4                               5.610         71
     72        35      81                                                   4                               5.610         72
     73        28      88                                                   4                               3.610         73
     74        29      87                                                   4                               3.610         74
     75        27      89                                                   4                               3.610         75
     76        60                                                 57        3        A                     12.110         76
     77        27      89                                                   4                               3.610         77
     78        28      87                                                   5                               3.610         78
     79        53      63                                                   4                               3.610         79
     80        30      86                                                   4                               3.610         80
     81        60                                                 57        3        A                     12.410         81
     82        36      80                                                   4                               5.610         82
     83        35      81                                                   4                               7.610         83
     84        47      72                                                   1                               8.610         84
     85        26      90                                                   4                               3.610         85
     86        60                                                 57        3        A                     12.710         86
     87        28      88                                                   4                               3.610         87
     88        47      72                                                   1                              13.610         88
     89        27      89                                                   4                               3.610         89
     90        25      88                                                   7                               3.610         90
     91        26      90                                                   4                               3.610         91
     92        35      81                                                   4                               7.610         92
     93        47      72                                                   1                               3.610         93
     94        60                                                 56        4        A                     13.210         94
     95        27      89                                                   4                               3.610         95
     96        35                        81                                 4        D                      7.610         96
     97        36      80                                                   4                               7.610         97
     98        35      81                                                   4                              10.610         98
     99        47      72                                                   1                               3.610         99
    100        26      90                                                   4                              13.610        100
    101        38      78                                                   4                               3.610        101
    102        47      72                                                   1                               3.610        102
    103        35      81                                                   4                              10.610        103
    104        35      81                                                   4                              10.610        104
    105        47      72                                                   1                               3.610        105
    106        47      72                                                   1                               3.610        106
    107        47      72                                                   1                               3.610        107
    108        35      81                                                   4                              10.610        108
    109        35      81                                                   4                              10.610        109
    110        35      78                                                   7                              10.610        110
    111        35      81                                                   4                              10.610        111
    112        30      86                                                   4                               3.610        112
    113        47      72                                                   1                               3.610        113
    114        35      81                                                   4                              10.610        114
    115        27      89                                                   4                               3.610        115
    116        35      81                                                   4                              15.610        116
    117        35      81                                                   4                              15.610        117
    118        39      62                                                   7                               3.610        118
    119        39      62                                                   7                               3.610        119
    120        35      81                                                   4                              15.610        120
    121        35      81                                                   4                              20.610        121
    122        35      81                                                   4                              20.610        122
    123        35      81                                                   4                              20.610        123
    124        35      81                                                   4                              20.610        124
    125        35      81                                                   4                              20.610        125
    126        35      81                                                   4                              25.610        126
    127        35     141                                                   4                              25.610        127
    128        35      78                                                   7                              25.610        128
    129        35      78                                                   7                              25.610        129
    130        35      78                                                   7                              25.610        130

                                                                                                            5.114

FOOTNOTES TO APPENDIX II



1. "PCF," "WFB," "MSDWMC," "BSCMI" and "JHREF" denote Principal Commercial Funding, LLC, Wells Fargo Bank, National Association, Morgan Stanley Dean Witter Mortgage Capital Inc., Bear Stearns Commercial Mortgage, Inc. and John Hancock Real Estate Finance, respectively, as Sellers.


2. The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan Nos. 26-28, 43-46, and 47-52. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritable Cash Flows. The following loan pool represents cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 118-119. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.


3. In general, for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.


     With respect to Mortgage Loan No. 7, Sunset Towers, a portion of the related mortgaged property is leased to soundbreak.com as tenant and guaranteed by Acacia Research Corporation, the parent company of soundbreak.com. The tenant discontinued doing business and Acacia Research Corporation currently pays all rent under the soundbreak.com lease. For more information about this situation, see the Significant Loan Summary for the related mortgage loan in Appendix III.


4. With respect to Mortgage Loan Nos. 12, Sunrise Festival I & II, 82, Harding Plaza Shopping Center, 104, York Avenue Ground Lease, and 119, Devon Portfolio - 600 Fee Street, the property is subject to a ground lease on a portion of the related property. However, the fee-owner has subjected its fee interest to the mortgage such that upon foreclosure, the ground lease is extinguished. As such, the loans are disclosed as fee loans.


5. The Cut-off Date is October 1, 2002 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this prospectus supplement, we present the loans as if scheduled payments due in October, 2002 were due on October 1, 2002, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan Nos. 22, Macy's - Sacramento, CA, 118-119, Devon Portfolio, which are due on the 10th of the month.


     With respect to Mortgage Loan No. 2, One Seaport Plaza, the mortgage on the property secures a loan in the total amount of $190,000,000. The loan is evidenced by an A-1 Note ($61,000,000), an A-2 Note ($65,000,000), and an
     A-3 Note ($64,000,000). The lien on the mortgage that secures the A-1 Note and the A-2 Note is pari passu with the lien of the mortgage that secures the subject A-3 Note. The A-1 Note is included in the Morgan Stanley Dean Witter Capital I Trust 2002-IQ2 (the "A-1 Note Trust"). The A-2 Note is currently held by MSDWMC, or an affiliate thereof, but may be sold or transferred at any time. The payment and other terms of the A-1 Note and the A-2 Note are substantially similar to those of the A-3 Note debt (except for the principal balance). The borrower makes monthly payments to the servicer of the A-1 Note Trust. The servicer in turn pays the holders of the A-1 Note, the A-2 Note and the A-3 Note on a pari passu basis. All required escrows are maintained by the servicer of the A-1 Note Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu with the A-2 Note and A-3 Note pursuant to an intercreditor agreement by and between the holder of the A-1 Note, the A-2 Note and the A-3 Note. The Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF are based on the entire $190,000,000 financing (each of the A-1 Note, A-2 Note and A-3 Note combined).


     With respect to Mortgage Loan No. 18, Wal-Mart Plaza, the borrower is subject to $1,881,896 of mezzanine financing from affiliated entities. Payment of this debt is fully subordinate to the subject loan.


     With respect to Mortgage Loan No. 22, Macy's - Sacramento, CA, the borrower is subject to approximately $1,500,000 of mezzanine financing from an affiliated entity and the borrower is permitted to obtain, subject to the approval of the lender, additional mezzanine financing from an affiliated entity. Such mezzanine debt is fully subordinated and collaterally assigned to the lender.

     With respect to Mortgage Loan No. 55, Polycom Office Building, the borrower is subject to approximately $3,675,000 of mezzanine financing from an affiliated entity. Such mezzanine debt is fully subordinated and collaterally assigned to the lender.

     With respect to Mortgage Loan Nos. 110, Stardust Villa Apartments, 128, Bridgeford Apartments, 129, Oasis Apartments and 130, Northview Apartments, the note permits mezzanine financing secured by partnership interests in the borrowing entity, subject to, among other conditions, a combined minimum DSCR requirement of 1.30x and combined maximum LTV requirement of 65%.

     With respect to Mortgage Loan Nos. 118-119, Devon Portfolio, the borrower will be permitted to obtain mezzanine financing from an affiliated entity in an amount equal to the budgeted operating costs, approved by the lender, should the tenant default or terminate its lease. Such mezzanine debt is fully subordinated and collaterally assigned to the lender.

     With respect to Mortgage Loan No. 60, Encino Valley Shopping Center, the borrower has the right in the future to obtain additional financing secured by the mortgaged property, subject to, among other conditions, a combined minimum DSCR requirement of 1.60x and combined maximum LTV requirement of 60%.

     With respect to Mortgage Loan No. 111, New Seasons Market, the borrower has the right in the future to obtain additional financing secured by the mortgaged property, subject to, among other conditions, a combined minimum DSCR requirement of 1.66x and combined maximum LTV requirement of 49%.

     With respect to Mortgage Loan Nos. 26-28, Carolina Industrial Portfolio, the individual properties may be released, pursuant to the loan's partial defeasance provisions, subject to rating agency confirmation and defeasance of 125% of the allocated loan balance. Requirements for release within the Carolina Industrial Portfolio include a minimum 1.75x DSCR and maximum 50% LTV on the remaining pool.

     With respect to Mortgage Loan No. 37, IntegraColor, the note is secured by a three industrial buildings on three separate parcels. The individual parcels may be released, pursuant to the loan's partial defeasance provisions and defeasance of 125% of the allocated loan balance. Requirements for release include a minimum 1.70x DSCR and maximum 65% LTV on the remaining pool.

     With respect to Mortgage Loan Nos. 43-46, McClellan Industrial Portfolio, the individual properties may be released, pursuant to the loan's partial defeasance provisions, subject to rating agency confirmation and defeasance of 125% of the allocated loan balance. Requirements for release within the McClellan Industrial Portfolio include a minimum 1.30x DSCR and maximum 65% LTV on the remaining pool.

     With respect to Mortgage Loan Nos. 47-52, Brandywine Portfolio, the individual properties may be released, pursuant to the loan's partial defeasance structure of 125% and subject to rating agency confirmation. Requirements for release within the Brandywine Portfolio include a minimum 1.50x DSCR and maximum 65% LTV on the remaining pool.

     With respect to Mortgage Loan Nos. 118-119, Devon Portfolio, each individual property may be released upon satisfaction of LTV, DSCR and occupancy tests, subject to a premium of the greater of yield maintenance or 1%. Requirements for release within the Devon Portfolio include a minimum 1.30x DSCR and maximum 55% LTV on the remaining loan.

     With respect to Mortgage Loan Nos. 26-28, the Carolina Industrial Portfolio, the borrower has the option to prepay up to 33.33% of the total loan balance, subject to a yield maintenance premium, and obtain partial release of the subject collateral. Such option to partially prepay is effective after the lockout period and is conditioned on a minimum 1.75x DSCR and a maximum 50% LTV on the remaining pool, and a "no downgrade" rating agency confirmation.

     With respect to Mortgage Loan No. 37, IntegraColor, the borrower may substitute the 3638 Executive Boulevard property with a substantially similar property provided that, among other conditions, 1) no more than 30% of the loan amount is substituted during the loan term, 2) the combined DSCR of the replacement property with the remaining properties must at least equal 1.50x, and 3) the combined LTV of the replacement property and remaining properties is at most equal to 65%.

     With respect to Mortgage Loan Nos. 26-28, the Carolina Industrial Portfolio, the borrower has the option to substitute no more than the lesser of (i) two individual properties or (ii) 33.33% of the loan amount during the loan term. Such substitution option is exercisable no more than 2 times during the loan term, subject to the preceding limitations. Additional conditions include a minimum 1.75x DSCR on the reconstituted pool, certain NOI and financial performance trend requirements for any substitute property, and a "no downgrade" rating agency confirmation.

     With respect to Mortgage Loan No. 9, Cox Communications, the sole tenant, CoxCom, Inc., has (a) an option to purchase the related mortgaged property during the 2 years preceding the 15th anniversary of the commencement date of its lease and (b) a right of first refusal to purchase the related mortgaged property. JHREF executed a Subordination, Non-Disturbance and Attornment Agreement with CoxCom, Inc. in which CoxCom, Inc. subordinated the option and right of first refusal to related mortgage. In exchange, JHREF recognized the option and right of first refusal but conditioned the exercise of each upon the satisfaction of certain conditions. For more information about the option, right of first refusal and the legal agreements concerning them, see the Significant Loan Summary for the related mortgage loan in Appendix III.

6. The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan No. 73, CVS/Pharmacy and Starbucks, the monthly principal and interest payments beginning July 1, 2002 through June 1, 2007 are $28,736.92 using a 30-year amortization schedule. Beginning July 1, 2007 through June 1, 2012, the monthly principal and interest payments will be $30,439.11 according to a 25-year amortization schedule.

     With respect to Mortgage Loan No. 79, 498 South Boulder Highway, there was a prepayment of the loan balance in the amount of $694,000. The monthly principal and interest payments remain based on the original loan balance; therefore, the remaining amortization period is effectively reduced to approximately 201 months.

     With respect to Mortgage Loan Nos. 118-119, Devon Portfolio, the loans have amortization terms that change during the respective loan terms. The disclosed amortization terms and debt service payment amounts are based on amortization schedules currently in place; however, as the leases encumbering the properties secured by the loans contain rental reductions at lease renewals during the respective loan terms, the amortization schedules are structured to maintain a constant DSCR throughout the respective loan terms. Therefore, the average amortization schedules for each of the subject loans will be longer than the original amortization schedules disclosed above.

     The related payment changes and dates are shown below:

     ---------------------------------------------------------------------------
                                                                        Changed
                                                                        Monthly
     Mtg.                                                               Payment
     Loan No.  Loan Name                                  Change Date   Amount
     ---------------------------------------------------------------------------
     118       Devon Portfolio - 5435 Blanding Boulevard   1/10/2004   $3,895.93
     119       Devon Portfolio - 600 Fee Street            1/10/2004   $3,249.61

7. With respect to certain IO loans and short-term IO loans that accrue interest on an Actual/360 basis, the monthly IO payment shown in Appendix II is calculated as an average over a 12-month period.

8. The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

9. "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

10. "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 84, Walgreens Wichita, the Walgreens store has a 75-year lease, but has an option to terminate lease at the end of years 20, 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 6 months notice. With respect to Mortgage Loan No. 88, Walgreens El Paso, the Walgreens store has a 75-year lease, but has an option to terminate lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 6 months notice.

11. For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

12. For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one-time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgaged loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding multifamily, manufactured housing community, self-storage mortgage, and ground leased land properties.

13. "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant and may therefore be relinquished when such tenant leaves the property at lease expiration.

14. "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

15. "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

16. "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loans. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

17. "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the August, 2002 due dates for the PCF-, MSDWMC-, BSCMI- and JHREF-originated mortgage loans, and as of July 31, 2002 for the WFB-originated mortgage loans. In certain cases, the balances include collections from deferred maintenance.

18. "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

19. "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20. "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the August, 2002 due dates for the PCF-, MSDWMC-, BSCMI- and JHREF-originated mortgage loans, and as of July 31, 2002 for the WFB-originated mortgage loans.

21. "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

22. The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM3.00" represents the greater of yield maintenance and 3.00%. "YM1.00" represents the greater of yield maintenance and 1.00%. "Open" represents the number of payments, including the maturity date, at which principal payments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 23 and 25 for additional prepayment information.

23. Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 4 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A," "B," "C," and "D." Exceptions to formulas are shown below formulas. Summaries for the 4 formulas are listed beginning on page II-7.

24. The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

25. Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-6, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                       Escrowed Holdback
                                                                         or Letter of
     Mtg.                                           Escrow or LOC       Credit Initial       Outside Date     Prepayment Premium
   Loan No.      Property Name                    Release Conditions        Amount           for Release          Provisions
-----------------------------------------------------------------------------------------------------------------------------------
       1         80 Park Plaza                         $85,375                     1           7/1/2003      Yield Maintenance

       4         Flushing Plaza                        $690,000                    2         Footnote (1)    Yield Maintenance

      23         Hedgemore Plaza                       $800,000                    3           6/1/2004      Yield Maintenance
                                                       $529,909                    2           6/1/2003      Yield Maintenance
                                                       $231,250                    2           6/1/2003      Yield Maintenance

      34         500 Kennedy Drive                     $198,222                    4          9/18/2002      Yield Maintenance

      40         Highland Orchard Apartments         $218,200 LOC                  5             NAP         Yield Maintenance

      42         Hunters Ridge Apartment Complex     $150,000 LOC        None - held             NAP         Yield Maintenance
                                                                            for term

      53         The Ashton at West Hills              $75,625                     2           1/1/2003      Yield Maintenance
                 Apartments

      56         Shores Shopping Center                $27,500                     2           6/1/2004      Yield Maintenance

      63         Shadow Hill II Apartments             $73,125                     2          10/1/2002      Yield Maintenance

      74         Baypointe at the Argyle             $250,000 LOC                  6             NAP         Yield Maintenance
                 Commerce Center
                                                     $160,125 LOC                  2           4/1/2003      Yield Maintenance
                                                     $75,000 LOC         None - held             NAP         Yield Maintenance
                                                                            for term

      77         39300 Country Club Drive              $83,250                     2           6/1/2003      Yield Maintenance



(1) One-third shall be completed by 7/1/2003; an additional one-third shall be completed by 7/1/2004; and the final one-third shall be completed by 7/1/2005.

All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1. Borrower furnishes to Lender written disbursement request, lien waivers, and evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law. Lender has inspected or waived right to inspection.

2. Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs. Lender has inspected or waived right to inspection.

3. Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, and if required by the local authority, a certificate of occupancy. Lender has inspected or waived right to inspection.

4. Upon the Borrower's notification that SaraMax Apparel Group, Inc. has begun paying rent, $65,575 may be released. The remainder shall be released when Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, an unconditional certificate of occupancy for both Enchante Accessories, Inc. and SaraMax Apparel Group, Inc., legal documents establishing a sewer easement, and receipt of a revised survey. Lender has inspected or waived right to inspection.

5. Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, and a statement from a plumbing contractor as to the extent and cost of the repairs. Lender has inspected or waived right to inspection. Letter of Credit may be reduced once per calendar quarter by the actual cost of the copper pipe, PVC fittings and labor to replace the existing piping with copper piping. Upon completion of all pipe replacement for all units in Premises, full letter of credit may be released.

6. Letter of Credit will begin with an initial amount of $250,000.00 and shall be increased on June 1, 2004 to $420,000.00 subject to reductions of specific lease renewals. If the lease with Jax Reman, L.L.C. is renewed for at least five (5) years with rents of a minimum $4.60 per square foot triple net lease, the letter of credit shall be reduced by $100,000. If the lease with the ITT Educational Services, Inc. is renewed for term of a least five (5) years with rents of a minimum $9.75 per square foot, the letter of credit shall be reduced by $170,000. In no event will the letter of credit be less than $150,000 at any given time throughout the loan term.

YIELD MAINTENANCE FOOTNOTES

A    LOAN PREPAYMENT.

     Except as provided below, Maker may not prepay the loan in whole or in part.

     On or after the end of the (1) fifth (5th) Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) nor more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents, and subject to payment of a prepayment premium equal to the greater of:

          (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the Note immediately prior to such prepayment; or

          (b) One percent (1%) of the principal balance of the Note immediately prior to such prepayment.

     All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

     In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium. The loan will be open to prepayment without premium on any scheduled payment date during the last (2) ninety
     (90) days of the term of the loan.

--------------------------------------------------------------------------------
     NOTES:

     (1) With respect to Mortgage Loan Nos. 9, Cox Communications and 29, Warner Center Office, "Third (3rd) Loan Year"

     (2) With respect to Mortgage Loan No. 94, Bedford Place Apartments, "is one hundred and twenty (120) days"
--------------------------------------------------------------------------------

B Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three
     (3) months prior to the Maturity Date. From and after such date, the principal balance of the Note may be prepaid, in whole but not in part ((1)), upon: (a) not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

         In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (1)-(3) below. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

         The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1) - (3) below.

     (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

     (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything herein to the contrary, during the last 90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in
     (1) through (3) above.

     *At this time there is not a U.S. Treasury issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

--------------------------------------------------------------------------------
     NOTES:

     (1) With respect to Mortgage Loan No. 57, 16250 W. Glendale Drive, the following phrase in its entirety is inserted: "at par (without Make Whole Premium)."
--------------------------------------------------------------------------------

C After the fourth anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) three percent (3%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

         The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

D    BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to the last 3 months of the term, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

          (i) an amount equal to 1% of the amount prepaid; or

          (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by
          (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 -- 80 PARK PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $65,000,000

CUT-OFF DATE BALANCE:              $64,776,182

FIRST PAYMENT DATE:                8/01/2002

INTEREST RATE:                     6.830%

AMORTIZATION:                      300 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     10/01/2015

EXPECTED MATURITY BALANCE:         $45,232,745

SPONSOR(S):                        Newark Urban Renewal Investors, L.P. and
                                   Newark Properties One, Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of 24 months
                                   from the date of securitization or 4 years after the first payment of principal and interest with U.S. Treasury defeasance permitted thereafter. The loan is fully prepayable without premium beginning 3 months prior to loan maturity.

LOAN PER SF:                       $67.76

UP-FRONT RESERVES:                 RE Tax:                $814,790

                                   Insurance:             $58,120

                                   Deferred Maintenance:  $85,375



ONGOING RESERVES(1):               RE Tax:                $271,597/month

                                   Insurance:             $58,120/month

                                   TI/LC:                 Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          Newark, NJ

YEAR BUILT/RENOVATED:              1980/NAP

OCCUPANCY (2):                     100.0%

SQUARE FOOTAGE:                    955,924

THE COLLATERAL:                    Two-building office complex

OWNERSHIP INTEREST:                Fee Simple

                                                            LEASE
MAJOR TENANTS                      % NRSF     RENT PSF    EXPIRATION
-------------                      ------     --------    ----------
PSE & G                             97.9        $8.26      9/30/2015

PNC Bank                             2.1       $14.31      6/30/2005

PROPERTY MANAGEMENT:               Cushman & Wakefield of New Jersey Inc.

U/W NET OP. INCOME:                $8,063,513

U/W NET CASH FLOW:                 $7,795,669

APPRAISED VALUE:                   $129,300,000

CUT-OFF DATE LTV:                  50.1%

MATURITY DATE LTV:                 35.0%

DSCR:                              1.44x
--------------------------------------------------------------------------------

(1) In the event that the tenant does not exercise its renewal option, beginning September 30, 2013, Lender shall sweep into escrow all remaining cash flow (to cover retenanting costs incurred by the Borrower) after payment of debt service and tax and insurance reserves associated with the property. This escrow can also be used towards payment of all expenses incurred in connection with the operation of the premises.

(2)  Occupancy is based on the rent roll dated June 18, 2002.

THE 80 PARK PLAZA LOAN

     THE LOAN. The largest loan (the "80 Park Plaza Loan") is evidenced by the Secured Promissory Note (the "80 Park Plaza Note") and is secured by a first priority Mortgage and Security Agreement (the "80 Park Plaza Mortgage") encumbering an urban office building located in Newark, New Jersey (the "80 Park Plaza Property"). The 80 Park Plaza Loan was originated on June 19, 2002 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company.

     THE BORROWER. The borrower is Newark Urban Renewal Investors, L.P., a New Jersey limited partnership (the "80 Park Place Borrower"), that owns no material assets other than the 80 Park Plaza Property and related interests. The 80 Park Plaza

                                     III-1

Borrower is a single purpose entity. The 80 Park Plaza Borrower's general partner is Newark Properties One, Inc., which is 100% owned by LBI Group Inc., which is in turn 100% owned by Lehman Brothers Inc. There is no limited partner that owns more than 3% in the 80 Park Plaza Borrower.

     THE PROPERTY. The 80 Park Plaza Property, located in Newark, New Jersey, was originally constructed in 1980. The 80 Park Plaza Property consists of a 26-story office building and a 3-story office building and is situated on approximately 2.82 acres.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  % OF TOTAL
                                          WEIGHTED AVERAGE     % OF TOTAL                         BASE RENTAL     CUMULATIVE % OF
                         # OF LEASES      BASE RENT PER SF     SQUARE FEET    CUMULATIVE % OF      REVENUES        TOTAL RENTAL
        YEAR               ROLLING            ROLLING            ROLLING         SF ROLLING         ROLLING      REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------------
       Vacant                 --                    --              --                --               --                 --
-----------------------------------------------------------------------------------------------------------------------------------
        2002                  --                    --              --                --               --                 --
-----------------------------------------------------------------------------------------------------------------------------------
        2003                  1                 $25.57              --                --               --                 --
-----------------------------------------------------------------------------------------------------------------------------------
        2004                  --                    --              --                --               --                 --
-----------------------------------------------------------------------------------------------------------------------------------
        2005                  1                 $14.31              2%                2%               4%                 4%
-----------------------------------------------------------------------------------------------------------------------------------
        2006                  --                    --              --                2%               --                 4%
-----------------------------------------------------------------------------------------------------------------------------------
        2007                  --                    --              --                2%               --                 4%
-----------------------------------------------------------------------------------------------------------------------------------
        2008                  --                    --              --                2%               --                 4%
-----------------------------------------------------------------------------------------------------------------------------------
        2009                  --                    --              --                2%               --                 4%
-----------------------------------------------------------------------------------------------------------------------------------
        2010                  --                    --              --                2%               --                 4%
-----------------------------------------------------------------------------------------------------------------------------------
        2011                  --                    --              --                2%               --                 4%
-----------------------------------------------------------------------------------------------------------------------------------
    2012 & Beyond             1                  $8.26             98%              100%              96%               100%
-----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The 80 Park Plaza Property is managed by Cushman & Wakefield of New Jersey, Inc., which is not affiliated with the 80 Park Plaza Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 80 Park Plaza Loan and the 80 Park Plaza Property is set forth on Appendix II hereto.


                                     III-2

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 -- ONE SEAPORT PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):               $64,000,000

CUT-OFF DATE BALANCE:              $63,840,080

FIRST PAYMENT DATE:                7/01/2002

INTEREST RATE:                     7.620%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     6/01/2012

EXPECTED MATURITY BALANCE:         $56,802,974

SPONSOR(S):                        Jack Resnick & Sons, Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Prepayment prohibited until the earlier of 3
                                   years after the date of origination or 2 years after the REMIC startup date, with US
                                   Treasury defeasance thereafter.

LOAN PER SF:                       $172.66

UP-FRONT RESERVES(2):              Rollover Costs: $15,000,000



ONGOING RESERVES(3):               RE Tax:         $267,599/month

                                   Insurance:      Springing

                                   PILOT:          Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          New York, NY

YEAR BUILT/RENOVATED:              1984/NAP

OCCUPANCY(4):                      100.0%

SQUARE FOOTAGE(5):                 1,097,668

THE COLLATERAL:                    Thirty-five story office building

OWNERSHIP INTEREST(6):             Fee Simple

                                                             LEASE
MAJOR TENANTS                      % NRSF     RENT PSF     EXPIRATION
-------------                      ------     --------     ----------
Prudential Securities Inc.(7)       48.7       $17.49      12/31/2014

Lloyd's TSB(8)                      19.8       $64.04       1/01/2004

Reuters America, Inc.                9.1       $25.58       6/30/2005

PROPERTY MANAGEMENT:               Jack Resnick & Sons, Inc.

U/W NET OP. INCOME:                $27,759,060

U/W NET CASH FLOW:                 $26,426,502

APPRAISED VALUE:                   $290,000,000

CUT-OFF DATE LTV:                  65.4%

MATURITY DATE LTV:                 58.1%

DSCR:                              1.64x
--------------------------------------------------------------------------------

(1) The subject $64,000,000 loan represents a 33.7% pari passu interest in a $190,000,000 total loan. All aggregated LTV and DSCR numbers in this table are based on the total of $190,000,000 financing.

(2) Funds in the rollover costs reserve will be disbursed to the Borrower to fund re-leasing costs at the greater of (x) actual re-leasing costs, up to $55 per square foot, or (y) $20 per square foot. After February 1, 2004, Lender will release funds from the rollover costs reserve to fund operating shortfalls, up to $3,700,000.

(3) The Borrower is required to deposit 1/12 of annual taxes and assessments each month. The amount noted is the current collection. Insurance reserves will be required after the earlier of (x) an event of default, or (y) the time (other than any time during calendar years 2004 and 2005) that the Debt Service Coverage Ratio is less than 1.25:1, after giving effect to any subsequent collateral that the Borrower may deliver. Payment in lieu of taxes (PILOT) reserves will be required if the New York City Industrial Development Agency ("IDA") requests the Borrower to make PILOT payments.

(4)  Occupancy is based on the rent roll dated April 1, 2002.

(5) Based on the rent roll, the current net rentable area is 988,658 square feet, while the future remeasured net rentable area according to current measuring criteria is expected to be 1,097,668 square feet, once those leases that have not been remeasured expire. As these leases expire, tenants will pay rent based on their remeasured area.

(6) The Borrower has a fee ownership interest in approximately one-half of the Property and a leasehold interest in the other half of the Property. The IDA is currently the fee owner of the portion of the Property in which the Borrower has a leasehold interest. Borrower owns a reversionary right in the portion of the Property in which it has a leasehold interest. The fee estate automatically reverts back to Borrower on January 1, 2015. The IDA has joined in the mortgage and granted the lender a security interest in the portion of the Property in which the IDA holds the fee interest. Accordingly, the mortgage is described here as a fee simple mortgage.

(7) Rent PSF for Prudential Securities Inc. will be increased to $29.69 beginning January, 2005.

(8) Lloyd's TSB subleases to Resnick Water Street Development Co. 4,600 SF on the ground floor/mezzanine ($168,000 per annum) and 29,770 SF on the 10th floor ($893,790 per annum). The sublease rent is deducted from Lloyd's TSB's base rent. Lloyd's TSB is a subsidiary of Lloyd's TSB Group PLC. Net of the space subleased to Resnick Water Street Development Co., Lloyd's TSB has subleased 100.0% of its space to various tenants including Prudential Securities Inc., One Beacon Insurance Group, and AXA Corporate Solutions. Lloyd's TSB pays rent on 23.3% of the net rentable square feet of the One Seaport Plaza Property.

THE ONE SEAPORT PLAZA LOAN

     THE LOAN. The second largest loan (the "One Seaport Plaza Loan") as evidenced by the Consolidated Amended and Restated Promissory Note A3 (the "One Seaport Plaza Note") is secured by a first priority Consolidated, Amended And Restated Mortgage, Assignment Of Leases And Rents And Security Agreement (the "One Seaport Plaza Mortgage") encumbering a

                                     III-3

1,097,668 square feet office building in New York, New York (the "One Seaport Plaza Property"). The One Seaport Plaza Loan was originated on May 17, 2002 by or on behalf of Morgan Stanley Dean Witter Mortgage Capital Inc.

     THE BORROWER. The borrower is Resnick Seaport, LLC, a Delaware limited liability company (the "One Seaport Plaza Borrower") that owns no material asset other than the One Seaport Plaza Property and related interests. The One Seaport Plaza Borrower is a single purpose entity. The One Seaport Plaza Borrower is controlled by Jack Resnick & Sons, Inc., a family owner/developer of New York commercial and residential property. Jack Resnick & Sons owns and manages approximately 5 million square feet of Manhattan office properties and over 1,500 residential apartments. The sole member of the One Seaport Plaza Borrower, Resnick Water St. Development Co., has a limited partner that includes Prudential Securities Inc. as a 9.9% limited partner.

     THE PROPERTY. The One Seaport Plaza Property, located in the Downtown business district of New York, New York, was originally constructed in 1984. It is situated at 199 Water Street, between John and Fulton Streets in lower Manhattan, with unobstructed views of the East River. The One Seaport Plaza property consists of 1,097,668 net rentable square feet, 35-story class "A" office building, with street-level retail and restaurants. The One Seaport Plaza Property is situated on a full city block measuring approximately 39,505 square feet of land, and contains a single-level, below-grade 99-space parking garage.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                            WEIGHTED
                                          AVERAGE BASE       % OF TOTAL                        % OF TOTAL BASE    CUMULATIVE % OF
                         # OF LEASES       RENT PER SF       SQUARE FEET     CUMULATIVE % OF   RENTAL REVENUES     TOTAL RENTAL
        YEAR               ROLLING           ROLLING           ROLLING          SF ROLLING         ROLLING       REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------------
       Vacant                  5                 --                --                --                --                 --
-----------------------------------------------------------------------------------------------------------------------------------
     2002 & MTM               --                 --                --                --                --                 --
-----------------------------------------------------------------------------------------------------------------------------------
        2003                  --                 --                --                --                --                 --
-----------------------------------------------------------------------------------------------------------------------------------
        2004                   2             $60.95               22%               22%               40%                40%
-----------------------------------------------------------------------------------------------------------------------------------
        2005                   5             $31.25               19%               40%               16%                56%
-----------------------------------------------------------------------------------------------------------------------------------
        2006                  --                 --                --               40%                --                56%
-----------------------------------------------------------------------------------------------------------------------------------
        2007                  --                 --                --               40%                --                56%
-----------------------------------------------------------------------------------------------------------------------------------
        2008                  --                 --                --               40%                --                56%
-----------------------------------------------------------------------------------------------------------------------------------
        2009                  --                 --                --               40%                --                56%
-----------------------------------------------------------------------------------------------------------------------------------
        2010                   1             $34.99                6%               47%                6%                62%
-----------------------------------------------------------------------------------------------------------------------------------
        2011                   1             $35.57                --               47%                --                62%
-----------------------------------------------------------------------------------------------------------------------------------
    2012 & Beyond              4             $18.11               53%              100%               38%               100%
-----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The One Seaport Plaza Property is managed by Jack Resnick & Sons, Inc., which is affiliated with the One Seaport Plaza Borrower. The management fees are subordinate/subject to the One Seaport Plaza Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the One Seaport Plaza Loan and the One Seaport Plaza Property is set forth on Appendix II hereto.

                                     III-4

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 -- DULLES TOWN CROSSING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $49,500,000

CUT-OFF DATE BALANCE:              $49,449,581

FIRST PAYMENT DATE:                10/01/2002

INTEREST RATE:                     5.880%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     9/01/2012

EXPECTED MATURITY BALANCE:         $41,912,653

SPONSOR(S):                        Price Legacy Corporation

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the earlier of 4 years after
                                   the mortgage was recorded (Effective Date) or 2 years after the REMIC startup date, with U.S. Treasury defeasance thereafter. The loan is fully prepayable without premium beginning
                                   3 months prior to loan maturity.

LOAN PER SF:                       $67.04

UP-FRONT RESERVES:                 RE Tax:         $295,240

ONGOING RESERVES(1)(2):            RE Tax:         $73,810/month

                                   Insurance:      Springing

                                   Cap Ex:         Springing

                                   TI/LC:          Springing

LOCKBOX(2):                        Springing to Hard


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Sterling, VA

YEAR BUILT/RENOVATED:              2001/NAP

OCCUPANCY(3):                      99.0%

SQUARE FOOTAGE:                    737,588

THE COLLATERAL:                    Seven single-story buildings, anchored retail
                                   power center

OWNERSHIP INTEREST:                Fee Simple
                                                             LEASE
MAJOR TENANTS                      % NRSF     RENT PSF     EXPIRATION
-------------                      ------     --------     ----------
Wal-Mart                            20.0       $4.61        4/30/2021

Lowe's                              18.3       $4.28        3/31/2021

Sam's                               18.3       $3.39        3/31/2021

PROPERTY MANAGEMENT:               Price Legacy Corporation

U/W NET OP. INCOME:                $6,400,672

U/W NET CASH FLOW:                 $6,177,168

APPRAISED VALUE:                   $76,400,000

CUT-OFF DATE LTV:                  64.7%

MATURITY DATE LTV:                 54.9%

DSCR:                              1.76x
--------------------------------------------------------------------------------

(1) A Blanket Policy for Insurance is in place. An impound will spring should the Borrower cease to maintain the Blanket Policy.

(2) In the event of (a) default; (b) DSCR falls below 1.42x; or (c) transfer of property, a springing hard lockbox will be triggered to fund capital expenditures and lease rollover reserves. All rental income shall be deposited directly by all tenants to the springing lockbox controlled solely by the Lender. Lockbox funds will be held as additional collateral until DSCR is greater than 1.42x for four consecutive quarters, and/or the default is cured, at which point funds (and lockbox) shall be released.

(3)  Occupancy is based on the rent roll dated July 5, 2002.

DULLES TOWN CROSSING LOAN

     THE LOAN. The third largest loan (the "Dulles Town Crossing Loan") is evidenced by a promissory note secured by a Deed of Trust in the original principal amount of $49,500,000 and is secured by a first priority Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) encumbering the 737,588 square foot retail shopping center located at Dulles Crossing Plaza and Dulles Eastern Crossing Roads in Sterling, Virginia (the "Dulles Town Crossing Property"). The Dulles Town Crossing Loan was originated on August 29, 2002 by Wells Fargo Bank, National Association.

     THE BORROWER. The borrower is PLC Dulles, L.P., a Delaware limited partnership, which owns no material assets other than the Dulles Town Crossing Property and related interests. The non-recourse exceptions carveout guarantor and sponsor of the borrower is Price Legacy Corporation, a publicly traded real estate investment trust focused on retail properties throughout the United States. Price Legacy has strong experience and as of 12/31/01 owned 42 commercial real estate properties. Of these 42 properties, 32 were retail properties similar to the Dulles Town Crossing property. The company also owned several office and self storage properties. These properties encompass approximately 8.39 million square feet of GLA and were 93% leased. In addition,

                                     III-5

Price Legacy owned approximately 3,000 acres of land held for development or sale. Price Legacy has a reported net worth of $687 million at 3/31/2002.

     THE PROPERTY. The Dulles Town Crossing Property is a 737,558 square foot retail power center located in Sterling, Virginia. The Dulles Town Crossing Property is anchored by: Wal-Mart, Sam's, Lowe's, Best Buy, Nordstrom Rack, Bed, Bath and Beyond, Dick's Sporting Goods, T.J. Maxx, SCAN Furniture, and Cost Plus. The Dulles Town Crossing Property was completed in 2001. The Dulles Town Crossing Property consists of new construction, is fully functional. The Dulles Town Crossing Property is a Class A power center within its trade area. As of July 5, 2002, the Dulles Town Crossing Property was 99% leased to various tenants.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                         WEIGHTED
                                       AVERAGE BASE     % OF TOTAL                          % OF TOTAL BASE     CUMULATIVE % OF
                       # OF LEASES     RENT PER SF      SQUARE FEET     CUMULATIVE % OF     RENTAL REVENUE     TOTAL BASE RENTAL
       YEAR              ROLLING         ROLLING          ROLLING          SF ROLLING           ROLLING         REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------------
      Vacant                4               --              1%                 1%                 --                   --
-----------------------------------------------------------------------------------------------------------------------------------
        MTM                --               --              --                 1%                 --                   --
-----------------------------------------------------------------------------------------------------------------------------------
       2002                --               --              --                 1%                 --                   --
-----------------------------------------------------------------------------------------------------------------------------------
       2003                --               --              --                 1%                 --                   --
-----------------------------------------------------------------------------------------------------------------------------------
       2004                --               --              --                 1%                 --                   --
-----------------------------------------------------------------------------------------------------------------------------------
       2005                --               --              --                 1%                 --                   --
-----------------------------------------------------------------------------------------------------------------------------------
       2006                 1             $18.00            1%                 2%                 2%                   2%
-----------------------------------------------------------------------------------------------------------------------------------
       2007                12             $19.24            9%                11%                 17%                 20%
-----------------------------------------------------------------------------------------------------------------------------------
       2008                --               --              --                11%                 --                  20%
-----------------------------------------------------------------------------------------------------------------------------------
       2009                --               --              --                11%                 --                  20%
-----------------------------------------------------------------------------------------------------------------------------------
       2010                 1             $22.50            1%                11%                 1%                  21%
-----------------------------------------------------------------------------------------------------------------------------------
       2011                 1             $23.00            --                12%                 1%                  22%
-----------------------------------------------------------------------------------------------------------------------------------
   2012 & Beyond           14             $ 8.46           88%               100%                78%                 100%
-----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Dulles Town Crossing Property is managed by Price Legacy Corporation, a Maryland Corporation, which is an affiliate of the borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Dulles Town Crossing Loan and the Dulles Town Crossing Property is set forth on Appendix II hereto.

                                     III-6

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 -- FLUSHING PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $31,000,000

CUT-OFF DATE BALANCE:              $30,926,752

FIRST PAYMENT DATE:                8/01/2002

INTEREST RATE:                     6.500%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     7/01/2012

EXPECTED MATURITY BALANCE:         $26,728,729

SPONSOR(S):                        Joshua Muss

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of 24 months
                                   from the date of securitization or 4 years after the first payment of principal and interest with U.S. Treasury defeasance permitted thereafter. The loan is fully prepayable without premium beginning 3 months prior to loan maturity.

LOAN PER SF:                       $127.22

UP-FRONT RESERVES(1):              RE Tax:               $92,965

                                   Insurance:            $103,961

                                   Deferred Maintenance: $324,063



                                   Cap Ex:               $690,000

                                   Other:                $500,000

ONGOING RESERVES(2):               RE Tax:               $92,965/month

                                   Insurance:            $10,396/month

                                   Cap Ex:               $5,064/month

                                   TI/LC:                $40,500/month

LOCKBOX(3):                        Springing to hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          Flushing, NY

YEAR BUILT/RENOVATED:              1973/1984, 1995, 1997

OCCUPANCY(4):                      100.0%

SQUARE FOOTAGE:                    243,092

THE COLLATERAL:                    Two-story multi-tenanted office building

OWNERSHIP INTEREST:                Fee Simple

                                                             LEASE
MAJOR TENANTS                      % NRSF    RENT PSF      EXPIRATION
-------------                      ------    --------      ----------
Time Warner Entertainment           29.3      $24.79        4/14/2022

VNS Home Care                       19.5      $23.89       11/30/2004

Health Insurance Plan               11.7      $26.54       12/31/2004


PROPERTY MANAGEMENT:               Flushing Plaza Management, LLC

U/W NET OP. INCOME:                $5,330,159

U/W NET CASH FLOW:                 $4,953,338

APPRAISED VALUE:                   $53,000,000

CUT-OFF DATE LTV:                  58.4%

MATURITY DATE LTV:                 50.4%

DSCR:                              2.11x
--------------------------------------------------------------------------------

(1) At closing, Borrower deposited $500,000 into an escrow to complete the owner's work as identified in the Time Warner Entertainment Company, L.P. lease.

(2) There is a tenant improvement and leasing commissions escrow that requires the Flushing Plaza Borrower to deposit $40,500 monthly into escrow unless the escrow balance exceeds $1,200,000.

(3)  Lockbox is required if debt service coverage falls below 1.50x.

(4)  Occupancy is based on the rent roll dated July 15, 2002.

THE FLUSHING PLAZA LOAN

     THE LOAN. The fourth largest loan (the "Flushing Plaza Loan") is evidenced by the Secured Promissory Note (the "Flushing Plaza Note") and is secured by a first priority Consolidation, Modification and Extension Agreement (the "Flushing Plaza Mortgage") encumbering an urban office building located in Flushing, New York (the "Flushing Plaza Property"). The Flushing Plaza Loan was originated on June 21, 2002 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company.

     THE BORROWER. The borrower is Flushing Plaza Commercial, LLC, a New York limited liability company (the "Flushing Plaza Borrower"). The Flushing Plaza Borrower is a single purpose entity. The Flushing Plaza Borrower owns no material asset other than the Flushing Plaza Property and related interests. The Flushing Plaza Borrower's managing member is Muss F.P., Inc.

                                     III-7
which owns a 50% interest in the Flushing Plaza Borrower. Flushing Property Holdings, LLC owns a 20% interest in the Flushing Plaza Borrower.

     THE PROPERTY. The Flushing Plaza Property, located in Flushing, New York, was originally constructed in 1973 with renovations in 1984, 1995 and 1997. The Flushing Plaza Property consists of a two-story office building situated on approximately 2.79 acres and contains 808 parking spaces.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                      WEIGHTED AVERAGE     % OF TOTAL                                             CUMULATIVE % OF
                       # OF LEASES      BASE RENT PER      SQUARE FEET    CUMULATIVE %      % OF TOTAL BASE      TOTAL BASE RENTAL
        YEAR             ROLLING         SF ROLLING          ROLLING      OF SF ROLLING  RENTAL REVENUE ROLLING   REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
       Vacant               --               --                --              --                 --                    --
------------------------------------------------------------------------------------------------------------------------------------
        MTM                 --               --                --              --                 --                    --
------------------------------------------------------------------------------------------------------------------------------------
        2002                2              $23.82              1%              1%                 1%                    1%
------------------------------------------------------------------------------------------------------------------------------------
        2003                8              $27.34              6%              6%                 6%                    7%
------------------------------------------------------------------------------------------------------------------------------------
        2004                3              $24.93             32%             38%                31%                   38%
------------------------------------------------------------------------------------------------------------------------------------
        2005                5              $28.52             10%             49%                12%                   49%
------------------------------------------------------------------------------------------------------------------------------------
        2006                6              $28.64              3%             52%                 3%                   52%
------------------------------------------------------------------------------------------------------------------------------------
        2007                6              $26.11             13%             65%                13%                   66%
------------------------------------------------------------------------------------------------------------------------------------
        2008                3              $25.66              3%             68%                 3%                   69%
------------------------------------------------------------------------------------------------------------------------------------
        2009                --               --                --             68%                 --                   69%
------------------------------------------------------------------------------------------------------------------------------------
        2010                3              $30.83              2%             71%                 3%                   72%
------------------------------------------------------------------------------------------------------------------------------------
        2011                --               --                --             71%                 --                   72%
------------------------------------------------------------------------------------------------------------------------------------
   2012 & Beyond            1              $24.79             29%            100%                28%                  100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Flushing Plaza Property is managed by Flushing Plaza Management Company, which is affiliated with the Flushing Plaza Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Flushing Plaza Loan and the Flushing Plaza Property is set forth on Appendix II hereto.

                                     III-8

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 5 -- LITTLE FALLS OFFICE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $24,400,000

CUT-OFF DATE BALANCE:              $24,364,267

FIRST PAYMENT DATE:                9/01/2002

INTEREST RATE:                     6.955%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     8/01/2012

EXPECTED MATURITY BALANCE:         $21,291,826

SPONSOR(S):                        R. Clayton Emory & Robert H. Hill

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   US Treasury defeasance permitted beginning 4
                                   years after loan origination. Loan is fully prepayable without premium beginning 2 months prior to of Delaware

LOAN PER SF:                       $127.31

UP-FRONT RESERVES:                 Insurance:        $9,377

                                   Def. Maintenance: $5,563



                                   Cap Ex:           $3,190

                                   TI/LC:            $12,500

ONGOING RESERVES(1):               RE Tax:           $21,042/month

                                   Insurance:        $3,126/month

                                   Cap Ex:           $3,190/month

                                   TI/LC:            $12,500/month

LOCKBOX(2):                        Springing to hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Suburban

LOCATION:                          Christiana Hundred, DE

YEAR BUILT/RENOVATED:              1988/NAP

OCCUPANCY(3):                      91.6%

SQUARE FOOTAGE:                    191,380

THE COLLATERAL:                    Two, 4-story, class A, multi-tenanted  office
                                   buildings

OWNERSHIP INTEREST:                Fee Simple

                                                              LEASE
MAJOR TENANTS                      % NRSF     RENT PSF      EXPIRATION
-------------                      ------     --------      ----------
WMB Holdings, Inc.                  34.6       $22.36       10/31/2010

Coventry Health Care
of Delaware                         12.1       $23.57        5/14/2005

Gunnip & Company                     8.4       $22.50        5/30/2009


PROPERTY MANAGEMENT:               Emory Hill Real Estate Services, Inc.

U/W NET OP. INCOME:                $2,894,639

U/W NET CASH FLOW:                 $2,708,737

APPRAISED VALUE:                   $32,600,000

CUT-OFF DATE LTV:                  74.7%

MATURITY DATE LTV:                 65.3%

DSCR:                              1.40x
--------------------------------------------------------------------------------

(1) Replacement and TI/LC Reserve escrows are subject to a cap of $115,000 and $450,000 respectively.

(2) Lockbox is springing to a hard lockbox based on an event of default, if the DSCR falls below 1.10x or in the case of insolvency of the borrower.

(3)  Occupancy is based on rent rolls dated August 1, 2002.

THE LITTLE FALLS OFFICE CENTER LOAN

     THE LOAN. The fifth largest loan (the "Little Falls Office Center Loan") is evidenced by a promissory note secured by a first priority mortgage and assignment of lease on the Little Falls office complex located in Christiana Hundred, Delaware (the "Little Falls Office Center Property"). The Little Falls Office Center Loan was originated on August 1, 2002 by Bear Stearns Commercial Mortgage, Inc. ("BSCMI").

     THE BORROWER. The borrower is Centerville Associates, LLC, a Delaware limited liability company that owns no material assets other than the Little Falls Office Center Property and related interests. The borrower is a special purpose entity, with an independent director. The principals of the borrower are affiliates of Emory Hill Management Company, Inc., a diversified development and property management company based in New Castle County, DE. Emory Hill was started in 1981 and focuses on developing and managing commercial, industrial and garden apartment properties. The company has developed over 9 million square feet of space in Delaware, Maryland, and New Jersey, and currently owns / manages a portfolio of 4 million square feet.

                                     III-9

Principals of Emory Hill Management Company, Inc., which include Clayton Emory and Robert Hill, have a reported combined net worth of more than $38.2 million including liquid assets of over $1.5 million.

     THE PROPERTY. The Little Falls Office Center Property consists of two four-story, class A office buildings of 93,904 and 91,855 square feet, situated on approximately 17 acres overlooking the Hercules Golf Course and Country Club in Christiana Hundred, Delaware. The buildings are located on Route 141 approximately four miles north of its interchange with Interstate 95 approximately five miles west of the Wilmington, Delaware CBD in an established business park. The Little Falls Office Center property was developed by the borrower in 1988 and currently is 91.6% occupied by a diverse roster of tenants including several finance, insurance, legal, and accounting firms. In addition to the tenants listed on the previous page, the tenants include DuPont (rated Aa2 by Moody's), Liberty Mutual (rated Baa1 by Moody's), EMI (rated BBB- by S&P), Tucker Anthony (rated AA by Fitch and Aa2 by Moody's), Salomon Smith Barney (rated AA+ by Fitch), and Royal Bank of Canada (rated AA by Fitch and Aa2 by Moody's). There is also an historic residence included as part of the collateral, which is currently being leased as office space by Grey Matter, a consulting firm. Approximately 30% of the space at the property is leased to investment grade tenants.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                     WEIGHTED AVERAGE     % OF TOTAL                       % OF TOTAL BASE      CUMULATIVE % OF
                       # OF LEASES     BASE RENT PER      SQUARE FEET     CUMULATIVE %      RENTAL REVENUE     TOTAL BASE RENTAL
        YEAR             ROLLING        SF ROLLING          ROLLING       OF SF ROLLING        ROLLING          REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------------
       Vacant               4               --                9%               9%                 --                   --
-----------------------------------------------------------------------------------------------------------------------------------
        MTM                --               --                --               9%                 --                   --
-----------------------------------------------------------------------------------------------------------------------------------
        2002                1             $22.00              1%               9%                 1%                   1%
-----------------------------------------------------------------------------------------------------------------------------------
        2003                6             $25.11              9%               18%               11%                  11%
-----------------------------------------------------------------------------------------------------------------------------------
        2004                3             $24.98              9%               28%               11%                  22%
-----------------------------------------------------------------------------------------------------------------------------------
        2005                3             $23.99              18%              45%               20%                  42%
-----------------------------------------------------------------------------------------------------------------------------------
        2006                2             $24.01              6%               51%                7%                  48%
-----------------------------------------------------------------------------------------------------------------------------------
        2007                1             $26.41              3%               54%                3%                  51%
-----------------------------------------------------------------------------------------------------------------------------------
        2008               --               --                --               54%                --                  51%
-----------------------------------------------------------------------------------------------------------------------------------
        2009                1             $22.50              9%               62%                9%                  60%
-----------------------------------------------------------------------------------------------------------------------------------
        2010                2             $22.78              38%             100%               40%                 100%
-----------------------------------------------------------------------------------------------------------------------------------
        2011               --               --                --              100%                --                 100%
-----------------------------------------------------------------------------------------------------------------------------------
   2012 & Beyond           --               --                --              100%                --                 100%
-----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Little Falls Office Center Property is managed by Emory Hill Real Estate Services, Inc., an affiliate of the borrower. The management agreement is subordinate and subject to the Little Falls Office Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Little Falls Office Center Loan and the Little Falls Office Center Property is set forth on Appendix II hereto.

                                     III-10

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 6 -- PRINCETON SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $20,000,000

CUT-OFF DATE BALANCE:              $19,967,372

FIRST PAYMENT DATE:                9/01/2002

INTEREST RATE:                     6.500%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     8/01/2012

EXPECTED MATURITY BALANCE:         $17,239,112

SPONSOR(S):                        Loeb Partners Realty

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   The loan may be defeased with U.S. Treasury
                                   securities, starting the earlier of 5 years after the date of origination or 2 years after the REMIC startup date. The loan is fully prepayable without premium beginning 3 months prior to loan maturity.

LOAN PER SF:                       $87.32

UP-FRONT RESERVES:                 RE Tax:         $125,261

ONGOING RESERVES(1):               RE Tax:         $41,754/month

                                   Insurance:      Springing

                                   Cap Ex:         $3,240/month

                                   TI/LC:          $3,333/month

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Princeton, NJ

YEAR BUILT/RENOVATED:              1957/1992

OCCUPANCY(2):                      99.2%

SQUARE FOOTAGE:                    228,679

THE COLLATERAL:                    8 building, 2-level anchored retail center

OWNERSHIP INTEREST:                Fee Simple

                                                            LEASE
MAJOR TENANTS                      % NRSF     RENT PSF    EXPIRATION
-------------                      ------     --------    ----------
Princeton Market (McCaffreys)       19.2        $9.09     12/01/2012

Eckerd/Thrift Drug                   8.6       $14.03      2/28/2007

Yardville Supply                     5.7        $8.30      11/30/2011
Company/ACE Hardware


PROPERTY MANAGEMENT:               George Comfort & Sons, Inc.

U/W NET OP. INCOME:                $2,981,292

U/W NET CASH FLOW:                 $2,741,179

APPRAISED VALUE:                   $33,500,000

CUT-OFF DATE LTV:                  59.6%

MATURITY DATE LTV:                 51.5%

DSCR:                              1.81x
--------------------------------------------------------------------------------

(1) The Borrower is required to deposit 1/12 of annual taxes each month. The amount noted is the current collection. An insurance reserve will be required in the event the existing insurance expires or becomes invalid, or if the claims paying ability of Greater New York Mutual Insurance Company is lowered below a listed threshold.

(2)  Occupancy is based on the rent roll dated June 6, 2002.

THE PRINCETON SHOPPING CENTER LOAN

     THE LOAN. The sixth largest loan (the "Princeton Shopping Center Loan") as evidenced by the Promissory Note (the "Princeton Shopping Center Note") is secured by a first priority Mortgage and Security Agreement (the "Princeton Shopping Center Mortgage") encumbering a portion of the 228,679 square foot regional shopping center known as Princeton Shopping Center, located in Princeton, New Jersey (the "Princeton Shopping Center Property"). The Princeton Shopping Center Loan was originated on July 30, 2002 by or on behalf of Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC").

     THE BORROWER. The borrower is Princeton Shopping Center Company, a New Jersey limited partnership (the "Princeton Shopping Center Borrower"), which owns no material asset other than the Princeton Shopping Center Property and related interests. The general partner of the Princeton Shopping Center Borrower is Princeton SC, LLC, which owns 66.66% of the Princeton Shopping Center Borrower. A 75% interest in Princeton SC, LLC, as well as a portion of the remaining interest in the Princeton Shopping Center Borrower, are held by entities that are affiliates of Loeb Partners Realty, which was originally the real estate division of the investment advisers Loeb Rhoades & Co. Loeb Partners Realty owns and manages over $3 billion of real estate, consisting primarily of central business district office space in major metropolitan areas. The other limited partners in the Princeton Shopping Center Borrower are Comfort Family Partnership and Wenonah Development Company.

                                     III-11

     THE PROPERTY. The Princeton Shopping Center Property, located on North Harrison Street in Princeton, New Jersey, was originally constructed in 1957, expanded and renovated in 1992, and expanded in 2002 when the grocery anchor tenant expanded its space by approximately 12,000 square feet. The Princeton Shopping Center Property consists of a 228,679 square foot, one- and two-level open-air community shopping center, including 29,005 square feet of second-floor office space. Additionally, there are 45,886 square feet of basement storage space. The Princeton Shopping Center Property is configured as six main buildings and two smaller-sized outbuildings, including an Amoco gas station. All buildings are one-story structures, except the McCaffreys Market building, which includes 2nd floor offices for general and medical use. Princeton Shopping Center is situated on approximately 33.2 acres and contains 1,300 parking spaces. Princeton is located approximately 15 miles northeast of Trenton and 45 miles northeast of Philadelphia.

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                      WEIGHTED AVERAGE     % OF TOTAL                       % OF TOTAL BASE     CUMULATIVE % OF
                      # OF LEASES     BASE RENT PER SF    SQUARE FEET    CUMULATIVE % OF     RENTAL REVENUE    TOTAL BASE RENTAL
       YEAR             ROLLING           ROLLING           ROLLING         SF ROLLING          ROLLING         REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------
      Vacant               1                 --                1%               1%                 --                  --
----------------------------------------------------------------------------------------------------------------------------------
       2002                --                --                --               1%                 --                  --
----------------------------------------------------------------------------------------------------------------------------------
       2003               11               $15.29             18%              18%                17%                 17%
----------------------------------------------------------------------------------------------------------------------------------
       2004               10               $22.98              6%              24%                 9%                 26%
----------------------------------------------------------------------------------------------------------------------------------
       2005                6               $22.05              4%              28%                 6%                 32%
----------------------------------------------------------------------------------------------------------------------------------
       2006                9               $20.21             10%              38%                13%                 45%
----------------------------------------------------------------------------------------------------------------------------------
       2007                3               $14.95             11%              49%                11%                 56%
----------------------------------------------------------------------------------------------------------------------------------
       2008                4               $22.89              4%              54%                 6%                 63%
----------------------------------------------------------------------------------------------------------------------------------
       2009                3               $21.21              6%              60%                 8%                 71%
----------------------------------------------------------------------------------------------------------------------------------
       2010                2               $13.66              7%              66%                 6%                 77%
----------------------------------------------------------------------------------------------------------------------------------
       2011                2               $ 8.57              9%              75%                 5%                 82%
----------------------------------------------------------------------------------------------------------------------------------
   2012 & Beyond           4               $11.31             25%             100%                18%                100%
----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Princeton Shopping Center Property is managed by George Comfort & Sons, Inc., which is affiliated with an investor in the Princeton Shopping Center Borrower. The lender has the right to replace the manager after an event of default under the Princeton Shopping Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Princeton Shopping Center Borrower will be entitled to the release of an undeveloped portion of the Princeton Shopping Center Property without any required prepayment of the Princeton Shopping Center Loan, provided no Event of Default is continuing and the Princeton Shopping Center Borrower has satisfied certain requirements, including a debt service coverage test, and has obtained a rating agency confirmation that the release of the parcel will not result in a qualification or downgrade of the certificates. The disclosed Appraised Value does not include value associated with this parcel.

     Certain additional information regarding the Princeton Shopping Center Loan and the Princeton Shopping Center Property is set forth on Appendix II hereto.

                                     III-12

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 -- SUNSET TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $17,000,000

CUT-OFF DATE BALANCE:              $16,986,765

FIRST PAYMENT DATE:                10/01/2002

INTEREST RATE:                     7.260%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     9/01/2012

EXPECTED MATURITY BALANCE:         $14,703,229

SPONSOR(S):                        Anthony V. Zehenni

INTEREST CALCULATION:              30/360

CALL PROTECTION:                   Lockout until 9/30/2007. Prepayment permitted
                                   in full Corporation only. Borrower must pay premium equal to the greater of a yield maintenance premium and 1% of the principal balance if prepayment occurs prior to the last 90 days of the term of the loan.

LOAN PER SF:                       $225.78

UP-FRONT RESERVES:                 RE Tax:          $122,707

                                   TI/LC(1):        $300,000

                                   Other (LOC)(2):  $200,000

ONGOING RESERVES(3):               RE Tax:          $11,200/month

                                   Insurance:       Springing

                                   Cap Ex:          Springing

LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          West Hollywood, CA

YEAR BUILT/RENOVATED:              1960, 1967/1998

OCCUPANCY(4):                      87.5%

SQUARE FOOTAGE:                    75,235

THE COLLATERAL:                    One 6-story and one 7-story office building

OWNERSHIP INTEREST:                Fee Simple

                                                            LEASE
MAJOR TENANTS                      % NRSF    RENT PSF     EXPIRATION
-------------                      ------    --------     ----------
Acacia Research Corporation         25.2      $35.05      8/07/2005 (5)

Broadcast Music Inc.                16.2      $36.00      7/31/2008

Young & Rubicam                     14.6      $29.79      8/31/2004


PROPERTY MANAGEMENT:               Self-managed

U/W NET OP. INCOME:                $2,512,333

U/W NET CASH FLOW:                 $2,320,484

APPRAISED VALUE:                   $27,250,000

CUT-OFF DATE LTV:                  62.3%

MATURITY DATE LTV:                 54.0%

DSCR:                              1.67x
--------------------------------------------------------------------------------

(1) The Sunset Towers Borrower posted and delivered a $300,000 letter of credit as additional collateral for the Sunset Towers Loan. See below for additional information.

(2) A $200,000 security deposit letter of credit is being held by the Sunset Towers Borrower and has been pledged by the Sunset Towers Borrower to the lender, subject to the lease, as additional collateral for the Sunset Towers Loan. See below for additional information.

(3) The requirement to reserve for insurance premiums and capital expenditures has been suspended as long as the sponsor owns 51% of the ownership interests in the Sunset Towers Borrower and continues to control and manage the day-to-day operations of the security.

(4)  Occupancy is based on the rent roll dated July 1, 2002.

(5) Acacia Research Corporation guaranteed the obligations of soundbreak.com under a lease at the Sunset Towers Property, and soundbreak.com ceased doing business. See below for additional information.

THE SUNSET TOWERS LOAN

     THE LOAN. The seventh largest loan (the "Sunset Towers Loan") is evidenced by the Deed of Trust Note (the "Sunset Towers Note) and is secured by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Sunset Towers Mortgage"), encumbering a 75,235 square foot office building located in West Hollywood, California (the "Sunset Towers Property"). The Sunset Towers Loan was originated by John Hancock Real Estate Finance, Inc. on August 5, 2002.

     THE BORROWER. The borrower is the Sunset Towers Partnership, a California limited partnership (the "Sunset Towers Borrower"). The Sunset Towers Borrower is a special purpose entity. The entire ownership interest in the Sunset Towers Borrower is held by Anthony V. Zehenni, who has been involved in financing, developing and managing commercial real estate for almost 50 years.

                                     III-13

     THE PROPERTY. The Sunset Towers Property consists of one 6-story and one 7-story urban office building located in West Hollywood, California, containing 260 parking spaces. The Sunset Towers Property is 87.5% occupied by 15 tenants.

     The portion of the Sunset Towers Property known as Suites 100, 290, 600 and 700 West, accounting for 20.8% of the gross rental income, is leased to soundbreak.com as tenant ("soundbreak.com Lease") and guaranteed by Acacia Research Corporation ("Acacia Research Corporation"), the parent company of soundbreak.com. Soundbreak.com discontinued doing business, and Acacia Research Corporation is liable for the rent and currently pays all rent under the soundbreak.com Lease. Acacia Research Corporation has subleased two of the four spaces at below market rental rates to defray the rental costs, and is seeking a subtenant for each of the two other spaces.

     The Sunset Towers Borrower has assigned to Lender a letter of credit in the amount of $200,000 posted by Acacia Research Corporation as a security deposit under the soundbreak.com Lease ("Tenant Letter of Credit"). The Sunset Towers Borrower has agreed to hold the Tenant Letter of Credit and any proceeds from it as a security deposit under the soundbreak.com Lease and has agreed not to take any action with regard to the Tenant Letter of Credit without the express prior written consent of the Lender, subject to the terms of the soundbreak.com Lease.

     The Sunset Towers Borrower has delivered in favor of the Lender a standby letter of credit ("Letter of Credit") in the amount of $300,000 to be used for approved tenant improvement and leasing commission costs pursuant to a Tenant Improvement and Leasing Commissions Agreement. The Tenant Improvement and Leasing Commissions Agreement provides that, if the debt service coverage ratio for the Sunset Towers Property falls below 1.35:1, (a) the Sunset Towers Borrower will cause the Letter of Credit to be replenished to the sum of $300,000 and (b) no releases of any portion of the Letter of Credit will be permitted unless and until the threshold is met again. Upon the occurrence of an event of default under the Sunset Towers Loan, the Lender may draw the Letter of Credit and apply the proceeds toward amounts due under the Sunset Towers Loan in accordance with the Tenant Improvement and Leasing Commissions Agreement.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                          WEIGHTED
                                        AVERAGE BASE     % OF TOTAL                          % OF TOTAL BASE     CUMULATIVE % OF
                         # OF LEASES     RENT PER SF    SQUARE FEET     CUMULATIVE % OF      RENTAL REVENUE     TOTAL BASE RENTAL
        YEAR               ROLLING         ROLLING        ROLLING          SF ROLLING            ROLLING         REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------------
       Vacant                 3              --             13%               13%                  --                   --
-----------------------------------------------------------------------------------------------------------------------------------
         MTM                 --              --              --               13%                  --                   --
-----------------------------------------------------------------------------------------------------------------------------------
        2002                 --              --              --               13%                  --                   --
-----------------------------------------------------------------------------------------------------------------------------------
        2003                  1            $39.02            2%               14%                   2%                  2%
-----------------------------------------------------------------------------------------------------------------------------------
        2004                  3            $29.91           16%               30%                  13%                 14%
-----------------------------------------------------------------------------------------------------------------------------------
        2005                  6            $66.12           26%               56%                  45%                 59%
-----------------------------------------------------------------------------------------------------------------------------------
        2006                  1            $36.97            1%               57%                   1%                 60%
-----------------------------------------------------------------------------------------------------------------------------------
        2007                  6            $35.56           22%               79%                  20%                 80%
-----------------------------------------------------------------------------------------------------------------------------------
        2008                  1            $36.00           16%               95%                  15%                 95%
-----------------------------------------------------------------------------------------------------------------------------------
        2009                 --              --              --               95%                  --                  95%
-----------------------------------------------------------------------------------------------------------------------------------
        2010                 --              --              --               95%                  --                  95%
-----------------------------------------------------------------------------------------------------------------------------------
        2011                  2            $36.00            5%              100%                   5%                100%
-----------------------------------------------------------------------------------------------------------------------------------
    2012 & Beyond            --              --              --              100%                  --                 100%
-----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Sunset Towers Property is self-managed. In the event that the Sunset Towers Borrower desires to have a third party operate the Sunset Towers Property, it will enter into a management agreement with the manager, with the approval of the Lender, and assign and subordinate the management agreement to the Lender.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Sunset Towers Loan and the Sunset Towers Property is set forth on Appendix II hereto.


                                     III-14

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 8 -- SKYWAY TERRACE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $17,000,000

CUT-OFF DATE BALANCE:              $16,942,510

FIRST PAYMENT DATE:                7/01/2002

INTEREST RATE:                     6.370%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     6/01/2012

EXPECTED MATURITY BALANCE:         $14,600,622

SPONSOR(S):                        Jim Rubnitz, Ellen Rosenbaum, and Marsha
                                   Rosenbaum

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the later of 3 years after the
                                   mortgage was recorded (Effective Date) or 2 years after the REMIC startup date, with U.S.
                                   Treasury defeasance thereafter. The loan is fully prepayable without premium beginning 3 months prior to loan maturity.

LOAN PER UNIT:                     $48,685

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  None

LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 Low-Rise

LOCATION:                          San Jose, CA

YEAR BUILT/RENOVATED:              1991/NAP

OCCUPANCY(1):                      96.6%

TOTAL UNITS:                       348

THE COLLATERAL:                    43-building two-story multifamily complex

OWNERSHIP INTEREST:                Fee Simple

PROPERTY MANAGEMENT:               ABL Management

U/W NET OP. INCOME:                $3,572,712

U/W NET CASH FLOW:                 $3,441,158

APPRAISED VALUE:                   $43,700,000

CUT-OFF DATE LTV:                  38.8%

MATURITY DATE LTV:                 33.4%

DSCR:                              2.71x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated April 3, 2002.

THE SKYWAY TERRACE APARTMENTS LOAN

     THE LOAN. The eighth largest loan (the "Skyway Terrace Apartments Loan") is evidenced by a promissory note in the original principal amount of $17,000,000 and is secured by a first priority Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) encumbering a 348-unit apartment complex located in San Jose, California (collectively, the "Skyway Terrace Apartments Property"). The Skyway Terrace Apartments Loan was originated on May 15, 2002 by or on behalf of Wells Fargo Bank, National Association.

     THE BORROWER. The borrower is Snell-Branham Residential Properties, LLC, a newly formed California limited liability company that owns no material assets other than the Skyway Terrace Apartments Property and related interests. The sole managing member of the borrower is Mr. Jim Rubnitz. The sponsors of the project are Jim Rubnitz, Ellen Rosenbaum, and Marsha Rosenbaum, who have significant combined net worth.

     THE PROPERTY. Constructed in 1991, the Skyway Terrace Apartments Property is located in San Jose, California, and is 96.6% occupied. The Skyway Terrace Apartments Property has historically maintained high occupancy levels, never having reached a monthly vacancy rate above 8% or 5% vacancy on an annual basis. The Skyway Terrace Apartments Property consists of 43 buildings containing 348 garden-style apartment units and is situated on approximately 17.8 acres and contains 1.92 parking spaces per unit. Community amenities include swimming pools, whirlpool spas, laundry room, and a community center. Each unit is equipped with a balcony or patio.

                                     III-15

  -------------------------------------------------------------------------
                              PROPERTY SCHEDULE
  -------------------------------------------------------------------------
                                          SQUARE FEET PER   AVERAGE RENT
         UNIT TYPE       NUMBER OF UNITS        UNIT         (PER MONTH)
  -------------------------------------------------------------------------
           Studio               42              458             $925
  -------------------------------------------------------------------------
        One Bedroom            141              708            $1,288
  -------------------------------------------------------------------------
        Two Bedroom            165              994            $1,470
  -------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Skyway Terrace Apartments Property is managed by ABL Management, which is not affiliated with the borrower. ABL Management is an experienced third party apartment manager, managing over 2,000 units in Silicon Valley. ABL Management has managed The Skyway Terrace Apartments Property since 1991. The management agreement is subordinate and subject to the Skyway Terrace Apartments Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Skyway Terrace Apartments Loan and the Skyway Terrace Apartments Property is set forth on Appendix II hereto.

                                     III-16

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 -- COX COMMUNICATIONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $14,150,000

CUT-OFF DATE BALANCE:              $14,150,000

FIRST PAYMENT DATE:                8/01/2002

INTEREST RATE:                     6.580%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     7/01/2007

EXPECTED MATURITY BALANCE:         $14,150,000

SPONSOR(S):                        Howard E. Hallengren and Jack D. Miller

INTEREST CALCULATION:              30/360

CALL PROTECTION:                   Lockout until 7/31/2005. Prepayment permitted
                                   in full only. Borrower must pay premium equal to the greater of a yield maintenance premium and 1% of the principal balance if prepayment occurs prior to the last 90 days of the term of the loan.

LOAN PER SF:                       $150.26

UP-FRONT RESERVES:                 None

ONGOING RESERVES(1):               RE Tax:         Springing

                                   Insurance:      Springing

                                   Cap Ex:         Springing

                                   TI/LC:          Springing

LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Suburban

LOCATION:                          Herndon, VA

YEAR BUILT/RENOVATED:              2002/NAP

OCCUPANCY(2):                      100.0%

SQUARE FOOTAGE:                    94,170

THE COLLATERAL:                    Two-story office building

OWNERSHIP INTEREST:                Fee Simple

                                                               LEASE
MAJOR TENANTS                      % NRSF      RENT PSF      EXPIRATION
-------------                      ------      --------      ----------
CoxCom, Inc.                        100.0       $18.25        5/31/2017

PROPERTY MANAGEMENT:               Self-managed

U/W NET OP. INCOME:                $1,633,704

U/W NET CASH FLOW:                 $1,619,578

APPRAISED VALUE:                   $20,300,000

CUT-OFF DATE LTV:                  69.7%

MATURITY DATE LTV:                 69.7%

DSCR:                              1.74x
--------------------------------------------------------------------------------

(1) Real estate tax, insurance premiums, capital expenditure, and tenant improvement and leasing commission reserves are suspended as long as certain conditions are met, including a.) Cox Communications, Inc. is and remains guarantor of the CoxCom lease at the mortgaged property, and b.) Cox Communications, Inc. has a senior unsecured debt rating of Baa from Moody's and BBB from Standard & Poors.

(2)  Occupancy is based on the rent roll dated May 10, 2002.

THE COX COMMUNICATIONS LOAN

     THE LOAN. The ninth largest loan (the "Cox Communications Loan") is evidenced by two cross-defaulted notes in the amounts of $4,504,387.98 ("Note A") and $9,645,612.02, respectively (collectively, the "Cox Communications Notes") and is secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Cox Communications Mortgage") encumbering the 94,170 square foot office building located in Herndon, Virginia (the "Cox Communications Property"). The Cox Communications Loan was originated by John Hancock Real Estate Finance, Inc. on June 28, 2002.

     Collection of Note A is guaranteed by Lincoln Herndon Investment, LLC, a Delaware limited liability company and one of the limited partners of the Cox Communications Borrower (as defined below), if a foreclosure does not yield sufficient funds to repay the amount of Note A. The first amounts recovered on the Cox Communications Loan or credited at a foreclosure sale will be applied against Note A to reduce the liability under the guaranty. The guaranty was not considered a credit enhancement in underwriting and making the Cox Communications Loan.

     THE BORROWER. The borrower is 3080 Centreville Partners LP, a Virginia limited partnership (the "Cox Communications Borrower"). The Cox Communications Borrower is a special purpose entity. The general partner of the Cox Communications Borrower is a limited liability company of which Howard E. Hallengren is a managing member. Mr. Hallengren is president of

                                     III-17

Falcon Real Estate Company, Ltd., a specialized investment advisory and management services organization for investors in United States real estate.

     THE PROPERTY. The Cox Communications Property is a 94,170 square foot, 2-story office building located in Herndon, Virginia containing parking for 533 vehicles. The Cox Communications Property is 100% occupied by a single tenant, CoxCom, Inc., a wholly-owned subsidiary of Cox Communications, Inc., pursuant to a net lease agreement dated May 10, 2002 (the "CoxCom Lease"). The initial term of the CoxCom Lease is 15 years, with the option to renew for two additional five-year terms.

     Cox Communications, Inc. has guaranteed the payment and performance of CoxCom, Inc.'s obligations under the CoxCom Lease. As of August 28, 2002, Cox Communications, Inc. had a senior unsecured debt rating of Baa2 from Moody's Investors Service, Inc. and BBB from Standard & Poor's Rating Services.

     CoxCom, Inc. has (a) an option to purchase the Cox Communications Property during the 2 years preceding the 15th anniversary of the commencement date of the CoxCom Lease (the "Option") and (b) a right of first refusal to purchase the Cox Communications Property ("Right of First Refusal"). JHREF executed a Subordination, Non-Disturbance and Attornment Agreement with CoxCom, Inc. ("SNDA") in which CoxCom, Inc. subordinated the Option and the Right of First Refusal to the Cox Communications Mortgage. In exchange, JHREF recognized the Option and Right of First Refusal but conditioned the exercise of each upon certain conditions which included without limitation no default of CoxCom, Inc. then continuing under the CoxCom Lease at the time of the exercise of the Option or Right of First Refusal (as applicable) and at all times through conveyance of title to CoxCom, Inc. and, in the case of the Option, no exercise of the Option by CoxCom, Inc. except during the 2 years preceding the 15th anniversary of the commencement date of the CoxCom Lease. The lender has no obligation to provide a release or satisfaction of the Cox Communications Mortgage unless the payments made to the lender under the Option or the Right of First Refusal (as applicable) are sufficient to repay all amounts then due and payable under the Cox Communications Loan.

     Each of the following is a breach of the due on sale provisions of the Cox Communications Mortgage: (a) an exercise of the Option other than during the 2 years preceding the 15th anniversary of the commencement date of the CoxCom Lease; and (b) an exercise of the Right of First Refusal or the sale of the Cox Communications Property in a manner that triggers the Right of First Refusal, in each case during a period in which prepayment of the Cox Communications Loan is not permitted under the Cox Communications Notes and Cox Communications Mortgage.

     PROPERTY MANAGEMENT. The Cox Communications Property is self-managed.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Cox Communications Loan and the Cox Communications Property is set forth on Appendix II hereto.


                                     III-18

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 -- TRIQUEST BUSINESS CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $14,000,000

CUT-OFF DATE BALANCE:              $13,979,273

FIRST PAYMENT DATE:                9/01/2002

INTEREST RATE:                     6.910%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     8/01/2012

EXPECTED MATURITY BALANCE:         $12,202,102

SPONSOR(S):                        Paul F. Queyrel

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the later of 3 years after the
                                   mortgage was recorded (Effective Date) or 2 years after the REMIC startup date, with U.S.
                                   Treasury defeasance thereafter. The loan is fully prepayable without premium beginning 3 months prior to loan maturity.

LOAN PER SF:                       $68.17

UP-FRONT RESERVES:                 RE Tax:       $98,315

                                   Insurance:    $7,842

ONGOING RESERVES:                  RE Tax:       $19,663/month

                                   Insurance:    $2,614/month

LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Industrial

PROPERTY SUB-TYPE:                 Flex

LOCATION:                          Irvine, CA

YEAR BUILT/RENOVATED:              1989-1990/NAP

OCCUPANCY(1):                      92.7%

SQUARE FOOTAGE:                    205,060

THE COLLATERAL:                    12-building single and two-story
                                   industrial/flex center

OWNERSHIP INTEREST:                Fee Simple

                                                            LEASE
MAJOR TENANTS                      % NRSF    RENT PSF     EXPIRATION
-------------                      ------    --------     ----------
Mosaic Retail Solutions              8.1      $15.20       1/14/2007

England & Associates                 5.9      $15.60       6/30/2003

I-Source                             3.9      $12.00      11/30/2004

PROPERTY MANAGEMENT:               TriQuest Development Company

U/W NET OP. INCOME:                $2,638,584

U/W NET CASH FLOW:                 $2,423,325

APPRAISED VALUE:                   $28,750,000

CUT-OFF DATE LTV:                  48.6%

MATURITY DATE LTV:                 42.4%

DSCR:                              2.19x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated June 20, 2002.

THE TRIQUEST BUSINESS CENTER LOAN

     THE LOAN. The tenth largest loan (the "TriQuest Business Center Loan") is evidenced by a promissory note in the original principal amount of $14,000,000 and is secured by a first priority Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) encumbering 12 single and two-story buildings located in Irvine, California (collectively, the "TriQuest Business Center Property"). The TriQuest Business Center Loan was originated on June 5, 2002 by Wells Fargo Bank, National Association.

     THE BORROWER. The borrower is Parkway Financial, a Nevada Corporation (the "TriQuest Business Center Borrower") that owns no material assets other than the TriQuest Business Center Property and related interests. The sole shareholder and sponsor of the TriQuest Business Center Borrower is Mr. Paul F. Queyrel, who has substantial net worth. The TriQuest Business Center Borrower has approximately 38% cash equity ahead of the loan.

     THE PROPERTY. The TriQuest Business Center Property, located in Irvine, California, is 92.7% occupied and was constructed in 1989-1990. The TriQuest Business Center Property consists of 12 single and two-story flex industrial buildings totaling 205,060 square feet with 73% office build-out and 65 grade level roll-up truck doors. The TriQuest Business Center Property is situated on approximately 13.7 acres, and contains 700 parking spaces (3.42/1,000 square feet).

                                     III-19

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                           WEIGHTED
                                         AVERAGE BASE     % OF TOTAL                        % OF TOTAL BASE     CUMULATIVE % OF
                        # OF LEASES      RENT PER SF      SQUARE FEET    CUMULATIVE % OF     RENTAL REVENUE    TOTAL BASE RENTAL
        YEAR              ROLLING          ROLLING          ROLLING         SF ROLLING          ROLLING        REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------
       Vacant                 4               --               7%               7%                 --                 --
----------------------------------------------------------------------------------------------------------------------------------
         MTM                  2             $12.61             2%               9%                 1%                  1%
----------------------------------------------------------------------------------------------------------------------------------
        2002                 17             $14.99            22%              31%                24%                 26%
----------------------------------------------------------------------------------------------------------------------------------
        2003                 29             $14.91            34%              65%                37%                 63%
----------------------------------------------------------------------------------------------------------------------------------
        2004                 13             $14.06            17%              82%                18%                 81%
----------------------------------------------------------------------------------------------------------------------------------
        2005                  8             $14.17            10%              92%                10%                 91%
----------------------------------------------------------------------------------------------------------------------------------
        2006                 --               --              --               92%                 --                 91%
----------------------------------------------------------------------------------------------------------------------------------
        2007                  1             $15.20            8%              100%                 9%                100%
----------------------------------------------------------------------------------------------------------------------------------
        2008                 --               --              --              100%                 --                100%
----------------------------------------------------------------------------------------------------------------------------------
        2009                 --               --              --              100%                 --                100%
----------------------------------------------------------------------------------------------------------------------------------
        2010                 --               --              --              100%                 --                100%
----------------------------------------------------------------------------------------------------------------------------------
        2011                 --               --              --              100%                 --                100%
----------------------------------------------------------------------------------------------------------------------------------
    2012 & Beyond            --               --              --              100%                 --                100%
----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The TriQuest Business Center Property is managed by TriQuest Development Company, which is an affiliate of the TriQuest Business Center Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the TriQuest Business Center Loan and the TriQuest Business Center Property is set forth on Appendix II hereto.




                                     III-20

---------------------------- ---------------------- ---------------------------

      [BEAR STEARNS LOGO]       September 18, 2002     [MORGAN STANLEY LOGO]

---------------------------- ---------------------- ---------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET
                              ---------------------

                                  $778,022,000

                                  (APPROXIMATE)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR

                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                            AS MORTGAGE LOAN SELLERS

                              --------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8

                              --------------------


BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

CO-MANAGER                                                            CO-MANAGER


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8


TRANSACTION FEATURES
--------------------
o    Sellers:

---------------------------------------------------------------------------------------------------
                                                 NO. OF    NO. OF      CUT-OFF DATE      % OF
SELLERS                                          LOANS   PROPERTIES    BALANCE ($)       POOL
---------------------------------------------------------------------------------------------------
 Principal Commercial Funding, LLC                25          25       240,402,554      28.5
 Wells Fargo Bank, National Association           43          43       222,497,284      26.4
 Morgan Stanley Dean Witter Mortgage Capital Inc. 23          30       184,336,415      21.9
 Bear Stearns Commercial Mortgage, Inc.           18          21       112,239,846      13.3
 John Hancock Real Estate Finance, Inc.           11          11        82,767,300       9.8
---------------------------------------------------------------------------------------------------
 TOTAL:                                          120         130       842,243,398     100.0
---------------------------------------------------------------------------------------------------

o    Loan Pool:
     o   Average Cut-off Date Balance: $7,018,695
     o   Largest Mortgage Loan by Cut-off Date Balance: $64,776,182
     o Five largest and ten largest loans: 27.7% and 37.4% of pool, respectively

o    Credit Statistics:
     o   Weighted average debt service coverage ratio of 1.68x
     o Weighted average current loan-to-value ratio of 60.8%; weighted average balloon loan-to-value ratio of 49.4%

o    Property Types:

[GRAPHIC OMITTED]


  Retail(2)        Office        Industrial        Multifamily        Other(1)
-------------------------------------------------------------------------------
    30.6%           37.8%            13.8%             11.6%             6.2%


Notes: (1) "Other" collateral consists of Self Storage, Manufactured Housing Community, Other-Land and Other-Theatre.
        (2) "Retail" collateral consists of 22.6% Anchored, 5.2% Unanchored, 2.3% Free Standing and 0.5% Shadow Anchored.

o    Call Protection: (as applicable)
     o 87.5% of the pool (105 loans) has a lockout period ranging from 25 to 53 payments from origination, then defeasance provisions.
     o 1.8% of the pool (3 loans) permits voluntary prepayment following a lockout period ranging from 28 to 35 payments from origination with the greater of yield maintenance and a prepayment premium of 1.0% and also permits defeasance two years following securitization.
     o 9.8% of the pool (11 loans) has a lockout period ranging from 36 to 60 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.
     o 0.8% of the pool (1 loan) has a lockout period of 47 payments from origination, then the greater of yield maintenance and a prepayment premium of 3.0%.

o Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying Agent in addition to detailed payment and delinquency information. Information provided by the Paying Agent is expected to be available at www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website.

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

o Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8


OFFERED CERTIFICATES
--------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      CERTIFICATE
             INITIAL                                                                 EXPECTED FINAL       INITIAL      PRINCIPAL
           CERTIFICATE   SUBORDINATION     RATINGS        AVERAGE      PRINCIPAL      DISTRIBUTION     PASS-THROUGH     TO VALUE
  CLASS    BALANCE(1)        LEVELS      (FITCH/S&P)     LIFE(2)(3)   WINDOW(2)(4)       DATE(2)          RATE(5)       RATIO(6)
-----------------------------------------------------------------------------------------------------------------------------------
A-1       $185,535,000       14.000%      AAA / AAA         5.70        1 - 110         12/15/11           Fixed          52.3%
-----------------------------------------------------------------------------------------------------------------------------------
A-2       $538,794,000       14.000%      AAA / AAA         9.75       110 - 119         9/15/12           Fixed          52.3%
-----------------------------------------------------------------------------------------------------------------------------------
B          $25,267,000       11.000%       AA / AA          9.96       119 - 125         3/15/13           Fixed          54.1%
-----------------------------------------------------------------------------------------------------------------------------------
C          $28,426,000        7.625%        A / A          11.61       125 - 156        10/15/15           Fixed          56.2%
-----------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES(7)
--------------------

----------------------------------------------------------------------------------------------------------------------------------
              INITIAL
            CERTIFICATE                                                                                               CERTIFICATE
            BALANCE OR                                                                 EXPECTED FINAL     INITIAL      PRINCIPAL
             NOTIONAL        SUBORDINATION     RATINGS        AVERAGE      PRINCIPAL    DISTRIBUTION    PASS-THROUGH    TO VALUE
  CLASS      AMOUNT(1)          LEVELS       (FITCH/S&P)     LIFE(2)(3)  WINDOW(2)(4)      DATE(2)        RATE(5)       RATIO(6)
-----------------------------------------------------------------------------------------------------------------------------------
X-1       $842,243,398 (8)          ---       AAA / AAA          ---          ---            ---       Variable Rate      ---
-----------------------------------------------------------------------------------------------------------------------------------
X-2       $775,603,000 (8)          ---       AAA / AAA          ---          ---            ---       Variable Rate      ---
-----------------------------------------------------------------------------------------------------------------------------------
D            $9,475,000          6.500%        A- / A-         13.02       156 - 156      10/15/15          TBD          56.9%
-----------------------------------------------------------------------------------------------------------------------------------
E           $11,581,000          5.125%      BBB+ / BBB+       13.02       156 - 156      10/15/15          TBD          57.7%
-----------------------------------------------------------------------------------------------------------------------------------
F            $6,317,000          4.375%       BBB / BBB        13.02       156 - 156      10/15/15          TBD          58.1%
-----------------------------------------------------------------------------------------------------------------------------------
G            $4,211,000          3.875%      BBB- / BBB-       13.02       156 - 156       10/15/15         TBD          58.5%
-----------------------------------------------------------------------------------------------------------------------------------
H - O       $32,637,398             ---           ---            ---          ---             ---           TBD           ---
-----------------------------------------------------------------------------------------------------------------------------------

Notes:   (1)  As of October 1, 2002.  In the case of each such Class, subject to a permitted variance of plus or minus 5%.
         (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
         (3)  Average life is expressed in terms of years.
         (4)  Principal window is the period (expressed in terms of months and commencing with the month of November 2002) during which distributions of principal are expected to be made to the holders of each designated Class.
         (5)  The Class A-1, A-2, B, and C Certificates will accrue interest at a fixed rate. The Class D, E, F and G Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or
              (iii) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. The Class X-1 and X-2
              Certificates will be collectively known as the "Class X
              Certificates."
         (6)  Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and the Certificate Balances of all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio, calculated as described herein. The Class A-1 and A-2 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1 and A-2 Certificate Balances.
         (7)  Certificates to be offered privately pursuant to Rule 144A.
         (8)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8

I.  ISSUE CHARACTERISTICS
    ---------------------
Issue Type:                           Public:  Classes A-1, A-2, B and C (the "Offered Certificates")

                                      Private (Rule 144A):  Classes X-1, X-2, D, E, F, G, H, J, K, L, M, N, and O

Securities Offered:                   $778,022,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC Pass-Through
                                      Certificates, including four fixed-rate principal and interest classes (Classes A-1, A-2, B, and C)

Sellers:                              Principal Commercial Funding, LLC, Wells Fargo Bank, National Association, Morgan Stanley
                                      Dean Witter Mortgage Capital Inc., Bear Stearns Commercial Mortgage, Inc., and John Hancock
                                      Real Estate Finance, Inc.

Co-lead Bookrunning Managers:         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated

Co-Managers:                          Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC

Master Servicer:                      Wells Fargo Bank, National Association

Primary Servicers:                    Principal Capital Management, LLC and John Hancock Real Estate  Finance, Inc. (with respect to the individual loans sold by them); Wells Fargo Bank, National Association (with respect to the individual loans sold by it and by Bear, Stearns Funding, Inc. and Morgan Stanley
                                      Dean Witter Mortgage Capital Inc.).

Special Servicer:                     Wells Fargo Bank, National Association

Trustee:                              LaSalle Bank National Association

Paying Agent and Registrar:           Wells Fargo Bank Minnesota, National Association

Cut-Off Date:                         October 1, 2002

Expected Closing Date:                On or about October 8, 2002

Distribution Dates:                   The 15th of each  month, commencing in November 2002 (or if the 15th is not a business day, the next succeeding business day)

Minimum Denominations:                $25,000 for the Class A-1 and A-2  Certificates and $100,000 for all other Offered
                                      Certificates and in multiples of $1 thereafter

Settlement Terms:                     DTC, Euroclear and Clearstream, same day funds, with accrued interest

Legal/Regulatory Status:              Classes A-1, A-2, B, and C are expected to be eligible for exemptive  relief under
                                      ERISA.  No Class of Certificates is SMMEA eligible.

Risk Factors:                         THE CERTIFICATES  INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS.
                                      SEE THE  "RISK  FACTORS"  SECTION  OF THE  PROSPECTUS  SUPPLEMENT  AND  THE  "RISK
                                      FACTORS" SECTION OF THE PROSPECTUS


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1, A-2, B, and C Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class D, E, F, and G Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.


IO STRUCTURE:

[OBJECT OMITTED]


                                    Months       0       24       36       48       60       72       84       96       Maturity
Class A-1      AAA/AAA       [TBD]                                                                                      $185.5MM
Class A-2      AAA/AAA       [TBD]                                                                                      $538.8MM
Class B        AA/AA         [TBD]                                                                                      $ 25.3MM
Class C        A/A           [TBD]                                                                                      $ 28.4MM
Class D        A-/A-         [TBD]                                                                                      $  9.5MM
Class E        BBB+/BBB+     [TBD]                                 [Bar Graph Omitted]                                  $ 11.6MM
Class F        BBB/BBB       [TBD]                                                                                      $  6.3MM
Class G        BBB-/BBB-     [TBD]                                                                                      $  4.2MM
Class H        BB+/BB+       [TBD]                                                                                      $  8.4MM
Class J        BB/BB         [TBD]                                                                                      $  3.2MM
Class K        BB-/BB-       [TBD]                                                                                      $  4.2MM
Classes L-O    B+/B+ to NR   [TBD]                                                                                      $ 16.8MM

                          NR = Not Rated





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8

Class X-1 and X-2 Notional
  Balances:                           The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the
                                      Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

                                            o    during the period from the Closing Date through and including the Distribution
                                                 Date occurring in October 2004, the sum of (a) the lesser of $135,740,000 and the
                                                 Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class B,
                                                 Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
                                                 Certificates outstanding from time to time;

                                            o    during the period following the Distribution Date occurring in October 2004 through and including the Distribution Date occurring in October 2005, the sum of
                                                 (a) the lesser of $94,908,000 and the Certificate Balance of the Class A-1
                                                 Certificates outstanding from time to time and (b) the aggregate of the
                                                 Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E,
                                                 Class F and Class G Certificates outstanding from time to time and (c) the lesser of $44,000 and the Certificate Balance of the Class H Certificates outstanding from time to time;

                                            o    during the period following the Distribution Date occurring in October 2005 through and including the Distribution Date occurring in October 2006, the sum of
                                                 (a) the lesser of $56,219,000 and the Certificate Balance of the Class A-1
                                                 Certificates outstanding from time to time, (b) the aggregate of the Certificate
                                                 Balances of the Class A-2, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $6,931,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

                                            o    during the period following the Distribution Date occurring in October 2006 through and including the Distribution Date occurring in October 2007, the sum of
                                                 (a) the lesser of $2,111,000 and the Certificate Balance of the Class A-1
                                                 Certificates outstanding from time to time, (b) the aggregate of the Certificate
                                                 Balances of the Class A-2, Class B and Class C Certificates outstanding from time to time and (c) the lesser of $2,378,000 and the Certificate Balance of the Class
                                                 D Certificates outstanding from time to time;

                                            o    during the period following the Distribution Date occurring in October 2007 through and including the Distribution Date occurring in October 2008, the sum of
                                                 (a) the lesser of $506,913,000 and the Certificate Balance of the Class A-2
                                                 Certificates outstanding from time to time, (b) the Certificate Balance of the
                                                 Class B Certificates outstanding from time to time and (c) the lesser of
                                                 $18,142,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

                                            o    during the period following the Distribution Date occurring in October 2008 through and including the Distribution Date occurring in October 2009, the sum of
                                                 (a) the lesser of $474,553,000 and the Certificate Balance of the Class A-2
                                                 Certificates outstanding from time to time, (b) the Certificate Balance of the
                                                 Class B Certificates outstanding from time to time and (c) the lesser of
                                                 $6,461,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-6


                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



                                            o    during the period following the Distribution Date occurring in October 2009 through and including the Distribution Date occurring in October 2010, the sum of
                                                 (a) the lesser of $433,338,000 and the Certificate Balance of the Class A-2
                                                 Certificates outstanding from time to time and (b) the lesser of $20,984,000 and the Certificate Balance of the Class B Certificates outstanding from time to time; and

                                            o    following the Distribution Date occurring in October 2010, $0.








































This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-7


                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8


Class X-1 Pass-Through Rate:          The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution
                                      Date will equal approximately [__]% per annum. The Pass-Through Rate applicable to the Class
                                      X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
                                      Amount of the Class X-1 Certificates outstanding immediately prior to the related
                                      Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of
                                      Principal Balance Certificates will constitute a separate component of the total Notional
                                      Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the
                                      Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" in the prospectus supplement as being part of the total
                                      Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before October 2010, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                            o    if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the
                                                 Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the
                                                 Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A of the prospectus supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

                                            o    if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such
                                                 Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A of the prospectus supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of
                                                 Principal Balance Certificates;




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-8


                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8




                                            o    if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional
                                                 Amount of the Class X-2 Certificates immediately prior to the related
                                                 Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such
                                                 Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

                                            o    if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
                                                 such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

                                      For any Distribution Date occurring after October 2010, the Certificate Balance of each class of Principal Balance Certificates will constitute one or more separate components of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip
                                      Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal
                                      Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-9


                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8




Class X-2 Pass-Through Rate:          The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution
                                      Date will equal approximately [__]% per annum. The Pass-Through Rate applicable to the Class
                                      X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in October 2010 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution
                                      Date). Each of those components will be comprised of all or a designated portion of the
                                      Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before October 2010, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                            o    the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A of the prospectus supplement and (b) the Weighted Average
                                                 Net Mortgage Rate for such Distribution Date, over

                                            o    the Pass-Through Rate for such Distribution Date for the class of Principal
                                                 Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

                                                 Under no circumstances will the Class X-2 Strip Rate be less than zero.













This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-10


                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8


Prepayment Premium Allocation:        Any Prepayment Premiums/Yield Maintenance Charges allocated with respect to a Mortgage Loan during any particular Collection Period will be distributed to the holders of each Class of
                                      Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution Date in an amount equal to the lesser of
                                      (i) such Prepayment Premium/Yield Maintenance Charge and (ii) the Prepayment Premium/Yield
                                      Maintenance Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the
                                      Distribution Date, and the denominator of which is the total principal distributed on that distribution date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant
                                      Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                      The portion, if any, of the Prepayment Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an [_______] ratio through the Distribution Date in [_______]. After the Distribution Date in [_______] all
                                      Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class H Certificates and below are the excluded classes.

                                      The following is an example of the Prepayment Premium Allocation under (ii) above based on the information contained herein and the following assumptions:

                                      o    Two Classes of Certificates:  Class A-1 and X

                                      o    The characteristics of the Mortgage Loan being prepaid are as follows:

                                           -     Mortgage Rate:  7.00%

                                           -     Maturity Date:  10 years

                                      o    The Discount Rate is equal to 4.00%

                                      o    The Class A-1 Pass-Through Rate is equal to 5.00%

                                                                   CLASS A CERTIFICATES
                                     --------------------------------------------------------------------------------------
                                                                                                                YIELD
                                                                                                             MAINTENANCE
                                                      METHOD                               FRACTION           ALLOCATION
                                                                                      --------------------  ---------------
                                                                                           CLASS A-1          CLASS A-1
                                                                                      --------------------  ---------------
                                     (Class A-1 Pass-Through Rate - Discount Rate)      (5.00%-4.00%)
                                     ---------------------------------------------      -------------
                                       (Mortgage Rate - Discount Rate)                  (7.00%-4.00%)          33.33%
                                           --------------


                                                                   CLASS X CERTIFICATE
                                     --------------------------------------------------------------------------------------
                                                                                                                 YIELD
                                                                                                              MAINTENANCE
                                                      METHOD                               FRACTION           ALLOCATION
                                     ------------------------------------------       --------------------  ---------------
                                            1 - Class A-1 YM Allocation                   1 - 33.33%            66.67%


THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-11


                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8


III.    Sellers                       Principal Commercial Funding, LLC ("PCF")
        -------                       -----------------------------------------

                                      The Mortgage Pool includes 25 Mortgage Loans, representing 28.5% of the Initial Pool
                                      Balance, that were originated by PCF and/or its affiliates.

                                      PCF is a wholly owned subsidiary of Principal Capital Management, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

                                      Wells Fargo Bank, National Association ("Wells Fargo")
                                      ------------------------------------------------------

                                      The Mortgage Pool includes 43 Mortgage Loans, representing 26.4% of the Initial Pool
                                      Balance, that were originated by Wells Fargo.

                                      Wells Fargo is a national banking association and affiliate of Wells Fargo & Company that provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by Wells Fargo were originated through its Capital Markets Group.

                                      Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC")
                                      -----------------------------------------------------------

                                      The Mortgage Pool includes 23 Mortgage Loans, representing 21.9% of the Initial Pool
                                      Balance, that were originated by or on behalf of MSDWMC or purchased from a third party.

                                      MSDWMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                                      Bear Stearns Commercial Mortgage, Inc. ("BSCMI")
                                      ------------------------------------------------

                                      The Mortgage Pool includes 18 Mortgage Loans, representing 13.3% of the Initial Pool
                                      Balance, that were originated by BSCMI and/or its affiliates.

                                      BSCMI originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States.
                                      BSCMI and its affiliates originate and underwrite loans through four offices located throughout the United States. BSCMI's loan origination and underwriting professionals are all full-time employees.

                                      John Hancock Real Estate Finance, Inc. ("JHREF")
                                      ------------------------------------------------

                                      The Mortgage Pool includes 11 Mortgage Loans, representing 9.8% of the Initial Pool Balance, which were originated by JHREF and/or its affiliates.

                                      JHREF is a wholly owned subsidiary of John Hancock Subsidiaries LLC, which, in turn, is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

                                      JHREF presently has six offices across the country. Certain of the mortgage loans contributed by JHREF were closed by John Hancock Life Insurance Company with the remainder closed by JHREF itself. Both JHREF and John Hancock Life Insurance Company underwrote their mortgage loans at their headquarters in Boston, Massachusetts.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8


IV.  COLLATERAL DESCRIPTION
     ----------------------



                                TEN LARGEST LOANS
                                -----------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  CUT-OFF
                                                           PROPERTY    CUT-OFF DATE   UNITS/    LOAN PER           DATE    BALLOON
  NO.       PROPERTY NAME              CITY        STATE     TYPE        BALANCE        SF      UNIT/SF   DSCR      LTV      LTV
-----------------------------------------------------------------------------------------------------------------------------------
  1.  80 Park Plaza            Newark               NJ     Office       $64,776,182   955,924       $68   1.44x   50.1%    35.0%
-----------------------------------------------------------------------------------------------------------------------------------
  2.  One Seaport Plaza       New York City         NY     Office       $63,840,080  1,097,668     $173   1.64x   65.4%    58.1%
-----------------------------------------------------------------------------------------------------------------------------------
  3.  Dulles Town Crossing    Sterling              VA     Retail       $49,449,581   737,588       $67   1.76x   64.7%    54.9%
-----------------------------------------------------------------------------------------------------------------------------------
  4.  Flushing Plaza          Flushing              NY     Office       $30,926,752   243,092      $127   2.11x   58.4%    50.4%
-----------------------------------------------------------------------------------------------------------------------------------
  5.  Little Falls Office     Christiana Hundred    DE     Office       $24,364,267   191,380      $127   1.40x   74.7%    65.3%
-----------------------------------------------------------------------------------------------------------------------------------
  6.  Princeton Shopping      Township of Princeton NJ     Retail       $19,967,372   228,679       $87   1.81x   59.6%    51.5%
-----------------------------------------------------------------------------------------------------------------------------------
  7.  Sunset Towers           West Hollywood        CA     Office       $16,986,765    75,235      $226   1.67x   62.3%    54.0%
-----------------------------------------------------------------------------------------------------------------------------------
  8.  Skyway Terrace
       Apartments             San Jose              CA     Multifamily  $16,942,510       348   $48,685   2.71x   38.8%    33.4%
-----------------------------------------------------------------------------------------------------------------------------------
  9.  Cox Communications      Herndon               VA     Office       $14,150,000    94,170      $150   1.74x   69.7%    69.7%
-----------------------------------------------------------------------------------------------------------------------------------
 10.  TriQuest Business       Irvine                CA     Industrial   $13,979,273   205,060       $68   2.19x   48.6%    42.4%
      Center
-----------------------------------------------------------------------------------------------------------------------------------
      TOTALS/WEIGHTED AVERAGES                                         $315,382,782                       1.74X   59.7%    50.5%
-----------------------------------------------------------------------------------------------------------------------------------



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8


CUT-OFF DATE BALANCE ($)
--------------------------------------------------------
                        NO. OF     AGGREGATE
                       MORTGAGE  CUT-OFF DATE    % OF
                        LOANS     BALANCE($)     POOL
--------------------------------------------------------
1 - 1,000,000            12       9,077,151      1.1
1,000,001 - 2,000,000    13      21,160,652      2.5
2,000,001 - 3,000,000    17      43,232,020      5.1
3,000,001 - 4,000,000    14      48,904,951      5.8
4,000,001 - 5,000,000    16      72,555,143      8.6
5,000,001 - 6,000,000     3      16,894,123      2.0
6,000,001 - 7,000,000    10      68,123,367      8.1
7,000,001 - 8,000,000     7      52,309,487      6.2
8,000,001 - 9,000,000     4      33,945,942      4.0
9,000,001 - 10,000,000    5      48,350,579      5.7
10,000,001 - 15,000,000  11     140,436,475     16.7
15,000,001 - 20,000,000   3      53,896,647      6.4
20,000,001 - 25,000,000   1      24,364,267      2.9
25,000,001(GREATER THAN
           OR EQUAL TO)   4     208,992,594     24.8
--------------------------------------------------------
TOTAL:                  120     842,243,398    100.0
--------------------------------------------------------
Min: 437,001     Max: 64,776,182     Average: 7,018,695
--------------------------------------------------------


STATE
--------------------------------------------------------
                        NO. OF       AGGREGATE
                       MORTGAGE    CUT-OFF DATE   % OF
                      PROPERTIES     BALANCE($)   POOL
--------------------------------------------------------
Southern Carolina        24        136,330,171    16.2
Northern California      13         80,389,743     9.5
New York                 15        138,181,200    16.4
New Jersey                6        121,018,741    14.4
Virginia                  5         80,653,949     9.6
Texas                     8         46,278,829     5.5
Colorado                  7         30,338,878     3.6
New Hampshire             3         24,751,731     2.9
Delaware                  1         24,364,267     2.9
North Carolina            5         22,624,932     2.7
Florida                   4         14,852,007     1.8
Other States             39        122,458,951    14.5
--------------------------------------------------------
 TOTAL:                 130        842,243,398   100.0
--------------------------------------------------------


PROPERTY TYPE
--------------------------------------------------------
                        NO. OF       AGGREGATE
                       MORTGAGE    CUT-OFF DATE   % OF
                      PROPERTIES     BALANCE($)   POOL
--------------------------------------------------------
Office                   26        318,339,241    37.8
Retail                   43        257,371,793    30.6
Industrial               27        116,590,881    13.8
Multifamily              22         97,581,843    11.6
Self Storage              6         18,846,898     2.2
Other - Land              3         19,082,176     2.3
Other - Theatre           1          8,106,780     1.0
Manuf. Housing Comm.      2          6,323,787     0.8
--------------------------------------------------------
TOTAL:                  130        842,243,398   100.0
--------------------------------------------------------




MORTGAGE RATE (%)
--------------------------------------------------------
                        NO. OF       AGGREGATE
                       MORTGAGE    CUT-OFF DATE   % OF
                         LOANS       BALANCE($)   POOL
--------------------------------------------------------
5.880 - 6.500              9      155,146,657     18.4
6.501 - 7.000             41      324,959,191     38.6
7.001 - 7.500             47      199,190,709     23.7
7.501 - 8.000             19      136,055,573     16.2
8.001 - 8.500              2       12,311,092      1.5
8.501 - 8.770              2       14,580,176      1.7
--------------------------------------------------------
TOTAL:                   120      842,243,398    100.0
--------------------------------------------------------
 Min: 5.880       Max: 8.770      Wtd Avg: 6.987
--------------------------------------------------------



ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------
                        NO. OF       AGGREGATE
                       MORTGAGE    CUT-OFF DATE   % OF
                         LOANS       BALANCE($)   POOL
--------------------------------------------------------
1 - 60                     2        22,350,000     2.7
61 - 120                 107       677,721,965    80.5
121 - 180                 10       128,399,003    15.2
181 - 240                  1        13,772,430     1.6
--------------------------------------------------------
TOTAL:                   120       842,243,398   100.0
--------------------------------------------------------
Min: 60             Max: 240        Wtd Avg: 127
--------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------
                        NO. OF       AGGREGATE
                       MORTGAGE    CUT-OFF DATE   % OF
                         LOANS       BALANCE($)   POOL
--------------------------------------------------------
1 - 60                     2        22,350,000     2.7
61 - 120                 108       687,265,745    81.6
121 - 180                  9       118,855,224    14.1
181 - 240                  1        13,772,430     1.6
--------------------------------------------------------
TOTAL:                   120       842,243,398   100.0
--------------------------------------------------------
Min: 57             Max: 239        Wtd Avg: 123
--------------------------------------------------------


REMAINING AMORTIZATION TERM (MOS)
--------------------------------------------------------
                        NO. OF       AGGREGATE
                       MORTGAGE    CUT-OFF DATE   % OF
                         LOANS       BALANCE($)   POOL
--------------------------------------------------------
Interest Only              2        19,150,000     2.3
61 - 120                   3         3,323,586     0.4
121 - 180                  8        35,147,180     4.2
181 - 240                  4        27,761,018     3.3
241 - 300                 43       214,217,057    25.4
301 - 360                 60       542,644,558    64.4
--------------------------------------------------------
TOTAL:                   120       842,243,398   100.0
--------------------------------------------------------
Non Zero Min: 71    Max: 360     Non Zero Wtd Avg: 328
--------------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------
                        NO. OF       AGGREGATE
                       MORTGAGE    CUT-OFF DATE   % OF
                         LOANS       BALANCE($)   POOL
--------------------------------------------------------
05.1 - 15.0                2         3,425,333     0.4
15.1 - 25.0                4         6,906,170     0.8
25.1 - 35.0                3         3,330,355     0.4
35.1 - 45.0                9        59,445,597     7.1
45.1 - 55.0               27       181,369,665    21.5
55.1 - 65.0               31       249,740,257    29.7
65.1 - 75.0               39       306,138,949    36.3
75.1 - 85.0                5        31,887,071     3.8
--------------------------------------------------------
TOTAL:                   120       842,243,398   100.0
--------------------------------------------------------
Min: 14.3          Max: 78.4        Wtd Avg: 60.8
--------------------------------------------------------


LOAN-TO-VALUE RATIO AT MATURITY (%)
-------------------------------------------------------
                       NO. OF       AGGREGATE
                      MORTGAGE    CUT-OFF DATE   % OF
                        LOANS       BALANCE($)   POOL
-------------------------------------------------------
0.10 - 25.0              17        63,243,763     7.5
25.1 - 35.0               5        85,468,521    10.1
35.1 - 45.0              25       123,146,793    14.6
45.1 - 55.0              26       201,423,696    23.9
55.1 - 65.0              37       272,026,046    32.3
65.1 - 75.0              10        96,934,578    11.5
-------------------------------------------------------
TOTAL:                  120       842,243,398   100.0
-------------------------------------------------------
Min: 0.3          Max: 72.6       Wtd Avg: 49.4
-------------------------------------------------------



 DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------
                        NO. OF       AGGREGATE
                       MORTGAGE    CUT-OFF DATE   % OF
                         LOANS       BALANCE($)   POOL
--------------------------------------------------------
(LESS THAN
 OR EQUAL TO) 1.25        4        24,963,310      3.0
  1.26    -   1.35       21        92,724,132     11.0
  1.36    -   1.45       14       175,974,460     20.9
  1.46    -   1.55       17        84,604,180     10.0
  1.56    -   1.65       15       137,041,526     16.3
  1.66    -   1.75        9        64,220,256      7.6
  1.76    -   1.85       10       103,605,069     12.3
  1.91 (GREATER THAN
        OR EQUAL TO)     30       159,110,466     18.9
--------------------------------------------------------
 TOTAL:                 120       842,243,398    100.0
--------------------------------------------------------
 Min: 1.17        Max: 5.17        Wtd Avg: 1.68
--------------------------------------------------------


All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighing of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $778,022,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)
===================================================================================================================================
Prepayment                           Oct-02                   Oct-03           Oct-04           Oct-05               Oct-06
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                           100.00%                  100.00%          100.00%          95.48%               94.74%
Greater of YM and 1.00% (2)(3)         0.00%                    0.00%            0.00%           4.52%                4.54%
Greater of YM and 3.00% (2)(3)         0.00%                    0.00%            0.00%           0.00%                0.72%
Open                                   0.00%                    0.00%            0.00%           0.00%                0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%                  100.00%          100.00%          100.00%              100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $842,243,398             $831,651,881     $820,551,520     $808,460,078         $795,480,103
% Initial Pool                       100.00%                  98.74%           97.42%           95.99%               94.45%
===================================================================================================================================

Percentage of Collateral by Prepayment Restriction (%) (1)
===================================================================================================================================
Prepayment Restrictions              Oct-07                   Oct-08           Oct-09           Oct-10               Oct-11
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                           89.95%                   89.96%           89.97%           88.14%               87.01%
Greater of YM and 1.00% (2)(3)        9.34%                    9.37%            9.40%            9.48%                9.11%
Greater of YM and 3.00% (2)(3)        0.71%                    0.67%            0.63%            0.58%                0.54%
Open                                  0.00%                    0.00%            0.00%            1.80%                3.33%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%                  100.00%          100.00%          100.00%              100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $759,435,247             $744,663,703     $728,676,533     $708,075,611         $671,200,231
% Initial Pool                       90.17%                   88.41%           86.52%           84.07%               79.69%
===================================================================================================================================

Percentage of Collateral by Prepayment Restriction (%)  (1)
===================================================================================================================================
Prepayment Restrictions              Oct-12                   Oct-13           Oct-14           Oct-15
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                           86.24%                   96.75%           97.29%           93.95%
Greater of YM and 1.00% (2)(3)       10.46%                    0.00%            0.00%            0.00%
Greater of YM and 3.00% (2)(3)        3.30%                    3.25%            2.71%            6.05%
Open                                  0.00%                    0.00%            0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%                  100.00%          100.00%          100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $94,552,951              $79,410,994      $73,778,156      $22,700,542
% Initial Pool                       11.23%                    9.43%            8.76%            2.70%
===================================================================================================================================


Notes:   (1)   The analysis is based on the Structuring Assumptions and a 0%
               CPR as discussed herein.
         (2)   See Appendix II for a description of the Yield Maintenance.
         (3)   Mortgage Loan No. 7, Sunset Towers, Mortgage Loan No. 9, Cox
               Communications, Mortgage Loan No. 18, Wal-Mart Plaza, Mortgage
               Loan No. 29, Warner Center Office, Mortgage Loan No. 38, Stimson
               Industrial Park, Mortgage Loan No. 41, 577 Winters Avenue,
               Mortgage Loans No. 43-46, McClellan Highway Portfolio, Mortgage
               Loan No. 54, Tustin Village Apartments, Mortgage Loan No. 57,
               16250 W. Glendale Drive, Mortgage Loan No. 62, Village Shopping
               Center, Mortgage Loan No. 76, Murphy Canyon Office Building,
               Mortgage Loan No. 81, Orange T&C-Mens Wearhouse, Mortgage Loan
               No. 86, Iliff Plaza Shopping Center, Mortgage Loan No. 94,
               Bedford Place Apartments, Mortgage Loan No. 96, North Ranch
               Business Park, have been modeled as Yield Maintenance after their lockout periods (if any).


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Detail                                               16
     Liquidated Loan Detail                                             17

================================================================================


                                    DEPOSITOR

================================================================================

     Bear Stearns & Co. Inc.
     383 Madison Ave.
     New York, NY 10179


     Contact:       General Information Number
     Phone Number:  (212) 272-2000

================================================================================

                                 MASTER SERVICER

================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     San Francisco, CA 94105


     Contact:              Matilde Sanchez
     Phone Number:         (415) 222-2364

================================================================================



                                SPECIAL SERVICER

================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     San Francisco, CA 94105



     Contact:       Jeannette Delagarza
     Phone Number:  (415) 222-4279

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution  Balance
-------------------------------------------------------------------------------------------------------
   X-1              0.000000       0.00      0.00        0.00         0.00          0.00        0.00
   X-2              0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
    X-1                0.00000000   0.00000000    0.00000000   0.00000000
    X-2                0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-III         0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
======    ===========   ==================   =============   ====================  ==========   ============   ====================



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002


             OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00



Additional Trust Fund Expenses/(Gains)            0.00
   Fees Paid to Special Servicer                  0.00
   Interest on Advances                           0.00
   Other Expenses of Trust                        0.00



APPRAISAL REDUCTION AMOUNT

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------
















 -----------------------------------------------------
 Total
 =====================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
 R-I
 R-II
 R-III
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002

--------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
----------------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------


                    Prepayments                    Rate and Maturities
-------------------------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff       Next Weighted Avg.
   Date            #   Balance      #   Balance     Coupon      Remit          WAM
-------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Actual       Outstanding
                Foreclosure      Loan         Servicing    Bankruptcy    REO
Loan Number        Date        Balance        Advances        Date       Date
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Master Servicer
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                          Remaining
Distribution     NOI                        Note          Maturity      Amortization
   Date          Date        DSCR           Date          Date              Term
----------------------------------------------------------------------------------------














------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP8



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date: 11/15/2002
Record Date:  10/31/2002


                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
            Aggregate         Net          Net Proceeds                  Repurchased
 Loan      Liquidation    Liquidation       as a % of        Realized     by Seller
Number      Expenses*      Proceeds       Actual Balance       Loss         (Y/N)
------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 17

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  SCHEDULE A
                                  ----------

           Rates Used in Determination of Class X Pass-Through Rates

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 7 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is September 18, 2002.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 111 of this prospectus under the caption "Glossary."

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS.............................................................................................6
RISK FACTORS......................................................................................................7
        Risks Relating to the Certificates........................................................................7
        Risks Relating to the Mortgage Loans.....................................................................11
DESCRIPTION OF THE TRUST FUNDS...................................................................................19
        General..................................................................................................19
        Mortgage Loans...........................................................................................19
        MBS .....................................................................................................28
        Certificate Accounts.....................................................................................29
        Credit Support...........................................................................................30
        Cash Flow Agreements.....................................................................................30
YIELD AND MATURITY CONSIDERATIONS................................................................................30
        General..................................................................................................30
        Pass-Through Rate........................................................................................30
        Payment Delays...........................................................................................30
        Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans.......................31
        Yield and Prepayment Considerations......................................................................31
        Weighted Average Life and Maturity.......................................................................33
        Controlled Amortization Classes and Companion Classes....................................................33
        Other Factors Affecting Yield, Weighted Average Life and Maturity........................................34
THE DEPOSITOR....................................................................................................36
USE OF PROCEEDS..................................................................................................36
DESCRIPTION OF THE CERTIFICATES..................................................................................36
        General..................................................................................................36
        Distributions............................................................................................37
        Distributions of Interest on the Certificates............................................................37
        Distributions of Principal on the Certificates...........................................................38
        Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity
            Participations.......................................................................................39
        Allocation of Losses and Shortfalls......................................................................39
        Advances in Respect of Delinquencies.....................................................................39
        Reports to Certificateholders............................................................................40
        Voting Rights............................................................................................41
        Termination..............................................................................................42
        Book-Entry Registration and Definitive Certificates......................................................42
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS..............................................................43
        General..................................................................................................43
        Assignment of Mortgage Loans; Repurchases................................................................44
        Representations and Warranties; Repurchases..............................................................45
        Collection and Other Servicing Procedures................................................................46
        Sub-Servicers............................................................................................46
        Special Servicers........................................................................................47
        Certificate Account......................................................................................47
        Modifications, Waivers and Amendments of Mortgage Loans..................................................50
        Realization upon Defaulted Mortgage Loans................................................................50
        Hazard Insurance Policies................................................................................53
        Due-on-Sale and Due-on-Encumbrance Provisions............................................................54
        Servicing Compensation and Payment of Expenses...........................................................54
        Evidence as to Compliance................................................................................55
        Some Matters Regarding the Servicer and the Depositor....................................................55
        Events of Default........................................................................................56


                                                          3



        Rights upon Event of Default.............................................................................57
        Amendment................................................................................................57
        List of Certificateholders...............................................................................58
        The Trustee..............................................................................................58
        Duties of the Trustee....................................................................................59
        Regarding the Fees, Indemnities and Powers of the Trustee................................................59
        Resignation and Removal of the Trustee...................................................................59
DESCRIPTION OF CREDIT SUPPORT....................................................................................60
        General..................................................................................................60
        Subordinate Certificates.................................................................................61
        Cross-Support Provisions.................................................................................61
        Insurance or Guarantees with Respect to Mortgage Loans...................................................61
        Letter of Credit.........................................................................................61
        Certificate Insurance and Surety Bonds...................................................................61
        Reserve Funds............................................................................................62
        Credit Support with Respect to MBS.......................................................................62
LEGAL ASPECTS OF MORTGAGE LOANS..................................................................................62
        General..................................................................................................62
        Types of Mortgage Instruments............................................................................63
        Leases and Rents.........................................................................................63
        Personal Property........................................................................................63
        Foreclosure..............................................................................................63
        Leasehold Risks..........................................................................................66
        Cooperative Shares.......................................................................................67
        Bankruptcy Laws..........................................................................................68
        Environmental Risks......................................................................................70
        Due-on-Sale and Due-on-Encumbrance Provisions............................................................72
        Subordinate Financing....................................................................................72
        Default Interest and Limitations on Prepayments..........................................................72
        Adjustable Rate Loans....................................................................................72
        Applicability of Usury Laws..............................................................................72
        Soldiers' and Sailors' Civil Relief Act of 1940..........................................................73
        Type of Mortgaged Property...............................................................................73
        Americans with Disabilities Act..........................................................................74
        Forfeiture for Drug, RICO and Money Laundering Violations................................................74
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................74
        Federal Income Tax Consequences for REMIC Certificates...................................................75
        Taxation of Regular Certificates.........................................................................78
        Taxation of Residual Certificates........................................................................85
        Treatment of Certain Items of REMIC Income and Expense...................................................87
        Limitations on Offset or Exemption of REMIC Income.......................................................88
        Tax-Related Restrictions on Transfer of Residual Certificates............................................89
        Sale or Exchange of a Residual Certificate...............................................................91
        Mark-to-Market Regulations...............................................................................92
        Taxes That May Be Imposed on the REMIC Pool..............................................................92
        Limitations on Deduction of Some Expenses................................................................94
        Taxation of Foreign Investors............................................................................94
        Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made...................96
STATE AND OTHER TAX CONSIDERATIONS..............................................................................103
ERISA CONSIDERATIONS............................................................................................103
        General.................................................................................................103
        Plan Asset Regulations..................................................................................104
        Administrative Exemptions...............................................................................104
        Unrelated Business Taxable Income; Residual Certificates................................................104
LEGAL INVESTMENT................................................................................................104
METHOD OF DISTRIBUTION..........................................................................................107

                                          4





WHERE YOU CAN FIND MORE INFORMATION.............................................................................108
INCORPORATION OF SOME INFORMATION BY REFERENCE..................................................................108
REPORTS.........................................................................................................109
FINANCIAL INFORMATION...........................................................................................109
LEGAL MATTERS...................................................................................................109
RATINGS.........................................................................................................109
GLOSSARY........................................................................................................111


                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES...........................Commercial/Multifamily Mortgage
                                                Pass-Through Certificates,
                                                issuable in series.

DEPOSITOR.......................................Bear Stearns Commercial Mortgage
                                                Securities Inc., a Delaware
                                                corporation. Our telephone
                                                number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES; RATINGS............The certificates of each series will be issued pursuant to a
                                                pooling and servicing agreement
                                                and may be issued in one or more
                                                classes. The certificates of
                                                each series will represent in
                                                the aggregate the entire
                                                beneficial ownership interest in
                                                the property of the related
                                                trust fund. Each trust fund will
                                                consist primarily of a
                                                segregated pool of commercial or
                                                multifamily mortgage loans, or
                                                mortgage-backed securities that
                                                evidence interests in, or that
                                                are secured by commercial or
                                                multifamily mortgage loans. Each
                                                class or certificate will be
                                                rated not lower than investment
                                                grade by one or more nationally
                                                recognized statistical rating
                                                agencies at the date of
                                                issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                                (1)   the name of the
                                                      servicer and special
                                                      servicer, the
                                                      circumstances when a
                                                      special servicer will
                                                      be appointed and their
                                                      respective obligations
                                                      (if any) to make
                                                      advances to cover
                                                      delinquent payments on
                                                      the assets of the trust
                                                      fund, taxes,
                                                      assessments or
                                                      insurance premiums;

                                                (2)   the assets in the trust
                                                      fund, including a
                                                      description of the pool
                                                      of mortgage loans or
                                                      mortgage-backed
                                                      securities;

                                                (3)   the identity and
                                                      attributes of each
                                                      class within a series
                                                      of certificates,
                                                      including whether (and
                                                      to what extent) any
                                                      credit enhancement
                                                      benefits any class of a
                                                      series of certificates;

                                                (4)   the tax status of
                                                      certificates; and

                                                (5)   whether the
                                                      certificates will be
                                                      eligible to be
                                                      purchased by investors
                                                      subject to ERISA or
                                                      will be mortgage
                                                      related securities for
                                                      purposes of SMMEA.

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o     the perceived liquidity of the offered certificates;

     o their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o     prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o the likelihood that principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from that originally anticipated;

     o the likelihood of early optional termination of the related trust fund; or

     o the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o generally will not be subject to offset by losses from other activities;

     o will be treated as unrelated business taxable income for a tax-exempt holder; and

     o will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o     individuals;

     o     estates;

     o     trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the Certificates-- Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o increases in interest rates, real estate tax rates and other operating expenses;

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o adverse changes in population and employment growth, which generally creates demand for office space,

     o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o occupancy levels without a corresponding decrease in expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

     o some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

     o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o the financial condition and operating history of the borrower and the related mortgaged property;

     o tax laws and rent control laws, with respect to some residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o the possibility of a significant tenant becoming bankrupt or insolvent; and

     o fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, i.e., the cost of replacing the property at the date;

     o the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o have had individual principal balances at origination of not less than $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4.  the payment characteristics of the MBS;

     5.  the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6.  a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.


                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR") prepayment model or the standard prepayment assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o whether the offered certificate was purchased at a premium or a discount; and

     o the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.


                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383 Madison Avenue, New York, New York 10179. Our telephone number is
(212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations-- Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o we, at our option, elect to terminate the book-entry system through DTC with respect to those certificates.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o the original mortgage note endorsed, without recourse, to the order of the trustee; and

     o the original mortgage, or a certified copy, with evidence of recording and an assignment of the mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

     o managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     6. any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.  to make distributions to you on each distribution date;

     2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
         (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
         (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the Depositor";

     9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
         Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o a material default on the mortgage loan has occurred or a payment default is imminent;

     o the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

     o there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the extent that income the trust fund receives from an REO property is subject to an REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--
Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

     o that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:

     o you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o the price paid for the foreclosed property did not represent (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court decision of BFP v. Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled "--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.

Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o that any percentage rent due under the lease will not decline substantially;

     o that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996," which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield (the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code
Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader, Wickersham & Taft, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in
Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and, "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

     Qualification as a REMIC. In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

          o the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

          o the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o the interest compounds or is payable at least annually at current values of:

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o it bears a rate that qualifies as a variable rate under the OID regulations:

     o that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

     o that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors; or

     o it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o is exceeded by the then-current principal amount of the regular certificate; or

     o in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

o        to the extent that the gain does not exceed the excess, if any, of:

         o the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

         o the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool's basis in its assets. The preamble to the REMIC regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest. Residual certificateholders should assume such payments are included in income as ordinary income upon receipt and should consult their own tax advisors to consider other possible treatments.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates-- Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue Code
Section 171 to
amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o 120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and

     o the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

     1.  the disposition of a qualified mortgage other than pursuant to:

         o a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

         o    foreclosure, default or imminent default of a qualified mortgage;

         o    bankruptcy or insolvency of the REMIC pool; or

         o    qualified (complete) liquidation;

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.  the receipt of compensation for services; or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o   during the three months following the startup day;

     o   if made to a qualified reserve fund by a residual certificateholder;

     o   if in the nature of a guarantee;

     o   if made to facilitate a qualified liquidation or clean-up call; and

     o   if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o the appointment of the tax matters person as provided in the preceding sentence; and

     o the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o   are not United States Persons; or

     o are United States Persons and classified as partnerships under the Internal Revenue Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 at a rate of 30% (declining to 29% in 2004 and 28% in 2006) on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC Certificates--Qualification as a REMIC."

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

     STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above); and

     o certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
         Section 1273(a)(3); or

     o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o   a custodian of a person's account,

     o   a nominee, and

     o   a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective beginning January 1, 2004.

     FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of FASIT Certificates, Cadwalader, Wickersham & Taft, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT Pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 30% (declining to 29% in 2004 and 28% in 2006) may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

     TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Foreign Investors-- Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.


                                LEGAL INVESTMENT

     The offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as mortgage related securities, called non-SMMEA eligible certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the non-SMMEA eligible certificates constitute legal investments for them.

     Generally, only classes of offered certificates that meet the following criteria will be mortgage related securities for purposes of SMMEA:

     o are rated in one of the two highest rating categories by one or more rating agencies;

     o are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators qualifying under SMMEA; and

     o are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on either a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure, or on one or more parcels of real estate upon which are located one or more commercial structures.

     As mortgage related securities, the classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for the entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for enactments prohibiting or limiting to various extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states were authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state-regulated entities in certificates satisfying the rating and qualified originator requirements for mortgage related securities, but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by any legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as mortgage related securities only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby;

     o   federal credit unions may invest in the securities; and

     o national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

     In this connection, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with some general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, some "Type IV securities," defined in 12 C.F.R.
Section 1.2(m) to include some "commercial mortgage-related securities" and "residential mortgage-related securities." As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances. Unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140, it cannot invest in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities.

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not interest-bearing or income-paying, and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as mortgage related securities, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overriden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o   through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
         Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.


                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.


                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, or other counsel identified in the prospectus supplement for that series.


                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o   the United States, any of its state or political subdivisions;

     o   any foreign government;

     o   any international organization;

     o any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

     o any organization, other than a farmers' cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person-- The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

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